                                              Filed Pursuant to Rule 424(b)(3)
                                                Registration File No.: 33-37717




   Information contained herein is subject to completion. These securities may not be sold nor may offers to buy be accepted prior to the time a final Prospectus Supplement and the related Prospectus is delivered. This Prospectus Supplement and the related Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                  SUBJECT TO COMPLETION DATED APRIL 17, 1998
  PRELIMINARY PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED DECEMBER 17, 1997)

                                $1,307,888,000
                                (APPROXIMATE)

                  GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                  DEPOSITOR

                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                   SERVICER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1

   The Series 1998-C1 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following eighteen classes (each, a "Class"): (i) the Class X Certificates; (ii) the Class A-1 Certificates and Class A-2 Certificates (together, the "Class A Certificates" and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Subordinate Certificates;" and collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (the "REMIC Residual Certificates"). Only the Senior Certificates and the Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued with the respective Certificate Balances and Pass-Through Rates set forth or otherwise described in the table on the cover page hereof.

   (cover continued on next page)

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-20 HEREIN AND PAGE 11 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                                       ASSUMED FINAL     MOODY'S/FITCH
             INITIAL CERTIFICATE                       DISTRIBUTION          IBCA
    CLASS        BALANCE (1)      PASS-THROUGH RATE       DATE(2)           RATING
-----------  ------------------- -----------------  ------------------ ---------------
Class X               (3)                  %(4)        March 15, 2018       Aaa/AAA
Class A-1        $335,068,000              %         November 15, 2007      Aaa/AAA
Class A-2        $691,011,000              %          March 15, 2008        Aaa/AAA
Class B          $ 28,903,000              %(5)       April 15, 2008        Aaa/AA+
Class C          $ 65,033,000              %(5)       April 15, 2008        Aa2/AA
Class D          $ 75,872,000              %(5)        July 15, 2008         A2/A
Class E          $ 68,646,000              %(6)       March 15, 2011       Baa2/BBB
Class F          $ 43,355,000              %(6)      January 15, 2013       NA/BBB-

(footnotes on page S-2)

   The Offered Certificates will be purchased from the Depositor by Deutsche Morgan Grenfell Inc. ("DMG"), Lehman Brothers Inc. ("Lehman Brothers") and Residential Funding Securities Corporation ("RFSC" and, with DMG and Lehman Brothers, the "Underwriters"), with DMG and Lehman Brothers as co-bookrunners and co-lead managers, and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor
estimated to be approximately $       , will be   % of the initial aggregate
Certificate Balance of the Offered Certificates, plus accrued interest. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions.

   It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of DTC, Cedel
Bank, societe anonyme, and the Euroclear System on or about May   , 1998 (the
"Delivery Date"), against payment therefor in immediately available funds.

DEUTSCHE MORGAN GRENFELL                                       LEHMAN BROTHERS

                       RESIDENTIAL FUNDING SECURITIES CORPORATION

The date of this Prospectus Supplement is April   , 1998.

GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Mortgage Pass-Through Certificates, Series 1998-C1



Idaho              Nebraska         Missouri           Washington
1 property         1 property       8 properties       4 properties
$2,296,307         $6,153,174       $26,083,560        $63,033,903
0.16% of total     0.43% of total   1.80% of total     4.36% of total


Minnesota          Illinois         Wisconsin          Michigan
3 properties       34 properties    1 property         8 properties
$51,567,186        $100,578,286     $4,539,085         $36,604,997
3.57% of total     6.96% of total   0.31% of total     2.53% of total


Pennsylvania       Massachusetts     Connecticut       Rhode Island
3 properties       3 properties      2 properties      2 properties
$20,131,441        $23,157,868       $4,641,398        $17,298,892
1.39% of total     1.60% of total    0.32% of total    1.20% of total


Maryland           New York         New Jersey         Delaware
8 properties       13 properties    16 properties      3 properties
$37,396,229        $152,293,306     $29,686,459        $15,859,106
2.59% of total     10.54% of total  2.05% of total     1.10% of total


Virginia           North Carolina   Georgia            Florida
5 properties       3 properties     10 properties      11 properties
$26,906,398        $10,521,317      $25,003,208        $54,445,035
1.86% of total     0.73% of total   1.73% of total     3.77% of total


Tennessee          Kentucky         Arkansas           Louisiana
1 property         1 property       1 property         5 properties
$3,492,543         $3,497,339       $2,681,087         $36,191,152
0.24% of total     0.24% of total   0.19% of total     2.50% of total


Texas              Colorado         Arizona            Nevada
85 properties      1 property       23 properties      2 properties
$310,782,395       $6,973,065       $102,987,628       $11,142,981
21.50% of total    0.48% of total   7.13% of total     0.77% of total


California         Utah             Oregon             D.C.
25 properties      4 properties     5 properties       3 properties
$134,299,281       $24,032,603      $35,985,336        $64,920,483
9.29% of total     1.66% of total   2.49% of total     4.49% of total



[          ] less than or equal to 1.0% of Initial Pool Balance
[          ] 1.1% - 5.0% of Initial Pool Balance
[          ] 5.1% - 10.0% of Initial Pool Balance
[          ] greater than 10.0% of Initial Pool Balance


For purposes of this map, each Mortgage Loan secured by multiple Mortgaged Properties (including the Senior Living Loan (as defined herein)) is treated as the number of Mortgage Loans equal to the number of Mortgaged Properties, each of which is allocated a Cut-off Date Balance on the Allocated Principal Amounts thereof (as defined herein).

(The footnotes to the table on the cover page are as follows)
------------
(1)     Subject to a variance of plus or minus 5%.
(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined herein) for each Class of Principal Balance Certificates (as defined herein) is the Distribution Date in May, 2030. See "Yield and Maturity Considerations" herein.
(3) The Class X Certificates will not have a Certificate Balance and will accrue interest on the Notional Amount (as defined herein) thereof, which is equal to the aggregate Certificate Balance of the Principal Balance Certificates.
(4) Approximate initial Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates applicable to each Class X Component. The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. See "Description of the Certificates."
(5)     Lesser of fixed rate or Weighted Average Net Mortgage Rate.
(6) Approximate initial Pass-Through Rate. The Pass-Through Rate on the Class E and Class F Certificates for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate with respect to such Distribution Date.

(cover continued from preceding page)

   The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor, the assets of which will consist primarily of a segregated pool (the "Mortgage Asset Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"). The Cut-off Date is May 1, 1998 and, as of such date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,445,183,046 after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Asset Pool."

   As described herein, three separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I," "REMIC II" and "REMIC III," respectively). The Offered Certificates will constitute "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   Distributions on the Certificates will be made, to the extent of available funds, on each Distribution Date (as defined herein) beginning in June 1998. As described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Class X Certificates will not have a Certificate Balance or entitle the holders thereof to receive distributions of principal. As described herein, any Prepayment Premiums actually collected on the Mortgage Loans will, in general, be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates -- Distributions" herein.

    As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the REMIC Regular Certificates. See "Description of the Certificates -- Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

   The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans, which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class X Certificates. Investors in the Class X Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in such Certificates to recover fully their initial investments. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors -- Yield and Prepayment Considerations" in the Prospectus.

   See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Terms" herein for location of meanings of other capitalized terms used herein.

   There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

   THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED DECEMBER 17, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   UNTIL JULY   , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              TABLE OF CONTENTS

                                                                                           PAGE
----------------------------------------------------------------------------------------------
TRANSACTION OVERVIEW .................................................................   S-6
SUMMARY OF PROSPECTUS SUPPLEMENT .....................................................   S-8
RISK FACTORS .........................................................................  S-20
 The Certificates ....................................................................  S-20
 The Mortgage Loans ..................................................................  S-20
DESCRIPTION OF THE MORTGAGE ASSET POOL ...............................................  S-29
 General .............................................................................  S-29
 Certain Terms and Conditions of the Mortgage Loans ..................................  S-29
 Additional Mortgage Loan Information ................................................  S-33
 The Mortgage Loan Sellers ...........................................................  S-44
 Certain Underwriting Matters ........................................................  S-44
 Assignment of the Mortgage Loans; Repurchases and Substitutions .....................  S-46
 Representations and Warranties; Repurchases .........................................  S-47
 Changes in Mortgage Asset Pool Characteristics ......................................  S-49
SERVICING OF THE MORTGAGE LOANS ......................................................  S-50
 General .............................................................................  S-50
 The Servicer ........................................................................  S-51
 Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and
  REO Properties .....................................................................  S-51
 Servicing and Other Compensation and Payment of Expenses ............................  S-52
 Modifications, Waivers, Amendments and Consents .....................................  S-55
 Sale of Defaulted Mortgage Loans ....................................................  S-56
 REO Properties ......................................................................  S-56
 Inspections; Collection of Operating Information ....................................  S-57
DESCRIPTION OF THE CERTIFICATES ......................................................  S-58
 General .............................................................................  S-58
 Book-Entry Registration of the Offered Certificates .................................  S-58
 Certificate Balances and Notional Amounts ...........................................  S-61
 Pass-Through Rates ..................................................................  S-62
 Distributions .......................................................................  S-63
 Subordination; Allocation of Losses and Certain Expenses ............................  S-67
 P&I Advances ........................................................................  S-68
 Appraisal Reductions ................................................................  S-69
 Reports to Certificateholders; Certain Available Information ........................  S-70
 Voting Rights .......................................................................  S-72
 Termination; Retirement of Certificates .............................................  S-72
 The Trustee and the Fiscal Agent ....................................................  S-73
YIELD AND MATURITY CONSIDERATIONS ....................................................  S-74
 Yield Considerations ................................................................  S-74
 Weighted Average Life ...............................................................  S-76
 Certain Price/Yield Tables ..........................................................  S-81
 Yield Sensitivity of the Class X Certificates .......................................  S-84

                               S-4

                                                                                           PAGE
----------------------------------------------------------------------------------------------
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..............................................  S-86
 General .............................................................................  S-86
 Original Issue Discount and Premium .................................................  S-86
 Characterization of Investments in Offered Certificates .............................  S-87
METHOD OF DISTRIBUTION ...............................................................  S-88
LEGAL MATTERS ........................................................................  S-89
RATINGS ..............................................................................  S-89
LEGAL INVESTMENT .....................................................................  S-90
ERISA CONSIDERATIONS .................................................................  S-90
INDEX OF PRINCIPAL TERMS .............................................................  S-92
ANNEX A                                                                                  A-1
ANNEX B                                                                                  B-1
ANNEX C                                                                                  C-1
ANNEX D                                                                                  D-1

                             TRANSACTION OVERVIEW

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Principal Terms" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.

                          INITIAL
           RATINGS      CERTIFICATE     PERCENT OF                    DESCRIPTION    INITIAL PASS-   WEIGHTED
          (MOODY'S/     BALANCE OF        INITIAL                       OF PASS-        THROUGH        AVG.        PRINCIPAL
            FITCH        NOTIONAL          POOL       SUBORDINATION     THROUGH          RATE         LIFE(D)     WINDOW (D)
 CLASS      IBCA)         AMOUNT          BALANCE          (C)            RATE         (APPROX.)      (YEARS)    (MONTH/YEAR)
-------  ---------- -----------------  ------------ ---------------  ------------- ---------------  ---------- ---------------
X          Aaa/AAA    $1,445,183,046(b)      N/A            N/A        Variable            %            N/A        6/98 - 3/18
                                                                       Rate I/O
A-1        Aaa/AAA    $  335,068,000       23.19%         29.00%       Fixed Rate          %            5.5        6/98 -11/07
A-2        Aaa/AAA    $  691,011,000       47.81%         29.00%       Fixed Rate          %            9.7       11/07 - 3/08
B          Aaa/AA+    $   28,903,000        2.00%         27.00%          (e)              %            9.9        3/08 - 4/08
C          Aa2/AA     $   65,033,000        4.50%         22.50%          (e)              %            9.9        4/08 - 4/08
D           A2/A      $   75,872,000        5.25%         17.25%          (e)              %           10.0        4/08 - 7/08
E         Baa2/BBB    $   68,646,000        4.75%         12.50%          (f)              %           11.1        7/08 - 3/11
F         N/A/BBB-    $   43,355,000        3.00%          9.50%          (f)              %           14.2        3/11 - 1/13
G(a)                  $   32,516,000        2.25%          7.25%          (g)              %           14.7        1/13 - 2/13
H(a)                  $   25,290,000        1.75%          5.50%          (g)              %           14.8        2/13 - 3/13
J(a)                  $   14,451,000        1.00%          4.50%          (g)              %           14.9        3/13 - 4/13
K(a)                  $   25,290,000        1.75%          2.75%          (g)              %           15.2        4/13 - 4/14
L(a)                  $   14,451,000        1.00%          1.75%          (g)              %           16.6        4/14 - 9/15
M(a)                  $   10,838,000        0.75%          1.00%          (g)              %           17.8        9/15 - 9/16
N(a)                  $   14,459,046        1.00%          0.00%          (g)              %           19.0        9/16 - 3/18

------------
(a)    Not offered hereby.
(b)    Notional Amount.
(c) Reflects aggregate of Certificate Balances of all Classes of Certificates that, as of the Closing Date, are subordinate to the specified Class, expressed as a percentage of the Initial Pool Balance.
(d) The weighted average life and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of REMIC Regular Certificates is based on the assumptions that there are no prepayments on the Mortgage Loans and otherwise on the basis of the Maturity Assumptions (as defined herein). See "Yield and Maturity Considerations" herein. With respect to the Class X Certificates, the Principal Window is the period during which distributions of interest would be received based upon the foregoing assumptions.
(e)    Lesser of fixed rate or Weighted Average Net Mortgage Rate.
(f)    Weighted Average Net Mortgage Rate.
(g)    To be determined.

    Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the Cut-off Date Balances (as defined herein) of the respective Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Asset Pool" herein and in Annex A hereto.

                        MORTGAGE POOL CHARACTERISTICS


CHARACTERISTICS                                ENTIRE MORTGAGE POOL
----------------------------------------------  --------------------
Initial Pool Balance ..........................    $1,445,183,046
Number of Mortgage Loans ......................               182
Number of Mortgaged Properties ................               295
Average Cut-off Date Balance ..................        $7,940,566
Weighted Average Mortgage Rate ................              7.20%
Weighted Average Remaining Term to Maturity or
 Anticipated Repayment Date....................       132.9 Months
Weighted Average Debt Service Coverage Ratio  .              1.49
Weighted Average Cut-off Date LTV Ratio  ......              70.5%

   "Cut-off Date Loan-to-Value Ratio" and "Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement, including on Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, Series
                                 1998-C1.

Depositor .....................  GMAC Commercial Mortgage Securities, Inc.
                                 See "The Depositor" in the Prospectus.

Servicer ......................  GMAC Commercial Mortgage Corporation. See
                                 "Servicing of the Mortgage Loans -- The
                                 Servicer" herein.

Trustee .......................  LaSalle National Bank. See "Description of
                                 the Certificates --The Trustee and the
                                 Fiscal Agent" herein.

Mortgage Loan Sellers .........  On or before the Delivery Date, the
                                 Depositor will acquire the Mortgage Loans that are to constitute the Trust Fund from German American Capital Corporation ("GACC"), an affiliate of Deutsche Bank AG and Deutsche Morgan Grenfell Inc., one of the Underwriters, and GMAC Commercial Mortgage Corporation ("GMACCM"), an affiliate of the Depositor and RFSC, one of the Underwriters (GACC and GMACCM are collectively referred to as the "Mortgage Loan Sellers"). Each Mortgage Loan Seller will make certain representations and warranties with respect to its Mortgage Loans, and all such representations and warranties will be assigned by the Depositor to the Trustee. See "Description of the Mortgage Asset Pool -- The Mortgage Loan Sellers" herein.

Fiscal Agent ..................  ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate
                                 parent of the Trustee. See "Description of the Certificates -- The Trustee and the Fiscal Agent" herein.

Cut-off Date ..................  May 1, 1998.

Delivery Date .................  On or about May   , 1998.

Distribution Date .............  The 15th day of each month, or, if any such
                                 15th day is not a business day, then on the next business day beginning on June 15, 1998 (the "Distribution Date").

Record Date ...................  With respect to any Distribution Date, the last business day of the calendar month
                                 immediately preceding the month in which such Distribution Date occurs.

Interest Accrual Period .......  With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Registration and Denominations.  The Offered Certificates will be issued as
                                 Book-Entry Certificates in denominations of:
                                 (i) in the case of the Class X Certificates, $1,000,000 Notional Amount and in any whole dollar denomination in excess thereof; and
                                 (ii) in the case of the other Classes of Offered Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC. Persons acquiring beneficial ownership interests in the Offered Certificates may elect to hold their book-entry Certificate interests either through DTC in the United States, or through Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the applicable system. The Offered Certificates (the "DTC Registered Certificates") will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. No Certificate Owner acquiring an interest in the DTC Registered Certificates will be entitled to receive a Definitive Certificate of such class, except under the limited circumstances described herein. See "Description of the Certificates -- Book-Entry Registration of the Offered Certificates" herein and Annex D hereto and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

The Mortgage Asset Pool .......  The Mortgage Asset Pool will consist of 182 fixed rate Mortgage Loans, with an Initial
                                 Pool Balance of $1,445,183,046, subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

                                 The Cut-off Date Balances (as defined
                                 herein) of the Mortgage Loans will range from $411,898 to $225,437,229 and the average Cut-off Date Balance will be
                                 $7,940,566.

                                 Each Mortgage Loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in one or more Mortgaged Properties used for commercial or multifamily residential purposes.

                                 Substantially all of the Mortgage Loans
                                 constitute nonrecourse obligations of the related borrower, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer except for one Mortgage Loan which has the benefit of a partial surety bond as described herein. See "Description of the Mortgage Asset Pool --General" herein.

                                 Set forth below are the number of Mortgaged
                                 Properties and the approximate percentage of the Initial Pool Balance repre-sented by the related Mortgage Loans, that are located in the five states with the highest concentrations:


                 NUMBER OF     PERCENTAGE
                 MORTGAGED     OF INITIAL
STATE           PROPERTIES    POOL BALANCE
-------------  ------------ --------------
Texas ........      85           21.50%
New York .....      13           10.54%
California  ..      25            9.29%
Arizona ......      23            7.13%
Illinois .....      34            6.96%

                                 The remaining Mortgaged Properties are
                                 located throughout 27 other states and the District of Columbia.

                                 Set forth below are the number of Mortgaged
                                 Properties and the approximate percentage of the Initial Pool Balance represented by the related Mortgage Loans, that are operated for each indicated purpose:

                                NUMBER OF    PERCENTAGE OF
                                MORTGAGED       INITIAL
PROPERTY TYPE                  PROPERTIES    POOL BALANCE
----------------------------  ------------ ---------------
Multifamily .................      90            26.02%
Retail ......................      40            18.96%
Skilled Nursing .............      91            17.44%
Hospitality .................      10            11.63%
Office ......................      26            11.29%
Independent/Assisted Living        12             4.66%
Mixed Use ...................       8             4.15%
Industrial ..................      13             3.22%
Other .......................       5             2.63%

                                 All of the Mortgage Loans bear interest at Mortgage Rates that are, in each case, fixed for the entire remaining term of the Mortgage Loan. No Mortgage Loan (other than each ARD Loan (as defined herein) permits negative amortization or the deferral of accrued interest. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Rates; Calculations of Interest" herein.

                                 One hundred three (103) of the Mortgage
                                 Loans (the "Balloon Loans"), which represent
                                 61.1% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (and, in some cases, following an interest only period). As a result, substantial principal amounts will be due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") in respect of such Mortgage Loans on their respective maturity dates, unless prepaid prior thereto. Forty-four (44) of the Mortgage Loans, which represent 11.25% of the Initial Pool Balance, are fully amortizing.

                                 Hyperamortization. Thirty-five (35) of the
                                 Mortgage Loans (the "ARD Loans"), which
                                 represent 27.66% of the Initial Pool
                                 Balance, permit the related borrower to
                                 prepay the related Mortgage Loan without payment of a Prepayment Premium beginning at, or up to six months prior to, the related Anticipated Repayment Date. The "Anticipated Repayment Date" for any such ARD Loan is set forth on Annex A. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, commencing on such Anticipated Repayment Date, such ARD Loan will bear interest at the Revised Rate (as defined herein). Interest accrued on an ARD Loan at the excess of the related Revised Rate over the Mortgage Rate (the "Excess Interest") will be deferred until the principal balance thereof is reduced to zero. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of all monthly cash flow from the related Mortgaged Property collected after such date will be applied to the payment of principal on such ARD Loan and, after the principal balance thereof has been reduced to zero, to the payment of accrued and unpaid Excess Interest. To the extent such Excess Interest is unpaid, it will, except where limited by applicable law, continue to accrue interest at the Revised Rate. All of the ARD Loans for which a Lockbox Account (as defined herein) has not been established on or before the Closing Date provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization" herein.

                                 Call Protection. All of the Mortgage Loans impose some restriction on voluntary principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a Prepayment Premium. The prepayment terms of each of the Mortgage Loans are described under "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein and on Annex A hereto.


  OVERVIEW OF ORIGINAL CALL PROTECTION (1) (2)
-------------------------------------------------
Lock-out Period with defeasance  ....... 47.38%
Yield maintenance ...................... 29.40%
Lock-out Period with yield maintenance   22.19%
Lock-out Period with fixed percentage  . 0.49%
Other................................... 0.55%

                                 -------------
                                 (1) Percentage of Initial Pool Balance.
                                     Certain of the Mortgage Loans may permit prepayment without penalty for a specified period preceding the maturity date or Anticipated Repayment Date.

                                  (2) With respect to one (1) Mortgage Loan
                                      representing 3.10% of the Initial Pool
                                      Balance, 0.50% is added to the
                                      applicable treasury rate for purposes
                                      of calculating the applicable yield
                                      maintenance charge.

                                 Defeasance. Forty-four (44) Mortgage Loans, which represent 47.38% of the Initial Pool Balance, permit the applicable borrower, after a specified period and provided no event of default exists, to obtain the release of the related Mortgaged Property (or, if a Cross-Collateralized Mortgage Loan (as defined herein), one or more of the related Mortgaged Properties) from the lien of the related Mortgage (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations that provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Mortgage Note and in amounts due on such dates, and upon satisfaction of certain other conditions. For detailed statistical information regarding the entire Mortgage Asset Pool, see "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" herein and Annex A hereto.

Description of the Certificates  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Asset Pool and certain related assets.

Certificate Balances and
 Notional  Amounts ............  Upon initial issuance, the Class A-1, Class
                                 A-2, Class B, Class C, Class D, Class E and
                                 Class F Certificates will have the
                                 respective Certificate Balances set forth on the cover page hereof (in each case, subject to a variance of plus or minus 5%).

                                 The Class G, Class H, Class J, Class K,
                                 Class L, Class M and Class N Certificates will have an initial aggregate Certificate Balance equal to the excess of the Initial Pool Balance over the initial aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E and Class F Certificates.

                                 The Class X Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a Notional Amount. The Notional Amount of the Class X Certificates at any time will equal the aggregate Certificate Balance of the Principal Balance Certificates at such time. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal. The Class X Certificates consist of the Class X Components (as defined herein) each corresponding to a different Class of Principal Balance Certificates.

                                 No Class of REMIC Residual Certificates will have a Certificate Balance.

                                 See "Description of the Certificates --
                                 Certificate Balances and Notional Amounts" and "--Distributions" herein.

Pass-Through Rates ............  The Pass-Through Rate applicable to the
                                 Class X Certificates for the initial
                                 Distribution Date will equal approximately
                                     % per annum. The Pass-Through Rate
                                 applicable to the Class X Certificates for
                                 each Distribution Date subsequent to the initial Distribution Date will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates applicable to each Class X Component. The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates.The Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero.

                                 The Pass-Through Rates applicable to the Class A-1 and Class A-2 Certificates will be fixed and will be equal to the respective Pass-Through Rates specified for each such Class on the cover page hereof. The Pass-Through Rates applicable to the Class B, Class C and Class D Certificates for any Distribution Date will be equal to the lesser of the respective Pass-Through Rates specified for each such Class on the cover page hereof and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. The Pass-Through Rates applicable to the Class E and Class F Certificates for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate with respect to such Distribution Date.

                                 The Pass-Through Rate applicable to the
                                 Class G, Class H, Class J, Class K, Class L,
                                 Class M and Class N Certificates for any
                                 Distribution Date will be equal to either the Weighted Average Net Mortgage Rate with respect to such Distribution Date or the lesser of a specified rate and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. No Class of REMIC Residual Certificates will have a Pass-Through Rate.

Distributions of Interest and
 Principal on the Senior
 Certificates .................  On each Distribution Date, to the extent of the Available Distribution Amount (as
                                 defined herein) for such date, the holders of the respective Classes of Senior Certificates will be entitled to receive distributions of interest, on a pro rata basis, in an amount equal to all Distributable Certificate Interest (as defined herein) in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any.

                                 On each Distribution Date, following all required distributions of interest on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments of principal on the respective Classes of Class A Certificates, in the amounts and order described herein, up to an aggregate amount equal to the lesser of (i) the then aggregate of the outstanding Certificate Balance of the Class A Certificates and (ii) the aggregate of the Principal Distribution Amount (as defined herein) for such Distribution Date (or, on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates -- Termination; Retirement of Certificates" herein), up to an aggregate amount equal to the aggregate of the then outstanding Certificate Balances of the Class A Certificates). See "Description of the Certificates -- Distributions" herein.

Distributions of Interest and
 Principal on the Class B,
 Class C, Class D, Class E
 and Class F Certificates ...... On each Distribution Date, following all required distributions of interest and
                                 principal on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments of interest and principal on the Class B, Class C, Class D, Class E and Class F Certificates, in that order. On each Distribution Date, the holders of each such Class of Offered Certificates, to the extent of the Available Distribution Amount remaining after all required distributions of interest and principal on the Senior Certificates and each other Class of Offered Certificates, if any, with an earlier alphabetical Class designation, will be entitled: first, to distributions of interest up to an amount equal to all Distributable Certificate Interest in respect of such particular Class of Offered Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and, then, if the Certificate Balances of the Class A Certificates and each other Class of Principal Balance Certificates, if any, with an earlier alphabetical Class designation, have been reduced to zero, to distributions of principal up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such particular Class of Offered Certificates and (ii) the aggregate of the Principal Distribution Amount for such Distribution Date (net of any portion of such aggregate amount paid in retirement of the Class A Certificates and/or any other Class of Principal Balance Certificates with an earlier alphabetical Class designation) (or, on the final Distribution Date in connection with a termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such particular Class of Offered Certificates). See "Description of the Certificates -- Distributions" herein.

Distributions of Prepayment
 Premiums .....................  Any Prepayment Premium actually collected with respect to a Mortgage Loan during any particular Collection Period (as defined herein) will be distributed among certain Classes of Certificates in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein.

Certain Yield and Prepayment
 Considerations ...............  The yield on each Class of Offered
                                 Certificates will depend on, among other things, the Pass-Through Rate for such Certificates. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by (i) the rate and timing of principal payments (including principal prepayments) on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance of the Class to which such Certificate belongs. See "Description of the Certificates -- Distributions --Application of the Available Distribution Amount" and "--Distributions -- Principal Distribution Amount" herein.

                                 An investor that purchases an Offered
                                 Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                                 The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. For a discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Prepayment Premiums, see "Yield and Maturity Considerations" herein. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used.

                                 The Pass-Through Rates applicable to the Class B, Class C and Class D Certificates for any Distribution Date will be equal to the lesser of the respective Pass-Through Rates specified for each such Class on the cover page hereof and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. The Pass-Through Rates applicable to the Class E and Class F Certificates for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate with respect to such Distribution Date. Losses or payments of principal on Mortgage Loans with higher Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate thereby reducing the Pass-Through Rates for the Class E and Class F Certificates and, to the extent that the Weighted Average Net Mortgage Rate is reduced below the specified fixed rates set forth on the cover hereof for the Class B, Class C and Class D Certificates, reducing the Pass-Through Rates on such Classes of Offered Certificates.

                                 The Class X Certificates are interest-only
                                 Certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, loan extension, repurchase, default and liquidation experience on, the Mortgage Loans, which prepayment, repurchase, default and recovery experience may fluctuate significantly from time to time. A rate of principal payments and liquidations on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class X Certificates and may result in holders not recouping their initial investments. In addition, the Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero. See "Yield and Maturity Considerations -- Yield Sensitivity of the Class X Certificates" herein.

P&I Advances ..................  The Servicer is required to make advances
                                 (each, a "P&I Advance") of delinquent
                                 principal and interest on the Mortgage
                                 Loans, under the circumstances and subject to the limitations set forth herein. In no event will the Servicer be required to advance the full amount of any delinquent Balloon Payment. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. The Servicer, the Trustee and the Fiscal Agent will each be entitled to interest on any P&I Advances made and certain servicing expenses incurred by it or on its behalf, such interest accruing at the rate and payable under the circumstances described herein. See "Description of the Certificates -- P&I Advances" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

Subordination; Allocation of
 Losses and Certain Expenses ... The rights of the holders of the Subordinate
                                 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates and, further, in the case of any particular Class of Subordinate Certificates, to the rights of the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, in each case to the extent described herein and in the Prospectus. In addition, the rights of the holders of the REMIC Residual Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the REMIC Regular Certificates, to the extent described herein and in the Prospectus. Such subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date to distributions on the respective Classes of Certificates in the order described herein under "Description of the Certificates --Distributions -- Application of the Available Distribution Amount." No other form of Credit Support will be available for the benefit of the holders of the Offered Certificates.

                                 If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the Certificate Balances of the Subordinate Certificates will be reduced, in reverse alphabetical order, until, in the case of each such Class of Subordinate Certificates, such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains outstanding at such time as the aggregate Certificate Balance of the Subordinate Certificates is reduced to zero, then, the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses (as defined herein) incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses (also, as defined herein). The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such allocation will also have the effect of reducing the Notional Amount of the Class X Certificates.

Optional Termination ..........  At its option, on any Distribution Date on which the remaining aggregate Stated
                                 Principal Balance of the Mortgage Asset Pool is less than 1% of the Initial Pool Balance, the Servicer or the Depositor may purchase all of the Mortgage Loans and REO Properties, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. See "Description of the Certificates -- Termination; Retirement of Certificates" herein and in the Prospectus.

Certain Federal Income Tax
 Consequences .................  For federal income tax purposes, three separate REMIC elections will be made with respect to certain segregated asset pools which make up the Trust Fund, the resulting REMICs being herein referred to as REMIC I, REMIC II and REMIC III, respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders, the Certificate Account, the REO Account (if established) and any Replacement Mortgage Loans substituted for Deleted Mortgage Loans (as defined herein). For federal income tax purposes, (i) the separate, uncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I,
                                 (iii) the separate, uncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (v) the REMIC Regular Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Ratings .......................  It is a condition to their issuance that the
                                 Offered Certificates receive from Moody's
                                 Investors Service, Inc. ("Moody's") and
                                 Fitch IBCA, Inc. ("Fitch IBCA" and together with Moody's, the "Rating Agencies") the credit ratings indicated herein. The ratings of the Offered Certificates address the timely payment thereon of interest and, to the extent applicable, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings of the Offered Certificates do not, however, represent any assessment of (i) the likelihood or frequency of principal prepayments (whether voluntary or involuntary) on the Mortgage Loans, (ii) the corresponding effect on yield to investors,
                                 (iii) the possibility that, as a result of prepayments, investors in the Class X Certificates may realize a lower than anticipated yield or may not fully recover their initial investment or (iv) whether and to what extent Prepayment Premiums will be received. Further, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans

                                 (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X
                                 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Holders will nevertheless have been paid, and such result is consistent with the "AAA" rating received on the Class X Certificates. The Class X Certificates' Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the Notional Amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein.

Legal Investment ..............  The Offered Certificates will not be
                                 "mortgage related securities" within the meaning of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations ..........  A fiduciary of a Plan should review with its counsel whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                                 Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. See "ERISA Considerations" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

   Subordination of Class B, Class C, Class D, Class E and Class F Certificates; Allocation of Realized Losses. As described herein, the rights of holders of the Subordinate Certificates, including the Class B, Class C, Class D, Class E and Class F Certificates, to receive certain payments of principal and interest otherwise payable on their Certificates, in the case of each Class of Subordinate Certificates, will be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "Description of the Certificates -- Distributions" herein. Realized Losses on the Mortgage Loans and Additional Trust Fund Expenses will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class. Any such allocation of Realized Losses and Additional Trust Fund Expenses will have the effect of reducing the Notional Amount of the Class X Certificates by the amount so allocated.

   Potential Conflicts of Interest. As described herein, the Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. GMACCM, the Servicer, may acquire in connection with the initial issuance thereof certain of the Subordinate Certificates, including the Class N Certificates. In addition, subject to the conditions described herein, the holder or holders of Certificates representing more than 50% of the voting rights allocated to the Controlling Class (as described herein and initially consisting of the Class N Certificates) may terminate the rights and obligations of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties (each as defined herein) and may appoint a replacement to perform such duties, which replacement may be any such holder or an affiliate thereof. Investors in the Offered Certificates should consider that, although the Servicer will be obligated to act in accordance with the terms of the Pooling and Servicing Agreement, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates. See "Servicing of the Mortgage Loans -- Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" herein.

THE MORTGAGE LOANS

   Environmental Considerations. All of the Mortgaged Properties were subject to a "Phase I" environmental site assessment (or an update of a previously conducted assessment) and, in the case of certain Mortgage Loans, a "Phase II," which were performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its acquisition or origination of the related Mortgage Loan. With respect to all but four (4) of the Mortgage Loans (which represent 1.69% of the Initial Pool Balance), such environmental assessments (or updates) were performed during the 12-month period prior to the Cut-off Date. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases where such conditions were remediated or abated prior to the Delivery Date; (ii) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended; (iii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition had not yet materially affected such Mortgaged Property and as to which a responsible party has either been identified under applicable law or was then conducting remediation of the related condition; or (iv) those cases in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation.

    The Servicer is required to obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that this requirement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans," "Risk Factors -- Environmental Considerations" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the Prospectus.

   Geographic Concentration. Eighty-five (85) Mortgaged Properties, securing Mortgage Loans which represent 21.50% of the Initial Pool Balance, are located in Texas; thirteen (13) Mortgaged Properties, securing Mortgage Loans which represent 10.54% of the Initial Pool Balance, are located in New York; twenty-five (25) Mortgaged Properties, securing Mortgage Loans which represent 9.29% of the Initial Pool Balance, are located in California; twenty-three (23) Mortgaged Properties, securing Mortgage Loans which represent 7.13% of the Initial Pool Balance, are located in Arizona; thirty-four (34) Mortgaged Properties, securing Mortgage Loans which represent 6.96% of the Initial Pool Balance, are located in Illinois; and three (3) Mortgaged Properties, securing Mortgage Loans which represent 4.49% of the Initial Pool Balance, are located in the District of Columbia. For purposes of describing geographic concentration, the Senior Living Loan (as defined herein), which is secured by 87 Mortgaged Properties (including the Senior Living Account Properties, as defined herein) located in two states, is treated as 87 Mortgage Loans, each of which is allocated a Cut-off Date Principal Balance based on the Allocated Principal Amounts thereof (as defined herein). In general, the level of such concentration increases the exposure of the Mortgage Asset Pool to any adverse economic or other developments, including earthquakes, hurricanes and other natural disasters, that may occur in such States. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. In general, the Mortgaged Properties are not insured for earthquake risk. With respect to Mortgaged Properties located in California, the related Mortgage Loan Seller generally conducted seismic studies to assess the "probable maximum loss" for the related Mortgaged Properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the Mortgaged Properties. Certain of such Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans.

   Mortgage Loans Not Insured. Except for the Senior Living Loan, which has the benefit of a partial surety bond, none of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer or by the Depositor, the Underwriters, Servicer or any Mortgage Loan Seller. As described herein, in certain limited circumstances, a Mortgage Loan Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached; however, there can be no assurance that any Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Asset Pool -- The Mortgage Loan Sellers," "--Assignment of the Mortgage Loans; Repurchases and Substitutions," and "--Representations and Warranties; Repurchases" herein.

   Non-Recourse Mortgage Loans. Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

    Balloon Payments. One hundred three (103) of the Mortgage Loans, which represent 61.10% of the Initial Pool Balance, provide for Balloon Payments to be due at their respective stated maturity dates unless prepaid prior thereto. Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans" herein and "Risk Factors -- Balloon Payments; Borrower Default" in the Prospectus.

   In order to maximize recoveries on defaulted Mortgage Loans, the Servicer may extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

   Risks Particular to Multifamily Properties. Ninety (90) Mortgaged Properties, securing Mortgage Loans which represent 26.02% of the Initial Pool Balance, are secured by multifamily rental properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

   Risks Particular to Retail Properties. Forty (40) Mortgaged Properties, securing Mortgage Loans which represent 18.96% of the Initial Pool Balance, are secured by retail properties. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Tenant Matters" herein. Furthermore, the correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" herein.

   Unlike office or hospitality properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in the Trust Fund.

   Risks Particular to Skilled Nursing Facilities. Ninety-one (91) Mortgaged Properties, securing Mortgage Loans which represent 17.44% of the Initial Pool Balance, are secured by Mortgages on properties operated as skilled nursing facilities. Significant factors determining the value of such properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

   Such facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

   Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a nursing facility, a subsequent lessee or operator of the facility would generally not be entitled to obtain from government payors any outstanding reimbursement payments relating to services furnished prior to such foreclosure.

   Such facilities may be subject to state regulation that requires the operators to be licensed (generally on an annual basis), and the facilities must meet various state licensure requirements that relate, among other things, to qualifications of personnel, quality of care and the adequacy of their buildings, equipment and suppliers. In the event of foreclosure, there can be no assurance that the Trustee or purchaser at a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, or that such party, if required to apply in its own right, could obtain a new license or a new approval. In addition, such facilities are generally "special purpose" properties that are not readily converted to general residential, retail or office use.

   Risks Particular to Office Properties. Twenty-six (26) Mortgaged Properties, securing Mortgage Loans which represent 11.29% of the Initial Pool Balance, are secured by office properties. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" herein.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

    The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Risks Particular to Hospitality Properties. Ten (10) Mortgaged Properties, securing Mortgage Loans which represent 11.63% of the Initial Pool Balance, are secured by hospitality properties. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hospitality property. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties can have similar effects. Because hospitality property rooms generally are rented for short periods of time, hospitality properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the transferability of franchise license agreements may be restricted. Furthermore, the ability of a hospitality property to attract customers, and a portion of a hospitality property's revenues, may depend on its having a liquor license. Such a license may not be transferable in the event of a foreclosure on the related Mortgaged Property.

   Risks Particular to Industrial Properties. Thirteen (13) Mortgaged Properties, securing Mortgage Loans which represent 3.22% of the Initial Pool Balance, are secured by industrial properties. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" herein. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

   Risks Associated with Other Property Types. Mortgage loans secured by other property types, such as parking garages, mixed use, mobile home parks and hospitals, may pose risks not associated with loans secured by liens on other types of income-producing real estate. Thirteen (13) Mortgaged Properties, securing Mortgage Loans which represent approximately 6.78% of the Initial Pool Balance, are secured by such other types of property. Such properties may be "special purpose" properties that may have limited alternative uses.

   Tenant Credit Risk. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in such Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to creditors rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although many of the Mortgage Loans require the borrower to maintain escrows for such consideration, there can be no assurance that such factors will not adversely impact the ability of a borrower to repay a mortgage loan.

   Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

   Certain of the Mortgaged Properties may be managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including Mortgaged Properties or other properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties.

   Limitations of Appraisals. An appraisal was conducted in respect of each of the Mortgaged Properties in connection with the origination of the related Mortgage Loan, and the resulting estimates of value are the bases of the Cut-off Date LTV Ratios referred to herein. However, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal or market study was performed in connection with the origination of the related Mortgage Loan and generally, no update of such appraisal or market study has been performed since the date of origination. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of Mortgaged Properties available to the Depositor as of the Cut-off Date is presented in Annex A and Annex C hereto for illustrative purposes only.

   Risks of Secured Subordinate Financing. Certain of the Mortgaged Properties are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. For all of the Mortgage Loans, the holder of any material subordinate debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. Substantially all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults.

   The existence of any such additional subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity for the purpose of making any Balloon Payments and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt secured by a Mortgaged Property has filed for bankruptcy or been placed in involuntary receivership, foreclosing on such Mortgaged Property could be delayed.

   Related Borrowers. Certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the Prospectus.

   Concentration of Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance, including one Mortgage Loan representing 15.60% of the Initial Pool Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

   Limitation on Enforceability of Cross-Collateralization. Eleven (11) Mortgage Loans, representing in the aggregate 4.27% of the Initial Pool Balance, are cross-collateralized with one or more other Mortgage Loans (the "Cross-Collateralized Mortgage Loans"). Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person has an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower. See "Description of the Mortgage Asset Pool-Certain Terms and Conditions of the Mortgage Loans --Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans."

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property after a default on the related Mortgage Loan pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. By reference to rules applicable to real estate investment trusts, such property will be considered "foreclosure property" for a period of two full years after the taxable year of acquisition, with possible extensions. Any net income from such "foreclosure property" other than qualifying "rents from real property," will subject REMIC I to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate, thereby reducing net proceeds available for distribution to Certificateholders.

   Risks Associated with Mortgaged Properties located in California. As of the Cut-off Date, twenty-five (25) of the Mortgaged Properties, securing Mortgage Loans which represent 9.29% of the Initial Pool Balance, are located in California. The following discussion contains a general summary of certain legal aspects of loans secured by income-producing properties in California. The summary does not purport to be complete nor does the summary reflect the laws of any other state. The summary relates only to the topics covered and are qualified in their entirety by reference to the applicable state laws being discussed. See also "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

   Mortgage loans in California are generally secured by deeds of trust. Provided the deed of trust contains a private power of sale, a lender may foreclose either non-judicially or judicially. Most lenders choose non-judicial foreclosure because the process typically may be completed within a much shorter time frame; however, a lender is barred from obtaining a deficiency judgment after a non-judicial foreclosure. If the lender opts for judicial foreclosure, an application for a deficiency judgment must be filed with the court within three months of the foreclosure sale. A deficiency judgment may not exceed the difference between the indebtedness and the fair value of the property, as determined by the court. Unless the lender waives the right to a deficiency judgment, the borrower has a right to redeem the property following a judicial foreclosure sale for a period of three months from the date of sale if the proceeds from the sale were sufficient to satisfy the debt, or for a period of one year if the proceeds were insufficient to satisfy the debt. Junior lienholders do not have a right to redeem the property following a judicial foreclosure sale unless the junior lien was created before July 1, 1983. California's form of the "one action rule" requires the lender to look first to the property for satisfaction of the debt if the lender wants to pursue a deficiency judgment. In general, a lender who takes any action to enforce the debt other than judicial or non-judicial foreclosure violates the one-action rule and may be deemed to have waived its security for the indebtedness and, in some cases, may be prevented from collecting the indebtedness altogether.

   Leasehold Considerations. One (1) Mortgage Loan, which represents 3.39% of the Initial Pool Balance, is secured solely by a Mortgage on the borrower's leasehold interest under a ground lease. Three (3) Mortgage Loans, which represent 6.55% of the Initial Pool Balance, are secured by a Mortgage on both the borrower's leasehold interest and fee simple interest in the Mortgaged Property. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, in each of these cases, each related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee at and after a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

   Zoning and Building Code Compliance. Each Mortgage Loan Seller has taken certain steps to establish that the use and operation of Mortgaged Properties securing its Mortgage Loans were in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials, title policy endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Mortgage Loan Seller does not consider any such violations known to it to be material. In many cases, the use, operation and/or structure of a Mortgaged Property constitutes a permitted nonconforming use and/or structure, which may not be rebuilt to its current state in the event of a material casualty event; however, it is expected that insurance proceeds would be available for application to the related Mortgage Loan if such were to occur.

   Risk of Changes in Concentrations. As payments in respect of principal (including in the form of voluntary principal prepayments, liquidations proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties or defaults) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse affect on the distributions to Certificateholders.

                    DESCRIPTION OF THE MORTGAGE ASSET POOL

GENERAL

   The Mortgage Asset Pool will consist of 182 Mortgage Loans with an Initial Pool Balance of $1,445,183,046, subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans is determined by related Cut-off Date Balance. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date (which will be May 1, 1998), after application of all payments of principal due on or before such date, whether or not received.

   Except as otherwise described below under "--Certain Terms and Conditions of the Mortgage Loans -- Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans," each Mortgage Loan is evidenced by a Mortgage Note and secured by a Mortgage that creates a first mortgage lien on a fee simple and/or leasehold interest in a Mortgaged Property, improved by multifamily, retail, skilled nursing, office, industrial, cooperative housing, hospitality or other commercial property.

   Ten (10) of the Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 27.58% of the Initial Pool Balance, are secured by more than one Mortgaged Property, including the Senior Living Loan, which is secured by 74 Mortgaged Properties and 13 Senior Living Account Properties (as defined herein). Accordingly, the total number of Mortgage Loans reflected herein is 182, while the total number of Mortgaged Properties reflected herein is 295.

   The Mortgage Asset Pool includes five (5) separate sets of Cross-Collateralized Mortgage Loans, which represent in the aggregate 4.27% of the Initial Pool Balance. See "--Certain Terms and Conditions of the Mortgage Loans -- Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans" below and Annex A hereto.

   Substantially all the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. Except for the Senior Living Loan which has the benefit of a partial surety bond, none of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer, or by the Depositor, Servicer or any Mortgage Loan Seller.

   Thirty (30) of the Mortgage Loans (the "GACC Mortgage Loans"), which represent 17.08% of the Initial Pool Balance, are currently held by GACC. Substantially all of the GACC Mortgage Loans were originated by GACC or its affiliates. One hundred fifty-two (152) of the Mortgage Loans (the "GMACCM Mortgage Loans"), which represent 82.92% of the Initial Pool Balance, are currently held by GMACCM. Substantially all of the GMACCM Mortgage Loans were originated by GMACCM.

   On or prior to the Delivery Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers, in each case pursuant to a purchase agreement to be entered into between the Depositor and the related Mortgage Loan Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Sellers" and "--Assignment of Mortgage Loans; Repurchases and Substitutions" below. Each Mortgage Loan Seller constitutes a "Mortgage Asset Seller" for purposes of the Prospectus.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Due Dates. One hundred seventy-nine (179) of the Mortgage Loans provide for scheduled monthly payments of principal and/or interest ("Monthly Payments") on Due Dates which are the first day of each month. Three (3) of the Mortgage Loans provide for Monthly Payments on Due Dates which are the tenth day of each month. In the case of certain Mortgage Loans, the related Balloon Payment may be due on a day other than the related Due Date for Monthly Payments (any resulting Balloon Payment Interest Shortfalls (as defined herein) to be covered by the Servicer out of its own funds). See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

   None of the Mortgage Loans provide for a grace period for the payment of Monthly Payments of more than fifteen days.

   Mortgage Rates; Calculations of Interest. One hundred sixty-one (161) of the Mortgage Loans, which represent 68.20% of the Initial Pool Balance, accrue interest at fixed interest rates on the basis of a 360-day year consisting of twelve 30-day months. Twenty-one (21) of the Mortgage Loans, which represent 31.80% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in a year consisting of 360 days (with respect to one of such Mortgage Loans, after an initial interest-only period).

   As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 6.70% to 8.875% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 7.20% per annum.

   Hyperamortization. Thirty-five (35) of the Mortgage Loans, which represent 27.66% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, except as described below, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus 2.0%. Excess Interest on such Mortgage Loans will be deferred until the principal balance thereof is reduced to zero. Non-payment of such Excess Interest will not constitute a default under such Mortgage Loans prior to the related maturity date. To the extent Excess Interest is unpaid, it will, except where limited by applicable law, continue to accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated account (the "Lockbox Account") controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) payments to required escrow funds, (ii) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (iii) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (iv) principal on the Mortgage Loan until such principal is paid in full and (v) to Excess Interest. As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until zero to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   Amortization of Principal. The Mortgage Asset Pool consists of one hundred three (103) Balloon Loans, which represent 61.10% of the Initial Pool Balance; thirty-five (35) ARD Loans, which represent 27.66% of the Initial Pool Balance; and forty-four (44) fully amortizing Mortgage Loans, which represent 11.25% of the Initial Pool Balance.

   One (1) Mortgage Loan, which represents 0.32% of the Initial Pool Balance, is a "split amortization" Mortgage Loan that amortizes at a certain amortization schedule for a specified period following origination, and thereafter amortizes at a different amortization schedule until maturity. No assurance is given as to the effect of such split amortization on prepayment of such Mortgage Loan. See "Certain Characteristics of the Mortgage Loans--Split Amortization Loans" in Annex A hereto.

   In addition, three (3) Mortgage Loans, which represent 3.71% of the Initial Pool Balance, provide for payments of interest only for up to 36 months following origination before payments of principal are due. The total dollar amount of the Monthly Payment with respect to each such Mortgage Loan will be subject to a one-time increase in order to permit the commencement of scheduled amortization of such loan. See "Risk Factors -- Balloon Payments; Borrower Default" in the Prospectus. No Mortgage Loan (other than the ARD Loans) permits negative amortization or the deferral of accrued interest.

   Prepayment Provisions. As of the Cut-off Date, all of the Mortgage Loans impose some restriction on voluntary principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a Prepayment Premium.

   As described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. In general, no Prepayment Premium will be payable upon any mandatory prepayment of a Mortgage Loan in connection with a casualty or condemnation. See "Annex A" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by a Mortgage Loan Seller for a material breach of representation or warranty on the part of such Mortgage Loan Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund or in connection with the purchase of defaulted Mortgage Loans by the Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates -- Termination; Retirement of Certificates" herein.

   Defeasance. Forty-four (44) Mortgage Loans, which represent 47.38% of the Initial Pool Balance, permit the applicable borrower, after a specified period and provided that no event of default exists, to exercise a Defeasance Option, provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date,
(ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, and (iii) any costs and expenses incurred in connection with such release, (b) delivers direct, non-callable obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America (the "Defeasance Collateral") providing payments on or prior to all successive scheduled payment dates from the Release Date to the related maturity date, and in an amount equal to or greater than the scheduled payments due on such dates under the Mortgage Loan (or with respect to Cross-Collateralized Mortgage Loans which permit defeasance, an amount equal to not less than the principal portion of such Mortgage Loan allocable to the released Mortgaged Property), and (c) delivers a security agreement granting the Trust Fund a first priority security interest in the Defeasance Collateral and an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the Defeasance Collateral will be substituted as the collateral securing the Mortgage Loan.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

   Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans. Each of the Mortgage Loan Sellers has identified certain sets of Mortgage Loans in its respective pool made to borrowers who are affiliated or under common control with one another (although no such set of Mortgage Loans represents more than 8.21% of the Initial Pool Balance). See "--Additional Mortgage Loan Information -- Significant Mortgage Loans -- The AIMCO Loans" herein and "Annex A -- Certain Characteristics of the Mortgage Loans".

   Eleven (11) Mortgage Loans, which represent 4.27% of the Initial Pool Balance, are Cross-Collateralized Mortgage Loans among groups of related borrowers.

   Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. See "Risk Factors -- The Mortgage Loans -- Limitation on Enforceability of Cross-Collateralization" herein.

   See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans.

   Ten (10) Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 27.58% of the Initial Pool Balance, are secured by one or more Mortgages encumbering multiple Mortgaged Properties. With respect to each of such Mortgage Loans, the related Mortgaged Properties are of the same property type and, other than the Senior Living Loan, are located in the same state. Each of these Mortgage Loans is evidenced by a single Mortgage Note, and despite the related multiple Mortgaged Properties, none is treated as a set of Cross-Collateralized Mortgage Loans for purposes herein. The Senior Living Loan is secured by 74 Mortgaged Properties and 13 Senior Living Account Properties (as defined herein) located in two states and is evidenced by one Mortgage Note. Accordingly, the total number of Mortgage Loans reflected herein is 182, while the total number of Mortgaged Properties (including the Senior Living Account Properties for such purpose only) reflected herein is 295. The Senior Living Loan is treated as a single Mortgage Loan for all purposes hereof except that in describing the geographic concentration and property type distribution of the Mortgage Asset Pool, the Senior Living Loan is treated as 87 Mortgage Loans, each of which is assigned an Allocated Principal Amount as described herein.

   Due-on-Sale and Due-on-Encumbrance Provisions. All of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related Mortgage or other loan documents or prohibit the borrower from doing so without the consent of the holder of the Mortgage. See "--Secured Subordinate Financing" herein. Certain of the Mortgage Loans permit either: (i) a one-time transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or (ii) transfers to certain parties related to the borrower. The Servicer will determine, in accordance with the Servicing Standard, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

   Secured Subordinate Financing. Certain of the Mortgaged Properties are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding, and the Trust Fund is not pursuing a foreclosure action. Substantially all of the remaining Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. See "Risk Factors -- The Mortgage Loans -- Risks of Secured Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus.

   Ground Leases. One (1) Mortgage Loan, which represents 3.39% of the Initial Pool Balance, is secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Three (3) Mortgage Loans, which represent 6.55% of the Initial Pool Balance, are secured by a Mortgage on both the borrower's leasehold interest and fee simple interest in the Mortgaged Property. None of the related ground leases expire less than ten years after the stated maturity of the related Mortgage Loan. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. As described below under "--Additional Mortgage Loan Information -- Significant Mortgage Loans -- The Senior Living Loan", the Senior Living Loan is secured by Mortgages on fee simple interests in 74 Mortgaged Properties and by security interests in certain accounts, income and other personal property relating to 13 additional properties in which the related borrower has leasehold interests. See "Risk Factors -- The Mortgage Loans -- Leasehold Considerations" herein.

ADDITIONAL MORTGAGE LOAN INFORMATION

   General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto.

Significant Mortgage Loans.

   The Senior Living Loan

   The Loan. The largest Mortgage Loan in the Mortgage Asset Pool (the "Senior Living Loan") is a Mortgage Loan originated by GMACCM on February 6, 1998 to finance the acquisition by Senior Living Properties, LLC, an Indiana limited liability company ("Senior Living"), and SLP Illinois, LLC, a Delaware limited liability company ("SLP Illinois") (together, the "Senior Living Borrowers") of 87 skilled nursing and assisted living properties (the "Senior Living Properties") located in Illinois and Texas. The Senior Living Loan bears interest at a rate of 6.81% per annum (the "Senior Living Note Rate") and, as of the Cut-Off Date, had a principal balance of approximately $225,437,229, which represents approximately 15.6% of the Initial Pool Balance. The Senior Living Loan is partially insured under an insurance surety bond (the "Senior Living Surety Bond") issued by ZC Specialty Insurance Company (the "Senior Living Surety") covering, as of the Cut-off Date, up to a principal amount of $144,549,430, together with interest thereon at the Senior Living Note Rate (such principal and interest amounts, together the "Senior Living Surety Bond Amount"). The obligations of the Senior Living Surety under the Senior Living Surety Bond are guaranteed by Centre Reinsurance (US) Limited, ("Centre Re"), a Bermuda exempted company. As of March 1998, Centre Re had a claims paying ability rating of AA by Standard & Poor's. See "--The Senior Living Surety and Centre Re" herein.

   The Senior Living Loan is secured pursuant to a trust agreement (the "Senior Living Trust Agreement") among the Senior Living Borrowers, GMACCM, the Senior Living Surety, the Senior Living Manager (as defined herein), HCFP Funding, Inc. ("HCFP", and together with GMACCM, the Senior Living Surety and the Senior Living Manager, the "Senior Living Trust Secured Parties") and The First National Bank of Chicago (the "Senior Living Trustee"), as trustee. Pursuant to the Senior Living Trust Agreement, the Senior Living Trustee, as trustee, is the beneficiary of certain collateral (the "Senior Living Trust Collateral") pledged by the Senior Living Borrowers to pay the obligations of the Senior Living Borrowers to the Senior Living Trust Secured Parties, including those obligations evidenced by the Senior Living Loan. Pursuant to the Senior Living Trust Agreement, the Senior Living Loan is secured by, among other things, fee mortgages or deeds of trust (the "Senior Living Mortgages") encumbering 74 of the Senior Living Properties (the "Senior Living Mortgaged Properties") and security interests in certain income, accounts and other personal property relating to 13 additional properties (the "Senior Living Account Properties"). The Senior Living Trust Secured Parties other than GMACCM are additionally secured by leasehold mortgages (the "Senior Living Leasehold Mortgages") on the Senior Living Account Properties. The Senior Living Trust Agreement provides that if the term of any leasehold relating to the Senior Living Account Properties is extended to a date on or after February 1, 2018, the Senior Living Loan will become secured by the related Senior Living Leasehold Mortgage.

   Payment terms for the Senior Living Loan are as set forth on Annex A.

   The Borrowers. Senior Living was formed in December 1997 solely for the purpose of acquiring, owning, leasing, operating and financing the Senior Living Properties and engaging in activities incidental thereto. The members (the "Senior Living Members") of Senior Living consist of SLP Management, Inc., a Delaware corporation, its managing member, James Eden, Allison Eden and Larry Bonds. SLP Illinois was formed in January, 1998 solely for the purpose of receiving and holding certain healthcare accounts receivable relating to the Senior Living Properties. SLP Illinois is wholly-owned by Senior Living. Each of the Senior Living Members have pledged their respective equity interests in Senior Living, and Senior Living has pledged its equity interest in SLP Illinois, to the Senior Living Trustee as part of the Senior Living Trust Collateral.

   The Senior Living Surety Bond; Guaranty; Subordination. The Senior Living Trustee, as trustee under the Senior Living Trust Agreement, is the named insured under the Senior Living Surety Bond. Pursuant to the Senior Living Surety Bond, the Senior Living Surety irrevocably and unconditionally guaranties timely payment to the Senior Living Trustee, for the exclusive benefit of the holder of the Senior Living Loan, of principal and interest when due thereunder (without giving effect to the acceleration thereof) up to the Senior Living Surety Bond Amount. The Senior Living Surety's obligations to make payments under the Senior Living Surety Bond are not conditioned upon payment of any premiums due after the date of issuance thereof. In addition, the Senior Living Surety Bond provides that if and to the extent that any amount insured by the Senior Living Surety pursuant to the Senior Living Surety Bond is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Senior Living Surety will pay such amount to the holder of the Senior Living Loan, up to an aggregate amount equal to the Senior Living Surety Bond Amount. The obligations of the Senior Living Surety under the Senior Living Surety Bond may be transferred to an affiliate upon written confirmation from the Rating Agencies that such transfer will not result in a downgrade, withdrawal or qualification of their respective ratings on the Certificates.

   The obligations of the Senior Living Surety under the Senior Living Surety Bond are guaranteed by Centre Re pursuant to a Guaranty dated February 6, 1998, which names the Senior Living Trustee as beneficiary for the benefit of the holder of the Senior Living Loan.

   If required payments under the Senior Living Surety Bond and the Centre Re guaranty are not made, the Certificateholders will be at a greater risk with respect to losses on the Senior Living Loan.

   Pursuant to a Subrogation and Note Purchase Agreement between GMACCM and the Surety dated as of February 6, 1998, (the "Senior Living Subrogation Agreement"), upon payment by the Senior Living Surety of a claim under the Senior Living Surety Bond, the Senior Living Surety will be deemed to have purchased a subordinated participation interest (each, a "Participation") in the Senior Living Loan in an amount equal to the amount of such claim paid. The Senior Living Surety is only entitled to receive distributions in respect of the Participations out of collections from and proceeds on the Senior Living Trust Collateral after payment of the uninsured portion of the Senior Living Loan in full.

   The Senior Living Surety and Centre Re. The following information has been supplied by the Senior Living Surety and Centre Re for inclusion in this Prospectus Supplement. Accordingly, none of the Depositor, the Servicer or the Underwriters make any representation as to the accuracy and completeness of such information.

General

   The Senior Living Surety is licensed and subject to regulation as an insurance corporation under the laws of the State of Texas. The Senior Living Surety is a wholly owned direct subsidiary of Centre Re.

   The principal executive offices for the Senior Living Surety are located at 1 Canterbury Green in Stamford, Connecticut and its telephone number at that location is (203) 326-7796.

   The principal executive offices for Centre Re are located at Cumberland House, 1 Victoria Street in Hamilton, Bermuda and its telephone number at that location is (441) 295-8501. Centre Re is a member of the Centre Reinsurance Group and as of March 1998 had a claims-paying ability rating of AA by Standard and Poor's. Such rating reflects only the views of such rating agency, is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by such rating agency.

    The Centre Reinsurance Group is a full-service provider of customized insurance and risk management programs with offices in Bermuda, Dublin, London, New York, San Francisco, Sydney, and Zurich.

Financial Information

   The following table sets forth certain financial information regarding Centre Re and its wholly owned Subsidiaries on the basis of U.S. generally accepted accounting principles as of December 31, 1997 (in thousands of dollars):

                              December 31, 1997
                                  Unaudited

Total Assets...........................................  $4,206,051
Shareholder's Equity...................................  $1,130,889
Net Income.............................................  $  113,276

   The Senior Living Surety Bond is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of New York Insurance Law.

   Exercise of Remedies; Consulting Advisor; Servicer Discretion. Following an event of default on the Senior Living Loan, each of the Senior Living Secured Parties has agreed to exercise remedies against the Senior Living Borrowers and Senior Living Properties only as permitted under the Senior Living Trust Agreement. Provided that a Senior Living Surety Default (as defined herein) has not occurred, upon the occurrence of an event of default under the Senior Living Loan, the Servicer will commence discussions with an advisor (the "Consulting Advisor") and the Senior Living Surety to develop a plan of action. The Servicer will designate, from time to time, a Consulting Advisor from a list of parties (the "Consulting Advisor List") approved by the Servicer and the Senior Living Surety. The Servicer will be entitled to replace the Consulting Advisor with another party on the Consulting Advisor List if the then current Consulting Advisor resigns or is unable or unwilling to act as required by the Senior Living Trust Agreement, or, in the Servicer's reasonable, good faith judgment, no longer has recognized expertise in health care. The initial Consulting Advisor shall be Zelenkofske Axelrod Consulting, LLC.

   If during discussions with the Senior Living Surety and the Consulting Advisor, the Servicer, in its reasonable and good faith judgment, determines that it will be unable to agree on an initial plan of action with the Senior Living Surety within 30 days of commencement of discussions, the Servicer is required to designate a second consultant from the Consulting Advisor List to review the plans of the Servicer and the Senior Living Surety and affirm one of such plans within such 30 day period. The role of the second consultant will be to determine which course of action would result in the maximum recoveries on the loan as a whole on a present value basis (without giving effect to amounts payable under the Senior Living Surety Bond), the relevant discounting to be done based on the mortgage rate.

   If the Consulting Advisor, the Senior Living Surety or such second consultant fails to respond to the Servicer within any required response period, or the Servicer determines, in its good faith and reasonable discretion, that, in accordance with Servicing Standard, the interest of the Certificateholders in the uninsured portion of the Senior Living Loan has or is likely to be materially and adversely affected by the taking of or failure to take immediate action (including, without limitation, actions recommended by the Senior Living Surety, the Consulting Advisor or the second consultant), the Servicer will be entitled to unilaterally direct the Senior Living Trustee to take such action as the Servicer deems appropriate without the agreement of the Senior Living Surety. In addition, upon failure by the Senior Living Surety to make payments required under the Senior Living Surety Bond or the occurrence of certain other events described in the Senior Living Trust Agreement (each such event, a "Senior Living Surety Default"), the Servicer will not be required to consult with the Consulting Advisor or the Senior Living Surety and will be entitled to unilaterally direct the Senior Living Trustee to take such action as the Servicer deems appropriate.

    Purchase of Senior Living Loan; Increase, Defeasance and Revision of Senior Living Surety Bond Amount. Pursuant to the Senior Living Subrogation Agreement, the Senior Living Surety may (i) provided that an event of default has occurred under the Senior Living Loan, purchase the Senior Living Loan at a price equal to the unpaid principal amount of the Senior Living Loan plus accrued interest thereon to the date of such purchase, or (ii) provided that written confirmation is obtained from the Rating Agencies that no downgrade, withdrawal or qualification of the ratings then assigned to the Certificates would result from the taking of such action, increase the Senior Living Surety Bond Amount to an amount equal to the then outstanding principal amount outstanding on the Senior Living Loan (net of the principal portion of any Participation then held by the Senior Living Surety) with interest thereon at the Senior Living Note Rate. In either such event, the Senior Living Surety shall be deemed to have succeeded to the rights of the holder of the Senior Living Loan and shall have the exclusive right to direct the Senior Living Trustee to exercise remedies pursuant to the Senior Living Trust Agreement. In addition, the Senior Living Surety may, at any time, discharge its liabilities under the Senior Living Surety Bond by delivering to the Senior Living Trustee an amount necessary to defease a portion of the Senior Living Loan equal to the principal portion of the then outstanding Senior Living Surety Bond Amount.

   The Senior Living Surety is further permitted, at any time prior to the third anniversary of the Delivery Date, to deliver a replacement surety bond with a revised Senior Living Surety Bond Amount to the holder of the Senior Living Loan; provided, that the Senior Living Surety may only deliver one such replacement surety bond during such three year period, and provided further that each of the Rating Agencies confirms that the delivery of such replacement surety bond will not result in a downgrade, withdrawal or qualification of the then current ratings on the Certificates.

   The Senior Living Properties. The Senior Living Properties consist of 87 nursing homes and assisted living properties located in Texas and Illinois. Thirty-one (31) of the Senior Living Properties (including three Senior Living Account Properties) are located in Illinois and 56 of the Senior Living Properties (including eleven of the Senior Living Account Properties) are located in Texas. The Senior Living Properties range in number of licensed beds from 20 to 202 and were constructed between 1902 and 1984. Appraisals dated January 1998 determined an aggregate value for the Senior Living Properties, exclusive of the Senior Living Account Properties, of $257,300,000 and, inclusive of the Senior Living Account Properties, of $282,400,000.

   The Senior Living Properties were acquired by Senior Living on February 6, 1998 from Healthcare Centers of Texas, Inc., Chur Properties of Texas, Inc., Trinity CHC, L.P., Springwood Associates, L.P., Community Healthcare Centers of America, Inc., CHC Properties, L.P. and National Medical Care Associates (collectively, the "Sellers"). At origination of the Senior Living Loan, the Senior Living Borrowers deposited approximately $245,826 of the loan proceeds into a debt service reserve fund. Provided that the Senior Living Borrowers deliver satisfactory legal and other documentation to the holder of the Senior Living Loan, the Senior Living Borrowers will be permitted to withdraw funds then on deposit in such reserve fund to complete the acquisition of a leasehold estate underlying an additional facility (the "Andrews Facility") located in Andrews County, Texas. In such event, the Andrews Facility will become subject to a Senior Living Leasehold Mortgage. The Andrews Facility is not considered a Senior Living Property for purposes hereof.

   Certain historical operating information with respect to the Senior Living Properties is set forth below. Such information was provided to the Senior Living Borrowers by the Sellers in connection with the acquisition by the Senior Living Borrowers of the Senior Living Properties. Accordingly, neither the Depositor nor the Servicer makes any representation as to the accuracy and completeness of such information. Further, such information represents the aggregation of information provided by each Seller, which information may have been prepared by such Seller on the basis of different accounting practices and procedures for the periods indicated. In addition, the Senior Living Borrowers acquired and intend to operate the Senior Living Properties as a group, under central management provided by the Senior Living Manager (as defined herein). The historical operating information is intended for illustrative purposes only and may not be indicative of future performance of the Senior Living Properties acquired from any particular Seller or of the Senior Living Properties taken as a whole. In particular, each Senior Living Property was operated by the related Seller prior to its acquisition by the Senior Living Borrowers;

from and after February 6, 1998, each Senior Living Property will be operated by the Senior Living Manager pursuant to the related Management Agreement as described below under "--The Senior Living Manager." The operating standards required under such Management Agreement are not necessarily consistent with the operating policies of the related Seller. See "Annex A -- Certain Characteristics of the Mortgage Loans."

   The gross revenues of the Senior Living Properties for the calendar year 1996 totalled $167,697,245. The gross revenues of the Senior Living Properties for the ten months ending October 31, 1997 (annualized) totalled $174,683,214. Expenses for the same periods, net of debt service and non-recurring expenses, assuming a 5% management fee and normalizing certain expenses, were $139,776,121 and $144,376,706, respectively. NOI for the Senior Living Properties for each period was $27,921,124 and $30,306,508, respectively. Additional financial information with respect to the Senior Living Loan and the Senior Living Properties is set forth on Annex A.

   The Senior Living Borrowers are permitted to have one or more of the Senior Living Properties released from the lien of the related Senior Living Mortgages, from and after the second anniversary of the Delivery Date, by delivering to the holder of the Senior Living Loan non-callable obligations of the United States of America which provide payments in an amount sufficient to pay principal and interest when due on the related Release Amount (as defined herein) being defeased. Defeasance is only permitted upon the satisfaction of certain conditions, including, among other things, (x) delivery of certain legal opinions and documentation, (y) confirmation from the Rating Agencies that such defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, and (z) that after giving effect to any such release, (i) the debt service coverage ratio for the Senior Living Properties then remaining subject to the Senior Living Mortgages must equal or exceed the greatest of (a) the debt service coverage ratio for the Senior Living Properties, calculated including the property or properties to be released, for the six full calendar months immediately preceding the release date, (b) the debt service coverage ratio for the Senior Living Properties, calculated excluding the property or properties to be released, for the six full calendar months immediately preceding the release date, and (c) 1.25, (ii) the debt service coverage ratio for the remaining Senior Living Properties will equal or exceed 1.50, taking into account the Senior Living Loan and the Senior Living Additional Debt (as defined herein), and (iii) the negotiated sale price equals or exceeds the greater of (a) the related Release Amount, and (b) the current appraised fair market value. The Release Amount for each applicable Senior Living Property as of the Cut-Off Date is 125% of the related Allocated Principal Amount set forth below:

                     SENIOR LIVING ALLOCATED PRINCIPAL AMOUNTS

                                   ALLOCATED
                                   PRINCIPAL                                             RELEASE
FACILITY NAME                       AMOUNT         FACILITY NAME                         AMOUNT
-----------------------           -----------      -----------------------             ----------
Anahuac Healthcare...............  $1,998,585      Anahuac Healthcare...............   $2,498,231
Anson Healthcare.................   1,998,585      Anson Healthcare.................    2,498,231
Borger Healthcare................   2,798,019      Borger Healthcare................    3,497,524
Canton Healthcare................   3,117,793      Canton Healthcare................    3,897,241
Carthage Healthcare..............   2,238,415      Carthage Healthcare..............    2,798,019
Cedar Hill Healthcare............   2,798,019      Cedar Hill Healthcare............    3,497,524
Centerville Healthcare...........   1,359,038      Centerville Healthcare...........    1,698,797
Childress Healthcare.............   4,636,717      Childress Healthcare.............    5,795,897
Claystone Healthcare.............   1,678,811      Claystone Healthcare.............    2,098,514
Coleman Healthcare...............   1,918,642      Coleman Healthcare...............    2,398,302
Coronado Healthcare..............   2,158,472      Coronado Healthcare..............    2,698,090
County Inn Healthcare............     239,830      County Inn Healthcare............      299,788
Cross Counrty Healthcare.........   4,316,944      Cross Counrty Healthcare.........    5,396,180
Eastland Healthcare..............   2,078,528      Eastland Healthcare..............    2,598,161
Electra Healthcare...............   1,598,868      Electra Healthcare...............    1,998,585
Evergreen Healthcare.............   2,877,963      Evergreen Healthcare.............    3,597,453
Frankston Healthcare.............   3,117,793      Frankston Healthcare.............    3,897,241


                                      S-37

                                   ALLOCATED
                                   PRINCIPAL                                             RELEASE
FACILITY NAME                       AMOUNT         FACILITY NAME                         AMOUNT
-----------------------           -----------      -----------------------             ----------

Garden Terrace Healthcare........  $1,998,585      Garden Terrace Healthcare........   $2,498,231
Gibson Healthcare................     319,774      Gibson Healthcare................      399,717
Gilmer Healthcare................          (1)     Gilmer Healthcare................           (1)
Graham Healthcare................   1,838,698      Graham Healthcare................    2,298,373
Graham Living Center.............     799,434      Graham Living Center.............      999,293
Hamilton Healthcare..............   2,158,472      Hamilton Healthcare..............    2,698,090
Haskell Healthcare...............   1,119,208      Haskell Healthcare...............    1,399,010
Hearne Healthcare................   1,998,585      Hearne Healthcare................    2,498,231
Hill Country Healthcare..........   2,238,415      Hill Country Healthcare..........    2,798,019
Holiday Lodge Healthcare.........   3,437,566      Holiday Lodge Healthcare.........    4,296,958
Jacksboro Healthcare.............   3,917,227      Jacksboro Healthcare.............    4,896,533
Jacksonville Healthcare..........   2,078,528      Jacksonville Healthcare..........    2,598,161
Jeffrey Place Healthcare.........   5,116,378      Jeffrey Place Healthcare.........    6,395,472
Kaufman Healthcare...............   3,437,566      Kaufman Healthcare...............    4,296,958
Kermit Healthcare................   2,718,076      Kermit Healthcare................    3,397,595
Lake Jackson Healthcare..........   3,037,849      Lake Jackson Healthcare..........    3,797,312
Lamesa Healthcare................   1,199,151      Lamesa Healthcare................    1,498,939
LaPorte Healthcare...............   2,558,189      LaPorte Healthcare...............    3,197,736
Lindale Healthcare...............   2,078,528      Lindale Healthcare...............    2,598,161
McKinney Healthcare..............   2,638,132      McKinney Healthcare..............    3,297,665
Nederland Healthcare.............   1,359,038      Nederland Healthcare.............    1,698,797
Olney Healthcare.................   2,238,415      Olney Healthcare.................    2,798,019
Overton Healthcare...............   2,318,359      Overton Healthcare...............    2,897,948
Palacios Healthcare..............   1,838,698      Palacios Healthcare..............    2,298,373
Palestine Healthcare.............   5,116,378      Palestine Healthcare.............    6,395,472
Paris Healthcare.................   4,316,944      Paris Healthcare.................    5,396,180
Red River Healthcare.............   1,998,585      Red River Healthcare.............    2,498,231
Regency Manor Healthcare.........   5,915,812      Regency Manor Healthcare.........    7,394,765
Renfro Healthcare................     879,377      Renfro Healthcare................    1,099,222
Riverside Healthcare.............   6,475,416      Riverside Healthcare.............    8,094,270
Roscoe Healthcare................   2,398,302      Roscoe Healthcare................    2,997,878
Rotan Healthcare.................   2,478,245      Rotan Healthcare.................    3,097,807
Sage Healthcare..................   1,998,585      Sage Healthcare..................    2,498,231
Snyder Healthcare................   4,316,944      Snyder Healthcare................    5,396,180
South Plains Healthcare..........   1,279,094      South Plains Healthcare..........    1,598,868
Sweetwater Healthcare............   3,837,283      Sweetwater Healthcare............    4,796,604
Throckmorton Healthcare..........   1,518,925      Throckmorton Healthcare..........    1,898,656
Valley View Healthcare...........   3,197,736      Valley View Healthcare...........    3,997,170
Van Healthcare...................   1,678,811      Van Healthcare...................    2,098,514
Alderwood Healthcare.............   1,838,698      Alderwood Healthcare.............    2,298,373
Arrowwood Residence..............     239,830      Arrowwood Residence..............      299,788
Aspenwood Healthcare.............   3,837,283      Aspenwood Healthcare.............    4,796,604
Beechwood Healthcare.............   7,834,453      Beechwood Healthcare.............    9,793,067
Cedarwood Healthcare.............   2,238,415      Cedarwood Healthcare.............    2,798,019
Cherrywood Healthcare............   3,037,849      Cherrywood Healthcare............    3,797,312
Cottonwood Healthcare............   3,597,453      Cottonwood Healthcare............    4,496,816
Dogwood Healthcare...............   2,318,359      Dogwood Healthcare...............    2,897,948
Firwood Healthcare...............   3,037,849      Firwood Healthcare...............    3,797,312
Fondulac Woods Healthcare........   3,917,227      Fondulac Woods Healthcare........    4,896,533

                                      S-38

                                   ALLOCATED
                                   PRINCIPAL                                             RELEASE
FACILITY NAME                       AMOUNT         FACILITY NAME                         AMOUNT
-----------------------           -----------      -----------------------             ----------
Ironwood Healthcare..............  $   719,491     Ironwood Healthcare..............  $   899,363
Lindenwood Healthcare............    3,277,680     Lindenwood Healthcare............    4,097,099
Locustwood Healthcare............    1,678,811     Locustwood Healthcare............    2,098,514
Magnolia Wood Healthcare.........    3,997,170     Magnolia Wood Healthcare.........    4,996,463
Maplewood Healthcare.............    3,917,227     Maplewood Healthcare.............    4,896,533
Olivewood Healthcare.............    2,078,528     Olivewood Healthcare.............    2,598,161
Pinewood Healthcare..............    2,078,528     Pinewood Healthcare..............    2,598,161
Scotchwood Healthcare............    2,877,963     Scotchwood Healthcare............    3,597,453
Sprucewood Healthcare............    1,438,981     Sprucewood Healthcare............    1,798,727
Willowwood Healthcare............    1,598,868     Willowwood Healthcare............    1,998,585
Boxwood Healthcare...............    1,359,038     Boxwood Healthcare...............    1,698,797
Oakwood Healthcare...............    2,398,302     Oakwood Healthcare ..............    2,997,878
Palmwood Healthcare..............    1,359,038     Palmwood Healthcare..............    1,698,797
Benton Healthcare................    1,998,585     Benton Healthcare................    2,498,231
Cisne Healthcare.................      879,377     Cisne Healthcare.................    1,099,222
Enfield Healthcare...............      399,717     Enfield Healthcare...............      499,646
Jonesboro Healthcare.............    3,197,736     Jonesboro Healthcare.............    3,997,170
McLeansboro Healthcare...........    1,838,698     McLeansboro Healthcare...........    2,298,373
Pittsfield Healthcare............    4,716,661     Pittsfield Healthcare............    5,895,826
Rosiclare Healthcare.............    1,119,208     Rosiclare Healthcare.............    1,399,010
Westabbe Healthcare..............   10,152,812     Westabbe Healthcare..............   12,691,015


------------
(1) Due to the term of the leasehold estate, no principal amount was allocated thereto.

   Additional prepayment and defeasance terms for the Senior Living Loan are as set forth on Annex A.

   The Senior Living Manager. The Senior Living Properties are currently operated by Complete Care Services, L.P. (the "Senior Living Manager"), a Pennsylvania limited partnership, under management agreements (the "Management Agreements") dated as of January 31, 1998. Each Management Agreement has a term of twenty years, unless terminated earlier for cause. The Senior Living Manager receives a base management fee for its services under each Management Agreement equal to the sum of (i) 5% of the monthly gross revenues of the related Senior Living Property plus (ii) an amount equal to the monthly compensation of certain employees of each Senior Living Property. In addition, the Senior Living Manager is entitled to certain performance management fees payable out of net cash flow after debt service on the Senior Living Loan.

   The Senior Living Manager was formed in 1989. As of March 1, 1998, the Senior Living Manager managed and operated approximately 22,000 beds in 190 nursing homes and assisted living properties (including the Senior Living Properties) located in Texas, Pennsylvania, Illinois, New Jersey, Maryland and New York.

   The Senior Living Loan provides that if the debt service coverage ratio for the Senior Living Properties, calculated quarterly on a rolling twelve month basis (or any shorter period from July 1, 1998), drops below 1.25, and continues for two consecutive calendar quarters, the holder of the Senior Living Loan shall be entitled, at the Senior Living Borrowers' sole cost and expense, to retain a consultant to develop a plan of correction which will be implemented by the Senior Living Borrowers at their sole cost and expense.

   Other Debt. The Senior Living Borrowers are obligors on two loans (the "Senior Living Manager Loan" and the "HCFP Loan") which are also secured under the Senior Living Trust Agreement. The Senior Living Manager Loan had, as of the Cut-Off Date, a principal balance of $10 million. The Senior Living Manager Loan is secured by the Senior Living Mortgages, but is fully subordinated to the Senior

Living Loan. The HCFP Loan consists of two revolving lines of credit with permitted balances of up to $10 million and $15 million, respectively, provided to the Senior Living Borrowers by HCFP Funding, Inc. ("HCFP"), a Delaware corporation. The HCFP Loan is secured only by a security interest in certain income and accounts (including payments from Medicare or Medicaid) arising from the operation of the Senior Living Properties. Pursuant to the Senior Living Trust Agreement, all proceeds of such income and accounts will be applied to required payments under the HCFP Loan before such proceeds will be available to pay the Senior Living Loan. Upon the occurrence of a monetary default under the HCFP Loan, HCFP is entitled to direct the Senior Living Trustee to exercise certain remedies against the Senior Living Borrowers in respect of the accounts only, and is entitled to direct the Senior Living Trustee to apply proceeds realized first to pay down accrued interest and the outstanding principal balance of the HCFP Loan outstanding at the time of such default prior to making payments on the Senior Living Loan. Senior Living is the obligor on an additional note (the "Seller Note," and together with the Senior Living Manager Loan and the HCFP Loan, the "Senior Living Additional Debt") which had, as of the Cut-Off Date, a principal balance of $10 million, made to certain entities from whom Senior Living acquired the Senior Living Properties. The Seller Note is not secured pursuant to the Senior Living Trust Agreement or any other assets of Senior Living and is subordinated in right of payment to the Senior Living Loan and the Senior Living Manager Loan.

   Licensure and Regulatory Issues. Prior to the acquisition of the Senior Living Properties by Senior Living, all of the Senior Living Properties were licensed to operate. Senior Living has received provisional licenses with respect to the Senior Living Properties located in Illinois and Senior Living expects to receive permanent licenses pursuant to applicable licensing procedures. Application has been made to transfer the licenses related to the Senior Living Properties located in Texas to Senior Living; however, in Texas, licenses are not issued until the licensing surveys are completed by the applicable authorities. The Senior Living Manager is licensed to operate certain other facilities in Texas and, although no assurances can be given, the Senior Living Manager has indicated to GMACCM that it knows of no reason why licenses with respect to the Senior Living Properties located in Texas would not be forthcoming.

   The Texas Department of Human Services has issued a final draft of a proposed change to the rules allocating beds for purposes of participation in the Medicaid program. The comment period expired on April 6, 1998 and it is expected that final rules will be promulgated within forty-five days of such expiration. The proposed regulations are intended to decrease excess bed capacity in Texas and would decertify a number of beds (determined by formula) in any skilled nursing facility having a Medicaid occupancy rate for the preceding six months of less than 70%. Occupancy would be reviewed annually. Skilled nursing facilities experiencing high occupancy rates would be permitted to request increases in beds certified for Medicaid so long as the operator meets the established quality of care guidelines. The proposed rule does not affect the licensed capacity of a facility or its ability to accept private pay or Medicare patients.

   Certain of the Senior Living Properties located in Texas have experienced historical Medicaid occupancy rates below 70%. If such historical occupancy rates were to continue, the promulgation of the final rule may result in the loss of some certified Medicaid beds at the Senior Living Properties located in Texas. The loss of certified Medicaid beds would adversely affect the maximum potential occupancy of such Senior Living Properties unless occupancy by private care or Medicare patients is increased.

   The AIMCO Loans

   The Loans. Thirty-three Mortgage Loans for which the borrowers are affiliates (collectively, the "AIMCO Loans"), representing 8.21% of the Initial Pool Balance, were originated by GMACCM on October 31, 1997 and have an aggregate principal balance as of the Cut-Off Date of approximately $118,600,711.

   The AIMCO Loans consist of thirty-three separate Mortgage Loans to thirty-three different special purpose Delaware limited partnerships (each, an "AIMCO Loan Borrower"), each formed for the purpose of purchasing, owning and operating one of the AIMCO Properties (as defined herein). Each AIMCO Loan is secured by, among other things, a fee mortgage encumbering one of thirty-three multifamily properties located throughout the United States (the "AIMCO Properties"). None of the AIMCO Loans are cross-collateralized or cross-defaulted.

    Payment and prepayment terms for the AIMCO Loans are as set forth on Annex A.

   The Borrowers. Each of the AIMCO Loan Borrowers is a special purpose Delaware limited partnership sponsored by Apartment Investment and Management Company, a publicly traded real estate investment trust ("AIMCO").

   The Properties. The AIMCO Properties consist of thirty-three multifamily properties located in Arizona, Georgia, Texas, Florida, Michigan, North Carolina and Illinois. The AIMCO properties range in size from 84 units to 487 units and were constructed between 1964 and 1990. Appraisals performed in October and November 1997 determined a range of values for the AIMCO Properties from $2,050,000 to $17,200,000.

   The Manager. The AIMCO Properties are managed by AIMCO Properties, L.P., an affiliate of AIMCO.

   Permitted Substitutions, Subordinate Debt and Lockbox Provisions. On or after November 1, 2007, each AIMCO Loan Borrower is permitted to substitute collateral without prepayment or defeasance of the principal amount of the related AIMCO Loan provided, among other things, that a loan-to-value ratio of not more than 55% and a debt service coverage ratio of not less than 1.75 are maintained on the related AIMCO Loan after giving effect to any such substitution. The AIMCO Loan Borrowers in the aggregate are permitted no more than two such collateral substitutions during any twelve-month period. Each AIMCO Loan Borrower is permitted to incur secured or unsecured subordinate third party debt provided that the loan-to-value ratio calculated using the combined principal balances of the related AIMCO Loan and such subordinate debt does not exceed 55%, the combined debt service coverage of such AIMCO Loan and such subordinate debt is not less that 1.75 and the proceeds of any such subordinate debt are used solely for purposes of renovations or capital improvements approved by the holder of such AIMCO Loan. Each AIMCO Loan provides that the holder of the related note may require that the borrower establish a lockbox account for the collection of gross revenues from the related AIMCO Property following the occurrence of an event of default under the related loan documents or if the trailing 12 month debt service coverage ratio falls below 1.50.

   The Renaissance Techworld Loan

   The Loan. One Mortgage Loan (the "Renaissance Techworld Loan") representing 4.28% of the Initial Pool Balance was originated by GMACCM on March 13, 1998 and has a principal balance as of the Cut-Off Date of approximately $61,924,861. The Renaissance Techworld Loan is secured by, among other things, a fee mortgage encumbering the Renaissance Washington Hotel located in Washington, DC and the Renaissance Techworld Borrower's interest in certain leases (collectively, the "Renaissance Techworld Property"). The Renaissance Techworld Loan is an ARD Loan.

   Payment and prepayment terms for the Renaissance Techworld Loan are as set forth on Annex A.

   The Borrower. The Renaissance Techworld Loan was made to Techworld Hotel Associates, LLC (the "Renaissance Techworld Borrower"), a District of Columbia limited liability company formed for the purpose of owning, managing and operating the Renaissance Techworld Property. The Renaissance Techworld Borrower is an affiliate of the IDI Group Companies, a developer in the Washington, DC region. One of the equity owners of the Renaissance Techworld Borrower is affiliated with the borrower on another Mortgage Loan (the "Renaissance Orlando Hotel Loan") included in the Mortgage Asset Pool, which has a principal balance as of the Cut-off Date of $11,973,636 and is secured by a mortgage on a hotel (the "Renaissance Orlando Hotel") located in Orlando, Florida.

   The Property. The Renaissance Techworld Property consists of a fifteen story, 801 room full service hotel located at 999 9th Street NE in Washington, DC, near the Washington Convention Center. The Renaissance Techworld Property includes a restaurant and a lounge, 66,918 square of meeting and ballroom space and a 307 seat auditorium. Other amenities include a fitness center and indoor pool. The fitness center, the auditorium and approximately 37 percent of the combined meeting and ballroom space in the Renaissance Techworld Property are leased by the Renaissance Techworld Borrower from Techworld Trade Associates Limited Partnership, a District of Columbia limited partnership. An appraisal performed in January, 1998 determined a value for the Renaissance Techworld Property of $125,000,000.

    The Manager. The Renaissance Techworld Property is managed by Renaissance Hotel Operating Company (the "Renaissance Manager"), a Delaware corporation and an affiliate of Marriott International, Inc ("Marriott"), pursuant to a management agreement (the "Renaissance Management Agreement") between the Renaissance Techworld Borrower and the Renaissance Manager. The Renaissance Manager's initial term expires on December 31, 2008, but the Renaissance Manager has a right to extend the term for two successive terms of 10 year each. Under the Renaissance Management Agreement, the Renaissance Manager is entitled to compensation consisting of a base management fee of 3% of gross revenues and certain other incentive fees. In the event that the Renaissance Techworld Property fails to meet certain performance standards for two consecutive years, then the holder of the Renaissance Techworld Loan may compel the Renaissance Techworld Borrower to exercise certain rights to terminate the Renaissance Manager pursuant to the Renaissance Management Agreement. The Renaissance Manager also manages the Renaissance Orlando Hotel and is affiliated with the Madison Renaissance Franchisor (as defined herein).

   Mezzanine Debt. GMACCM is the holder of a loan (the "Renaissance Techworld Mezzanine Loan") originated on March 13, 1998 which has a principal balance as of the Cut-Off Date of approximately $6,000,000. The Renaissance Techworld Mezzanine Loan was made to THA I, LLC and THA II, LLC (together, the "Renaissance Techworld Borrower Members"), each District of Columbia limited liability companies. The Renaissance Techworld Mezzanine Loan is secured by the Renaissance Techworld Borrower Members' respective membership interests in the Renaissance Techworld Borrower and is payable only after payment of debt service on the Renaissance Techworld Loan and certain operating expenses incurred in connection with the management and operation of the Renaissance Techworld Property. Pursuant to a guaranty agreement (the "Marriott Guaranty"), Marriott has guarantied payment of the Renaissance Techworld Mezzanine Loan to GMACCM, which guaranty terminates upon the earlier of (i) the sale, transfer or assignment of the Renaissance Techworld Mezzanine Loan by GMACCM, and (ii) the achievement by the Renaissance Techworld Property of certain debt service coverage ratio thresholds. In addition, Marriott has the option to purchase the Renaissance Techworld Mezzanine Loan from GMACCM upon the terms and conditions specified in the Marriott Guaranty. The Renaissance Techworld Mezzanine Loan is not included in the Mortgage Asset Pool.

   The Madison Renaissance Loan

   The Loan. One Mortgage Loan (the "Madison Renaissance Loan") representing 3.39% of the Initial Pool Balance was originated by GMACCM on March 3, 1998 and has a principal balance as of the Cut-Off Date of approximately $48,942,695. The Madison Renaissance Loan is secured by, among other things, a fee and leasehold deed of trust (the "Madison Renaissance Mortgage") encumbering a hotel (the "Madison Renaissance Property") located in Seattle, WA. The Madison Renaissance Loan is an ARD Loan.

   Payment and prepayment terms for the Madison Renaissance Loan are as set forth on Annex A.

   The Borrower. The Madison Renaissance Loan was made to Madison Hotel LLC (the "Madison Renaissance Borrower"), a Washington limited liability company formed for the purpose of acquiring, owning and operating the Madison Renaissance Property. Madison Associates, a Washington general partnership, is the sole member of the Madison Renaissance Borrower. MHC Madison Hotel Corp., a Washington corporation, is the limited manager of the Madison Renaissance Borrower. Both Madison Associates and MHC Madison Hotel Corp. are affiliates of Richard C. Hedreen, a developer of hotel and commercial properties in the Seattle, Washington area.

   The Property. The Madison Renaissance Property consists of both the fee and leasehold interests in land underlying a twenty-eight story, 553 room full service hotel located at 515 Madison Street in downtown Seattle, Washington. The Madison Renaissance Borrower owns a leasehold interest in the land underlying the Madison Renaissance Property. The fee interest is subject to the lien of the Madison Renaissance Mortgage by virtue of the delivery and execution of the Madison Renaissance Mortgage by the holder of the fee interest (the "Madison Fee Holder") underlying the Madison Renaissance Property. The Madison Fee Holder is an affiliate of Richard C. Hedreen. The Madison Renaissance Property includes three restaurants, 18,283 square feet of meeting space and underground parking facilities. Other amenities include a fitness center and indoor pool. An appraisal performed in June 1997 determined a value for the Madison Renaissance Property of $83,800,000.

   The Manager; Franchise Agreement. The Madison Renaissance Property is managed by R.C. Hedreen Co. (the "Madison Renaissance Manager"), a Washington corporation, which is an affiliate of the Madison Renaissance Borrower. The management fees payable to the Madison Renaissance Manager have been subordinated to the rights of the holder of the Madison Renaissance Loan and are further subject to reduction by amounts payable by the Madison Renaissance Borrower as franchise fees under a license agreement between the Madison Renaissance Borrower and Marriott International, Inc (the "Madison Renaissance Franchisor"). The Madison Renaissance Franchisor is affiliated with the Renaissance Manager, which manages the Madison Techworld Property and the Renaissance Orlando Hotel.

   Clearing Account. The Madison Renaissance Manager is required to deposit all cash receipts and proceeds of credit card receipts received in connection with the operation of the Madison Renaissance Property on a daily basis into a clearing account (the "Madison Clearing Account"). Following an event of default on the Madison Renaissance Loan, disbursement of funds from the Clearing Account are permitted only as directed by the holder of the Madison Renaissance Loan.

  The Alliance Loan

   The Loan. One Mortgage Loan (the "Alliance Portfolio Loan") is secured by eight Mortgaged Properties operated by Alliance Residential Management LLC. The Alliance Portfolio Loan was originated by GACC on December 16, 1997 and has a principal balance as of the Cut-off Date of $61,800,612, which represents 4.3% of the Initial Pool Balance. The Alliance Portfolio Loan is secured by fee mortgages encumbering eight multifamily properties (the "Alliance Portfolio Properties") located in Texas. The Mortgage Loan documents permit the release of individual Mortgaged Properties upon a payment of 125% of the allocated principal amount (the "Allocated Principal Amount") for the applicable mortgaged property, as set forth in the table below (as of the Cut-off Date) plus any applicable prepayment premium.

   The Alliance Portfolio Loan was made to Alliance DG Portfolio LP ("Alliance DG"), an Illinois special purpose entity formed in 1997 solely for the purpose of purchasing, owning and operating the Alliance Portfolio Properties.

PROPERTY NAME                      ALLOCATED LOAN AMOUNT  CUT-OFF DATE BALANCE
---------------------------------  --------------------- --------------------
Audobon Park Apartment............      $ 7,110,057           $ 7,087,192
Preston Valley Apartments.........        7,253,314             7,229,988
Commerce Park Apartments..........        6,898,942             6,876,756
The Falls on Clearwood
 Apartments.......................        7,426,730             7,402,846
The Forum Plaza Apartments........        3,355,223             3,344,433
The Holly Ridge Apartments........        7,449,350             7,425,393
The Remington Oaks Apartments ....       13,571,689            13,528,043
The Somerset I & II Apartments ...        8,934,695             8,905,962
                                   --------------------- --------------------
Total.............................      $62,000,000           $61,800,612


   The Borrower. Alliance DG is an Illinois limited partnership and is an affiliate of Alliance Holdings, LLC, a privately owned real estate investment, development and finance firm primarily involved in the multifamily housing industry. Alliance Holdings is based in Chicago, Illinois and maintains a Houston, Texas affiliate (Alliance Residential Management,
LLC) which manages the properties which secure this Loan. Alliance Holdings' real estate portfolio includes more than 13,368 apartment units in Texas, Indiana, California and Florida.

   The Properties. The Alliance Portfolio Properties consist of eight multifamily properties all of which are located in the Dallas and Houston metropolitan areas. The Properties are comprised of a total of 2,762 units. Appraisals determined an aggregate value for the Alliance Portfolio Properties of $81,910,000.

    Mezzanine Debt. Alliance DG, L.L.C., the 99% limited partner in Alliance DG, is the borrower (the "Alliance Mezzanine Borrower") under a mezzanine loan (the "Alliance Mezzanine Loan") secured by the limited partnership interest in Alliance DG and the stock in the 1% general partner of Alliance DG. The Alliance Mezzanine Loan was originated by GACC (in its capacity as mezzanine lender, the "Alliance Mezzanine Lender") on December 16, 1997, and has a principal balance, as of the Cut-off Date, of approximately $9.5 million. The Alliance Mezzanine Loan matures on December 1, 2007 and bears interest at a per annum rate equal to LIBOR plus 4.5%. Any remaining cash flow after payment of amounts due under the Alliance Portfolio Loan and after payment of expenses of the Alliance Portfolio Properties is required to be used to pay the Alliance Mezzanine Loan. The Alliance Mezzanine Borrower has certain control rights with respect to Alliance DG and the Alliance Pool Properties, including rights relating to the sale and management of and the budgeting of expenses relating to the Alliance Pool Properties and the prepayment and amendment of the Alliance Mortgage Loan. The Alliance Mezzanine Borrower has agreed to exercise such rights subject to the approval of the Alliance Mezzanine Lender. The mortgage lender has the right to override any objection by the Alliance Mezzanine Lender with respect to certain of such approval rights. In addition, the Alliance Mezzanine Lender must obtain written confirmation from each Rating Agency prior to transferring its interest or exercising certain remedies with respect to the Alliance Mezzanine Loan.

THE MORTGAGE LOAN SELLERS

   GMACCM. GMACCM, a corporation organized under the laws of the State of California and an affiliate of the Depositor, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. Each of GMACCM and the Depositor is also an affiliate of Residential Funding Securities Corporation, one of the Underwriters. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

   German American Capital Corporation. GACC is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Morgan Grenfell Inc., one of the Underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

   The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each with respect to the Mortgage Loan has been provided by the respective Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

   Environmental Assessments. All of the Mortgaged Properties were subject to a "Phase I" environmental site assessment (or an update of a previously conducted assessment), and in the case of certain Mortgage Loans, a "Phase II," which was performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its origination or acquisition of the related Mortgage Loan. With respect to all but four (4) of the Mortgage Loans (which represent 1.69% of the Initial Pool Balance), such environmental assessments or updates thereof were conducted within the 12-month period prior to the Cut-off Date. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for:
(i) those cases where such conditions were remediated or abated prior to the Delivery Date; (ii) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended; (iii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition had not yet materially affected such Mortgaged Property and as to which a responsible party has either been identified under applicable law or was then conducting remediation of the related condition; or (iv) those cases in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation.

   The information contained herein is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, or any of their respective affiliates.

   Property Condition Assessments. Inspections of all but six of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers on behalf of the related Mortgage Loan Seller. All but two of such inspections were conducted within the 12-month period prior to the Cut-off Date. Any Mortgaged Property that was not subject to an engineering inspection on behalf of the related Mortgage Loan Seller was inspected by representatives or another designee of the related Mortgage Loan Seller. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

   Appraisals and Market Analysis. An appraisal for each Mortgaged Property was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller. With respect to all but three of the Mortgage Loans (which represents 0.88% of the Cut-off Date Principal Balance), such appraisals or market analyses (or updates) were performed during the 12-month period prior to the Cut-off Date. See "Annex A" herein. All but three of such appraisals were conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Furthermore, not all of the above-described appraisals of the Mortgaged Properties conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989. See "Risk Factors -- The Mortgage Pool -- Limitations of Appraisals" herein.

   Hazard, Liability and Other Insurance. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related

Mortgaged Property except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

   Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

   Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

   In general, the Mortgaged Properties are not insured for earthquake risk. With respect to Mortgaged Properties located in California, the related Mortgage Loan Seller generally conducted seismic studies to assess the "probable maximum loss" for the related Mortgaged Properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the Mortgaged Properties. Certain of such Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

   On or prior to the Delivery Date, each Mortgage Loan Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Mortgage Loan Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it, to the Depositor or its custodial agent (who will deliver such documents to the Trustee) or, at the direction of the Depositor, directly to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form; (f) any UCC financing statements and original assignments thereof to the Trustee; (g) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage
Loan); and (h) when relevant, the related ground lease or a copy thereof.

   The Trustee will be required to review the documents delivered by the related Mortgage Loan Seller and/or Depositor with respect to each Mortgage Loan within 60 days following the Delivery Date, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any other time that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, and if the related Mortgage Loan Seller cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice of such omission or defect, then the related Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances (as defined herein).

    In lieu of affecting any such repurchase in the manner set forth above, a Mortgage Loan Seller is also permitted to substitute a new mortgage loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (any Mortgage Loan repurchased or substituted, a "Deleted Mortgage Loan"). To qualify as a Replacement Mortgage Loan, the Replacement Mortgage Loan must have certain financial terms substantially similar to the Deleted Mortgage Loan and meet a number of specific requirements. In particular, the Replacement Mortgage Loan must (i) have a Stated Principal Balance (as defined herein) of not more than the Stated Principal Balance of the Deleted Mortgage Loan, (ii) accrue interest at a rate of interest at least equal to that of the Deleted Mortgage Loan, (iii) be a fixed-rate Mortgage Loan if the Deleted Mortgage Loan is a fixed-rate Mortgage Loan or an adjustable-rate Mortgage Loan (with the same adjustable rate and other financial terms as the Deleted Mortgage Loan) if the Deleted Mortgage Loan is an adjustable-rate Mortgage Loan, and (iv) have a remaining term to stated maturity of not greater than, and not more than two years less than, the Deleted Mortgage Loan (any mortgage loan meeting such qualifications, a "Qualifying Substitute Mortgage Loan"). In addition, the Replacement Mortgage Loan must be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code. Finally, the Mortgage Loan Seller must deposit in the Distribution Account an amount, if any, by which the Stated Principal Balance of the Deleted Mortgage Loan exceeds the Stated Principal Balance of the Replacement Mortgage Loan (the "Substitution Shortfall Amount").

   The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any failure on the part of a Mortgage Loan Seller to deliver any of the above-described documents with respect to any of its Mortgage Loans or for any defect in any such document; and none of the Depositor, either of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so.

   Within 45 days following the Delivery Date, the related Mortgage Loan Seller will cause the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the fourth preceding paragraph to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In each Mortgage Loan Purchase Agreement, subject to certain exceptions, the related Mortgage Loan Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Delivery Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

   (i) Immediately prior to the transfer thereof to the Depositor, such Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to primary service such Mortgage
Loan).

   (ii) Such Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan.

   (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan schedule attached to the related Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date.

   (iv) Such Mortgage Loan was not, as of the Cut-off Date, 30 days or more delinquent in respect of any Monthly Payment required thereunder, without giving effect to any applicable grace period.

   (v) The lien of the related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). "Permitted Encumbrances" include (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan. The Permitted Encumbrances referred to above do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

   (vi) Such Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

   (vii) There is no valid offset, defense or counterclaim to such Mortgage
Loan.

   (viii) Such Mortgage Loan Seller has not received actual notice (A) that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

   (ix) At origination, such Mortgage Loan complied with all applicable usury laws.

   (x) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

   (xi) The Mortgage Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

   (xii) All insurance required under the Mortgage for such Mortgage Loan is in full force and effect with respect to the related Mortgaged Property.

   (xiii) The related Mortgaged Property was subject to one or more environmental site assessments (or an update of a previously conducted assessment), which was performed on behalf of such Mortgage Loan Seller, or as to which the related report was delivered to such Mortgage Loan Seller in connection with its origination or acquisition of such Mortgage Loan; and such Mortgage Loan Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

   (xiv) Such Mortgage Loan is not cross-collateralized with a mortgage loan other than another Mortgage Loan.

   (xv) All escrow deposits relating to such Mortgage Loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents, have been so deposited.

   (xvi) As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Mortgage Loan Seller, as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the title policy referred to in (v) above.

   (xviii) No holder of the Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

    (xix) To such Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Mortgage Loan Seller, as of the date of origination of the Mortgage Loan, the related Mortgagor or operator (with respect to certain healthcare properties) was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated.

   (xx) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

   (xxi) In connection with the origination or acquisition of such Mortgage Loan, such Mortgage Loan Seller has inspected or caused to be inspected the Mortgaged Property.

   (xxii) Such Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of such Mortgage Loan, the related Mortgaged Property is directly or indirectly transferred or sold.

   (xxiii) The related Mortgagor is an entity, other than an individual, whose organizational documents or the related Mortgage Loan Documents provide substantially to the effect that such Mortgagor: (A) is formed or organized solely for the purpose of owning and operating the Mortgaged Property securing the Mortgage Loan, (B) may not engage in any business unrelated to such Mortgaged Property, (C) does not have any assets other than those related to its interest in and operation of such Mortgage Property, (D) may not incur indebtedness other than as permitted by the related Mortgage or other Mortgage Loan Documents, (E) has its own books and records separate and apart from any other person, and (F) holds itself out as a legal entity, separate and apart from any other person.

   If it is found that there exists a material breach of any of the foregoing representations and warranties of any of the Mortgage Loan Sellers with respect to any of its Mortgage Loans, and if such Mortgage Loan Seller cannot cure such breach within a period of 90 days following its receipt of notice of such breach, then such Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90 day period at the applicable Purchase Price or substitute a Replacement Mortgage Loan for the affected Mortgage Loan and pay any Substitution Shortfall Amount.

   The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of a Mortgage Loan Seller's representations and warranties regarding any of its Mortgage Loans. As to any Mortgage Loan, the related Mortgage Loan Seller will be the sole Warranting Party; and none of the Depositor, any of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the related Mortgage Loan Seller's representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE ASSET POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Asset Pool and the Mortgaged Properties is based upon the Mortgage Asset Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Asset Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Asset Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Asset Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Asset Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Asset Pool may vary.

    A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Asset Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Servicer will be responsible for the servicing and administration of all the Mortgage Loans; however, the holder or holders of Certificates evidencing a majority interest in the Controlling Class (as defined herein) will be entitled to terminate substantially all the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans (as defined herein) and REO Properties and to appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Servicer. See "--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" below. The Servicer, either directly or through Sub-Servicers, will be required to service and administer the Mortgage Loans in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner as is normal and usual in its general mortgage servicing and REO property management activities with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement. Such requirements are herein referred to as the "Servicing Standard."

   A "Specially Serviced Mortgage Loan" is any Mortgage Loan as to which any of the following events (each, a "Special Servicing Event") has occurred: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues unremedied for 60 days; (iii) the Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

   A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan") at such time as such of the following as are applicable occur with respect

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to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Special Servicing Event then exists):

   (a) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Servicer);

   (b) with respect to the circumstances described in clauses (iii), (v),
(vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Servicer;

   (c) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

   (d) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

   The Servicer will be required to service and administer the respective groups of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Special Servicing Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated above.

   Set forth below, following the subsection captioned "--The Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Servicer thereunder. The Servicer constitutes a "Master Servicer" for purposes of the Prospectus. However, information set forth in the Prospectus should be read taking account of all supplemental information contained herein.

THE SERVICER

   GMACCM will be the Servicer with respect to the Mortgage Asset Pool. As of February 28, 1998, the Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $41.6 billion. See "Description of the Mortgage Asset Pool -- The Mortgage Loan Sellers -- GMACCM" herein and "GMAC Commercial Mortgage Corporation" in the Prospectus.

TERMINATION OF THE SERVICER WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

   The holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class (as defined below) may at any time terminate substantially all of the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Replacement Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of a Replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Servicer shall be deemed to have resigned from its duties in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class.

   In general, a Replacement Special Servicer will possess rights and obligations comparable to those of a Master Servicer described in the Prospectus under "The Pooling and Servicing Agreements -- Sub-Servicers," "--Evidence as to Compliance" and "--Certain Matters Regarding a Master Servicer and the Depositor." In addition, a Replacement Special Servicer will be responsible for performing the servicing and other administrative duties attributable to the Servicer herein or a Master Servicer under "The Pooling and Servicing Agreements" (and, in particular, under the subsection thereof captioned "--Realization Upon Defaulted Mortgage Loans") in the Prospectus, insofar as such duties relate to Specially Serviced Mortgage Loans and REO Properties. Notwithstanding any appointment of a Replacement Special Servicer, however, the Servicer shall continue to collect information and prepare all reports to the Trustee and to pay the reasonable compensation of the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Unless the same person acts in both capacities, the Servicer and the Replacement Special Servicer shall not have any responsibility for the performance of each other's duties under the Pooling and Servicing Agreement.

   The "Controlling Class" will be the most subordinate Class of Principal Balance Certificates outstanding (the Class A-1 and Class A-2 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Principal Balance Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the most subordinate Class of Principal Balance Certificates with the largest Certificate Balance then outstanding). Initially the Controlling Class will consist of the Class N Certificates. It is anticipated that the Servicer will acquire certain Subordinate Certificates, including the Class N Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the Servicer in respect of its servicing activities will be the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received or advanced in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at a percentage rate per annum set forth on Annex A for each Mortgage Loan (the "Servicing Fee Rate"), and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The "Special Servicing Fee" will accrue solely with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum, on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans then on deposit in the Certificate Account. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage

Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Servicer or Replacement Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, a Replacement Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.

   As additional servicing compensation, the Servicer will be entitled to retain all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan. The Servicer will also be entitled to: (a) Prepayment Interest Excesses and Balloon Payment Interest Excesses (each described below) collected on the Mortgage Loans; and (b) any default interest actually collected on the Mortgage Loans, but only to the extent that such default interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee payable with respect to the related Mortgage Loan or to cover interest on any Advances (as defined below) made in respect of the related Mortgage Loan. In addition, the Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the REO Account, if established, and the Replacement Special Servicer will be authorized to invest or direct the investment of funds held in the REO Account, and the Servicer and Replacement Special Servicer, respectively, will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. The Servicer and Replacement Special Servicer will have such rights and obligations irrespective of whether the Servicer or Replacement Special Servicer, as applicable, actually directs the investment of such funds.

   If a Replacement Special Servicer is appointed, then as compensation for performing its duties in respect of the Specially Serviced Mortgage Loans and REO Properties, such Replacement Special Servicer will be entitled to receive all Special Servicing Fees, Liquidation Fees and, except as otherwise described above, Workout Fees otherwise payable to the Servicer for performing such duties. A Replacement Special Servicer will also become (and the Servicer will also cease to be) entitled to any default interest actually collected on the Mortgage Loans, but only to the extent that (i) such default interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Servicer or Replacement Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Servicer, the Replacement Special Servicer, the Trustee or the Fiscal Agent with respect to any Advances made in respect of the related Mortgage Loan and (ii) such default interest is allocable to the period that the related Mortgage Loan constituted a Specially Serviced Mortgage Loan.

   If a borrower voluntarily prepays a Mortgage Loan, in whole or in part, after the Due Date but before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Similarly, if the Due Date for any Balloon Payment occurs after the first day of, but before the Determination Date in, any calendar month, the amount of interest (net of related Servicing Fees) accrued on the related Balloon Loan from the beginning of such month to the maturity date will, to the extent actually collected in connection with the payment of such Balloon Payment on or before such Determination Date, constitute a "Balloon Payment Interest Excess." Conversely, if the Due Date for any Balloon Payment occurs after the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) that would have accrued on the related Balloon Loan from the stated maturity date through the end of such calendar month will, to the extent not paid by the borrower, constitute a "Balloon Payment Interest Shortfall." Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans will be retained by the Servicer as additional servicing compensation. The Servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and, to the extent of that portion of its aggregate Servicing Fee for the same Collection Period calculated for each Mortgage Loan at a rate equal to the Master Servicing Fee Rate (as defined in Annex A herein) for such Mortgage Loan, Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period.

   The Servicer and any Replacement Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer or a Replacement Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, in any event on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Servicer and any Replacement Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or the REO Account, as applicable, and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Servicer may advance the costs thereof). Furthermore, if any Replacement Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, such Replacement Special Servicer may, in its sole discretion, request that the Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that such Replacement Special Servicer will have an obligation to make any such Servicing Advance that, in its good faith and reasonable judgment, is necessary to avoid (i) a penalty, (ii) material harm to a Mortgaged Property or (iii) any other material adverse consequence to the Trust Fund (an "Emergency Advance"). The Servicer shall make any such Servicing Advance (other than an Emergency Advance) requested by a Replacement Special Servicer within ten (10) days of the Servicer's receipt of such request. A Replacement Special Servicer will be relieved of any obligations with respect to an Advance that it requests the Servicer to make (regardless of whether or not the Servicer makes that Advance), other than an Emergency Advance.

   If the Servicer (or a Replacement Special Servicer) is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three more days, the Trustee will be required to make such Servicing Advance. If the Trustee fails to make a required Servicing Advance, the Fiscal Agent will be required to make such Servicing Advance.

   The Servicer, any Replacement Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

   As and to the extent described herein, the Servicer, any Replacement Special Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate (as defined herein) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates -- P&I Advances" herein.

   The Servicer will be required to pay, out of its Servicing Fee, the compensation of the Trustee.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

   The Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

   (i) the Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

   (ii) the Servicer may not extend the maturity of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

   (iii) the Servicer shall not make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the Servicer shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer may rely on opinions of counsel in making such decisions);

   (iv) the Servicer shall not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

   (v) with limited exceptions, the Servicer shall not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date or that is solely within the control of the related borrower, and (y) notwithstanding clauses (i) through (v) above, the Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED MORTGAGE LOANS

   The Pooling and Servicing Agreement grants to the Servicer, any Replacement Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund certain defaulted Mortgage Loans. If the Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Servicer will be required to promptly so notify in writing the Trustee, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class. Any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Servicer or any Replacement Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Trust Fund, at a price equal to the applicable Purchase Price.

   The Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 10 days. Unless the Servicer determines, in its good faith and reasonable judgment, that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, any Replacement Special Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

   In general, the Servicer will be obligated to (or may contract with a third party to) operate and manage any Mortgaged Property acquired as REO Property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on
(i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate and (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. The Servicer will be required to sell any REO Property acquired on behalf of the Trust Fund within the time period and in the manner described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus.

   The Servicer, or, if appointed, the Replacement Special Servicer, shall establish and maintain one or more eligible accounts (the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) and Insurance Proceeds derived from each REO Property. The Servicer or Replacement Special Servicer, as applicable, shall use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, such Servicer or Replacement Special Servicer shall make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one Business Day following the end of each Collection Period, the Servicer or Replacement Special Servicer shall deposit all amounts collected received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Certificate Account, provided that the Servicer and the Replacement Special Servicer may retain in the REO Account permitted reserves.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The Servicer is required to (or may contract with a third party to) perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Servicer will be required to prepare or cause to be prepared a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

   With respect to each Mortgage Loan that requires the borrower to deliver operating statements with respect to the related Mortgaged Property, the Servicer is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise; (iii) such funds or assets as from time to time are deposited in the Certificate Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans.

   The Certificates will consist of eighteen Classes to be designated as: (i) the Class X Certificates; (ii) the Class A-1 Certificates and the Class A-2 Certificates (together, the "Class A Certificates;" and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates (collectively, the "Subordinate Certificates;" and collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

   Only the Offered Certificates are offered hereby. The Class G, Class H, Class J, Class K, Class L, Class M, Class N and REMIC Residual Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

   The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Classes of Offered Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof.

   Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in a Class of Offered Certificates, except as set forth below under "--Book-Entry Registration of the Offered Certificates -- Definitive Certificates." Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Owners may elect to hold their Certificates through DTC, in the United States, or CEDEL or Euroclear, in Europe, through participants in such systems, or indirectly through organizations which are participants in such systems. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

   General. Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all payments on their Offered

Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued in respect of any Class thereof, the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee or the Servicer as Certificateholders; and, except under the limited circumstances described herein, Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

   Under the rules, regulations and procedures regarding DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit payments on the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive payments and will be able to transfer their interests in the Offered Certificates.

   None of the Depositor, the Servicer, the Trustee, the Fiscal Agent or the Mortgage Loan Sellers will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   Euroclear and CEDEL. The Offered Certificates will be initially issued to investors through the book-entry facilities of DTC, or CEDEL or Euroclear if such investors are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

   Because of time zone differences, the securities account of a CEDEL or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

   CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL
Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

   Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear's Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Certificate Owners it represents or, if applicable, to Indirect Participants. Accordingly, Certificate Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee, the Fiscal Agent or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Certificate Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Certificate Owner. Otherwise, the Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

   Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex D hereto.

    Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

   Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC, of the availability of Definitive Certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the respective Classes of Offered Certificates as Definitive Certificates issued in the respective principal or notional amounts owned by individual Certificate Owners of each such Class, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders.

   For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

   Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

              INITIAL CERTIFICATE  PERCENT OF INITIAL POOL PERCENT OF CREDIT
    CLASS           BALANCE                BALANCE              SUPPORT
------------  ------------------- -----------------------  -----------------
Class A-1....     $335,068,000              23.19%               29.00%
Class A-2  ..      691,011,000              47.81                29.00
Class B .....       28,903,000               2.00                27.00
Class C .....       65,033,000               4.50                22.50
Class D .....       75,872,000               5.25                17.25
Class E .....       68,646,000               4.75                12.50
Class F .....       43,355,000               3.00                 9.50
Class G .....       32,516,000               2.25                 7.25
Class H .....       25,290,000               1.75                 5.50
Class J .....       14,451,000               1.00                 4.50
Class K .....       25,290,000               1.75                 2.75
Class L .....       14,451,000               1.00                 1.75
Class M .....       10,838,000               0.75                 1.00
Class N .....       14,459,046               1.00                 0.00

   On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" below.

   The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount equal to the aggregate Certificate Balance of the Principal Balance Certificates outstanding from time to time. The Class X Certificates will have an initial Notional Amount of $1,445,183,046 (subject to a variance of plus or minus 5%). The Class X Certificates consist of twelve components each corresponding to a different Class of Principal Balance Certificates (the "Class X Components"). No Class of REMIC Residual Certificates will have a Certificate Balance.

   The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.

PASS-THROUGH RATES

   The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

   The Pass-Through Rates applicable to the Class A-1 and Class A-2 Certificates will be fixed and, at all times, will be equal to the respective Pass-Through Rates specified for each such Class on the cover page hereof. The Pass-Through Rate applicable to the Class B, Class C and Class D Certificates for any Distribution Date will be equal to the lesser of a specified rate and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. The Pass-Through Rates applicable to the Class E and Class F Certificates for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate with respect to such Distribution Date. The Pass-Through Rate applicable to the Class X Certificates for the initial
Distribution Date will equal approximately     % per annum. The Pass-Through
Rate applicable to the Class X Certificates for any Distribution Date will be variable and will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rate applicable to each Class X Component. The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. The Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero.

   The Pass-Through Rate applicable to the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates for any Distribution Date will be equal to either the Weighted Average Net Mortgage Rate with respect to such Distribution Date or the lesser of a specified rate and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. No Class of REMIC Residual Certificates will have a specified Pass-Through Rate.

   The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date.

   The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. In addition, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate); provided, however, that with respect to the Interest Reserve Loans (as defined herein),
(i) the Mortgage Rate for the Collection Period preceding the Due Dates in
(a) January and February in each year that is not a leap year or (b) in February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Mortgage Rate for the Collection

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Period preceding the Due Dates in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" herein.

   The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 5th day of each month or, if any such 5th day is not a business day, the immediately preceding business day.

DISTRIBUTIONS

   General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, commencing in June 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense (each as defined herein) previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

   The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

   (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

   (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

   (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Servicer, any Replacement Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

   (iv)    amounts deposited in the Certificate Account in error; and

   (v) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution;

   (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and payments made by the Servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related Collection Period; plus

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    (c) for the Distribution Date occurring in each March, the Withheld
Amounts as described under "--Interest Reserve Account" below.

   See "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

   Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

   (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any;

   (2) to pay principal: first to the holders of the Class A-1 Certificates, and then to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such Class of Certificates and (ii) the Principal Distribution Amount for such Distribution Date;

   (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

   (4) to make payments on the Subordinate Certificates as set forth below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination; Retirement of Certificates" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

   On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distributions -- Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, be entitled: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any; second, if the Certificate Balances of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amounts for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid.

   On each Distribution, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the REMIC Residual Certificates.

    Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

   The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   To the extent of that portion of its aggregate Servicing Fees for the related Collection Period calculated at the Master Servicing Fee Rate for each Mortgage Loan, the Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during each Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during the related Collection Period, exceeds (b) any such payment made by the Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of Subordinate Certificates sequentially in reverse alphabetical order of Class designation, in each case up to the amount of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

   Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Distribution Date will, in general, equal the aggregate of the following:

   (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

   (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

   (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

   (d) the portion of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

   (e) if such Distribution Date is after the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

    An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties. The Assumed Monthly Payment deemed due on any such Balloon Loan on its stated maturity date and on any successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties, on each Due Date for so long as such REO Property or Properties remain part of the Trust Fund, shall equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property or Properties.

   Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed percentage prepayment premium or a yield maintenance prepayment premium) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates other than the Class X Certificates (not in reduction of the Certificate Balances thereof) in an aggregate amount up to the product of (a) such Prepayment Premium, (b) the Discount Rate Fraction and (c) the Principal Allocation Fraction of each such Class. The "Discount Rate Fraction" is equal to a fraction (not greater than 1.0 or less than 0.0) the numerator of which is equal to the excess of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate (as defined below) and the denominator of which is equal to the excess of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate. With respect to any Distribution Date and each Class of Offered Certificates (other than the Class X Certificates), the "Principal Allocation Fraction" is a fraction the numerator of which is the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date and the denominator of which is the Principal Distribution Amount for all Classes of Certificates as of such Distribution Date. The portion of the Prepayment Premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X Certificates.

   The "Discount Rate" means the yield (compounded monthly) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Maturity Date or Anticipated Repayment Date of such Mortgage Loan as of the Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the relevant Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

   The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate
Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal.

   Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Servicer, any Replacement Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--P&I Advances" below, the Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

   Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan bearing interest computed on an actual/360 basis and
having a Mortgage Rate (less the Servicing Fee) less than   % per annum (the
"Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Rate (less the Servicing Fee) on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Distribution Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

   As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions -- Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

   If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the respective Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction will also have the effect of reducing the Notional Amount of the Class X Certificates.

    "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property or Properties) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with
(i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

   "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Servicer and the Depositor (and certain indemnities and reimbursements to a Replacement Special Servicer comparable to those for the Servicer) as described under "The Pooling and Servicing Agreements --Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans -- REO Properties" herein and "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Prohibited Transactions Tax and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

   With respect to each Distribution Date, unless the Servicer, in its reasonable judgment, believes that the funds therefor would not be recoverable from Related Proceeds and subject to the recoverability standard described in the Prospectus, the Servicer, will be obligated to make P&I Advances out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (in each case net of any related Workout Fee) that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (each as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. See "The Trustee and the Fiscal Agent" below.

   The Servicer, Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, neither the Servicer, the Trustee nor the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance. The Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

   The Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and any Replacement Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Servicer, any Replacement Special Servicer, the Trustee, or the Fiscal Agent, as the case may be, out of default interest collected in respect of the related Mortgage Loan or, in connection with the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

   Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan and (iv) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Servicer will be required, within 30 days (or such longer period as the Servicer is diligently and in good faith proceeding to obtain such appraisal), to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made with respect to such Required Appraisal Loan plus interest accrued on such Advances at the Reimbursement Rate and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, net of any escrow reserves held by the Servicer to cover any such item, over (b) 90% of an amount equal to (i) the appraised value of the related

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Mortgaged Property or REO Property as determined by such appraisal, net of
(ii) the amount of any liens on such property that are prior to the lien of the Required Appraisal Loan, are not in respect of items included in clause
(a)(iv) above and were not taken into account in the calculation of such appraised value.

   With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Special Servicing Event has occurred with respect thereto during the preceding twelve months), the Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be covered by and reimbursable as a Servicing Advance). Based upon such appraisal, the Servicer is to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

   A "Modified Mortgage Loan" is any Mortgage Loan as to which any Special Servicing Event has occurred and which has been modified by the Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

   Trustee Reports. On each Distribution Date, the Trustee will be required to forward by mail to each holder of an Offered Certificate as of the related Record Date a Distribution Date Statement providing various items of information relating to distributions made on such date with respect to the relevant Class and the recent status of the Mortgage Asset Pool. For a discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

   In addition, based on information provided in monthly reports prepared by the Servicer and delivered to the Trustee, the Trustee will prepare and/or forward on each Distribution Date to each Offered Certificateholder, the following statements and reports (collectively with the Distribution Date Statements, the "Trustee Reports"), substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and containing, among other things, substantially the information set forth below:

   (1) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer and by the Servicer to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A.

   (2) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property or which has become REO Property.

   (3) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

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    (4) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the immediately preceding
Determination Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the Collection Period ending on such Determination Date and for all prior Collection Periods, and (ii) the amount of Realized Losses occurring both during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

   (5) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Servicer).

   (6) A "Servicer Watch List" setting forth, among other things, certain Mortgage Loans which have experienced a material decrease in debt service coverage, a loss of or bankruptcy of the largest tenant (to the extent the Servicer has actual knowledge of such loss or bankruptcy) or are approaching maturity.

   None of the above reports will include any information that the Servicer deems to be confidential. Neither the Servicer nor the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Servicer or the Trustee, as applicable. Certain information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

   Prior to each Distribution Date, the Servicer will deliver to the Trustee (by electronic means) a "Comparative Financial Status Report" containing substantially the content set forth in Annex B setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (i) the most current available year-to-date; (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

   In addition, the Servicer is also required to perform with respect to each Mortgaged Property and REO Property:

   (a) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended June 30, 1998, an "Operating Statement Analysis" containing revenue, expense, and net operating income information substantially in accordance with Annex B (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Servicer will deliver to the Trustee by electronic means the Operating Statement Analysis upon request, and

   (b) Within 30 days after receipt by the Servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content set forth in Annex B, the "NOI Adjustment Worksheet," (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in its reporting obligation in (1) above. The Servicer will deliver to the Trustee by electronic means the "NOI Adjustment Worksheet" upon request.

   Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports described above upon request. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other

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communications by DTC to Participants, and by Participants to Certificate
Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

   Other Information. The Trustee will make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any holder or Certificate Owner of an Offered Certificate, originals or copies of, among other things, the following items:
(a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates and accountants' reports delivered to the Trustee since the Delivery Date as described under "The Pooling and Servicing Agreements -- Evidence as to Compliance" in the Prospectus, (d) the most recent property inspection report prepared by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, (e) the most recent annual operating statements, if any, collected by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, and (f) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon reasonable written request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided, further, that the Trustee may require (x) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (y) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. The Servicer may, but is not required, make certain information available over the Internet.

VOTING RIGHTS

   At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances of their Certificates, 1% of the Voting Rights shall be allocated among the holders of the Class X Certificates, and the remaining Voting Rights shall be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. Appraisal Reduction Amounts will be allocated in reduction of the respective Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates, in that order, solely for purposes of calculating Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or Advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Asset Pool be less than 1% of the Initial Pool Balance, the purchase of all of the assets of the Trust Fund by the Servicer or the Depositor. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

    Any such purchase by the Servicer or the Depositor of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) then included in the Trust Fund and
(ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding Mortgage Loan), as determined by an appraiser mutually agreed upon by the Servicer and the Trustee, reduced by
(b) if such purchase is by the Servicer, the aggregate of amounts payable or reimbursable to the Servicer under the Pooling and Servicing Agreement.

   On the final Distribution Date, the aggregate amount paid by the Servicer or the Depositor, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus), will be applied as described above under "--Distributions -- Application of the Available Distribution Amount."

THE TRUSTEE AND THE FISCAL AGENT

   The Trustee. LaSalle National Bank ("LaSalle") will act as Trustee. LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, trust company, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "Aa2" by Moody's and "AA" by Fitch IBCA (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-407, Attention: Asset-Backed Securities Trust Services Group -- GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1998-C1. The Trustee will make (x) certain information contained in the Monthly Distribution Statement available through its ASAP System to Certificateholders dialing telephone number (312) 904-2200 and requesting statement No. 325 and (y) certain information regarding the Monthly Loans available in electronic format through its dial-up bulletin board service, to Certificateholders dialing telephone number (714) 282-3990. Additionally, certain information regarding the Mortgage Loans will be made available at the website maintained by LaSalle at www.lnbabs.com.

   The Servicer will be responsible for payment of the compensation of the Trustee.

   The Fiscal Agent. ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as fiscal agent (the "Fiscal Agent") for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it plus interest thereon at the Advance Rate in the same manner and to the same extent as the Servicer and the Trustee. See "--P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses." The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1997, the Fiscal Agent had consolidated assets of approximately $414 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

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                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

   Pass-Through Rate. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates applicable to the Class B, Class C and Class D Certificates for any Distribution Date will be equal to the lesser of the specified rates shown on the cover hereof and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. The Pass-Through Rates applicable to the Class E and Class F Certificates for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate with respect to such Distribution Date. Accordingly, the yield on each Class of Offered Certificates (other than the Class A-1 and Class A-2 Certificates) will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the Pass-Through Rates for the Class X, Class E and Class F Certificates and, to the extent that the Weighted Average Net Mortgage Rate is reduced below the specified fixed rates set forth on the cover hereof for the Class B, Class C and Class D Certificates, reducing the Pass-Through Rates on such Classes of Offered Certificates.

   See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Asset Pool" herein and "--Yield Considerations -- Rate and Timing of Principal Payments" and "--Yield Sensitivity of the Class X Certificates" below.

   Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amount of the Class X Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

   The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of such

Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of, the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts (or, in the case of a Net Aggregate Prepayment Interest Shortfall, just interest) otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates.

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Asset Pool" herein and "Risk Factors" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the Prospectus.

   The rate of prepayment on the Mortgage Asset Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans" herein.

   Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

   Unpaid Distributable Certificates Interest. As described under "Description of the Certificates -- Distributions -- Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

 WEIGHTED AVERAGE LIFE

   The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Delivery Date to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that an outstanding principal balance experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity or, where applicable, extended maturity. The columns headed "5%," "10%," "15%," "20%," and "25%" assume with respect to any particular Class, that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out or defeasance period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out period or a yield maintenance period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which the terms of the Mortgage Loan prohibit voluntary prepayments on the part of the borrower. A "yield maintenance period" is any period during which the terms of the Mortgage Loan provide that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

   The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following assumptions (collectively, the "Maturity Assumptions"): (i) the initial Certificate Balances and Notional Amount, as the case may be, and assuming that the Pass-Through Rate for each Class of Certificates (subject to the Weighted Average Net Mortgage Rate limitation where applicable) is as follows: Class A-1, 6.240%; Class A-2, 6.537%; Class B, 6.555%; Class C, 6.653%; Class D, 6.781%; Class E
through Class J, the Weighted Average Net Mortgage Rate and Class K through Class N, 6.240%, (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments (as such may be increased in the case of the one Mortgage Loan as described in Annex A) and the Mortgage Rate in effect as of the Cut-off Date, (iii) all scheduled Monthly Payments are assumed to be timely received on the first day of each month, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (xii)) and that the ARD Loans mature on the Anticipated Repayment Date, (vi) all Mortgage Loans accrue interest under the applicable Accrual Method as specified in Annex A, (vii) neither the Servicer nor the Depositor exercises its right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Certificates are made on the 15th day of each month, commencing in June 1998, (xii) when specifically indicated in a particular table, no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period or defeasance period ("LOP"), if any, or yield maintenance period ("YMP"), if any, (xiii) the prepayment provisions for each Mortgage Loan as set forth on Annex A are assumed to begin on the first due date of such Mortgage Loan, (xiv) the Delivery Date is May 18, 1998, (xv) for Loan GMAC 3560, it is assumed that when the prepayment penalty is equal to the lesser of yield maintenance or a fixed percentage, the penalty will be calculated as a fixed percentage, (xvi) for Loans GMAC 1040, GMAC 1070, GMAC 1320, GMAC 2420, GMAC 2560, GMAC 3320 and GMAC 3360, no
partial prepayment due to an earnout occurs, and (xvii) the extension options for Loans GMAC 2240, GMAC 2540, GMAC 3070 and GMAC 3260 are not exercised. To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

   Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

   Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPR percentages.

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                 OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                        PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                  0%     5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%   100%    100%   100%    100%   100%
May 15, 1999.....    93     93      93     93      93     93
May 15, 2000.....    86     86      86     86      86     86
May 15, 2001.....    78     78      78     78      78     77
May 15, 2002.....    70     69      69     69      68     68
May 15, 2003.....    59     58      58     58      58     57
May 15, 2004.....    49     48      48     48      47     47
May 15, 2005.....    31     30      30     29      29     29
May 15, 2006.....    21     20      19     19      18     18
May 15, 2007.....    10      8       8      7       6      6
May 15, 2008.....     0      0       0      0       0      0
Weighted Average
 Life (in years)    5.5    5.5     5.4    5.4     5.4    5.4

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES
                 OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%   100%    100%   100%    100%   100%
May 15, 1999  ...   100    100     100    100     100    100
May 15, 2000  ...   100    100     100    100     100    100
May 15, 2001  ...   100    100     100    100     100    100
May 15, 2002  ...   100    100     100    100     100    100
May 15, 2003  ...   100    100     100    100     100    100
May 15, 2004  ...   100    100     100    100     100    100
May 15, 2005  ...   100    100     100    100     100    100
May 15, 2006.....   100    100     100    100     100    100
May 15, 2007.....   100    100     100    100     100    100
May 15, 2008.....     0      0       0      0       0      0
Weighted Average
 Life (in years)    9.7    9.7     9.7    9.7     9.7    9.7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES
                 OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%   100%    100%   100%    100%   100%
May 15, 1999  ...   100    100     100    100     100    100
May 15, 2000  ...   100    100     100    100     100    100
May 15, 2001  ...   100    100     100    100     100    100
May 15, 2002  ...   100    100     100    100     100    100
May 15, 2003  ...   100    100     100    100     100    100
May 15, 2004  ...   100    100     100    100     100    100
May 15, 2005  ...   100    100     100    100     100    100
May 15, 2006.....   100    100     100    100     100    100
May 15, 2007.....   100    100     100    100     100    100
May 15, 2008.....     0      0       0      0       0      0
Weighted Average
 Life (in years)    9.9    9.9     9.8    9.8     9.8    9.8

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES
                 OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%   100%    100%   100%    100%   100%
May 15, 1999  ...   100    100     100    100     100    100
May 15, 2000  ...   100    100     100    100     100    100
May 15, 2001  ...   100    100     100    100     100    100
May 15, 2002  ...   100    100     100    100     100    100
May 15, 2003  ...   100    100     100    100     100    100
May 15, 2004  ...   100    100     100    100     100    100
May 15, 2005  ...   100    100     100    100     100    100
May 15, 2006.....   100    100     100    100     100    100
May 15, 2007.....   100    100     100    100     100    100
May 15, 2008.....     0      0       0      0       0      0
Weighted Average
 Life (in years)    9.9    9.9     9.9    9.9     9.9    9.9

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES
                 OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%    100%   100%   100%    100%   100%
May 15, 1999  ...   100     100    100    100     100    100
May 15, 2000  ...   100     100    100    100     100    100
May 15, 2001  ...   100     100    100    100     100    100
May 15, 2002  ...   100     100    100    100     100    100
May 15, 2003  ...   100     100    100    100     100    100
May 15, 2004  ...   100     100    100    100     100    100
May 15, 2005  ...   100     100    100    100     100    100
May 15, 2006.....   100     100    100    100     100    100
May 15, 2007.....   100     100    100    100     100    100
May 15, 2008.....    26      23     21     19      17     16
May 15, 2009.....     0       0      0      0       0      0
Weighted Average
 Life (in years)   10.0    10.0   10.0    9.9     9.9    9.9

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES
                 OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%    100%   100%    100%   100%    100%
May 15, 1999  ...   100     100    100     100    100     100
May 15, 2000  ...   100     100    100     100    100     100
May 15, 2001  ...   100     100    100     100    100     100
May 15, 2002  ...   100     100    100     100    100     100
May 15, 2003  ...   100     100    100     100    100     100
May 15, 2004  ...   100     100    100     100    100     100
May 15, 2005  ...   100     100    100     100    100     100
May 15, 2006  ...   100     100    100     100    100     100
May 15, 2007  ...   100     100    100     100    100     100
May 15, 2008  ...   100     100    100     100    100     100
May 15, 2009  ...    38      35     33      32     31      31
May 15, 2010  ...    18      16     14      13     13      12
May 15, 2011  ...     0       0      0       0      0       0
Weighted Average
 Life (in years)   11.1    11.0   11.0    10.9   10.9    10.9

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES
                 OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                         PREPAYMENTS LOCKED OUT THROUGH
                    LOP AND YMP, THEN AT THE FOLLOWING CPRS
                  --------------------------------------------
DATE                0%      5%     10%    15%     20%    25%
----------------  ------ ------  ------ ------  ------ ------
Initial .........   100%    100%   100%    100%   100%    100%
May 15, 1999  ...   100     100    100     100    100     100
May 15, 2000  ...   100     100    100     100    100     100
May 15, 2001  ...   100     100    100     100    100     100
May 15, 2002  ...   100     100    100     100    100     100
May 15, 2003  ...   100     100    100     100    100     100
May 15, 2004  ...   100     100    100     100    100     100
May 15, 2005  ...   100     100    100     100    100     100
May 15, 2006  ...   100     100    100     100    100     100
May 15, 2007  ...   100     100    100     100    100     100
May 15, 2008  ...   100     100    100     100    100     100
May 15, 2009  ...   100     100    100     100    100     100
May 15, 2010  ...   100     100    100     100    100     100
May 15, 2011  ...    93      93     92      92     91      91
May 15, 2012.....    65      62     60      57     55      52
May 15, 2013.....     0       0      0       0      0       0
Weighted Average
 Life (in years)   14.2    14.1   14.1    14.1   14.0    14.0

CERTAIN PRICE/YIELD TABLES

   The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Maturity Assumptions.

   The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of May 18, 1998 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including the Cut-off Date to but excluding the Delivery Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial Certificate Balance of the specified Class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
       FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                       PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                          YMP, THEN AT THE FOLLOWING CPRS
                              --------------------------------------------------------
       ASSUMED PURCHASE
        PRICE*(32NDS)            0%        5%       10%      15%       20%      25%
----------------------------  -------- --------  -------- --------  -------- --------
 99-16 ......................   6.381%   6.381%    6.381%   6.382%    6.382%   6.382%
 99-24 ......................   6.323    6.323     6.323    6.323     6.323    6.323
100-00 ......................   6.266    6.266     6.266    6.265     6.265    6.265
100-08 ......................   6.209    6.209     6.208    6.208     6.207    6.207
100-16 ......................   6.153    6.152     6.151    6.150     6.150    6.149
100-24 ......................   6.096    6.095     6.094    6.093     6.092    6.091
101-00 ......................   6.040    6.038     6.037    6.036     6.035    6.034
101-08 ......................   5.984    5.982     5.980    5.979     5.978    5.977
101-16 ......................   5.928    5.926     5.924    5.922     5.921    5.920


------------
* Exclusive of accrued interest.

                       PRE-TAX YIELD TO MATURITY (CBE)
       FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                       PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                          YMP, THEN AT THE FOLLOWING CPRS
                              --------------------------------------------------------
       ASSUMED PURCHASE
        PRICE*(32NDS)            0%        5%       10%      15%       20%      25%
----------------------------  -------- --------  -------- --------  -------- --------
100-16 ......................   6.519%   6.519%    6.519%   6.519%    6.519%   6.519%
100-24 ......................   6.484    6.484     6.484    6.484     6.484    6.483
101-00 ......................   6.448    6.448     6.448    6.448     6.448    6.448
101-08 ......................   6.413    6.413     6.413    6.413     6.413    6.413
101-16 ......................   6.378    6.378     6.378    6.378     6.378    6.378
101-24 ......................   6.343    6.343     6.343    6.343     6.343    6.343
102-00 ......................   6.308    6.308     6.308    6.308     6.308    6.308
102-08 ......................   6.274    6.273     6.273    6.273     6.273    6.273
102-16 ......................   6.239    6.239     6.239    6.238     6.238    6.238


------------
* Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
        FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                       PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                          YMP, THEN AT THE FOLLOWING CPRS
                              --------------------------------------------------------
       ASSUMED PURCHASE
        PRICE*(32NDS)            0%        5%       10%      15%       20%      25%
----------------------------  -------- --------  -------- --------  -------- --------
100-16 ......................   6.539%   6.539%    6.538%   6.538%    6.538%   6.538%
100-24 ......................   6.504    6.503     6.503    6.503     6.503    6.503
101-00 ......................   6.469    6.469     6.468    6.468     6.468    6.468
101-08 ......................   6.434    6.434     6.433    6.433     6.433    6.433
101-16 ......................   6.399    6.399     6.399    6.399     6.398    6.398
101-24 ......................   6.365    6.364     6.364    6.364     6.364    6.364
102-00 ......................   6.330    6.330     6.330    6.329     6.329    6.329
102-08 ......................   6.296    6.295     6.295    6.295     6.295    6.295
102-16 ......................   6.261    6.261     6.261    6.260     6.260    6.260

------------
* Exclusive of accrued interest.

                       PRE-TAX YIELD TO MATURITY (CBE)
        FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                       PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                          YMP, THEN AT THE FOLLOWING CPRS
                              --------------------------------------------------------
       ASSUMED PURCHASE
        PRICE*(32NDS)            0%        5%       10%      15%       20%      25%
----------------------------  -------- --------  -------- --------  -------- --------
100-16 ......................   6.639%   6.639%    6.639%   6.639%    6.639%   6.639%
100-24 ......................   6.604    6.604     6.604    6.604     6.604    6.604
101-00 ......................   6.569    6.569     6.569    6.569     6.569    6.569
101-08.......................   6.534    6.534     6.534    6.534     6.534    6.534
101-16.......................   6.499    6.499     6.499    6.499     6.499    6.499
101-24.......................   6.464    6.464     6.464    6.464     6.464    6.464
102-00.......................   6.430    6.430     6.430    6.430     6.430    6.430
102-08.......................   6.395    6.395     6.395    6.395     6.395    6.395
102-16.......................   6.361    6.361     6.361    6.361     6.361    6.361

------------
* Exclusive of accrued interest.

                       PRE-TAX YIELD TO MATURITY (CBE)
        FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                       PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                          YMP, THEN AT THE FOLLOWING CPRS
                              --------------------------------------------------------
       ASSUMED PURCHASE
        PRICE*(32NDS)            0%        5%       10%      15%       20%      25%
----------------------------  -------- --------  -------- --------  -------- --------
100-16 ......................   6.769%   6.769%    6.769%   6.769%    6.769%   6.769%
100-24.......................   6.734    6.734     6.734    6.734     6.734    6.734
101-00.......................   6.699    6.699     6.699    6.699     6.699    6.699
101-08.......................   6.664    6.664     6.664    6.664     6.664    6.664
101-16.......................   6.629    6.629     6.629    6.629     6.629    6.629
101-24.......................   6.595    6.594     6.594    6.594     6.594    6.594
102-00.......................   6.560    6.560     6.560    6.560     6.560    6.559
102-08.......................   6.525    6.525     6.525    6.525     6.525    6.525
102-16.......................   6.491    6.491     6.491    6.491     6.491    6.490

------------
* Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
        FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                       PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                          YMP, THEN AT THE FOLLOWING CPRS
                              --------------------------------------------------------
       ASSUMED PURCHASE
        PRICE*(32NDS)            0%        5%       10%      15%       20%      25%
----------------------------  -------- --------  -------- --------  -------- --------
99-00 .......................   7.328%   7.328%    7.328%   7.328%    7.328%   7.328%
99-08........................   7.294    7.294     7.293    7.293     7.293    7.293
99-16........................   7.260    7.260     7.259    7.259     7.259    7.259
99-24........................   7.226    7.226     7.225    7.225     7.225    7.225
100-00.......................   7.192    7.192     7.192    7.191     7.191    7.191
100-08.......................   7.159    7.158     7.158    7.158     7.157    7.157
100-16.......................   7.125    7.125     7.124    7.124     7.124    7.123
100-24.......................   7.092    7.091     7.091    7.090     7.090    7.090
101-00.......................   7.059    7.058     7.057    7.057     7.056    7.056

------------
* Exclusive of accrued interest.

                       PRE-TAX YIELD TO MATURITY (CBE)
        FOR THE CLASS F CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                       PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                          YMP, THEN AT THE FOLLOWING CPRS
                              --------------------------------------------------------
       ASSUMED PURCHASE
        PRICE*(32NDS)            0%        5%       10%      15%       20%      25%
----------------------------  -------- --------  -------- --------  -------- --------
95-19........................   7.715%   7.716%    7.716%   7.716%    7.717%   7.718%
95-27........................   7.685    7.685     7.685    7.686     7.686    7.687
96-03........................   7.654    7.654     7.655    7.655     7.655    7.656
96-11........................   7.624    7.624     7.624    7.624     7.625    7.625
96-19........................   7.594    7.594     7.594    7.594     7.594    7.595
96-27........................   7.563    7.563     7.564    7.564     7.564    7.564
97-03........................   7.533    7.533     7.533    7.534     7.534    7.534
97-11........................   7.503    7.503     7.503    7.503     7.504    7.504
97-19........................   7.474    7.473     7.473    7.473     7.474    7.474

------------
* Exclusive of accrued interest.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

   The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. In addition, the Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

   The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions. It was further assumed that the aggregate purchase price of the Class X Certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 7-08 is 7 8/32%) of the initial Notional Amount (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

   The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the
discounted present value of such assumed stream of cash flows as of May   ,
1998 to equal the assumed aggregate purchase price plus accrued interest at the Class X Pass-Through Rate from and including the Cut-off Date to but excluding the Delivery Date thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and accordingly does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

   Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

   There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

   In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

                      PRE-TAX YIELD TO MATURITY FOR THE
            CLASS X CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                        PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                           YMP, THEN AT THE FOLLOWING CPRS
                                   ------------------------------------------------
ASSUMED PURCHASE PRICE (32NDS)*      0%      5%     10%      15%     20%      25%
---------------------------------  ------ ------  ------- -------  ------- -------
                                      %       %       %       %        %       %


------------
* Exclusive of accrued interest.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for Federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. For Federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I; the Class R-II Certificates will be the sole class of "residual interests" in REMIC II; the Offered Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

   The Class X and Class   Certificates will be treated as having been issued
with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay prior to their respective maturity dates. No representation is made that the Mortgage Loans will not prepay. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

   The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class X and Class Certificates. There are uncertainties concerning the application of Section
1272(a)(6) of the Code to the Class X and Class   Certificates, and the rules
of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude
their application to the Class X and Class   Certificates even in the absence
of Section 1272(a)(6) of the Code. The IRS could assert that income derived
from a Class X and Class   Certificate should be calculated as if the Class X
and Class   Certificate were a Certificate purchased at a premium equal to
the price paid by the Holder for the Class X and Class   Certificate. Under
this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described in the Prospectus under "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium." Alternatively, the IRS
could assert that the Class X and Class   Certificates should be taxable
under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

   Assuming the Class X and Class   Certificates are treated as having been
issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X and Class Certificates, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a
holder of a Class X and Class   Certificate, the amount of original issue
discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter
is not free from doubt, a holder of a Class X and Class   Certificate may be
permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

   The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Class X
and Class   Certificates may be able to select a method for recognizing original issue discount that differs from that used by the REMIC Administrator in preparing reports to Certificateholders and the IRS.
Prospective purchasers of Class X and Class   Certificates are advised to
consult their tax advisors concerning the treatment of such Certificates.

   Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For Federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

   The Class   , Class   , Class   , Class    and Class    Certificates will
be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" in the Prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

   The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

   The Offered Certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the Mortgage Loans secured by multifamily Mortgaged Properties. See "Description of the Mortgage Asset Pool" herein and "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

   For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in an Underwriting
Agreement, dated May   , 1998 (the "Underwriting Agreement"), the
Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates.

   It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or
about May   , 1998, against payment therefor in immediately available funds.

   In the Underwriting Agreement, the Underwriters have agreed to purchase the portion of the Certificates of each Class set forth below.

                               ALLOCATION TABLE



            UNDERWRITER             CLASS X  CLASS A-1  CLASS A-2  CLASS B  CLASS C  CLASS D  CLASS E  CLASS F
----------------------------------  -------  ---------  ---------  -------  -------  -------  -------  -------
Deutsche Morgan Grenfell Inc.  ....      %          %          %        %        %        %        %        %
Lehman Brothers Inc. ..............      %          %          %        %        %        %        %        %
Residential Funding Securities
 Corporation ......................
Total .............................      %          %          %        %        %        %        %        %
                                    =======  =========  =========  =======  =======  =======  =======  =======

   In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

   The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

   The distribution of the Offered Certificates by any Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting
expenses payable by the Depositor, will be approximately   % of the aggregate
Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   Deutsche Morgan Grenfell Inc. is an affiliate of GACC and Residential Funding Securities Corporation is an affiliate of each of GMACCM and the Depositor.

   The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

   There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates --Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP and for the Underwriters by Brown & Wood LLP.

                                   RATINGS

   It is a condition to their issuance that the respective Classes of Offered Certificates receive the indicated credit ratings from Moody's and Fitch
IBCA:

   CLASS                               MOODY'S      FITCH IBCA
   --------------------------------  ----------- --------------
   Class X .........................      Aaa           AAA
   Class A-1 .......................      Aaa           AAA
   Class A-2 .......................      Aaa           AAA
   Class B .........................      Aaa            AA+
   Class C .........................      Aa2            AA
   Class D .........................       A2             A
   Class E .........................     Baa2           BBB
   Class F..........................       NA          BBB-

   The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in May, 2030 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Asset Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Asset Pool is adequate to make payments of principal and interest required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of principal prepayments (whether voluntary or involuntary) on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected in connection with such prepayments or the corresponding effect on yield to investors. In general, the ratings thus address credit risk and not prepayment risk.

   As described herein, the amounts payable with respect to the Class X Certificates do not include principal. If all the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificates were to receive only a single month's interest (without regard to any Prepayment Premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings assigned by Moody's and Fitch IBCA to the Class X Certificates. The ratings of the Class X Certificates by Moody's and Fitch IBCA do not address the timing or magnitude of reductions of the Notional Amount of the Class X Certificates, but only the obligation to pay interest timely on the Notional Amount of the Class X Certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class X Certificates or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The Class X Certificate Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody's or Fitch IBCA, as applicable.

   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

   The Offered Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

   The Depositor makes no representation as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested, that is subject to ERISA and/or Section 4975 of the Code (each, a "Plan") should review with its counsel whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

   The purchase or holding of the Class A and Class X Certificates by, on behalf of or with assets of a Plan may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations -- Prohibited Transaction Exemption" in the Prospectus; however, the Exemption contains a number of conditions, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, neither the Exemption nor any similar exemption issued to the Underwriters will apply to the Class B, Class C, Class D, Class E or Class F Certificates. As a result, no transfer of a Class B, Class C, Class D, Class E or Class F Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Depositor, the Trustee, the Fiscal Agent and the Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee, the Fiscal Agent and the Servicer that such transfer is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Fiscal Agent or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the prospective transferee of a Class B, Class C, Class

D, Class E or Class F Certificate may provide a certification of facts substantially to the effect that the purchase of such Certificate by or on behalf of, or with assets of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee, the Fiscal Agent or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in United States Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. In addition, so long as the Class B, Class C, Class D, Class E and Class F Certificates are registered in the name of Cede & Co., as nominee of DTC, any purchaser of such Certificates will be deemed to have represented by such purchase that either: (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with assets of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Fiscal Agent or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met:
(a) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. See "ERISA Considerations -- Representation From Investing Plans" in the Prospectus.

   Any Plan fiduciary or other person considering whether to purchase an Offered Certificate on behalf of or with assets of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. See "ERISA Considerations" in the Prospectus.

                           INDEX OF PRINCIPAL TERMS

Accrued Certificate Interest ..............       S-65
ADA .......................................       S-27
Additional Trust Fund Expenses ............       S-68
Advances ..................................       S-54
AIMCO .....................................       S-41
AIMCO Loan Borrower .......................       S-40
AIMCO Loans ...............................       S-40
AIMCO Properties ..........................       S-40
Alliance DG ...............................       S-43
Alliance Mezzanine Borrower ...............       S-44
Alliance Mezzanine Lender .................       S-44
Alliance Mezzanine Loan ...................       S-44
Alliance Portfolio Loan ...................       S-43
Alliance Portfolio Properties .............       S-43
Allocated Principal Amount ................       S-43
Andrews Facility ..........................       S-36
Anticipated Repayment Date ................       S-11
Appraisal Reduction Amount ................       S-69
ARD Loans .................................       S-11
Assumed Final Distribution Date ...........        S-2
Assumed Monthly Payment ...................       S-66
Available Distribution Amount .............       S-63
Balloon Loans .............................       S-10
Balloon Payment ...........................       S-10
Balloon Payment Interest Excess ...........       S-54
Balloon Payment Interest Shortfall ........       S-54
CBE .......................................       S-81
CEDEL .....................................        S-9
CEDEL Participants ........................       S-60
Centre Re .................................       S-33
Certificates ..............................          1
Class .....................................          1
Class A Certificates ......................    1, S-58
Class X Components ........................       S-61
Clearance Cooperative .....................       S-60
Collection Period .........................       S-63
Comparative Financial Status Report .......       S-71
Consulting Advisor ........................       S-35
Consulting Advisor List ...................       S-35
Controlling Class .........................       S-52
Corporate Trust Office ....................       S-73
Corrected Mortgage Loan ...................       S-50
CPR .......................................       S-76
Cross-Collateralized Mortgage Loans .......       S-26
Cut-off Date Balance ......................       S-29
Defeasance Collateral .....................       S-31
Defeasance Option .........................       S-12
Deleted Mortgage Loan .....................       S-47
Delinquent Loan Status Report .............       S-70
Depositories ..............................       S-59
Determination Date ........................       S-63

                              S-92

Discount Rate .............................       S-66
Discount Rate Fraction ....................       S-66
Distributable Certificate Interest ........       S-65
Distribution Date .........................        S-8
DMG .......................................          1
DTC Registered Certificates ...............        S-9
Emergency Advance .........................       S-54
Euroclear .................................        S-9
Euroclear Operator ........................       S-60
Euroclear Participants ....................       S-60
Excess Interest ...........................       S-11
Fiscal Agent ..............................       S-73
Fitch IBCA ................................       S-18
Form 8-K ..................................       S-50
GACC ......................................        S-8
GACC Mortgage Loans .......................       S-29
GMACCM ....................................        S-8
GMACCM Mortgage Loans .....................       S-29
HCFP ...................................... S-33, 1-40
HCFP Loan .................................       S-39
Historical Loan Modification Report .......       S-70
Historical Loss Estimate Report ...........       S-71
Initial Pool Balance ......................        S-2
Interest Reserve Account ..................       S-67
Interest Reserve Loans ....................       S-67
LaSalle ...................................       S-73
Lehman Brothers ...........................          1
Liquidation Fee ...........................       S-53
Liquidation Fee Rate ......................       S-53
Lockbox Account ...........................       S-30
LOP .......................................       S-77
Madison Clearing Account ..................       S-43
Madison Fee Holder ........................       S-42
Madison Renaissance Borrower ..............       S-42
Madison Renaissance Franchisor ............       S-43
Madison Renaissance Loan ..................       S-42
Madison Renaissance Manager ...............       S-43
Madison Renaissance Mortgage ..............       S-42
Madison Renaissance Property ..............       S-42
MAI .......................................       S-45
Management Agreements .....................       S-39
Marriott ..................................       S-42
Marriott Guaranty .........................       S-42
Master Servicer ...........................       S-51
Maturity Assumptions ......................       S-76
Modified Mortgage Loan ....................       S-70
Monthly Payments ..........................       S-29
Moody's ...................................       S-18
Mortgage Asset Pool .......................        S-2
Mortgage Asset Seller .....................       S-29
Mortgage Loan Purchase Agreement ..........       S-29
Mortgage Loan Sellers .....................        S-8
Mortgage Loans ............................        S-2

                              S-93

Net Aggregate Prepayment Interest Shortfall       S-65
Net Mortgage Rate .........................       S-62
NOI Adjustment Worksheet ..................       S-71
Offered Certificates ......................          1
Operating Statement Analysis ..............       S-71
Participation .............................       S-34
Pass-Through Rate .........................       S-62
Permitted Encumbrances ....................       S-48
Phase I ................................... S-20, S-44
Phase II .................................. S-20, S-44
P&I Advance ...............................       S-16
Plan ......................................       S-90
Pooling and Servicing Agreement ...........       S-12
Prepayment Interest Excess ................       S-54
Prepayment Interest Shortfall .............       S-54
Principal Allocation Fraction .............       S-66
Principal Balance Certificates ............        S-2
Principal Distribution Amount .............       S-65
Principal Window ..........................        S-6
PTCE ......................................       S-91
Purchase Price ............................       S-46
Qualifying Substitute Mortgage Loan .......       S-47
Rated Final Distribution Date .............       S-89
Rating Agencies ...........................       S-18
Realized Losses ...........................       S-68
Reimbursement Rate ........................       S-69
Related Proceeds ..........................       S-54
Release Date ..............................       S-31
REMIC I ...................................        S-2
REMIC II ..................................        S-2
REMIC III .................................        S-2
REMIC Regular Certificates ................    1, S-58
REMIC Residual Certificates ...............    1, S-58
Renaissance Management Agreement ..........       S-42
Renaissance Manager .......................       S-42
Renaissance Orlando Hotel .................       S-41
Renaissance Orlando Hotel Loan ............       S-41
Renaissance Techworld Borrower ............       S-41
Renaissance Techworld Borrower Members ....       S-42
Renaissance Techworld Loan ................       S-41
Renaissance Techworld Mezzanine Loan ......       S-42
Renaissance Techworld Property ............       S-41
REO Account ...............................       S-57
REO Status Report .........................       S-71
REO Tax ...................................       S-56
Replacement Mortgage Loan .................       S-47
Replacement Special Servicer ..............       S-51
Required Appraisal Loan ...................       S-69
Revised Rate ..............................       S-30
RFSC ......................................          1
Rules .....................................       S-59
Seller Note ...............................       S-40
Sellers ...................................       S-36

                              S-94

Senior Certificates .......................    1, S-58
Senior Living .............................       S-33
Senior Living Account Properties ..........       S-33
Senior Living Additional Debt .............       S-40
Senior Living Borrowers ...................       S-33
Senior Living Leasehold Mortgages .........       S-33
Senior Living Loan ........................       S-33
Senior Living Manager .....................       S-39
Senior Living Manager Loan ................       S-39
Senior Living Members .....................       S-34
Senior Living Mortgaged Properties ........       S-33
Senior Living Mortgages ...................       S-33
Senior Living Note Rate ...................       S-33
Senior Living Properties ..................       S-33
Senior Living Subrogation Agreement .......       S-34
Senior Living Surety ......................       S-33
Senior Living Surety Bond .................       S-33
Senior Living Surety Bond Amount ..........       S-33
Senior Living Surety Default ..............       S-35
Senior Living Trust Agreement .............       S-33
Senior Living Trust Collateral ............       S-33
Senior Living Trust Secured Parties .......       S-33
Senior Living Trustee .....................       S-33
Servicer Watch List .......................       S-71
Servicing Advances ........................       S-54
Servicing Fee .............................       S-52
Servicing Fee Rate ........................       S-52
Servicing Standard ........................       S-50
SLP Illinois ..............................       S-33
Special Servicing Event ...................       S-50
Special Servicing Fee .....................       S-52
Specially Serviced Mortgage Loan ..........       S-50
Stated Principal Balance ..................       S-61
Subordinate Certificates ..................    1, S-58
Substitution Shortfall Amount .............       S-47
Terms and Conditions ......................       S-60
Trust Fund ................................        S-2
Trustee Reports ...........................       S-70
Underwriters ..............................          1
Underwriting Agreement ....................       S-88
Voting Rights .............................       S-72
Weighted Average Net Mortgage Rate ........       S-62
Withheld Amounts ..........................       S-67
Workout Fee ...............................       S-52
Workout Fee Rate ..........................       S-52
YMP .......................................       S-77

                                   ANNEX A

   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

GENERAL

   The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

   Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

   In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, for certain purposes, including Underwritten Net Cash Flow, separate amounts for each such related Mortgaged Property are shown.

DEFINITIONS

   For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten Net Cash Flow", "Underwritten NCF" or "UW NCF" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) with the exception of skilled nursing, independent/assisted living and hospital properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

     In determining Underwritten Net Cash Flow for a Mortgaged Property, the Mortgage Loan Sellers generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Mortgage Loan Sellers calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the Mortgage Loan

    Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritten Net Cash Flow even though such expense may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

     2. "Underwritten NOI" means Underwritten Net Cash Flow before deducting for capital expenditures, replacement reserves, tenant improvements and leasing commissions.

     3. "1996 NOI" means the net operating income for a Mortgaged Property as established by information provided by the related borrower, except that in certain cases such net operating income has been adjusted by removing certain nonrecurring expenses and revenues or by certain other normalizations and in certain cases may reflect annualization of partial year numbers. 1996 NOI does not necessarily reflect accrual of certain costs such as real estate taxes and capital expenditures and does not reflect non-cash items such as depreciation or amortization. In most cases, no attempt was made to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.

     4. "1997 NOI" means the net operating income for 1997, calculated in a manner consistent with 1996 NOI.

     5. "Annual Debt Service" means, for any Mortgage Loan 12 times the Monthly Payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time, 12 times the Monthly Payment in effect at the end of such period.

     6. "UW NCF DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to Cross-Collateralized Loans, the UW NCF DSCR set forth in Annex A is based upon the combined UW NCF and Annual Debt Service for all such Cross-Collateralized Loans. "UW NCF DSCR" and "UW NOI DSCR" are collectively referred to as "Underwritten DSCRs".

        In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten DSCRs accurately reflects that ability.

     7. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal or market analysis, available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In those cases in which the appraiser assumed the completion of repairs, such repairs were either completed prior to the Delivery Date or the related Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     8. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties.

     9. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, parking garage or other special purpose property, combination retail office facility, the square footage of the net rentable or leasable area.

     10. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a skilled nursing or congregate care facility, the number of beds; (iii) in the case of a Mortgaged Property constituting a mobile home park, the number of pads; and (iv) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

     11. "Occupancy Percentage" means the percentage of Square Feet or Units, as the case may be, of the Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "Occupancy as of Date"), as specified by the borrower or as derived from the Mortgaged Property's rent rolls or, with respect to certain skilled nursing, congregate care and assisted living facilities, census reports, operating statements or appraisals or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Percentage is specified.

     12. "Balloon or ARD Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan.

     13. "Scheduled Maturity Date or ARD LTV" means, with respect to any Balloon Loan or ARD Loan, the Maturity Balance for such Balloon Loan or ARD Balance divided by the Appraised Value of the related Mortgaged Property.

     14. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date.

     15. "Servicing Fee" for each Mortgage Loan includes the compensation payable in respect of the servicing of such Mortgage Loan (which includes the Master Servicing Fee Rate) and the compensation payable to the Trustee. The "Master Servicing Fee Rate" and the "Servicing Fee Rate" with respect to the Mortgage Loan from each Loan Source (other than Loan GMAC 1130, which has a Servicing Fee Rate of 0.04275%) are set forth below:

 LOAN SOURCE   MASTER SERVICING FEE RATE  SERVICING FEE RATE
-------------  -------------------------  ------------------
GACC                    0.02000%               0.07275%
GMACCM                  0.02000%               0.12775%

     16. "Prepayment Provisions" for each Mortgage Loan are: "Lock" means the duration of lockout period; "Def" means the duration of any defeasance period; " greater than 1% or YM" means the greater of the applicable yield maintenance charge and one percent of the amount being prepaid at such time; a fixed percentage means a flat percentage of the amount being prepaid. The number following the "/" is the number of payment dates for which the related call protection provision is in effect, inclusive of the maturity date for calculation purpose only.

CERTAIN LOAN PAYMENT TERMS

   The indicated Mortgage Loans have the following payment terms:

 Interest Only Loans

   Loan Number GMAC1020. The Mortgage Loan requires Monthly Payments of interest only in the amount of $256,875.00 (calculated using a 30/360 interest accrual method) from February 1, 1998 through January 1, 2001. Commencing on February 1, 2001 and through maturity, Monthly Payments of principal and interest in the amount of $305,129.84 (calculated using an actual/360 interest accrual method) are required.

   Loan Number GMAC1510. The Mortgage Loan requires Monthly Payments of interest only in the amount of $33,411.71 from February 1, 1998 through January 1, 2000. Commencing on February 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $37,696.86 are required.

   Loan Number GMAC2310. The Mortgage Loan requires Monthly Payments of interest only in the amount of $17,851.75 from February 1, 1998 through January 1, 2000. Commencing on February 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $20,301.31 are required.

SPLIT AMORTIZATION LOANS

   Loan Number GMAC4055. The Mortgage Loan requires Monthly Payments due beginning March 10, 1998 in the amount of $50,000.00 per month and continue at this level through February 10, 2003. Beginning March 10, 2003, payments increase to $58,333.33 per month through January 10, 2008. The remaining balance is due on February 10, 2008.

CERTAIN OTHER LOAN CHARACTERISTICS

 EARN-OUT LOANS

   Loan Number GMAC1040. The Mortgage Loan requires $10,000,000.00 of the original Loan Amount to be reserved in a Lease Contingency Escrow which is eligible to be drawn when the Borrower has fully complied with and satisfied certain leasing conditions. Avon Products, Inc. has entered into a lease and, if it occupies its leased premises and commences to pay rent under such lease, and if no default or event of default under the loan documents exists, the Lease Contingency Escrow will be eligible to be drawn by the Borrower. The Lease Contingency escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements.

   Loan Number GMAC1070. The Mortgage Loan requires $4,500,000.00 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn within 12 months after origination of the Mortgage Loan. Leases have been signed with three tenants such that if the tenants commence occupancy, commence paying rent and substantially complete leasehold improvements, and no default or event of default under the applicable loan documents exists, the Borrower would be entitled to draw all or a portion of the earn-out escrow. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements.

   Loan Number GMAC1320. The Mortgage Loan requires $350,000.00 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn no sooner than 180 days after origination of the Mortgage Loan. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements.

   Loan Number GMAC2420. The Mortgage Loan requires $250,000.00 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn no sooner than 90 days after origination of the Mortgage Loan. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements.

    Loan Number GMAC2560. The Mortgage Loan requires $250,000.00 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn no sooner than six months after origination of the Mortgage Loan. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements.

   Loan Number GMAC3320. The Mortgage Loan requires $500,000.00 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn no sooner than six months after origination of the Mortgage Loan. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements.

   Loan Number GMAC3360. The Mortgage Loan requires $130,000.00 of the original Loan Amount to be reserved in a Debt Service Reserve escrow which is eligible to be drawn no sooner than six months after origination of the Mortgage Loan. The Debt Service Reserve escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements.

 EXTENSION OPTION LOANS

   Loan Numbers GMAC2240, GMAC2540, GMAC3070 and GMAC3260. These Mortgage Loans contain an option allowing the Borrower to extend the maturity date for one year upon 30 days' notice.

 CERTAIN RESERVES

   For the following AIMCO Loans, if the DSCR falls below 1.50, an annual required reserve deposit as detailed in the following table is required:

    GMAC1230 ......... $146,100    GMAC2340 ......... $ 58,800
    GMAC1300 ......... $116,100    GMAC2350 ......... $ 63,000
    GMAC1330 ......... $ 83,400    GMAC2400 ......... $ 62,400
    GMAC1360 ......... $105,600    GMAC2450 ......... $ 69,900
    GMAC1390 ......... $ 87,900    GMAC2470 ......... $ 45,600
    GMAC1530 ......... $ 60,000    GMAC2490 ......... $ 55,200
    GMAC2040 ......... $ 78,300    GMAC2520 ......... $ 55,200
    GMAC2070 ......... $ 64,800    GMAC2580 ......... $ 37,500
    GMAC2090 ......... $ 67,800    GMAC2590 ......... $ 32,400
    GMAC2100 ......... $ 76,800    GMAC2600 ......... $ 79,200
    GMAC2120 ......... $ 93,000    GMAC2610 ......... $ 36,900
    GMAC2150 ......... $ 81,000    GMAC3050 ......... $ 65,400
    GMAC2160 ......... $ 60,000    GMAC3100 ......... $ 25,800
    GMAC2200 ......... $ 36,000    GMAC3180 ......... $ 40,200
    GMAC2270 ......... $ 40,800    GMAC3200 ......... $ 25,200
    GMAC2290 ......... $ 69,600    GMAC3210 ......... $ 31,200
    GMAC2300 ......... $ 41,400


   In lieu of monthly payments to a repair reserve, the following Mortgage Loans require that the Borrower must provide evidence that $250 per bed has been spent annually on repairs and replacements: GMAC1050, GMAC1060, GMAC1150, GMAC1210, GMAC1350, GMAC1400, GMAC1470, GMAC2240, GMAC2540,
GMAC3060, GMAC3070, GMAC3260 and GMAC3340

   Loan Number GMAC1010. The Mortgage Loan requires $250 per available bed for replacement reserves to be deposited with the Senior Living Trustee.

   Loan Number GMAC1370. The Mortgage Loan requires that the Borrower must provide evidence of $200 per bed spent annually on repairs and replacements required under the Loan Agreement.

   Loan Number GMAC2210. The Mortgage Loan requires that the Borrower must provide evidence of $400 per bed spent annually on repairs and replacements required under the Loan Agreement.

   Loan Number GMAC1130. The Mortgage Loan requires monthly reserve payments in the amount equal to four percent (4%) of the total gross revenues from the second preceding calendar month.

    Loan Number GMAC1420. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of five percent (5%) of the operating income during the preceding year.

   Loan Number GMAC1500. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of five percent (5%) of the gross income during the preceding year.

   Loan Number GMAC3330. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of four and one-half percent (4.5%) of gross income derived from prior year.

   Loan Number GMAC3370. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of four percent (4%) of gross revenue derived from the prior year.

   Loan Number GMAC3380. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of four and one-half percent (4.5%) of gross income derived from prior year.

   Loan Number GMAC3390. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of four and one-half percent (4.5%) of gross income derived from prior year.

   Loan Number GMAC3430. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of four percent (4.0%) of gross income derived from the preceding year.

   Loan Number GMAC4060. The Mortgage Loan requires monthly reserve payments in an amount equal to one-twelfth (1/12th) of three percent (3%) of gross revenues derived in 1998, four percent (4%) of gross revenue derived in years 1999 to 2001 and five percent (5%) of gross revenue years 2002 and through term.

   Loan Number GMAC1090. In addition to an initial deposit of $1,350,000 into a tenant improvement and leasing commission reserve, the Mortgage Loan requires monthly deposits of $22,222.00 into a tenant improvement and leasing commission reserve for the first eighteen (18) months of the mortgage term.

   Loan Number GMAC1250. In addition to an initial deposit of $350,000 into a tenant improvement and leasing commission holdback reserve, the Mortgage Loan requires monthly deposits of $3,600.00 into a tenant improvement and leasing commission reserve until reserve totals $136,000.

   Loan Number GMAC2020. The Mortgage Loan requires monthly deposits of $5,098.16 into a repair reserve until reserve totals $300,000.

   Loan Number GMAC2330. In lieu of monthly payments to a tenant improvement and leasing commission reserve, an initial deposit of $100,000 tenant improvement and leasing commission reserve was established. In the event that the amount on deposit in such reserve drops below $100,000, monthly payments of $2,600.00 will be required until such balance totals $100,000.

   Loan Number GMAC2410. The Mortgage Loan requires monthly tenant improvement and leasing commission of $4,965.00. In the 42nd month of the Mortgage, monthly payments are reduced to $3,161.00.

   Loan Number GMAC2460. The Mortgage Loan requires monthly deposits of $416.67 into a tenant improvement and leasing commission reserve for the first two years; $1,500.00 monthly during years three, four, and five; $2,083.88 monthly for years six through 12.

   Loan Number GMAC3250. In lieu of monthly payments to a tenant improvement and leasing commission reserve, an initial $35,000 reserve was established. The Mortgage Loan requires that an amount of at least $35,000 be maintained in the tenant improvement and leasing commission reserve.

   Loan Number GMAC 3310. Beginning in year five, the Mortgage Loan requires an annual deposit of $45,000 plus a monthly deposit equal to the monthly rental increase above the four-year rent payment into the tenant improvement and leasing commission reserve. In no event will the annual deposit exceed $55,000.

   Loan Number GMAC3560. The Mortgage Loan requires monthly payments to a repair reserve only after the occurrence of an event of default or if the related Mortgaged Property is not maintained on a commercially reasonable basis.

    Loan Number GMAC3590. The Mortgage Loan requires monthly deposits of $1,562.50 into a tenant improvement and leasing commission reserve until reserve totals $75,000.

YIELD MAINTENANCE CALCULATION TYPE

   Prepayment premiums for Mortgage Loans with Yield Maintenance Type 1 generally equal the product of (A) the principal amount being prepaid (expressed as a percentage of the Stated Principal Balance outstanding assuming no prepayments have been made) and the (B) excess, if any, as of the date of determination of (i) the present value (discounted with the applicable Discount Rate as defined herein plus, in the case of Loan GMAC 1030, a spread of 0.50%) of the remaining monthly payments that would have been made in respect of the Mortgage Loan until its maturity or ARD date, as applicable, assuming no prepayments have been or will be made over (ii) the Stated Principal Balance outstanding assuming no prepayments have been made.

   Prepayment premiums for Mortgage Loans with Yield Maintenance Type 2 are generally equal to the present value (discounted with the applicable Discount Rate as defined herein plus the Spread as shown in this table) of a stream of Yield Loss Amounts (as defined below) over a term of the Mortgage Loan's weighted average life or remaining months to maturity or ARD date, as applicable. The Yield Loss Amount is equal to the product of (A) 1/12, (B) the amount of principal being prepaid and (C) the difference between (i) the Mortgage Rate and (ii) the applicable Discount Rate as defined herein.

                   YIELD                         YIELD                         YIELD
     LOAN       MAINTENANCE       LOAN       MAINTENANCE        LOAN       MAINTENANCE
    NUMBER          TYPE         NUMBER          TYPE          NUMBER          TYPE
------------  --------------- ------------  --------------- ------------  ---------------
    BL9703          N/A          GMAC1290          1           GMAC3400          1
    TA2271          N/A          GMAC1310          1           GMAC3410          1
    TA3078          N/A          GMAC1320          1           GMAC3450          1
    TA0831          N/A          GMAC1340          1           GMAC3470          1
    TA1432          N/A          GMAC1380          1           GMAC3510          1
    TA1140          N/A          GMAC1410          1           GMAC3560          1
    TA0146          N/A          GMAC1440          1           GMAC3590          1
    WF9701          N/A          GMAC1480          1           GMAC4030          1
    TA2094          N/A          GMAC1490          1           GMAC4080          1
    TA2667          N/A          GMAC1510          1           GMAC4090          1
    TA0541          N/A          GMAC1520          1           GMAC4120          1
    TA1936          N/A          GMAC2030          1           GMAC4130          1
    TA2921          N/A          GMAC2050          1            TA2456           2
    TA1658          N/A          GMAC2060          1           GMAC1050          2
    WF9703          N/A          GMAC2130          1           GMAC1150          2
    TA1900          N/A          GMAC2140          1           GMAC1210          2
    TA1772          N/A          GMAC2180          1           GMAC1230          2
    GA0175          N/A          GMAC2190          1           GMAC1300          2
    TA0814          N/A          GMAC2260          1           GMAC1330          2
    TA1585          N/A          GMAC2310          1           GMAC1350          2
    TA2090          N/A          GMAC2320          1           GMAC1360          2
    TA2088          N/A          GMAC2330          1           GMAC1370          2
    TA1799          N/A          GMAC2360          1           GMAC1390          2
    TA2414          N/A          GMAC2370          1           GMAC1420          2
    TA1922          N/A          GMAC2380          1           GMAC1470          2
    TA2394          N/A          GMAC2410          1           GMAC1500          2
    TA1898          N/A          GMAC2420          1           GMAC1530          2
    TA1738          N/A          GMAC2440          1           GMAC2040          2
    TA2573          N/A          GMAC2460          1           GMAC2070          2
   GMAC1010         N/A          GMAC2480          1           GMAC2090          2

                               A-7

                   YIELD                         YIELD                         YIELD
     LOAN       MAINTENANCE        LOAN       MAINTENANCE        LOAN       MAINTENANCE
    NUMBER          TYPE          NUMBER          TYPE          NUMBER          TYPE
------------  --------------- ------------  ---------------  ------------ ---------------
   GMAC1130         N/A          GMAC2500          1           GMAC2100          2
   GMAC1400         N/A          GMAC2510          1           GMAC2120          2
   GMAC1450         N/A          GMAC2530          1           GMAC2150          2
   GMAC2020         N/A          GMAC2540          1           GMAC2160          2
   GMAC3370         N/A          GMAC2550          1           GMAC2200          2
   GMAC3380         N/A          GMAC2560          1           GMAC2210          2
   GMAC3390         N/A          GMAC2570          1           GMAC2240          2
   GMAC3430         N/A          GMAC2620          1           GMAC2270          2
   GMAC4010         N/A          GMAC2630          1           GMAC2290          2
   GMAC4040         N/A          GMAC3020          1           GMAC2300          2
   GMAC4045         N/A          GMAC3030          1           GMAC2340          2
   GMAC4050         N/A          GMAC3040          1           GMAC2350          2
   GMAC4055         N/A          GMAC3080          1           GMAC2400          2
   GMAC4060         N/A          GMAC3120          1           GMAC2450          2
   GMAC4100         N/A          GMAC3140          1           GMAC2470          2
   GMAC4110         N/A          GMAC3150          1           GMAC2490          2
   GMAC1020          1           GMAC3160          1           GMAC2520          2
   GMAC1030          1           GMAC3190          1           GMAC2580          2
   GMAC1040          1           GMAC3220          1           GMAC2590          2
   GMAC1070          1           GMAC3230          1           GMAC2600          2
   GMAC1080          1           GMAC3240          1           GMAC2610          2
   GMAC1090          1           GMAC3250          1           GMAC3050          2
   GMAC1110          1           GMAC3260          1           GMAC3060          2
   GMAC1120          1           GMAC3270          1           GMAC3070          2
   GMAC1140          1           GMAC3280          1           GMAC3100          2
   GMAC1180          1           GMAC3290          1           GMAC3180          2
   GMAC1190          1           GMAC3300          1           GMAC3200          2
   GMAC1220          1           GMAC3310          1           GMAC3210          2
   GMAC1240          1           GMAC3320          1           GMAC3330          2
   GMAC1250          1           GMAC3350          1           GMAC3340          2
   GMAC1270          1           GMAC3360          1

   LOAN     CONTROL           LOAN
  SELLER     NUMBER          NUMBER                            PROPERTY NAME                          ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
                      SENIOR LIVING PROPERTIES PORTFOLIO

GMACCM       17194    GMAC1010A             Alderwood Health Care Center                        746 West Spring Street
GMACCM       17194    GMAC1010B             Arrowood Residence                                  430 Martin Road
GMACCM       17194    GMAC1010C             Aspenwood Health Care Center                        1403 9th Avenue
GMACCM       17194    GMAC1010D             Beechwood Health Care Center                        2220 State Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010E             Benton Healthcare Center                            1409 North Main Street
GMACCM       17194    GMAC1010F             Boxwood Health Care Center                          418 S. Memorial Park Road
GMACCM       17194    GMAC1010G             Cedarwood Health Care Center                        136 South Dipper Lane
GMACCM       17194    GMAC1010H             Cherrywood Health Care Center                       1500 West St. Louis Avenue
GMACCM       17194    GMAC1010I             Cisne Health Care Center                            Watkins Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010J             Cottonwood Health Care Center                       820 East Fifth Street
GMACCM       17194    GMAC1010K             Dogwood Health Care Center                          902 East Arnold Street
GMACCM       17194    GMAC1010L             Enfield Healthcare Center                           One North Wilson Street
GMACCM       17194    GMAC1010M             Firwood Health Care Center                          520 Fabyan Parkway
GMACCM       17194    GMAC1010N             Fondulac Woods Health Care Center                   901 Illini Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010O             Ironwood Health Care Center                         910 East Arnold Street
GMACCM       17194    GMAC1010P             Jonesboro Healthcare Center                         Route 127 South
GMACCM       17194    GMAC1010Q             Lindenwood Health Care Center                       2308 West Nebraska Avenue
GMACCM       17194    GMAC1010R             Locustwood Health Care Center                       3520 School Street
GMACCM       17194    GMAC1010S             Magnolia Wood Health Care Center                    900 North Market Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010T             Maplewood Health Care Center                        310 Banbury Road
GMACCM       17194    GMAC1010U             McLeansboro Healthcare Center                       405 West Carpenter
GMACCM       17194    GMAC1010V             Oakwood Health Care Center                          605 East Church Street
GMACCM       17194    GMAC1010W             Olivewood Health Care Center                        2116 South 3rd Street
GMACCM       17194    GMAC1010X             Palmwood Health Care Center                         600 South Maple Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010Y             Pinewood Health Care Center                         515 East Euclid Avenue
GMACCM       17194    GMAC1010Z             Pittsfield Healthcare Center                        1400 East Washington Street
GMACCM       17194    GMAC1010AA            Rosiclare Healthcare Center                         Route 1, Box 55A
GMACCM       17194    GMAC1010AB            Scotchwood Health Care Center                       1925 South Main Street
GMACCM       17194    GMAC1010AC            Sprucewood Health Care Center                       400 West Grant Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010AD            Westabbe Healthcare Center                          2301 West Monroe Street
GMACCM       17194    GMAC1010AE            Willow Wood Health Care Center                      430 Martin Road
GMACCM       17194    GMAC1010AF            Anahuac Healthcare Center                           Front Street
GMACCM       17194    GMAC1010AH            Anson Healthcare Center                             125 Avenue J
GMACCM       17194    GMAC1010AI            Borger Healthcare Center                            1316 South Florida
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010AJ            Canton Healthcare Center                            1661 South Buffalo Street
GMACCM       17194    GMAC1010AK            Carthage Healthcare Center                          701 South Market Street
GMACCM       17194    GMAC1010AL            Cedar Hill Healthcare Center                        230 South Clark Road
GMACCM       17194    GMAC1010AM            Centerville Healthcare Center                       103 Teakwood Drive
GMACCM       17194    GMAC1010AN            Childress Healthcare Center                         1200 7th Street NW
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010AO            Claystone Healthcare Center                         1107 South Clay Street
GMACCM       17194    GMAC1010AP            Coleman Healthcare Center                           2713 Commercial Avenue
GMACCM       17194    GMAC1010AQ            Coronado Healthcare Center                          1502 West Kentucky Avenue
GMACCM       17194    GMAC1010AR            Country Inn Healthcare Center                       615 East Main Street
GMACCM       17194    GMAC1010AS            Cross Country Healthcare Center                     1514 Indian Creek Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010AT            Eastland Healthcare Center                          1405 West Commerce Street
GMACCM       17194    GMAC1010AU            Electra Healthcare Center                           511 South Bailey
GMACCM       17194    GMAC1010AV            Evergreen Healthcare Center                         406 East 7th Street
GMACCM       17194    GMAC1010AW            Frankston Healthcare Center                         Highway 155
GMACCM       17194    GMAC1010AX            Garden Terrace Healthcare Center                    1224 Corvadura Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010AY            Gibson Healthcare Center                            1000 North Broadway
GMACCM       17194    GMAC1010AZ            Gilmer Healthcare Center                            1704 North Bradford Street
GMACCM       17194    GMAC1010BA            Graham Healthcare Center                            1309 Brazos Street
GMACCM       17194    GMAC1010BB            Graham Living Center                                1201 Cherry Street
GMACCM       17194    GMAC1010BC            Hamilton Healthcare Center                          910 East Pierson Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010BD            Haskell Healthcare Center                           1504 North 1st Street
GMACCM       17194    GMAC1010BE            Hearne Healthcare Center                            1101 Brown Street
GMACCM       17194    GMAC1010BF            Hill Country Healthcare Center                      507 East Green Street
GMACCM       17194    GMAC1010BG            Holiday Lodge Healthcare Center                     425 SW Avenue F
GMACCM       17194    GMAC1010BH            Jacksboro Healthcare Center                         211 East Jasper Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010BI            Jacksonville Healthcare Center                      407 Bonita Street
GMACCM       17194    GMAC1010BJ            Jeffrey Place Healthcare Center                     820 Jeffrey Street
GMACCM       17194    GMAC1010BK            Kaufman Healthcare Center                           3001 South Houston Street
GMACCM       17194    GMAC1010BL            Kermit Healthcare Center                            2000 East School Street
GMACCM       17194    GMAC1010BM            Lake Jackson Healthcare Center                      413 Garland Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010BN            Lamesa Healthcare Center                            1818 North 7th Street
GMACCM       17194    GMAC1010BO            Laporte Healthcare Center                           208 South Utah Street
GMACCM       17194    GMAC1010BP            Lindale Healthcare Center                           215 Margaret Street
GMACCM       17194    GMAC1010BQ            McKinney Healthcare Center                          2030 West University Drive
GMACCM       17194    GMAC1010BS            Nederland Healthcare Center                         3600 North Twin City Highway
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010BT            Olney Healthcare Center                             1302 West Payne Street
GMACCM       17194    GMAC1010BU            Overton Healthcare Center                           Highway 135 South
GMACCM       17194    GMAC1010BV            Palacios Healthcare Center                          1414 Fourth Street
GMACCM       17194    GMAC1010BW            Palestine Healthcare Center                         1816 Tile Factory Road
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010BX            Paris Healthcare Center                             610 Deshong Drive
GMACCM       17194    GMAC1010BY            Red River Healthcare Center                         319 Paris Road
GMACCM       17194    GMAC1010BZ            Regency Manor Healthcare and Rehabilitation Center  3011 West Adams Avenue
GMACCM       17194    GMAC1010CA            Renfro Healthcare Center                            1413 West Main Street
GMACCM       17194    GMAC1010CB            Riverside Healthcare and Rehabilitation Center      609 Rio Concho Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010CC            Roscoe Healthcare Center                            201 Cypress Street
GMACCM       17194    GMAC1010CD            Rotan Healthcare Center                             711 East Fifth Street
GMACCM       17194    GMAC1010CE            Sage Healthcare Center                              1201 North 15th Street
GMACCM       17194    GMAC1010CF            Snyder Healthcare Center                            5311 Big Spring Highway
GMACCM       17194    GMAC1010CG            South Plains Healthcare Center                      1101 East Lake Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17194    GMAC1010CH            Sweetwater Healthcare Center                        1600 Josephine Street
GMACCM       17194    GMAC1010CI            Throckmorton Healthcare Center                      1000 Minter Nursing Avenue
GMACCM       17194    GMAC1010CJ            Valley View Healthcare Center                       700 South Ostrom Street
GMACCM       17194    GMAC1010CK            Van Healthcare Center                               201 South Oak Street
                      GMAC1010              SENIOR LIVING PROPERTIES PORTFOLIO SUMMARY

-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17239    GMAC4060              Renaissance, Washington, D.C. Hotel                 999 9th Street NE
                      ALLIANCE PORTFOLIO

GACC           18     GA0175-1              Audobon Park Apartments                             5800 Northwest Drive
GACC           18     GA0175-2              Preston Valley Apartments                           5631 Spring Valley Road
GACC           18     GA0175-3              Commerce Park Apartments                            15330 Ella Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
GACC           18     GA0175-4              The Falls on Clearwood Apartments                   613 Clearwood Road
GACC           18     GA0175-5              The Forum Plaza Apartments                          10101 Forum Park Drive
GACC           18     GA0175-6              The Holly Ridge Apartments                          2504 Ivy Brook Court
GACC           18     GA0175-7              The Remington Oaks Apartments                       1601 Weyland Drive
GACC           18     GA0175-8              The Somerset I & II Apartments                      8001 West Tidwell
-----------------------------------------------------------------------------------------------------------------------------------
                      GA0175                ALLIANCE PORTFOLIO SUMMARY

GMACCM       16539    GMAC1130              The Madison, Renaissance Hotel                      515 Madison Street
GMACCM       16937    GMAC1020              580 Fifth Avenue                                    580 Fifth Avenue
GMACCM       16837    GMAC1030              Tamarack Village Shopping Center                    SWC of I-94 and Radio Drive
                      LOUISIANA PORTFOLIO

-----------------------------------------------------------------------------------------------------------------------------------
GACC           1      BL9703-1              Polo Run Apartments                                 3801 West Napoleon Avenue
GACC           1      BL9703-2              Seasons Apartments                                  3800 Grandlake Boulevard
GACC           1      BL9703-3              Sunlake Apartments                                  800 Joe Yenni Boulevard
GACC           1      BL9703-4              Windsong Apartments                                 1400 West Esplanade Avenue
GACC           1      BL9703-5              Woodlake II Apartments                              121 West Esplanade Avenue
-----------------------------------------------------------------------------------------------------------------------------------
                      BL9703                LOUISIANA PORTFOLIO SUMMARY

GMACCM       16547    GMAC1040              Trump Tower                                         725 Fifth Avenue
                      AMERIPARK LODGE PORTFOLIO

GMACCM       17056    GMAC1050A             Camlu Retirement Apartments - Tucson                102 South Sherwood Village
GMACCM       17056    GMAC1050B             Camlu Retirement Apartments - Austin                1130 Camino La Costa
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17056    GMAC1050C             Camlu Retirement Apartments - Kerrville             135 Plaza Drive
GMACCM       17056    GMAC1050D             Camlu Retirement Apartments - Las Vegas             4255 Spencer Street
                      GMAC1050              AMERIPARK LODGE PORTFOLIO SUMMARY

GMACCM       16810    GMAC1070              The Market Place at River Park                      NWC of North Blackstone and
                      CROSSED GROUP 1                                                           Alluvial Avenues

-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16725    GMAC1240              Country Club Terrace Apartments                     5404 East Cortland Boulevard
GMACCM       16724    GMAC1310              Country Club Meadows                                5303 East Cortland Boulevard
GMACCM       16726    GMAC1520              Country Club Vista Apartments                       5250 East Cortland Boulevard
                                            CROSSED GROUP 1 SUMMARY

GACC           19     TA0814                One Old Country Road                                One Old Country Road
-----------------------------------------------------------------------------------------------------------------------------------
                      CROSSED GROUP 2

GMACCM       17093    GMAC4050              Ulster Business Complex - Fleet                     201 - 203 Enterprise Drive
GMACCM       17353    GMAC4055              Ulster Business Complex - IBM                       42 and 43 Enterprise Drive
                                            CROSSED GROUP 2 SUMMARY

GMACCM       16964    GMAC1080              Northridge Apartments                               1204 Sherwood Court
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16609    GMAC1090              K-Mart Distribution Center                          90 Salem Street
GMACCM       15888    GMAC1110              Salt Pond Shopping Center                           91 Point Judith Road
GMACCM       17088    GMAC3310              Nickelodeon Studio Center                           231 West Olive Avenue
GMACCM       17054    GMAC4110              Aquia Towne Center                                  US Route 1 and Route 610
                      VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16614    GMAC1120A             Village of Windhover                                104 Sandburg Place
GMACCM       16614    GMAC1120B             Canby Park Apartments                               1600 Bonwood Road
                      GMAC1120              VILLAGE OF WINDHOVER/CANBY PARK APTS. SUMMARY
                      CROSSED GROUP 3

GMACCM       16174    GMAC1350              William Penn Health Care Center                     2020 Ader Road
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16173    GMAC1470              Loyalhanna Health Care Center                       Ligonier Street Extension,
                                                                                                RR2 Box 14
                                            CROSSED GROUP 3 SUMMARY

GMACCM       16947    GMAC3370              Renaissance Orlando Hotel - Airport                 5445 Forbes Place
GMACCM       17075    GMAC4010              Glendale Park Apartments I & II                     8801 and 8811 Gustine Lane
GACC           2      TA2271                Hollywood Plaza                                     8148 International Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16691    GMAC1140              Zion Factory Stores                                 250 North Red Cliff Drive
GACC           3      TA3078                Takoma Langley Crossroads Ctr.                      New Hampshire Ave/University Blvd
GMACCM       16826    GMAC1150              12 Oaks Irving Retirement Village                   820 North Britain Road
GMACCM       16988    GMAC3380              Heathman Hotel                                      1001 SW Broadway Street
GMACCM       16761    GMAC1180              1200 Ross Garage                                    1200 Ross Avenue
-----------------------------------------------------------------------------------------------------------------------------------
                      WEINERMAN PORTFOLIO

GMACCM       16916    GMAC1190A             Gatehouse Apartments                                907 Woodlane Road
GMACCM       16916    GMAC1190B             Cooperstown Apartments                              1306 Cooper Street
GMACCM       16916    GMAC1190C             Cedar Park Apartments                               821 North Main Road
GMACCM       16916    GMAC1190D             Camelot Court Apartments                            430 West Walnut Road
-----------------------------------------------------------------------------------------------------------------------------------
                      GMAC1190              WEINERMAN PORTFOLIO SUMMARY

GMACCM       16825    GMAC1210              12 Oaks East Retirement Village                     3305 Dilido Road
GMACCM       16960    GMAC1220              Sun Valley Apartments                               2955 North 400 West
                      LICATA PORTFOLIO

GACC           4      TA0831-1              111 South Harrison Street                           111 South Harrison Street
-----------------------------------------------------------------------------------------------------------------------------------
GACC           4      TA0831-2              195 Prospect Street Apartments                      195 Prospect Street
GACC           4      TA0831-3              158 South Harrison Street                           158 South Harrison Street
GACC           4      TA0831-4              25 Van Velsor Place                                 25 Van Velsor Place
GACC           4      TA0831-5              36-40 South Munn Street                             36-40 South Munn Street
GACC           4      TA0831-6              4 Chestnut Street                                   4 Chestnut Street
-----------------------------------------------------------------------------------------------------------------------------------
                      TA0831                LICATA PORTFOLIO SUMMARY

GMACCM       16876    GMAC1230              AIMCO - Foxtree Apartments                          2100 North Scottsdale Road
GACC           5      TA1432                Newpark Plaza Shopping Ctr.                         5222-5810 Newpark Mall Road
GMACCM       16571    GMAC1250              Timberhill Shopping Center                          2359 NW Kings Boulevard
GMACCM       16987    GMAC3390              Clarion Hotel                                       6233 NE 78th Court
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17004    GMAC1270              Calabasas Business Park                             23801 Calabasas Road
GMACCM       16658    GMAC1290              Plaza at the Quorum II                              4980 Beltline Road
GMACCM       16874    GMAC1300              AIMCO - Timbertree Apartments                       2800 West Sahuaro Drive
GMACCM       17279    GMAC3430              Roslyn Claremont Hotel                              1221 Old Northern Boulevard
GMACCM       16807    GMAC1320              Imperial Promenade Retail Center                    5645 - 5675 East La Palma Avenue
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16870    GMAC1330              AIMCO - Orchidtree Apartments                       6801 East Camelback Road
GACC           23     TA1585                Grossmont Trolley Center                            8401-8555 Fletcher Parkway
GACC           6      TA1140                The Lewis Tower                                     225 South 15th Street
GMACCM       16847    GMAC1340              Queens Manor Apartments                             4615 27th Street
GMACCM       16891    GMAC1360              AIMCO - Freedom Place Club Apartments               8335 Freedom Crossing Trail
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16257    GMAC3560              Maple-Telegraph Shopping Center                     SE Corner of Maple and Telegraph
                                                                                                Road
GACC           7      TA0146                Southern Cross Shopping Center                      1801-1899 South Neveda Avenue
GMACCM       16686    GMAC1370              Garden Village Retirement Center                    8550 North Granby Avenue
GMACCM       17063    GMAC1380              Heritage Apartments                                 910 Heritage Court
GMACCM       16895    GMAC1390              AIMCO - Yorktree Apartments                         201 Flame Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16721    GMAC1400              Hampton Court Nursing Home                          16100 NW Second Avenue
GMACCM       17070    GMAC1410              Greenhouse Townhomes Apartments                     650 - 740 Fargo Avenue
GMACCM       16633    GMAC1420              Hampton Inn - Southcenter                           7200 South 156th Street
GMACCM       16084    GMAC4090              Time Warner Building                                31 - 89 and 31 - 99 123rd Street
GMACCM       16739    GMAC1450              Mid America Plaza                                   7000 and 7100 West Center Road and
                                                                                                7101 Mercy Road
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16975    GMAC1480              Pacific VU Center                                   1901 1st and 1958 2nd Avenues
GMACCM       17028    GMAC1440              1000 Tower Lane                                     1000 Tower Lane
GMACCM       16942    GMAC3320              Henderson Plaza Shopping Center                     508 - 544 South Boulder Highway
GMACCM       16553    GMAC1490              Central Corporate Center                            3400 Central Avenue
GMACCM       17236    GMAC4100              Wickes Furniture                                    18850 Hawthorne Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16632    GMAC1500              West Coast Bellevue Hotel                           625 - 116th Avenue NE
GMACCM       16908    GMAC1510              Highland Club Apartments                            20 Eastview Drive
GMACCM       16893    GMAC1530              AIMCO - Windsor Landing Apartments                  7120 Southlake Parkway
GACC           24     TA2090                Santa Cruz Plaza                                    3858-36705 16th Street
GACC           8      WF9701                8200 Preston Court                                  8200 Preston Court
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16592    GMAC4030              Cigna Healthcare Facility                           535 North Wilmot Road
GACC           25     TA2088                Sinaloa Plaza                                       660 East Los Angeles Ave.
GMACCM       16996    GMAC3400              Heathman Parking Garage                             914 SW Taylor Street
GACC           9      TA2094                Fox Animation Studio                                2747 East Camelback Road
GMACCM       16458    GMAC2030              Tassajara Village Shopping Center                   9000 Crow Canyon Road
-----------------------------------------------------------------------------------------------------------------------------------
                      ARBOR VILLAGE, BRITTANY, TROTWOOD

GMACCM       17162    GMAC2020A             Arbor Village Apartments                            26 B Arbor Village Court
GMACCM       17162    GMAC2020B             Brittany Townhouses                                 7200 Brittany Town Place
GMACCM       17162    GMAC2020C             Trotwood Downs Apartments                           8507 East Tally Ho Drive
                      GMAC2020              ARBOR VILLAGE, BRITTANY, TROTWOOD SUMMARY

-----------------------------------------------------------------------------------------------------------------------------------
GACC           10     TA2667                Galleria West                                       18900 West Bluemound Road
GMACCM       16959    GMAC2050              Sunmark Office Plaza                                133 - 137 - 139 South Pebble Beach
                                                                                                Boulevard
GMACCM       16896    GMAC2040              AIMCO - Hiddentree Apartments                       410 Pine Forest Drive
GMACCM       17034    GMAC2060              Plymouth Plaza Shopping Center                      1415 - 1495 N. Highway 101
GMACCM       16894    GMAC2070              AIMCO - Islandtree Apartments                       2 Johnny Mercer Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
GACC           11     TA0541                Aloha Mobile Home Park                              3100 Hawthorne Street
GMACCM       16875    GMAC2090              AIMCO - Wickertree Apartments                       20003 North 23rd Avenue
GMACCM       16522    GMAC3330              Park Inn                                            5977 Mowry Avenue
GMACCM       16883    GMAC2100              AIMCO - Tall Timbers Apartments                     13155 Woodforest Boulevard
GACC           12     TA1936                284 Newbury Street                                  284 Newbury St.
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16869    GMAC2120              AIMCO - Hazeltree Apartments                        2928 East Osborn Road
GMACCM       16731    GMAC2130              Newtown Baker Crossings Shopping Center             649 - 665 Newtown Road
GMACCM       16849    GMAC2140              Tiffany Square Office Plaza                         800 Tiffany Boulevard
GACC           26     TA1799                Women's National Republican Club                    3 West 51st Street
GMACCM       16877    GMAC2150              AIMCO - Foothills Apartments                        5441 North Swan Road
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16866    GMAC2160              AIMCO - The Arbors and Grovetree Apartments         805 West Brown
GMACCM       16848    GMAC2180              Fox Run Apartments                                  1600 - 1618 Ashby Square
GACC           27     TA2456                Terminal One                                        8397 Terminal Road
GMACCM       16797    GMAC2190              Vernon Park Plaza                                   135 - 141 Talcottville Road
GMACCM       16892    GMAC2200              AIMCO - Beacon Hill Apartments                      3301 Henderson Mill
-----------------------------------------------------------------------------------------------------------------------------------
GACC           28     TA2414                County Square Shopping Center                       16-62 Martha Layne Collins Blvd
GMACCM       16717    GMAC2210              Nashville Rehab Hospital                            610 Gallatin Road
GMACCM       16999    GMAC4120              Walgreens (Independence)                            5400 Independence Avenue
GMACCM       16510    GMAC2240              New Hope Care Center                                2586 Buthmann Avenue
GMACCM       16929    GMAC2360              Bice Restaurant of Chicago                          158 East Ontario Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16997    GMAC3410              Suntek Office Building                              9400 and 9450 SW Barnes Road
GMACCM       16851    GMAC2260              Kenley Square Apartments                            1150 Kenley Avenue
GMACCM       16757    GMAC3450              New Hope Business Center                            4101 Capital Boulevard
GMACCM       16898    GMAC2270              AIMCO - Shadow Lake Apartments                      101 Meadowood Street
GMACCM       16878    GMAC2290              AIMCO - Foxbay Apartments                           3985 North Stone Avenue
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16882    GMAC2300              AIMCO - Sand Castles Apartments                     2751 FM 518
GMACCM       16928    GMAC2310              Crossings Apartments                                2001 East Cross Street
                      CROSSED GROUP 4

GMACCM       17118    GMAC4040              Southern Court Apartments                           860 - 890 Southern Avenue SE and
                                                                                                845 - 885 Chesapeake Street SE
GMACCM       17119    GMAC4045              Patton Arms Apartments                              5066-5078 Benning Road SE and
                                                                                                5010 Southern Avenue SE
-----------------------------------------------------------------------------------------------------------------------------------
                                            CROSSED GROUP 4 SUMMARY

GMACCM       16940    GMAC2330              Shoppes of Weston Road                              1700 Weston Road
GMACCM       16948    GMAC2320              Mountain View Business Park                         1438 - 1442 East Arrow Highway
GACC           30     TA1922                Jerral Office Building                              766 Shrewsbury Avenue
                      CROSSED GROUP 5

-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       17177    GMAC3160              Chula Vista Office Center                           637 Third Avenue
GMACCM       17232    GMAC3590              Carlsbad Industrial Park                            2080 Las Palmas Drive
                                            CROSSED GROUP 5 SUMMARY

GMACCM       16868    GMAC2340              AIMCO - Colonnade Gardens / Ferntree Apartments     1930 East Camelback Road
GMACCM       16879    GMAC2350              AIMCO - Rivercrest Apartments                       1001 West St. Mary's Road
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16956    GMAC2370              Alpharetta Business Center                          11940 Alpharetta Highway
GMACCM       17032    GMAC2380              Green Acres Apartments                              6715-6717 Park Heights Ave.,
                                                                                                3602-3610 Clarinth Rd., 3505-3612
                                                                                                Labyrinth Rd., 3607 Fallstaff Rd.
GMACCM       16998    GMAC4130              Walgreens (Linwood)                                 2501 East Linwood Boulevard
GMACCM       16424    GMAC2410              Braewood Shopping Center                            150 South Denton Tap Road
GACC           13     TA2921                600 Winter Street                                   600 Winter Street
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16889    GMAC2400              AIMCO - Sand Pebble Apartments                      11280 Pebble Hills Boulevard
GMACCM       16145    GMAC2420              Central Park Shopping Center                        1800 West Irving Boulevard
GMACCM       17113    GMAC3470              Sutters Creek Apartments                            2480 Crooks Road
GMACCM       16288    GMAC2440              Rolling Brook Apartments                            620 Hickory Drive
GMACCM       16863    GMAC3340              Heritage Nursing Center                             1175 Morningside Drive
-----------------------------------------------------------------------------------------------------------------------------------
GACC           31     TA2394                Hollowbrook Office Bldgs.                           15 Myers Corner Road
GMACCM       17223    GMAC3350              South Loop Freeway Office Building                  2656 South Loop West
GACC           14     TA1658                Hilgard House Hotel                                 927 Hilgard Avenue
GMACCM       17169    GMAC4080              Parklynn Apartments                                 5 Ruth Road
GMACCM       16897    GMAC2450              AIMCO - Pine Creek Apartments                       11650 Plaza Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16835    GMAC2460              Marlboro Crossings Shopping Center                  12 Route 9 North
GMACCM       16809    GMAC2480              Nicolett VI Business Campus                         151 East Cliff Road
GMACCM       16890    GMAC2470              AIMCO - Surrey Oaks Apartments                      3001 Crystal Springs Road
GMACCM       16886    GMAC2490              AIMCO - Polo Park Apartments                        4700 Polo Parkway
GMACCM       17108    GMAC3360              Times Square Shopping Center                        2315 - 2405 Michael Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16801    GMAC2570              Town Lift Base                                      825 Main Street & 838 Park Ave
GMACCM       16910    GMAC2500              Block 44                                            814 - 822 West Idaho, 211 - 223
                                                                                                North 8th, and 801 - 815  West
                                                                                                Bannock Streets
GMACCM       16665    GMAC2530              Auburn Place Shoppes                                3497 - 3501 Holland Road
GMACCM       16498    GMAC2510              400 Morris Avenue                                   400 Morris Avenue, Building 7,
                                                                                                Denville Technical Center
GMACCM       16871    GMAC2520              AIMCO - Quailtree Apartments                        4444 North 7th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
GACC           32     TA1898                Sunrise Shopping Center                             127-135 West Sunrise Highway
GMACCM       16517    GMAC2540              Evergreen Retirement Inn                            500 Main Street
GMACCM       16762    GMAC2560              Parkway Plaza                                       10231 - 10241 - 10251 Metro Parkway
GMACCM       16867    GMAC2580              AIMCO - Blossomtree Apartments                      8750 East McDowell Road
GMACCM       16884    GMAC2590              AIMCO - Woodhollow Apartments                       3524 Greystone Drive
-----------------------------------------------------------------------------------------------------------------------------------
                      DOLIK PORTFOLIO

GACC           33     TA1738-1              Dolik Industrial                                    1400 Combermere Street
GACC           33     TA1738-2              Dolik Industries                                    2944-46 and 2950 Waterview Drive
                      TA1738                DOLIK PORTFOLIO SUMMARY

GMACCM       16887    GMAC2600              AIMCO - Wildflower Apartments                       4301 Raleigh Court
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16872    GMAC2610              AIMCO - Shadetree Apartments                        801 East McKellips Road
GMACCM       16955    GMAC2620              Parkridge 85 North Office Building                  3125 Presidential Parkway
GMACCM       16958    GMAC2630              5200 Panola Industrial Boulevard                    5200 Panola Industrial Boulevard
GMACCM       17102    GMAC2550              Mount Pleasant Heights Apartments                   6502 McClean Boulevard
GACC           15     WF9703                Paca Drive Industrial                               1308 Continental Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16957    GMAC3020              30 Perimeter Park Office Building                   30 Perimeter Park Drive
                      DAIBES APARTMENTS

GMACCM       16924    GMAC3040A             Daibes Apartments - 12 Liberty Place                12 Liberty Place
GMACCM       16924    GMAC3040B             Daibes Apartments, Hudson Croissant                 9005 Third Avenue
                      GMAC3040              DAIBES APARTMENTS SUMMARY

-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16971    GMAC3030              Chippewa Medical Office Building                    6555 Chippewa Street
GMACCM       16888    GMAC3050              AIMCO - Wydewood Apartments                         4715 West Wadley Avenue
GMACCM       16223    GMAC3070              Studio City Retirement Villa                        4509 Laurel Canyon Boulevard
GMACCM       16662    GMAC3510              Vista La Jolla Corporate Center                     4747 Morena Boulevard
GMACCM       17049    GMAC3060              The Holiday Retirement Home                         30 Sayles Hill Road
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16666    GMAC3080              University Shoppes                                  5660 Indian River Road
GACC           34     TA2573                Brookmanor Apartments                               313-321 Schaffer Avenue
GMACCM       16873    GMAC3100              AIMCO - Silktree Apartments                         4815 East Thomas Road
GMACCM       16695    GMAC3120              Pico - Santee Building                              218 - 230 East Pico Boulevard /
                                                                                                1301 South Santee Street
GMACCM       17000    GMAC3140              8 and 20 Rose Avenue Apartments                     8 and 20 Rose Avenue
-----------------------------------------------------------------------------------------------------------------------------------
GACC           16     TA1900                The Wellmont at Montclair                           408 Bloomfield Avenue
GMACCM       16708    GMAC3150              La Costa Place Apartments                           2641 West Butler Drive
GMACCM       16885    GMAC3180              AIMCO - Olmos Club Apartments                       800 Basse Road
GMACCM       16773    GMAC3190              Heatherwood I Apartments                            1005-D Airport Road (Hoagland
                                                                                                Boulevard)
GMACCM       16881    GMAC3200              AIMCO - Brant Rock Apartments                       12906 Brant Rock Drive
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16880    GMAC3210              AIMCO - Twinbridge Apartments                       201 West Blacklidge Drive
GMACCM       16953    GMAC3220              Amwiler West Office Building                        2845 Amwiler Road
GMACCM       16954    GMAC3230              1800 Roswell Road                                   1800 Roswell Road
GMACCM       16304    GMAC3300              Sunrise I Apartments                                3805 South Hopkins Avenue
GACC           17     TA1772                Trenton Chateau Apartments                          14610-14664 Middle Gibralter Rd.
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16861    GMAC3250              Kaysville Plaza                                     12 - 66 South Main
GMACCM       16598    GMAC3270              Valjean Avenue                                      6917 - 6921 Valjean Avenue
GMACCM       16482    GMAC3260              Sunnyvale Nursing and Rehabilitation Center         1291 South Bernardo Avenue
GMACCM       16734    GMAC3240              Unity Plaza                                         255 - 295 Barbour Street
GMACCM       16952    GMAC3280              55 Park Square                                      55 Park Square
-----------------------------------------------------------------------------------------------------------------------------------
GMACCM       16305    GMAC3290              Sunrise II Apartments                               3821 South Hopkins Avenue


        LOAN                                                                                            PROPERTY
       NUMBER                 CITY               COUNTY             STATE         ZIP CODE                TYPE
--------------------------------------------------------------------------------------------------------------------------------
SENIOR LIVING PROPERTIES PORTFOLIO
GMAC1010A             South Elgin          Kane               Illinois              60177       Nursing, Skilled/Intermediate Care
GMAC1010B             Rock Falls           Whiteside          Illinois              61071       Independent/Assisted Living
GMAC1010C             Silvis               Rock Island        Illinois              61282       Nursing, Skilled/Intermediate Care
GMAC1010D             Pekin                Tazewell           Illinois              61554       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010E             Benton               Franklin           Illinois              62812       Nursing, Skilled/Intermediate Care
GMAC1010F             Newman               Douglas            Illinois              61942       Nursing, Skilled/Intermediate Care
GMAC1010G             Decatur              Macon              Illinois              62522       Nursing, Skilled/Intermediate Care
GMAC1010H             Vandalia             Fayette            Illinois              62471       Nursing, Skilled/Intermediate Care
GMAC1010I             Cisne                Wayne              Illinois              62823       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010J             Galesburg            Knox               Illinois              61402       Nursing, Skilled/Intermediate Care
GMAC1010K             Sandwich             Dekalb             Illinois              60548       Nursing, Skilled/Intermediate Care
GMAC1010L             Enfield              White              Illinois              62835       Nursing, Skilled/Intermediate Care
GMAC1010M             Batavia              Kane               Illinois              60510       Nursing, Skilled/Intermediate Care
GMAC1010N             East Peoria          Tazewell           Illinois              61611       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010O             Sandwich             Dekalb             Illinois              60548       Independent/Assisted Living
GMAC1010P             Jonesboro            Union              Illinois              62952       Nursing, Skilled/Intermediate Care
GMAC1010Q             Peoria               Peoria             Illinois              61604       Nursing, Skilled/Intermediate Care
GMAC1010R             Rockford             Winnebago          Illinois              61103       Nursing, Skilled/Intermediate Care
GMAC1010S             Watseka              Iroquois           Illinois              60970       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010T             Elgin                Kane               Illinois              60542       Nursing, Skilled/Intermediate Care
GMAC1010U             McLeansboro          Hamilton           Illinois              62859       Nursing, Skilled/Intermediate Care
GMAC1010V             Kewanee              Henry              Illinois              61443       Nursing, Skilled/Intermediate Care
GMAC1010W             Shelbyville          Shelby             Illinois              62565       Nursing, Skilled/Intermediate Care
GMAC1010X             Piper City           Ford               Illinois              60959       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010Y             Monmouth             Warren             Illinois              61462       Nursing, Skilled/Intermediate Care
GMAC1010Z             Pittsfield           Pike               Illinois              62363       Nursing, Skilled/Intermediate Care
GMAC1010AA            Rosiclare            Hardin             Illinois              62363       Nursing, Skilled/Intermediate Care
GMAC1010AB            Bloomington          McLean             Illinois              61701       Nursing, Skilled/Intermediate Care
GMAC1010AC            Macomb               McDonough          Illinois              61455       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AD            Springfield          Sangamon           Illinois              62704       Nursing, Skilled/Intermediate Care
GMAC1010AE            Rock Falls           Whiteside          Illinois              61071       Nursing, Skilled/Intermediate Care
GMAC1010AF            Anahuac              Chambers           Texas                 77514       Nursing, Skilled/Intermediate Care
GMAC1010AH            Anson                Jones              Texas                 79501       Nursing, Skilled/Intermediate Care
GMAC1010AI            Borger               Hutchinson         Texas                 79007       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AJ            Canton               Van Zandt          Texas                 75103       Nursing, Skilled/Intermediate Care
GMAC1010AK            Carthage             Panola             Texas                 75633       Nursing, Skilled/Intermediate Care
GMAC1010AL            Cedar Hill           Dallas             Texas                 75104       Nursing, Skilled/Intermediate Care
GMAC1010AM            Centerville          Leon               Texas                 75833       Nursing, Skilled/Intermediate Care
GMAC1010AN            Childress            Childress          Texas                 79201       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AO            Ennis                Ellis              Texas                 75119       Nursing, Skilled/Intermediate Care
GMAC1010AP            Coleman              Coleman            Texas                 76834       Nursing, Skilled/Intermediate Care
GMAC1010AQ            Pampa                Gray               Texas                 79094       Nursing, Skilled/Intermediate Care
GMAC1010AR            Van                  Van Zandt          Texas                 75790       Nursing, Skilled/Intermediate Care
GMAC1010AS            Brownwood            Brown              Texas                 76801       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AT            Eastland             Eastland           Texas                 76448       Nursing, Skilled/Intermediate Care
GMAC1010AU            Electra              Wichita            Texas                 76360       Nursing, Skilled/Intermediate Care
GMAC1010AV            Burkburnett          Wichita            Texas                 76354       Nursing, Skilled/Intermediate Care
GMAC1010AW            Frankston            Anderson           Texas                 75763       Nursing, Skilled/Intermediate Care
GMAC1010AX            Graham               Young              Texas                 76450       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AY            Aspermont            Stonewall          Texas                 79502       Nursing, Skilled/Intermediate Care
GMAC1010AZ            Gilmer               Upshur             Texas                 75644       Nursing, Skilled/Intermediate Care
GMAC1010BA            Graham               Young              Texas                 76450       Nursing, Skilled/Intermediate Care
GMAC1010BB            Graham               Young              Texas                 76450       Independent/Assisted Living
GMAC1010BC            Hamilton             Hamilton           Texas                 76531       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BD            Haskell              Haskell            Texas                 79521       Nursing, Skilled/Intermediate Care
GMAC1010BE            Hearne               Robertson          Texas                 77859       Nursing, Skilled/Intermediate Care
GMAC1010BF            Llano                Llano              Texas                 78643       Nursing, Skilled/Intermediate Care
GMAC1010BG            Hamlin               Jones              Texas                 79520       Nursing, Skilled/Intermediate Care
GMAC1010BH            Jacksboro            Jack               Texas                 76458       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BI            Jacksonville         Cherokee           Texas                 75766       Nursing, Skilled/Intermediate Care
GMAC1010BJ            Waco                 McLennan           Texas                 76170       Nursing, Skilled/Intermediate Care
GMAC1010BK            Kaufman              Kaufman            Texas                 75142       Nursing, Skilled/Intermediate Care
GMAC1010BL            Kermit               Winkler            Texas                 79745       Nursing, Skilled/Intermediate Care
GMAC1010BM            Lake Jackson         Brazoria           Texas                 77566       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BN            Lamesa               Dawson             Texas                 79331       Nursing, Skilled/Intermediate Care
GMAC1010BO            La Porte             Harris             Texas                 77571       Nursing, Skilled/Intermediate Care
GMAC1010BP            Lindale              Smith              Texas                 75771       Nursing, Skilled/Intermediate Care
GMAC1010BQ            McKinney             Collin             Texas                 75070       Nursing, Skilled/Intermediate Care
GMAC1010BS            Nederland            Jefferson          Texas                 77627       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BT            Olney                Young              Texas                 76376       Nursing, Skilled/Intermediate Care
GMAC1010BU            Overton              Rusk               Texas                 75684       Nursing, Skilled/Intermediate Care
GMAC1010BV            Palacios             Matagorda          Texas                 77465       Nursing, Skilled/Intermediate Care
GMAC1010BW            Palestine            Anderson           Texas                 75801       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BX            Paris                Lamar              Texas                 75460       Nursing, Skilled/Intermediate Care
GMAC1010BY            Bogata               Red River          Texas                 75417       Nursing, Skilled/Intermediate Care
GMAC1010BZ            Temple               Bell               Texas                 76504       Nursing, Skilled/Intermediate Care
GMAC1010CA            Waxahachie           Ellis              Texas                 75165       Nursing, Skilled/Intermediate Care
GMAC1010CB            San Angelo           Tom Green          Texas                 76903       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010CC            Roscoe               Nolan              Texas                 79545       Nursing, Skilled/Intermediate Care
GMAC1010CD            Rotan                Fisher             Texas                 79546       Nursing, Skilled/Intermediate Care
GMAC1010CE            Lamesa               Dawson             Texas                 79331       Nursing, Skilled/Intermediate Care
GMAC1010CF            Snyder               Scurry             Texas                 79549       Nursing, Skilled/Intermediate Care
GMAC1010CG            Brownfield           Terry              Texas                 79316       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010CH            Sweetwater           Nolan              Texas                 79556       Nursing, Skilled/Intermediate Care
GMAC1010CI            Throckmorton         Throckmorton       Texas                 76483       Nursing, Skilled/Intermediate Care
GMAC1010CJ            Eastland             Eastland           Texas                 76448       Nursing, Skilled/Intermediate Care
GMAC1010CK            Van                  Van Zandt          Texas                 75790       Nursing, Skilled/Intermediate Care
GMAC1010

--------------------------------------------------------------------------------------------------------------------------------
GMAC4060              Washington           NAP                District of Columbia  20001       Hospitality

ALLIANCE PORTFOLIO

GA0175-1              Mesquite             Dallas             Texas                 75150       Multifamily
GA0175-2              Dallas               Dallas             Texas                 75240       Multifamily
GA0175-3              Houston              Harris             Texas                 77090       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GA0175-4              Richardson           Dallas             Texas                 75081       Multifamily
GA0175-5              Houston              Harris             Texas                 77036       Multifamily
GA0175-6              Arlington            Tarrant            Texas                 76006       Multifamily
GA0175-7              North Richland Hills Tarrant            Texas                 76180       Multifamily
GA0175-8              Houston              Harris             Texas                 77077       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GA0175

GMAC1130              Seattle              King               Washington            98104       Hospitality
GMAC1020              New York             New York           New York              10036       Office
GMAC1030              Woodbury             Washington         Minnesota             55125       Retail
LOUISIANA PORTFOLIO

--------------------------------------------------------------------------------------------------------------------------------
BL9703-1              Metairie             Jefferson Parish   Louisiana             70001       Multifamily
BL9703-2              Kenner               Jefferson Parish   Louisiana             70065       Multifamily
BL9703-3              Kenner               Jefferson Parish   Louisiana             70065       Multifamily
BL9703-4              Kenner               Jefferson Parish   Louisiana             70065       Multifamily
BL9703-5              Kenner               Jefferson Parish   Louisiana             70065       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
BL9703

GMAC1040              New York             New York           New York              10022       Mixed Use
AMERIPARK LODGE PORTFOLIO

GMAC1050A             Tucson               Pima               Arizona               85710       Independent/Assisted Living
GMAC1050B             Austin               Travis             Texas                 78752       Independent/Assisted Living
--------------------------------------------------------------------------------------------------------------------------------
GMAC1050C             Kerrville            Kerr               Texas                 78028       Independent/Assisted Living
GMAC1050D             Las Vegas            Clark              Nevada                89119       Independent/Assisted Living
GMAC1050

GMAC1070              Fresno               Fresno             California            93720       Retail
CROSSED GROUP 1

--------------------------------------------------------------------------------------------------------------------------------
GMAC1240              Flagstaff            Coconino           Arizona               86004       Multifamily
GMAC1310              Flagstaff            Coconino           Arizona               86004       Multifamily
GMAC1520              Flagstaff            Coconino           Arizona               86004       Multifamily

TA0814                Carle Place          Nassau             New York              11514       Office
--------------------------------------------------------------------------------------------------------------------------------
CROSSED GROUP 2

GMAC4050              Ulster               Ulster             New York              12401       Office
GMAC4055              Ulster               Ulster             New York              12401       Industrial

GMAC1080              Rochester Hills      Oakland            Michigan              48307       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC1090              Billerica            Middlesex          Massachusetts         01821       Industrial
GMAC1110              Naragansett          Washington         Rhode Island          02882       Retail
GMAC3310              Burbank              Los Angeles        California            91502       Special Purpose
GMAC4110              Aquia                Stafford           Virginia              22554       Retail
VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

--------------------------------------------------------------------------------------------------------------------------------
GMAC1120A             Newark               New Castle         Delaware              19702       Multifamily
GMAC1120B             Christiana Hundred   New Castle         Delaware              19805       Multifamily
GMAC1120

CROSSED GROUP 3

GMAC1350              Jeannette            Westmoreland       Pennsylvania          15644       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC1470              Latrobe              Westmoreland       Pennsylvania          15650       Nursing, Skilled/Intermediate Care

GMAC3370              Orlando              Orange             Florida               32812       Hospitality
GMAC4010              Houston              Harris             Texas                 77031       Multifamily
TA2271                Orlando              Orange             Florida               32819       Retail
--------------------------------------------------------------------------------------------------------------------------------
GMAC1140              St. George           Washington         Utah                  84790       Retail
TA3078                Tokoma Park          Montgomery         Maryland              20783       Retail
GMAC1150              Irving               Dallas             Texas                 75061       Independent/Assisted Living
GMAC3380              Portland             Multnomah          Oregon                97205       Hospitality
GMAC1180              Dallas               Dallas             Texas                 75202       Special Purpose
--------------------------------------------------------------------------------------------------------------------------------
WEINERMAN PORTFOLIO

GMAC1190A             Edgewater Park       Burlington         New Jersey            08010       Multifamily
GMAC1190B             Edgewater Park       Burlington         New Jersey            08010       Multifamily
GMAC1190C             Vineland             Cumberland         New Jersey            08360       Multifamily
GMAC1190D             Vineland             Cumberland         New Jersey            08360       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC1190

GMAC1210              Dallas               Dallas             Texas                 75228       Independent/Assisted Living
GMAC1220              Layton               Davis              Utah                  84041       Multifamily
LICATA PORTFOLIO

TA0831-1              East Orange          Essex County       New Jersey            07018       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
TA0831-2              East Orange          Essex County       New Jersey            07017       Multifamily
TA0831-3              East Orange          Essex County       New Jersey            07018       Multifamily
TA0831-4              Newark               Essex County       New Jersey            07112       Multifamily
TA0831-5              East Orange          Essex County       New Jersey            07018       Multifamily
TA0831-6              East Orange          Essex County       New Jersey            07018       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
TA0831

GMAC1230              Tempe                Maricopa           Arizona               85281       Multifamily
TA1432                Newark               Alameda            California            94560       Retail
GMAC1250              Corvallis            Benton             Oregon                97330       Retail
GMAC3390              Portland             Multnomah          Oregon                97218       Hospitality
--------------------------------------------------------------------------------------------------------------------------------
GMAC1270              Calabasas            Los Angeles        California            91302       Office
GMAC1290              Addison              Dallas             Texas                 75240       Retail
GMAC1300              Phoenix              Maricopa           Arizona               85029       Multifamily
GMAC3430              Roslyn               Nassau             New York              11576       Hospitality
GMAC1320              Anaheim              Orange             California            92807       Retail
--------------------------------------------------------------------------------------------------------------------------------
GMAC1330              Scottsdale           Maricopa           Arizona               85251       Multifamily
TA1585                La Mesa              San Diego          California            91942       Retail
TA1140                Philadelphia         Philadelphia       Pennsylvania          19102       Office
GMAC1340              Mount Rainier        Prince George      Maryland              20712       Multifamily
GMAC1360              Jacksonville         Duval              Florida               32256       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC3560              Bloomfield Township  Oakland            Michigan              48301       Retail
TA0146                Colorado Springs     El Paso            Colorado              80906       Retail
GMAC1370              Kansas City          Platte             Missouri              64154       Independent/Assisted Living
GMAC1380              St. Charles          St. Charles        Missouri              63303       Multifamily
GMAC1390              Carol Stream         Dupage             Illinois              60188       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC1400              North Miami Beach    Dade               Florida               33169       Nursing, Rehabilitation
GMAC1410              San Leandro          Alameda            California            94579       Multifamily
GMAC1420              Tukwila              King               Washington            98188       Hospitality
GMAC4090              New York             Queens             New York              11354       Mixed Use
GMAC1450              Omaha                Douglas            Nebraska              68106       Office
--------------------------------------------------------------------------------------------------------------------------------
GMAC1480              San Diego            San Diego          California            92101       Mixed Use
GMAC1440              Bensenville          DuPage             Illinois              60007       Office
GMAC3320              Henderson            Clark              Nevada                89015       Retail
GMAC1490              Riverside            Riverside          California            92506       Office
GMAC4100              Torrance             Los Angeles        California            90504       Retail
--------------------------------------------------------------------------------------------------------------------------------
GMAC1500              Bellevue             King               Washington            98004       Hospitality
GMAC1510              Watervliet           Albany             New York              12189       Multifamily
GMAC1530              Morrow               Clayton            Georgia               30260       Multifamily
TA2090                Tucson               Pima               Arizona               85713       Retail
WF9701                Jessup               Howard             Maryland              20794       Industrial
--------------------------------------------------------------------------------------------------------------------------------
GMAC4030              Tucson               Pima               Arizona               85711       Office
TA2088                Simi Valley          Ventura            California            93605       Retail
GMAC3400              Portland             Multnomah          Oregon                97205       Special Purpose
TA2094                Phoenix              Maricopa           Arizona               85016       Office
GMAC2030              Danville             Contra Costa       California            94506       Retail
--------------------------------------------------------------------------------------------------------------------------------
ARBOR VILLAGE, BRITTANY, TROTWOOD

GMAC2020A             Ferguson             St. Louis          Missouri              63135       Multifamily
GMAC2020B             Hazelwood            St. Louis          Missouri              63042       Multifamily
GMAC2020C             Hazelwood            St. Louis          Missouri              63042       Multifamily
GMAC2020

--------------------------------------------------------------------------------------------------------------------------------
TA2667                Brookfield           Waukesha           Wisconsin             53045       Retail
GMAC2050              Sun City Center      Hillsborough       Florida               33571       Office
GMAC2040              East Lansing         Ingham             Michigan              48823       Multifamily
GMAC2060              Plymouth             Hennepin           Minnesota             55447       Retail
GMAC2070              Whitsmarsh Island    Chatham            Georgia               31410       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
TA0541                Sarasota             Sarasota           Florida               34239       Mobile Home Park
GMAC2090              Phoenix              Maricopa           Arizona               85027       Multifamily
GMAC3330              Newark               Alameda            California            94560       Hospitality
GMAC2100              Houston              Harris             Texas                 77015       Multifamily
TA1936                Boston               Suffolk            Massachusetts         02115       Mixed Use
--------------------------------------------------------------------------------------------------------------------------------
GMAC2120              Phoenix              Maricopa           Arizona               85016       Multifamily
GMAC2130              Virginia Beach       Virginia Beach     Virginia              23462       Retail
GMAC2140              Rocky Mount          Nash               North Carolina        27802       Office
TA1799                New York             New York           New York              10019       Mixed Use
GMAC2150              Tucson               Pima               Arizona               85718       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC2160              Tempe                Maricopa           Arizona               85281       Multifamily
GMAC2180              Edgewood             Harford            Maryland              21040       Multifamily
TA2456                Newington            Fairfax            Virginia              22079       Industrial
GMAC2190              Vernon               Tolland            Connecticut           06066       Retail
GMAC2200              Chamblee             DeKalb             Georgia               30341       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
TA2414                Cold Spring          Campbell           Kentucky              41076       Retail
GMAC2210              Nashville            Davidson           Tennessee             37206       Hospital, Specialized
GMAC4120              Kansas City          Jackson            Missouri              64123       Retail
GMAC2240              Tracy                San Joaquin        California            95376       Nursing, Skilled/Intermediate Care
GMAC2360              Chicago              Cook               Illinois              60611       Retail
--------------------------------------------------------------------------------------------------------------------------------
GMAC3410              Portland             Washington         Oregon                97225       Office
GMAC2260              Hagerstown           Washington         Maryland              21740       Multifamily
GMAC3450              Raleigh              Wake               North Carolina        27604       Office
GMAC2270              Greensboro           Guilford           North Carolina        27409       Multifamily
GMAC2290              Tucson               Pima               Arizona               85705       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC2300              League City          Galveston          Texas                 77573       Multifamily
GMAC2310              Tulare               Tulare             California            93274       Multifamily
CROSSED GROUP 4

GMAC4040              Washington           NAP                District of Columbia  20032       Multifamily
GMAC4045              Washington           NAP                District of Columbia  20032       Multifamily

--------------------------------------------------------------------------------------------------------------------------------

GMAC2330              Weston               Broward            Florida               33326       Retail
GMAC2320              Irwindale            Los Angeles        California            91706       Industrial
TA1922                Tinton Falls         Monmouth           New Jersey            07724       Office
CROSSED GROUP 5

--------------------------------------------------------------------------------------------------------------------------------
GMAC3160              Chula Vista          San Diego          California            91910       Office
GMAC3590              Carlsbad             San Diego          California            92009       Industrial

GMAC2340              Phoenix              Maricopa           Arizona               85016       Multifamily
GMAC2350              Tucson               Pima               Arizona               85745       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC2370              Alpharetta           Fulton             Georgia               30201       Mixed Use
GMAC2380              Baltimore            Baltimore City     Maryland              21215       Multifamily
GMAC4130              Kansas City          Jackson            Missouri              64128       Retail
GMAC2410              Coppell              Dallas             Texas                 75019       Retail
TA2921                Waltham              Middlesex          Massachusetts         02154       Industrial
--------------------------------------------------------------------------------------------------------------------------------
GMAC2400              El Paso              El Paso            Texas                 79936       Multifamily
GMAC2420              Irving               Dallas             Texas                 75061       Retail
GMAC3470              Troy                 Oakland            Michigan              48084       Multifamily
GMAC2440              Huntsville           Walker             Texas                 77340       Multifamily
GMAC3340              Conway               Faulkner           Arkansas              72032       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
TA2394                Wappinger Falls      Dutchess           New York              12590       Office
GMAC3350              Houston              Harris             Texas                 77054       Office
TA1658                Los Angeles          Los Angeles        California            90024       Hospitality
GMAC4080              Elsmere              New Castle         Delaware              19805       Multifamily
GMAC2450              Clio                 Genesee            Michigan              48420       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC2460              Marlboro             Monmouth           New Jersey            07746       Retail
GMAC2480              Burnsville           Dakota             Minnesota             55337       Industrial
GMAC2470              Bedford              Tarrant            Texas                 76021       Multifamily
GMAC2490              Midland              Midland            Texas                 79705       Multifamily
GMAC3360              Thousand Oaks        Ventura            California            91320       Retail
--------------------------------------------------------------------------------------------------------------------------------
GMAC2570              Park City            Summit             Utah                  84060       Retail
GMAC2500              Boise                Ada                Idaho                 83702       Retail
GMAC2530              Virginia Beach       Virginia Beach     Virginia              23452       Retail
GMAC2510              Denville             Morris             New Jersey            07834       Office
GMAC2520              Phoenix              Maricopa           Arizona               85013       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
TA1898                Freeport             Nassau             New York              11520       Retail
GMAC2540              Vancouver            Clark              Washington            98660       Independent/Assisted Living
GMAC2560              Fort Myers           Lee County         Florida               33912       Industrial
GMAC2580              Scottsdale           Maricopa           Arizona               85257       Multifamily
GMAC2590              Austin               Travis             Texas                 78731       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
DOLIK PORTFOLIO

TA1738-1              Troy                 Oakland            Michigan              48083       Industrial
TA1738-2              Rochester Hills      Oakland            Michigan              48309       Industrial
TA1738

GMAC2600              Midland              Midland            Texas                 79707       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC2610              Tempe                Maricopa           Arizona               85281       Multifamily
GMAC2620              Atlanta              DeKalb             Georgia               30340       Office
GMAC2630              Decatur              DeKalb             Georgia               30035       Office
GMAC2550              Baltimore            Baltimore City     Maryland              21214       Multifamily
WF9703                Abingdon             Harford            Maryland              21040       Industrial
--------------------------------------------------------------------------------------------------------------------------------
GMAC3020              Chamblee             DeKalb             Georgia               30341       Office
DAIBES APARTMENTS

GMAC3040A             Weehawken            Hudson             New Jersey            07087       Multifamily
GMAC3040B             North Bergen         Hudson             New Jersey            07047       Multifamily
GMAC3040

--------------------------------------------------------------------------------------------------------------------------------
GMAC3030              St. Louis            St. Louis          Missouri              63109       Office
GMAC3050              Midland              Midland            Texas                 79707       Multifamily
GMAC3070              North Hollywood      Los Angeles        California            91607       Independent/Assisted Living
GMAC3510              San Diego            San Diego          California            92117       Office
GMAC3060              Lincoln              Providence         Rhode Island          02838       Nursing, Skilled/Intermediate Care
--------------------------------------------------------------------------------------------------------------------------------
GMAC3080              Virginia Beach       Virginia Beach     Virginia              23464       Retail
TA2573                Salina               Onodaga            New York              13206       Multifamily
GMAC3100              Phoenix              Maricopa           Arizona               85018       Multifamily
GMAC3120              Los Angeles          Los Angeles        California            90015       Retail
GMAC3140              Spring Valley        Rockland           New York              10977       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
TA1900                Montclair            Essex              New Jersey            07042       Mixed Use
GMAC3150              Phoenix              Maricopa           Arizona               85051       Multifamily
GMAC3180              San Antonio          Bexar              Texas                 78212       Multifamily
GMAC3190              Kissimmee            Osceola            Florida               34741       Multifamily
GMAC3200              Houston              Harris             Texas                 77082       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC3210              Tucson               Pima               Arizona               85705       Multifamily
GMAC3220              Norcross             Gwinnett           Georgia               30360       Office
GMAC3230              Marietta             Cobb               Georgia               30062       Office
GMAC3300              Titusville           Brevard            Florida               32780       Multifamily
TA1772                Gibralter            Wayne              Michigan              48173       Multifamily
--------------------------------------------------------------------------------------------------------------------------------
GMAC3250              Kaysville            Davis              Utah                  84037       Retail
GMAC3270              Van Nuys             Los Angeles        California            91406       Industrial
GMAC3260              Sunnyvale            Santa Clara        California            94087       Nursing, Rehabilitation
GMAC3240              Hartford             Hartford           Connecticut           06112       Retail
GMAC3280              Roswell              Fulton             Georgia               30075       Mixed Use
--------------------------------------------------------------------------------------------------------------------------------
GMAC3290              Titusville           Brevard            Florida               32708       Multifamily


                                                                                                       % OF AGGREGATE
        LOAN             OWNERSHIP        CROSSED         RELATED        ORIGINAL     CUT-OFF DATE      CUT-OFF DATE     INTEREST
       NUMBER            INTEREST       LOAN GROUP         LOANS          BALANCE        BALANCE           BALANCE         TYPE
---------------------------------------------------------------------------------------------------------------------------------
SENIOR LIVING PROPERTIES PORTFOLIO

GMAC1010A                   Fee
GMAC1010B                   Fee
GMAC1010C                   Fee
GMAC1010D                   Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010E                   Fee
GMAC1010F                Leasehold
GMAC1010G                   Fee
GMAC1010H                   Fee
GMAC1010I                   Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010J                   Fee
GMAC1010K                   Fee
GMAC1010L                   Fee
GMAC1010M                   Fee
GMAC1010N                   Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010O                   Fee
GMAC1010P                   Fee
GMAC1010Q                   Fee
GMAC1010R                   Fee
GMAC1010S                   Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010T                   Fee
GMAC1010U                   Fee
GMAC1010V                Leasehold
GMAC1010W                   Fee
GMAC1010X                Leasehold

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010Y                   Fee
GMAC1010Z                   Fee
GMAC1010AA                  Fee
GMAC1010AB                  Fee
GMAC1010AC                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010AD                  Fee
GMAC1010AE                  Fee
GMAC1010AF                  Fee
GMAC1010AH                  Fee
GMAC1010AI                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010AJ                  Fee
GMAC1010AK                  Fee
GMAC1010AL               Leasehold
GMAC1010AM                  Fee
GMAC1010AN                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010AO                  Fee
GMAC1010AP                  Fee
GMAC1010AQ                  Fee
GMAC1010AR               Leasehold
GMAC1010AS                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010AT                  Fee
GMAC1010AU                  Fee
GMAC1010AV                  Fee
GMAC1010AW               Leasehold
GMAC1010AX                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010AY               Leasehold
GMAC1010AZ               Leasehold
GMAC1010BA                  Fee
GMAC1010BB                  Fee
GMAC1010BC                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010BD                  Fee
GMAC1010BE                  Fee
GMAC1010BF                  Fee
GMAC1010BG                  Fee
GMAC1010BH                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010BI                  Fee
GMAC1010BJ                  Fee
GMAC1010BK                  Fee
GMAC1010BL                  Fee
GMAC1010BM                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010BN                  Fee
GMAC1010BO                  Fee
GMAC1010BP                  Fee
GMAC1010BQ               Leasehold
GMAC1010BS                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010BT                  Fee
GMAC1010BU                  Fee
GMAC1010BV                  Fee
GMAC1010BW                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010BX                  Fee
GMAC1010BY               Leasehold
GMAC1010BZ                  Fee
GMAC1010CA               Leasehold
GMAC1010CB                  Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010CC                  Fee
GMAC1010CD                  Fee
GMAC1010CE                  Fee
GMAC1010CF                  Fee
GMAC1010CG            Both Fee/Lease

---------------------------------------------------------------------------------------------------------------------------------
GMAC1010CH                  Fee
GMAC1010CI                  Fee
GMAC1010CJ                  Fee
GMAC1010CK               Leasehold

GMAC1010                                                                $226,000,000    $225,437,229        15.60          FIXED
---------------------------------------------------------------------------------------------------------------------------------
GMAC4060                      Both Fee/Lease                              62,000,000      61,924,861        4.28           Fixed
ALLIANCE PORTFOLIO

GA0175-1                    Fee
GA0175-2                    Fee
GA0175-3                    Fee

---------------------------------------------------------------------------------------------------------------------------------
GA0175-4                    Fee
GA0175-5                    Fee
GA0175-6                    Fee
GA0175-7                    Fee
GA0175-8                    Fee

---------------------------------------------------------------------------------------------------------------------------------
GA0175                                                                    62,000,000      61,800,612        4.28           FIXED
GMAC1130                 Leasehold                                        49,000,000      48,942,695        3.39           Fixed
GMAC1020                    Fee                                           45,000,000      45,000,000        3.11           Fixed
GMAC1030                    Fee                                           45,000,000      44,852,613        3.10           Fixed
LOUISIANA PORTFOLIO

---------------------------------------------------------------------------------------------------------------------------------
BL9703-1                    Fee
BL9703-2                    Fee
BL9703-3                    Fee
BL9703-4                    Fee
BL9703-5                    Fee

---------------------------------------------------------------------------------------------------------------------------------
BL9703                                                                    36,901,150      36,191,152        2.50           FIXED
GMAC1040                    Fee                                           35,000,000      34,919,372        2.42           Fixed
AMERIPARK LODGE PORTFOLIO

GMAC1050A                   Fee
GMAC1050B                   Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1050C                   Fee
GMAC1050D                   Fee

GMAC1050                                                                  34,520,000      34,386,268        2.38           FIXED
GMAC1070                      Both Fee/Lease                              25,500,000      25,422,055        1.76           Fixed
CROSSED GROUP 1

---------------------------------------------------------------------------------------------------------------------------------
GMAC1240                    Fee       Country Clubs   Country Clubs        9,000,000       8,964,469        0.62           Fixed
GMAC1310                    Fee       Country Clubs   Country Clubs        7,900,000       7,868,812        0.54           Fixed
GMAC1520                    Fee       Country Clubs   Country Clubs        5,600,000       5,577,892        0.39           Fixed
                                                                           ---------       ---------        ----
                                                                          22,500,000      22,411,172        1.55
TA0814                      Fee                                           20,760,000      20,744,298        1.44           Fixed
---------------------------------------------------------------------------------------------------------------------------------
CROSSED GROUP 2

GMAC4050                    Fee       Ulsters         Ulsters             16,185,000      15,873,962        1.10           Fixed
GMAC4055                    Fee       Ulsters         Ulsters              4,620,000       4,573,072        0.32           Fixed
                                                                           ---------       ---------        ----
                                                                          20,805,000      20,447,034        1.41
GMAC1080                    Fee                                           17,000,000      16,936,955        1.17           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC1090                    Fee                                           16,350,000      16,325,042        1.13           Fixed
GMAC1110                    Fee                                           15,700,000      15,652,390        1.08           Fixed
GMAC3310                    Fee                                           15,400,000      15,330,575        1.06           Fixed
GMAC4110                    Fee                                           15,225,000      15,202,679        1.05           Fixed
VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

---------------------------------------------------------------------------------------------------------------------------------
GMAC1120A                   Fee
GMAC1120B                   Fee

GMAC1120                                                                  13,400,000      13,378,055        0.93           FIXED
CROSSED GROUP 3
GMAC1350                    Fee       Wukich          Wukich               7,200,000       7,171,565        0.50           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC1470                    Fee       Wukich          Wukich               5,800,000       5,777,094        0.40           Fixed
                                                                           ---------       ---------        ----
                                                                          13,000,000      12,948,658        0.90
GMAC3370                    Fee                                           12,000,000      11,973,636        0.83           Fixed
GMAC4010                    Fee                                           12,000,000      11,971,076        0.83           Fixed
TA2271                      Fee                                           12,000,000      11,962,586        0.83           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC1140                    Fee                                           11,600,000      11,564,963        0.80           Fixed
TA3078                      Fee                                           11,250,000      11,233,745        0.78           Fixed
GMAC1150                    Fee                       Blaylock            11,250,000      11,183,827        0.77           Fixed
GMAC3380                    Fee                       Stevenson/Bean      10,350,000      10,327,999        0.71           Fixed
GMAC1180                    Fee                                           10,000,000       9,970,213        0.69           Fixed
---------------------------------------------------------------------------------------------------------------------------------
WEINERMAN PORTFOLIO

GMAC1190A                   Fee
GMAC1190B                   Fee
GMAC1190C                   Fee
GMAC1190D                   Fee

---------------------------------------------------------------------------------------------------------------------------------
GMAC1190                                                                  10,000,000       9,968,325        0.69           FIXED
GMAC1210                    Fee                       Blaylock             9,450,000       9,394,414        0.65           Fixed
GMAC1220                    Fee                                            9,200,000       9,172,371        0.63           Fixed
LICATA PORTFOLIO

TA0831-1                    Fee

---------------------------------------------------------------------------------------------------------------------------------
TA0831-2                    Fee
TA0831-3                    Fee
TA0831-4                    Fee
TA0831-5                    Fee
TA0831-6                    Fee

---------------------------------------------------------------------------------------------------------------------------------
TA0831                                                                     9,100,000       9,046,363        0.63           FIXED
GMAC1230                    Fee                       AIMCO                9,079,651       8,973,776        0.62           Fixed
TA1432                      Fee                                            8,900,000       8,885,193        0.61           Fixed
GMAC1250                    Fee                                            8,700,000       8,667,698        0.60           Fixed
GMAC3390                    Fee                       Stevenson/Bean       8,650,000       8,631,612        0.60           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC1270                    Fee                                            8,567,166       8,553,911        0.59           Fixed
GMAC1290                    Fee                                            8,400,000       8,368,936        0.58           Fixed
GMAC1300                    Fee                       AIMCO                8,050,350       7,956,477        0.55           Fixed
GMAC3430                    Fee                                            7,750,000       7,740,771        0.54           Fixed
GMAC1320                    Fee                                            7,500,000       7,477,211        0.52           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC1330                    Fee                       AIMCO                7,417,850       7,331,352        0.51           Fixed
TA1585                Both Fee/Lease                                       7,300,000       7,293,885        0.50           Fixed
TA1140                      Fee                                            7,200,000       7,182,782        0.50           Fixed
GMAC1340                    Fee                       Gross                7,200,000       7,178,079        0.50           Fixed
GMAC1360                    Fee                       AIMCO                7,118,100       7,035,098        0.49           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC3560                    Fee                                            7,000,000       6,980,029        0.48           Fixed
TA0146                      Fee                                            7,000,000       6,973,065        0.48           Fixed
GMAC1370                    Fee                                            6,850,000       6,809,066        0.47           Fixed
GMAC1380                    Fee                                            6,800,000       6,783,734        0.47           Fixed
GMAC1390                    Fee                       AIMCO                6,778,609       6,699,565        0.46           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC1400                    Fee                                            6,700,000       6,685,351        0.46           Fixed
GMAC1410                    Fee                                            6,525,000       6,508,605        0.45           Fixed
GMAC1420                    Fee                       Eberle               6,250,000       6,221,234        0.43           Fixed
GMAC4090                    Fee                                            6,212,000       6,199,156        0.43           Fixed
GMAC1450                    Fee                                            6,200,000       6,153,174        0.43           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC1480                    Fee                                            5,800,000       5,785,961        0.40           Fixed
GMAC1440                    Fee                                            5,750,000       5,740,776        0.40           Fixed
GMAC3320                    Fee                                            5,750,000       5,736,585        0.40           Fixed
GMAC1490                    Fee                                            5,725,000       5,705,140        0.39           Fixed
GMAC4100                    Fee                                            5,700,000       5,695,124        0.39           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC1500                    Fee                       Eberle               5,700,000       5,674,792        0.39           Fixed
GMAC1510                    Fee                       Elkor                5,515,000       5,515,000        0.38           Fixed
GMAC1530                    Fee                       AIMCO                5,564,448       5,499,562        0.38           Fixed
TA2090                      Fee                                            5,440,000       5,435,637        0.38           Fixed
WF9701                      Fee                       James F. Knott       5,515,000       5,255,368        0.36           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC4030                    Fee                                            5,200,000       5,195,834        0.36           Fixed
TA2088                      Fee                                            5,000,000       4,996,037        0.35           Fixed
GMAC3400                    Fee                       Stevenson/Bean       5,000,000       4,992,876        0.35           Fixed
TA2094                      Fee                                            5,000,000       4,987,775        0.35           Fixed
GMAC2030                    Fee                                            4,650,000       4,633,377        0.32           Fixed
---------------------------------------------------------------------------------------------------------------------------------
ARBOR VILLAGE, BRITTANY, TROTWOOD

GMAC2020A                   Fee
GMAC2020B                   Fee
GMAC2020C                   Fee

GMAC2020                                                                   4,630,000       4,622,754        0.32           FIXED
---------------------------------------------------------------------------------------------------------------------------------
TA2667                      Fee                                            4,550,000       4,539,085        0.31           Fixed
GMAC2050                    Fee                                            4,500,000       4,488,869        0.31           Fixed
GMAC2040                    Fee                       AIMCO                4,505,728       4,453,188        0.31           Fixed
GMAC2060                    Fee                                            4,400,000       4,370,386        0.30           Fixed
GMAC2070                    Fee                       AIMCO                4,301,550       4,251,391        0.29           Fixed
---------------------------------------------------------------------------------------------------------------------------------
TA0541                      Fee                                            4,200,000       4,193,518        0.29           Fixed
GMAC2090                    Fee                       AIMCO                4,231,700       4,182,355        0.29           Fixed
GMAC3330                    Fee                                            4,200,000       4,172,624        0.29           Fixed
GMAC2100                    Fee                       AIMCO                4,188,250       4,139,412        0.29           Fixed
TA1936                      Fee                                            4,100,000       4,093,351        0.28           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC2120                    Fee                       AIMCO                4,140,761       4,092,477        0.28           Fixed
GMAC2130                    Fee                                            4,050,000       4,031,360        0.28           Fixed
GMAC2140                    Fee                                            4,000,000       3,993,827        0.28           Fixed
TA1799                      Fee                                            4,000,000       3,991,184        0.28           Fixed
GMAC2150                    Fee                       AIMCO                3,936,350       3,890,449        0.27           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC2160                    Fee                       AIMCO                3,916,538       3,870,868        0.27           Fixed
GMAC2180                    Fee                       Gross                3,840,000       3,828,332        0.26           Fixed
TA2456                      Fee                                            3,800,000       3,797,077        0.26           Fixed
GMAC2190                    Fee                                            3,800,000       3,736,335        0.26           Fixed
GMAC2200                    Fee                       AIMCO                3,685,000       3,642,030        0.25           Fixed
---------------------------------------------------------------------------------------------------------------------------------
TA2414                      Fee                                            3,500,000       3,497,339        0.24           Fixed
GMAC2210                    Fee                                            3,500,000       3,492,543        0.24           Fixed
GMAC4120                    Fee                       Paul                 3,415,000       3,401,529        0.24           Fixed
GMAC2240                    Fee                                            3,400,000       3,385,924        0.23           Fixed
GMAC2360                    Fee                                            3,375,000       3,369,718        0.23           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC3410                    Fee                       Stevenson/Bean       3,370,000       3,365,150        0.23           Fixed
GMAC2260                    Fee                       Gross                3,320,000       3,309,892        0.23           Fixed
GMAC3450                    Fee                                            3,270,000       3,264,883        0.23           Fixed
GMAC2270                    Fee                       AIMCO                3,301,100       3,262,607        0.23           Fixed
GMAC2290                    Fee                       AIMCO                3,260,278       3,222,261        0.22           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC2300                    Fee                       AIMCO                3,162,500       3,125,623        0.22           Fixed
GMAC2310                    Fee                       Elkor                3,030,000       3,030,000        0.21           Fixed
CROSSED GROUP 4

GMAC4040                    Fee       Herrick         Herrick              2,587,500       2,583,724        0.18           Fixed
GMAC4045                    Fee       Herrick         Herrick                412,500         411,898        0.03           Fixed
                                                                             -------         -------        ----
---------------------------------------------------------------------------------------------------------------------------------
                                                                           3,000,000       2,995,622        0.21
GMAC2330                    Fee                                            3,000,000       2,995,282        0.21           Fixed
GMAC2320                    Fee                                            3,000,000       2,992,565        0.21           Fixed
TA1922                      Fee                                            2,900,000       2,897,769        0.20           Fixed
CROSSED GROUP 5

---------------------------------------------------------------------------------------------------------------------------------
GMAC3160                    Fee       Shinohara       Shinohara            1,410,000       1,407,867        0.10           Fixed
GMAC3590                    Fee       Shinohara       Shinohara            1,462,500       1,460,287        0.10           Fixed
                                                                           ---------       ---------        ----
                                                                           2,872,500       2,868,154        0.20
GMAC2340                    Fee                       AIMCO                2,901,250       2,867,419        0.20           Fixed
GMAC2350                    Fee                       AIMCO                2,874,703       2,841,182        0.20           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC2370                    Fee                       Margolias            2,820,000       2,811,337        0.19           Fixed
GMAC2380                    Fee                       Gross                2,800,000       2,792,868        0.19           Fixed
GMAC4130                    Fee                       Paul                 2,800,000       2,788,955        0.19           Fixed
GMAC2410                    Fee                                            2,750,000       2,739,810        0.19           Fixed
TA2921                      Fee                                            2,750,000       2,739,475        0.19           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC2400                    Fee                       AIMCO                2,761,550       2,729,348        0.19           Fixed
GMAC2420                    Fee                                            2,725,000       2,717,091        0.19           Fixed
GMAC3470                    Fee                                            2,700,000       2,695,791        0.19           Fixed
GMAC2440                    Fee                                            2,700,000       2,693,361        0.19           Fixed
GMAC3340                    Fee                                            2,686,600       2,681,087        0.19           Fixed
---------------------------------------------------------------------------------------------------------------------------------
TA2394                      Fee                                            2,500,000       2,498,034        0.17           Fixed
GMAC3350                    Fee                                            2,500,000       2,494,343        0.17           Fixed
TA1658                      Fee                                            2,500,000       2,494,282        0.17           Fixed
GMAC4080                    Fee                                            2,485,000       2,481,051        0.17           Fixed
GMAC2450                    Fee                       AIMCO                2,442,550       2,414,068        0.17           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC2460                    Fee                                            2,400,000       2,392,065        0.17           Fixed
GMAC2480                    Fee                                            2,350,000       2,344,187        0.16           Fixed
GMAC2470                    Fee                       AIMCO                2,350,700       2,323,289        0.16           Fixed
GMAC2490                    Fee                       AIMCO                2,328,419       2,301,268        0.16           Fixed
GMAC3360                    Fee                                            2,300,000       2,296,650        0.16           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC2570                    Fee                                            2,300,000       2,296,429        0.16           Fixed
GMAC2500                    Fee                                            2,300,000       2,296,307        0.16           Fixed
GMAC2530                    Fee                       Breeden              2,287,000       2,280,106        0.16           Fixed
GMAC2510                    Fee                                            2,260,000       2,252,309        0.16           Fixed
GMAC2520                    Fee                       AIMCO                2,256,308       2,229,998        0.15           Fixed
---------------------------------------------------------------------------------------------------------------------------------
TA1898                      Fee                                            2,200,000       2,197,427        0.15           Fixed
GMAC2540                    Fee                                            2,200,000       2,195,182        0.15           Fixed
GMAC2560                    Fee                                            2,200,000       2,193,729        0.15           Fixed
GMAC2580                    Fee                       AIMCO                2,147,420       2,122,380        0.15           Fixed
GMAC2590                    Fee                       AIMCO                2,137,086       2,112,166        0.15           Fixed
---------------------------------------------------------------------------------------------------------------------------------
DOLIK PORTFOLIO

TA1738-1                    Fee
TA1738-2                    Fee

TA1738                                                                     2,100,000       2,097,412        0.15           FIXED
GMAC2600                    Fee                       AIMCO                2,119,735       2,095,017        0.14           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC2610                    Fee                       AIMCO                2,102,161       2,077,648        0.14           Fixed
GMAC2620                    Fee                       Margolias            2,050,000       2,043,703        0.14           Fixed
GMAC2630                    Fee                       Margolias            2,025,000       2,018,780        0.14           Fixed
GMAC2550                    Fee                       Gross                1,992,000       1,987,393        0.14           Fixed
WF9703                      Fee                       James F. Knott       1,900,000       1,810,552        0.13           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC3020                    Fee                       Margolias            1,800,000       1,794,471        0.12           Fixed
DAIBES APARTMENTS

GMAC3040A                   Fee
GMAC3040B                   Fee

GMAC3040                                                                   1,700,000       1,686,911        0.12           FIXED
---------------------------------------------------------------------------------------------------------------------------------
GMAC3030                    Fee                                            1,700,000       1,677,521        0.12           Fixed
GMAC3050                    Fee                       AIMCO                1,674,017       1,654,497        0.11           Fixed
GMAC3070                    Fee                                            1,656,000       1,649,298        0.11           Fixed
GMAC3510                    Fee                                            1,650,000       1,648,775        0.11           Fixed
GMAC3060                    Fee                                            1,665,000       1,646,502        0.11           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC3080                    Fee                       Breeden              1,600,000       1,595,177        0.11           Fixed
TA2573                      Fee                                            1,600,000       1,595,009        0.11           Fixed
GMAC3100                    Fee                       AIMCO                1,587,911       1,569,395        0.11           Fixed
GMAC3120                    Fee                                            1,500,000       1,490,911        0.10           Fixed
GMAC3140                    Fee                                            1,450,000       1,446,021        0.10           Fixed
---------------------------------------------------------------------------------------------------------------------------------
TA1900                      Fee                                            1,445,000       1,442,716        0.10           Fixed
GMAC3150                    Fee                                            1,420,000       1,413,845        0.10           Fixed
GMAC3180                    Fee                       AIMCO                1,274,814       1,259,949        0.09           Fixed
GMAC3190                    Fee                       McGrath              1,250,000       1,245,419        0.09           Fixed
GMAC3200                    Fee                       AIMCO                1,241,625       1,227,147        0.08           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC3210                    Fee                       AIMCO                1,160,988       1,147,450        0.08           Fixed
GMAC3220                    Fee                       Margolias            1,140,000       1,136,498        0.08           Fixed
GMAC3230                    Fee                       Margolias            1,050,000       1,046,775        0.07           Fixed
GMAC3300                    Fee                       McGrath              1,037,000       1,033,893        0.07           Fixed
TA1772                      Fee                                            1,030,000       1,027,554        0.07           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC3250                    Fee                                            1,000,000         998,840        0.07           Fixed
GMAC3270                    Fee                                            1,000,000         994,454        0.07           Fixed
GMAC3260                    Fee                                            1,000,000         988,567        0.07           Fixed
GMAC3240                    Fee                                              910,000         905,063        0.06           Fixed
GMAC3280                    Fee                       Margolias              761,000         758,662        0.05           Fixed
---------------------------------------------------------------------------------------------------------------------------------
GMAC3290                    Fee                       McGrath                640,000         637,654        0.04           Fixed

                                                                          ORIGINAL            REMAINING          ORIGINAL
                                                         MORTGAGE         TERM TO              TERM TO         AMORTIZATION
        LOAN                                               RATE       MATURITY OR ARD      MATURITY OR ARD         TERM
       NUMBER                  ACCRUAL METHOD               (%)           (MONTHS)            (MONTHS)           (MONTHS)
------------------------------------------------------------------------------------------------------------------------------
SENIOR LIVING PROPERTIES PORTFOLIO

GMAC1010A
GMAC1010B
GMAC1010C
GMAC1010D

------------------------------------------------------------------------------------------------------------------------------
GMAC1010E
GMAC1010F
GMAC1010G
GMAC1010H
GMAC1010I

------------------------------------------------------------------------------------------------------------------------------
GMAC1010J
GMAC1010K
GMAC1010L
GMAC1010M
GMAC1010N

------------------------------------------------------------------------------------------------------------------------------
GMAC1010O
GMAC1010P
GMAC1010Q
GMAC1010R
GMAC1010S

------------------------------------------------------------------------------------------------------------------------------
GMAC1010T
GMAC1010U
GMAC1010V
GMAC1010W
GMAC1010X

------------------------------------------------------------------------------------------------------------------------------
GMAC1010Y
GMAC1010Z
GMAC1010AA
GMAC1010AB
GMAC1010AC

------------------------------------------------------------------------------------------------------------------------------
GMAC1010AD
GMAC1010AE
GMAC1010AF
GMAC1010AH
GMAC1010AI

------------------------------------------------------------------------------------------------------------------------------
GMAC1010AJ
GMAC1010AK
GMAC1010AL
GMAC1010AM
GMAC1010AN

------------------------------------------------------------------------------------------------------------------------------
GMAC1010AO
GMAC1010AP
GMAC1010AQ
GMAC1010AR
GMAC1010AS

------------------------------------------------------------------------------------------------------------------------------
GMAC1010AT
GMAC1010AU
GMAC1010AV
GMAC1010AW
GMAC1010AX

------------------------------------------------------------------------------------------------------------------------------
GMAC1010AY
GMAC1010AZ
GMAC1010BA
GMAC1010BB
GMAC1010BC

------------------------------------------------------------------------------------------------------------------------------
GMAC1010BD
GMAC1010BE
GMAC1010BF
GMAC1010BG
GMAC1010BH

------------------------------------------------------------------------------------------------------------------------------
GMAC1010BI
GMAC1010BJ
GMAC1010BK
GMAC1010BL
GMAC1010BM

------------------------------------------------------------------------------------------------------------------------------
GMAC1010BN
GMAC1010BO
GMAC1010BP
GMAC1010BQ
GMAC1010BS

------------------------------------------------------------------------------------------------------------------------------
GMAC1010BT
GMAC1010BU
GMAC1010BV
GMAC1010BW

------------------------------------------------------------------------------------------------------------------------------
GMAC1010BX
GMAC1010BY
GMAC1010BZ
GMAC1010CA
GMAC1010CB

------------------------------------------------------------------------------------------------------------------------------
GMAC1010CC
GMAC1010CD
GMAC1010CE
GMAC1010CF
GMAC1010CG

------------------------------------------------------------------------------------------------------------------------------
GMAC1010CH
GMAC1010CI
GMAC1010CJ
GMAC1010CK

GMAC1010                        ACTUAL / 360               6.810            119                  117               300
------------------------------------------------------------------------------------------------------------------------------
GMAC4060                        Actual / 360               7.500            120                  119               300
ALLIANCE PORTFOLIO
GA0175-1

GA0175-2
GA0175-3

------------------------------------------------------------------------------------------------------------------------------
GA0175-4
GA0175-5
GA0175-6
GA0175-7
GA0175-8

------------------------------------------------------------------------------------------------------------------------------
GA0175                            30 / 360                 7.143            120                  116               360
GMAC1130                          30 / 360                 7.340            120                  119               300
GMAC1020                        Actual / 360               6.850            180                  176               333
GMAC1030                          30 / 360                 7.050            120                  116               360
LOUISIANA PORTFOLIO

------------------------------------------------------------------------------------------------------------------------------
BL9703-1
BL9703-2
BL9703-3
BL9703-4
BL9703-5

------------------------------------------------------------------------------------------------------------------------------
BL9703                            30 / 360                 6.980            120                  114               180
GMAC1040                          30 / 360                 7.360            180                  177               360
AMERIPARK LODGE PORTFOLIO

GMAC1050A
GMAC1050B

------------------------------------------------------------------------------------------------------------------------------
GMAC1050C
GMAC1050D

GMAC1050                          30 / 360                 6.750            120                  117               300
GMAC1070                          30 / 360                 7.400            132                  128               360
CROSSED GROUP 1

------------------------------------------------------------------------------------------------------------------------------
GMAC1240                          30 / 360                 7.250            120                  115               360
GMAC1310                          30 / 360                 7.250            120                  115               360
GMAC1520                          30 / 360                 7.250            120                  115               360

TA0814                            30 / 360                 7.405            120                  119               360
------------------------------------------------------------------------------------------------------------------------------
CROSSED GROUP 2

GMAC4050                          30 / 360                 6.910             82                  80                 82
GMAC4055                          30 / 360                 6.910            120                  118               120

GMAC1080                        Actual / 360               6.790            120                  116               360
------------------------------------------------------------------------------------------------------------------------------
GMAC1090                          30 / 360                 7.375            120                  118               360
GMAC1110                          30 / 360                 7.440            120                  116               360
GMAC3310                          30 / 360                 7.630            126                  122               300
GMAC4110                        Actual / 360               7.390            120                  118               360
VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

------------------------------------------------------------------------------------------------------------------------------
GMAC1120A
GMAC1120B

GMAC1120                          30 / 360                 7.020             84                  82                360
CROSSED GROUP 3

GMAC1350                        Actual / 360               8.450            120                  116               311
------------------------------------------------------------------------------------------------------------------------------
GMAC1470                        Actual / 360               8.450            120                  116               311

GMAC3370                          30 / 360                 7.750            123                  121               300
GMAC4010                        Actual / 360               7.010            120                  118               300
TA2271                            30 / 360                 7.300            120                  116               360
------------------------------------------------------------------------------------------------------------------------------
GMAC1140                          30 / 360                 7.460            120                  116               360
TA3078                            30 / 360                 7.650            180                  178               360
GMAC1150                          30 / 360                 7.380            120                  115               300
GMAC3380                        Actual / 360               7.770            183                  181               300
GMAC1180                          30 / 360                 7.530             84                  80                360
------------------------------------------------------------------------------------------------------------------------------
WEINERMAN PORTFOLIO

GMAC1190A
GMAC1190B
GMAC1190C
GMAC1190D

------------------------------------------------------------------------------------------------------------------------------
GMAC1190                          30 / 360                 7.220            120                  116               360
GMAC1210                          30 / 360                 7.380            120                  115               300
GMAC1220                        Actual / 360               6.700            120                  117               360
LICATA PORTFOLIO
TA0831-1

------------------------------------------------------------------------------------------------------------------------------
TA0831-2
TA0831-3
TA0831-4
TA0831-5
TA0831-6

------------------------------------------------------------------------------------------------------------------------------
TA0831                            30 / 360                 7.367            120                  115               300
GMAC1230                          30 / 360                 7.019            240                  234               240
TA1432                            30 / 360                 6.940            120                  118               360
GMAC1250                          30 / 360                 7.560            120                  115               360
GMAC3390                        Actual / 360               7.770            183                  181               300
------------------------------------------------------------------------------------------------------------------------------
GMAC1270                        Actual / 360               7.130            120                  118               360
GMAC1290                          30 / 360                 7.580            120                  115               360
GMAC1300                          30 / 360                 7.019            240                  234               240
GMAC3430                        Actual / 360               7.625            123                  122               300
GMAC1320                          30 / 360                 7.430            121                  117               360
------------------------------------------------------------------------------------------------------------------------------
GMAC1330                          30 / 360                 7.019            240                  234               240
TA1585                            30 / 360                 6.890            180                  179               360
TA1140                            30 / 360                 7.220            120                  118               300
GMAC1340                          30 / 360                 7.420            120                  116               360
GMAC1360                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
GMAC3560                          30 / 360                 7.100            120                  117               336
TA0146                            30 / 360                 7.380            120                  115               360
GMAC1370                          30 / 360                 7.280            120                  115               300
GMAC1380                          30 / 360                 7.170            120                  117               360
GMAC1390                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
GMAC1400                          30 / 360                 7.780            120                  118               300
GMAC1410                          30 / 360                 6.920             60                  57                360
GMAC1420                          30 / 360                 7.500            120                  116               300
GMAC4090                          30 / 360                 8.125            120                  118               300
GMAC1450                          30 / 360                 7.210            240                  236               240
------------------------------------------------------------------------------------------------------------------------------
GMAC1480                          30 / 360                 7.110            120                  117               360
GMAC1440                          30 / 360                 7.125            120                  118               360
GMAC3320                          30 / 360                 7.375            120                  118               300
GMAC1490                          30 / 360                 7.900            120                  115               360
GMAC4100                        Actual / 360               7.230            120                  119               360
------------------------------------------------------------------------------------------------------------------------------
GMAC1500                          30 / 360                 7.750            120                  116               300
GMAC1510                          30 / 360                 7.270            120                  116               360
GMAC1530                          30 / 360                 7.019            240                  234               240
TA2090                            30 / 360                 7.110            180                  179               360
WF9701                            30 / 360                 7.550            180                  151               264
------------------------------------------------------------------------------------------------------------------------------
GMAC4030                        Actual / 360               7.625            120                  119               360
TA2088                            30 / 360                 7.170            180                  179               360
GMAC3400                          30 / 360                 7.720            180                  178               360
TA2094                            30 / 360                 7.080            120                  118               300
GMAC2030                          30 / 360                 7.750            120                  115               360
------------------------------------------------------------------------------------------------------------------------------
ARBOR VILLAGE, BRITTANY, TROTWOOD

GMAC2020A
GMAC2020B
GMAC2020C

GMAC2020                          30 / 360                 7.250            120                  118               360
------------------------------------------------------------------------------------------------------------------------------
TA2667                            30 / 360                 7.200            120                  118               300
GMAC2050                          30 / 360                 7.000            120                  117               360
GMAC2040                          30 / 360                 7.019            240                  234               240
GMAC2060                          30 / 360                 7.375            120                  117               216
GMAC2070                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
TA0541                            30 / 360                 7.320            120                  118               360
GMAC2090                          30 / 360                 7.019            240                  234               240
GMAC3330                          30 / 360                 8.875            120                  113               300
GMAC2100                          30 / 360                 7.019            240                  234               240
TA1936                            30 / 360                 7.070            120                  118               360
------------------------------------------------------------------------------------------------------------------------------
GMAC2120                          30 / 360                 7.019            240                  234               240
GMAC2130                          30 / 360                 7.500            186                  182               300
GMAC2140                          30 / 360                 7.320            120                  118               360
TA1799                            30 / 360                 7.730            120                  118               300
GMAC2150                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
GMAC2160                          30 / 360                 7.019            240                  234               240
GMAC2180                          30 / 360                 7.430            120                  116               360
TA2456                            30 / 360                 7.320            120                  119               360
GMAC2190                          30 / 360                 7.125            150                  146               150
GMAC2200                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
TA2414                            30 / 360                 7.380            120                  119               360
GMAC2210                          30 / 360                 7.940            120                  118               300
GMAC4120                          30 / 360                 6.800            240                  238               240
GMAC2240                        Actual / 360               8.160            120                  116               310
GMAC2360                          30 / 360                 7.250            120                  118               360
------------------------------------------------------------------------------------------------------------------------------
GMAC3410                          30 / 360                 7.670            180                  178               360
GMAC2260                          30 / 360                 7.420            120                  116               360
GMAC3450                          30 / 360                 7.250            120                  118               360
GMAC2270                          30 / 360                 7.019            240                  234               240
GMAC2290                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
GMAC2300                          30 / 360                 7.019            240                  234               240
GMAC2310                          30 / 360                 7.070            120                  116               360
CROSSED GROUP 4

GMAC4040                          30 / 360                 7.600            120                  118               360
GMAC4045                          30 / 360                 7.600            120                  118               360
------------------------------------------------------------------------------------------------------------------------------

GMAC2330                        Actual / 360               7.050            120                  118               360
GMAC2320                          30 / 360                 6.990            120                  117               360
TA1922                            30 / 360                 7.320            120                  119               360
CROSSED GROUP 5

------------------------------------------------------------------------------------------------------------------------------
GMAC3160                          30 / 360                 7.420            120                  118               360
GMAC3590                          30 / 360                 7.420            120                  118               360

GMAC2340                          30 / 360                 7.019            240                  234               240
GMAC2350                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
GMAC2370                          30 / 360                 7.375            120                  116               360
GMAC2380                          30 / 360                 6.850            120                  117               360
GMAC4130                          30 / 360                 6.800            240                  238               240
GMAC2410                          30 / 360                 7.570            120                  115               360
TA2921                            30 / 360                 7.050            120                  118               240
------------------------------------------------------------------------------------------------------------------------------
GMAC2400                          30 / 360                 7.019            240                  234               240
GMAC2420                          30 / 360                 7.660            120                  116               360
GMAC3470                          30 / 360                 7.270            120                  118               360
GMAC2440                          30 / 360                 7.030            120                  117               360
GMAC3340                        Actual / 360               7.980            120                  118               300
------------------------------------------------------------------------------------------------------------------------------
TA2394                            30 / 360                 7.210            120                  119               360
GMAC3350                          30 / 360                 7.450             84                  81                360
TA1658                            30 / 360                 7.500            180                  178               300
GMAC4080                        Actual / 360               7.000            120                  118               360
GMAC2450                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
GMAC2460                          30 / 360                 7.750            144                  141               300
GMAC2480                          30 / 360                 7.000            120                  117               360
GMAC2470                          30 / 360                 7.019            240                  234               240
GMAC2490                          30 / 360                 7.019            240                  234               240
GMAC3360                          30 / 360                 7.610            120                  118               360
------------------------------------------------------------------------------------------------------------------------------
GMAC2570                          30 / 360                 7.290            120                  118               360
GMAC2500                          30 / 360                 7.120            120                  118               360
GMAC2530                          30 / 360                 7.470            120                  116               360
GMAC2510                          30 / 360                 7.570            120                  117               300
GMAC2520                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
TA1898                            30 / 360                 7.340            120                  119               300
GMAC2540                          30 / 360                 7.770            120                  118               300
GMAC2560                          30 / 360                 7.750            120                  116               360
GMAC2580                          30 / 360                 7.019            240                  234               240
GMAC2590                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
DOLIK PORTFOLIO
TA1738-1

TA1738-2

TA1738                            30 / 360                 7.010            120                  119               300
GMAC2600                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
GMAC2610                          30 / 360                 7.019            240                  234               240
GMAC2620                          30 / 360                 7.375            120                  116               360
GMAC2630                          30 / 360                 7.375            132                  128               360
GMAC2550                          30 / 360                 7.340            120                  117               360
WF9703                            30 / 360                 7.550            180                  151               264
------------------------------------------------------------------------------------------------------------------------------
GMAC3020                          30 / 360                 7.375            120                  116               360
DAIBES APARTMENTS

GMAC3040A
GMAC3040B

GMAC3040                          30 / 360                 7.050            120                  116               240
------------------------------------------------------------------------------------------------------------------------------
GMAC3030                          30 / 360                 7.250            108                  106               108
GMAC3050                          30 / 360                 7.019            240                  234               240
GMAC3070                        Actual / 360               8.300            120                  116               310
GMAC3510                          30 / 360                 7.500            120                  119               360
GMAC3060                        Actual / 360               7.620            120                  118               120
------------------------------------------------------------------------------------------------------------------------------
GMAC3080                          30 / 360                 7.470            120                  116               360
TA2573                            30 / 360                 7.130            180                  179               180
GMAC3100                          30 / 360                 7.019            240                  234               240
GMAC3120                          30 / 360                 7.500            180                  178               180
GMAC3140                          30 / 360                 7.940            120                  116               360
------------------------------------------------------------------------------------------------------------------------------
TA1900                            30 / 360                 7.200            120                  118               360
GMAC3150                          30 / 360                 7.875            120                  116               300
GMAC3180                          30 / 360                 7.019            240                  234               240
GMAC3190                          30 / 360                 7.625             84                  79                360
GMAC3200                          30 / 360                 7.019            240                  234               240
------------------------------------------------------------------------------------------------------------------------------
GMAC3210                          30 / 360                 7.019            240                  234               240
GMAC3220                          30 / 360                 7.375            120                  116               360
GMAC3230                          30 / 360                 7.375            120                  116               360
GMAC3300                          30 / 360                 7.500             84                  80                360
TA1772                            30 / 360                 7.265            120                  118               300
------------------------------------------------------------------------------------------------------------------------------
GMAC3250                          30 / 360                 7.390            120                  119               300
GMAC3270                          30 / 360                 7.750            120                  115               300
GMAC3260                          30 / 360                 8.240            180                  176               180
GMAC3240                          30 / 360                 7.540            120                  117               240
GMAC3280                          30 / 360                 7.375            120                  116               360
------------------------------------------------------------------------------------------------------------------------------
GMAC3290                          30 / 360                 7.625             84                  79                360

                         REMAINING
                        AMORTIZATION                     FIRST      MATURITY
        LOAN                TERM        ORIGINATION     PAYMENT      OR ARD        BALLOON         BALLOON OR ARD
       NUMBER             (MONTHS)          DATE          DATE        DATE           FLAG              BALANCE
---------------------------------------------------------------------------------------------------------------------
SENIOR LIVING PROPERTIES PORTFOLIO

GMAC1010A
GMAC1010B
GMAC1010C
GMAC1010D

---------------------------------------------------------------------------------------------------------------------
GMAC1010E
GMAC1010F
GMAC1010G
GMAC1010H
GMAC1010I

---------------------------------------------------------------------------------------------------------------------
GMAC1010J
GMAC1010K
GMAC1010L
GMAC1010M
GMAC1010N

---------------------------------------------------------------------------------------------------------------------
GMAC1010O
GMAC1010P
GMAC1010Q
GMAC1010R
GMAC1010S

---------------------------------------------------------------------------------------------------------------------
GMAC1010T
GMAC1010U
GMAC1010V
GMAC1010W
GMAC1010X

---------------------------------------------------------------------------------------------------------------------
GMAC1010Y
GMAC1010Z
GMAC1010AA
GMAC1010AB
GMAC1010AC

---------------------------------------------------------------------------------------------------------------------
GMAC1010AD
GMAC1010AE
GMAC1010AF
GMAC1010AH
GMAC1010AI

---------------------------------------------------------------------------------------------------------------------
GMAC1010AJ
GMAC1010AK
GMAC1010AL
GMAC1010AM
GMAC1010AN

---------------------------------------------------------------------------------------------------------------------
GMAC1010AO
GMAC1010AP
GMAC1010AQ
GMAC1010AR
GMAC1010AS

---------------------------------------------------------------------------------------------------------------------
GMAC1010AT
GMAC1010AU
GMAC1010AV
GMAC1010AW
GMAC1010AX

---------------------------------------------------------------------------------------------------------------------
GMAC1010AY
GMAC1010AZ
GMAC1010BA
GMAC1010BB
GMAC1010BC

---------------------------------------------------------------------------------------------------------------------
GMAC1010BD
GMAC1010BE
GMAC1010BF
GMAC1010BG
GMAC1010BH

---------------------------------------------------------------------------------------------------------------------
GMAC1010BI
GMAC1010BJ
GMAC1010BK
GMAC1010BL
GMAC1010BM

---------------------------------------------------------------------------------------------------------------------
GMAC1010BN
GMAC1010BO
GMAC1010BP
GMAC1010BQ
GMAC1010BS

---------------------------------------------------------------------------------------------------------------------
GMAC1010BT
GMAC1010BU
GMAC1010BV
GMAC1010BW

---------------------------------------------------------------------------------------------------------------------
GMAC1010BX
GMAC1010BY
GMAC1010BZ
GMAC1010CA
GMAC1010CB

---------------------------------------------------------------------------------------------------------------------
GMAC1010CC
GMAC1010CD
GMAC1010CE
GMAC1010CF
GMAC1010CG

---------------------------------------------------------------------------------------------------------------------
GMAC1010CH
GMAC1010CI
GMAC1010CJ
GMAC1010CK

GMAC1010                    298            2/6/98        4/1/98      2/1/08        BALLOON              $177,881,691
---------------------------------------------------------------------------------------------------------------------
GMAC4060                    299           3/13/98        5/1/98      4/1/08    Hyper Amortizing           49,573,393
ALLIANCE PORTFOLIO
GA0175-1

GA0175-2
GA0175-3

---------------------------------------------------------------------------------------------------------------------
GA0175-4
GA0175-5
GA0175-6
GA0175-7
GA0175-8

---------------------------------------------------------------------------------------------------------------------
GA0175                      356           12/16/97       2/1/98      1/1/08    HYPER AMORTIZING           53,381,291
GMAC1130                    299            3/3/98        5/1/98      4/1/08    Hyper Amortizing           38,893,627
GMAC1020                    333           12/22/97       2/1/98     12/31/12       Balloon                35,018,788
GMAC1030                    356           11/14/97      1/10/98     12/10/07       Balloon                38,660,871
LOUISIANA PORTFOLIO

---------------------------------------------------------------------------------------------------------------------
BL9703-1
BL9703-2
BL9703-3
BL9703-4
BL9703-5

---------------------------------------------------------------------------------------------------------------------
BL9703                      174           10/31/97      12/1/97     11/1/07    HYPER AMORTIZING           16,737,542
GMAC1040                    357           1/29/98        3/1/98      2/1/13        Balloon                26,263,222
AMERIPARK LODGE PORTFOLIO

GMAC1050A
GMAC1050B

---------------------------------------------------------------------------------------------------------------------
GMAC1050C
GMAC1050D

GMAC1050                    297           1/16/98        3/1/98      2/1/08        BALLOON                26,952,210
GMAC1070                    356           12/22/97       2/1/98      1/1/09        Balloon                21,582,431
CROSSED GROUP 1

---------------------------------------------------------------------------------------------------------------------
GMAC1240                    355           11/10/97       1/1/98     12/1/07        Balloon                 7,767,931
GMAC1310                    355           11/10/97       1/1/98     12/1/07        Balloon                 6,818,517
GMAC1520                    355           11/10/97       1/1/98     12/1/07        Balloon                 4,833,380
                                                                                                           ---------
                                                                                                          19,419,828

TA0814                      359           3/19/98        5/1/98      4/1/08    Hyper Amortizing           17,980,708
---------------------------------------------------------------------------------------------------------------------
CROSSED GROUP 2

GMAC4050                     80            2/9/98       3/10/98     12/10/04   Fully Amortizing                    0
GMAC4055                    118            2/9/98       3/10/98     2/10/08    Fully Amortizing                    0
                                                                                                                   -

GMAC1080                    356           12/31/97       2/1/98      1/1/08        Balloon                14,548,329
---------------------------------------------------------------------------------------------------------------------
GMAC1090                    358           2/11/98        4/1/98      3/1/08        Balloon                14,151,632
GMAC1110                    356           12/31/97       2/1/98      1/1/08        Balloon                13,608,743
GMAC3310                    296           12/18/97       2/1/98      7/1/08        Balloon                12,094,710
GMAC4110                    358           2/27/98        4/1/98      3/1/08        Balloon                13,215,127
VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

---------------------------------------------------------------------------------------------------------------------
GMAC1120A
GMAC1120B

GMAC1120                    358           2/11/98        4/1/98      3/1/05        BALLOON                12,217,548
CROSSED GROUP 3
GMAC1350                    307           12/11/97       2/1/98      1/1/08        Balloon                 6,007,926
---------------------------------------------------------------------------------------------------------------------
GMAC1470                    307           12/11/97       2/1/98      1/1/08        Balloon                 4,839,719
                                                                                                           ---------
                                                                                                          10,847,645

GMAC3370                    298           2/10/98        4/1/98      6/1/08    Hyper Amortizing            9,543,524
GMAC4010                    298           2/27/98        4/1/98      3/1/08        Balloon                 9,466,433
TA2271                      356           12/30/97       2/1/98      1/1/08    Hyper Amortizing           10,369,001
---------------------------------------------------------------------------------------------------------------------
GMAC1140                    356           12/31/97       2/1/98      1/1/08        Balloon                10,059,326
TA3078                      358            2/5/98        4/1/98      3/1/13    Hyper Amortizing            8,531,857
GMAC1150                    295           11/25/97       1/1/98     12/1/07        Balloon                 8,939,341
GMAC3380                    298           2/10/98        4/1/98      6/1/13    Hyper Amortizing            6,443,931
GMAC1180                    356           12/29/97       2/1/98      1/1/05        Balloon                 9,187,385
---------------------------------------------------------------------------------------------------------------------
WEINERMAN PORTFOLIO

GMAC1190A
GMAC1190B
GMAC1190C
GMAC1190D

---------------------------------------------------------------------------------------------------------------------
GMAC1190                    356           12/23/97       2/1/98      1/1/08        BALLOON                 8,625,131
GMAC1210                    295           11/25/97       1/1/98     12/1/07        Balloon                 7,509,046
GMAC1220                    357           1/21/98        3/1/98      2/1/08        Balloon                 7,855,978
LICATA PORTFOLIO
TA0831-1

---------------------------------------------------------------------------------------------------------------------
TA0831-2
TA0831-3
TA0831-4
TA0831-5
TA0831-6

---------------------------------------------------------------------------------------------------------------------
TA0831                      295           11/21/97       1/1/98     12/1/07    HYPER AMORTIZING            7,228,390
GMAC1230                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
TA1432                      358           2/13/98        4/1/98      3/1/08    Hyper Amortizing            7,626,489
GMAC1250                    355           11/26/97       1/1/98     12/1/07        Balloon                 7,561,112
GMAC3390                    298           2/12/98        4/1/98      6/1/13    Hyper Amortizing            5,385,505
---------------------------------------------------------------------------------------------------------------------
GMAC1270                    358           2/10/98        4/1/98      3/1/08        Balloon                 7,392,322
GMAC1290                    355           11/12/97       1/1/98     11/30/07       Balloon                 7,303,570
GMAC1300                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC3430                    299            3/5/98        5/1/98      7/1/08    Hyper Amortizing            6,161,417
GMAC1320                    356           12/18/97       2/1/98      2/1/08        Balloon                 6,487,709
---------------------------------------------------------------------------------------------------------------------
GMAC1330                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
TA1585                      359           3/16/98        5/1/98      4/1/13    Hyper Amortizing            5,380,257
TA1140                      298           1/30/98        4/1/98      3/1/08    Hyper Amortizing            5,696,289
GMAC1340                    356           12/24/97       2/1/98      1/1/08        Balloon                 6,238,177
GMAC1360                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC3560                    333           1/27/98        3/1/98     1/31/08        Balloon                 5,848,216
TA0146                      355           11/26/97       1/1/98     12/1/07    Hyper Amortizing            6,059,481
GMAC1370                    295           11/24/97       1/1/98     12/1/07        Balloon                 5,428,297
GMAC1380                    357           1/30/98        3/1/98      2/1/08        Balloon                 5,858,367
GMAC1390                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC1400                    298           2/26/98        4/1/98      3/1/08        Balloon                 5,380,629
GMAC1410                    357           1/28/98        3/1/98      2/1/03        Balloon                 6,136,806
GMAC1420                    296           12/19/97       2/1/98     12/31/07   Hyper Amortizing            4,982,344
GMAC4090                    298           2/27/98        4/1/98      3/1/08        Balloon                 5,032,884
GMAC1450                    236           12/22/97       2/1/98      1/1/18    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC1480                    357            1/8/98        3/1/98      2/1/08        Balloon                 4,989,922
GMAC1440                    358           2/23/98        4/1/98      3/1/08        Balloon                 4,948,624
GMAC3320                    298           2/12/98        4/1/98      3/1/08        Balloon                 4,568,379
GMAC1490                    355           11/25/97       1/1/98     12/1/07        Balloon                 5,011,834
GMAC4100                    359            3/2/98        5/1/98      4/1/08        Balloon                 4,929,672
---------------------------------------------------------------------------------------------------------------------
GMAC1500                    296           12/19/97       2/1/98     12/31/07   Hyper Amortizing            4,573,977
GMAC1510                    360           12/31/97       2/1/98      1/1/08        Balloon                 4,959,218
GMAC1530                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
TA2090                      359           3/31/98        5/1/98      4/1/13    Hyper Amortizing            4,043,719
WF9701                      235           12/18/95       1/1/96     12/1/10        Balloon                 2,791,605
---------------------------------------------------------------------------------------------------------------------
GMAC4030                    359           2/26/98        5/1/98      4/1/08        Balloon                 4,536,959
TA2088                      359           3/16/98        5/1/98      4/1/13    Hyper Amortizing            3,725,169
GMAC3400                    358           2/12/98        4/1/98      3/1/13        Balloon                 3,801,470
TA2094                      298           2/12/98        4/1/98      3/1/08    Hyper Amortizing            3,940,471
GMAC2030                    355           11/21/97       1/1/98     12/1/07        Balloon                 4,057,887
---------------------------------------------------------------------------------------------------------------------
ARBOR VILLAGE, BRITTANY, TROTWOOD

GMAC2020A
GMAC2020B
GMAC2020C

GMAC2020                    358           2/27/98        4/1/98      3/1/08        BALLOON                 3,996,170
---------------------------------------------------------------------------------------------------------------------
TA2667                      298           2/24/98        4/1/98      3/1/08    Hyper Amortizing            3,597,758
GMAC2050                    357           1/16/98        3/1/98      2/1/08        Balloon                 3,861,558
GMAC2040                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2060                    213           1/20/98        3/1/98      2/1/08        Balloon                 2,666,396
GMAC2070                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
TA0541                      358           1/26/98        4/1/98      3/1/08    Hyper Amortizing            3,630,790
GMAC2090                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC3330                    293           9/10/97       11/1/97     10/1/07        Balloon                 3,465,027
GMAC2100                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
TA1936                      358           2/13/98        4/1/98      3/1/08    Hyper Amortizing            3,524,080
---------------------------------------------------------------------------------------------------------------------
GMAC2120                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2130                    296           12/8/97        2/1/98      7/1/13        Balloon                 2,435,011
GMAC2140                    358           2/24/98        4/1/98      3/1/08        Balloon                 3,457,896
TA1799                      298           2/26/98        4/1/98      3/1/08    Hyper Amortizing            3,208,134
GMAC2150                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC2160                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2180                    356           12/2/97        2/1/98      1/1/08        Balloon                 3,327,768
TA2456                      359            3/5/98        5/1/98      4/1/08    Hyper Amortizing            3,285,001
GMAC2190                    146           12/22/97       2/1/98      7/1/10    Fully Amortizing                    0
GMAC2200                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
TA2414                      359           3/13/98        5/1/98      4/1/08    Hyper Amortizing            3,029,737
GMAC2210                    298            2/2/98        4/1/98      3/1/08        Balloon                 2,822,395
GMAC4120                    238           2/19/98        4/1/98      3/1/18    Fully Amortizing                    0
GMAC2240                    306           12/31/97       2/1/98      1/1/08        Balloon                 2,814,115
GMAC2360                    358           2/26/98        4/1/98      3/1/08        Balloon                 2,912,974
---------------------------------------------------------------------------------------------------------------------
GMAC3410                    358           2/12/98        4/1/98      3/1/13        Balloon                 2,557,603
GMAC2260                    356           12/2/97        2/1/98      1/1/08        Balloon                 2,876,494
GMAC3450                    358           2/27/98        4/1/98      3/1/08        Balloon                 2,822,349
GMAC2270                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2290                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC2300                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2310                    360           12/31/97       2/1/98      1/1/08        Balloon                 2,715,021
CROSSED GROUP 4

GMAC4040                    358           2/27/98        4/1/98      3/1/08        Balloon                 2,250,741
GMAC4045                    358           2/27/98        4/1/98      3/1/08        Balloon                   358,813
                                                                                                             -------
---------------------------------------------------------------------------------------------------------------------
                                                                                                           2,609,554

GMAC2330                    358           2/17/98        4/1/98      3/1/08        Balloon                 2,583,783
GMAC2320                    357           1/12/98        3/1/98      2/1/08        Balloon                 2,573,766
TA1922                      359            3/6/98        5/1/98      4/1/08    Hyper Amortizing            2,506,972
CROSSED GROUP 5

---------------------------------------------------------------------------------------------------------------------
GMAC3160                    358            2/2/98        4/1/98      3/1/08        Balloon                 1,221,643
GMAC3590                    358            2/2/98        4/1/98      3/1/08        Balloon                 1,267,129
                                                                                                           ---------
                                                                                                           2,488,772

GMAC2340                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2350                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC2370                    356           12/12/97       2/1/98      1/1/08        Balloon                 2,440,832
GMAC2380                    357           1/15/98        3/1/98      2/1/08        Balloon                 2,394,200
GMAC4130                    238           2/19/98        4/1/98      3/1/18    Fully Amortizing                    0
GMAC2410                    355           11/20/97       1/1/98     12/1/07        Balloon                 2,390,528
TA2921                      238           2/13/98        4/1/98      3/1/08    Hyper Amortizing            1,839,307
---------------------------------------------------------------------------------------------------------------------
GMAC2400                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2420                    356           12/24/97       2/1/98      1/1/08        Balloon                 2,373,426
GMAC3470                    358           2/26/98        4/1/98      3/1/08        Balloon                 2,331,440
GMAC2440                    357           1/16/98        3/1/98      2/1/08        Balloon                 2,318,567
GMAC3340                    298            2/5/98        4/1/98      3/1/08        Balloon                 2,175,299
---------------------------------------------------------------------------------------------------------------------
TA2394                      359           3/19/98        5/1/98      4/1/08    Hyper Amortizing            2,155,790
GMAC3350                    357           1/29/98        3/1/98      2/1/05        Balloon                 2,294,183
TA1658                      298           2/19/98        4/1/98      3/1/13    Hyper Amortizing            1,556,274
GMAC4080                    358           2/23/98        4/1/98      3/1/08        Balloon                 2,137,722
GMAC2450                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC2460                    297           1/12/98        3/1/98      2/1/10        Balloon                 1,778,689
GMAC2480                    357            1/8/98        3/1/98      2/1/08        Balloon                 2,016,591
GMAC2470                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2490                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC3360                    358            2/9/98        4/1/98      3/1/08        Balloon                 2,001,093
---------------------------------------------------------------------------------------------------------------------
GMAC2570                    358            2/4/98        4/1/98      3/1/08        Balloon                 1,986,943
GMAC2500                    358            2/4/98        4/1/98      3/1/08        Balloon                 1,979,222
GMAC2530                    356           12/23/97       2/1/98      1/1/08        Balloon                 1,983,688
GMAC2510                    297           1/22/98        3/1/98     1/31/08        Balloon                 1,804,977
GMAC2520                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
TA1898                      299           3/23/98        5/1/98      4/1/08    Hyper Amortizing            1,746,244
GMAC2540                    298           2/13/98        4/1/98      3/1/08        Balloon                 1,766,314
GMAC2560                    356           12/30/97       2/1/98      1/1/08        Balloon                 1,919,861
GMAC2580                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2590                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
DOLIK PORTFOLIO
TA1738-1

TA1738-2

TA1738                      299           3/13/98        5/1/98      4/1/08    HYPER AMORTIZING            1,651,765
GMAC2600                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC2610                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC2620                    356           12/12/97       2/1/98      1/1/08        Balloon                 1,774,364
GMAC2630                    356           12/12/97       2/1/98      1/1/09        Balloon                 1,712,824
GMAC2550                    357           1/30/98        3/1/98      2/1/08        Balloon                 1,722,809
WF9703                      235           12/18/95       1/1/96     12/1/10        Balloon                   961,738
---------------------------------------------------------------------------------------------------------------------
GMAC3020                    356           12/12/97       2/1/98      1/1/08        Balloon                 1,557,978
DAIBES APARTMENTS

GMAC3040A
GMAC3040B

GMAC3040                    236           12/30/97       2/1/98      1/1/08        BALLOON                 1,137,026
---------------------------------------------------------------------------------------------------------------------
GMAC3030                    106           2/27/98        4/1/98      3/1/07    Fully Amortizing                    0
GMAC3050                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC3070                    306           12/31/97       2/1/98      1/1/08        Balloon                 1,376,060
GMAC3510                    359           3/12/98        5/1/98      4/1/08        Balloon                 1,432,117
GMAC3060                    118           2/26/98        4/1/98      3/1/08    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC3080                    356           12/23/97       2/1/98      1/1/08        Balloon                 1,387,801
TA2573                      179           3/10/98        5/1/98      4/1/13    Fully Amortizing                    0
GMAC3100                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC3120                    178            2/3/98        4/1/98      3/1/13    Fully Amortizing                    0
GMAC3140                    356           12/9/97        2/1/98      1/1/08        Balloon                 1,270,430
---------------------------------------------------------------------------------------------------------------------
TA1900                      358            2/3/98        4/1/98      3/1/08    Hyper Amortizing            1,245,761
GMAC3150                    296           12/11/97       2/1/98     12/31/07       Balloon                 1,143,177
GMAC3180                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC3190                    355           11/21/97       1/1/98     12/1/04        Balloon                 1,149,986
GMAC3200                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
---------------------------------------------------------------------------------------------------------------------
GMAC3210                    234           10/31/97      12/1/97     11/1/17    Fully Amortizing                    0
GMAC3220                    356           12/12/97       2/1/98      1/1/08        Balloon                   986,719
GMAC3230                    356           12/12/97       2/1/98      1/1/08        Balloon                   908,820
GMAC3300                    356           12/19/97       2/1/98      1/1/05        Balloon                   952,319
TA1772                      298           2/23/98        4/1/98      3/1/08    Hyper Amortizing              815,891
---------------------------------------------------------------------------------------------------------------------
GMAC3250                    299            3/2/98        5/1/98      4/1/08        Balloon                   794,823
GMAC3270                    295           11/7/97        1/1/98     12/1/07        Balloon                   802,452
GMAC3260                    176           12/18/97       2/1/98      1/1/13    Fully Amortizing                    0
GMAC3240                    237           1/30/98        3/1/98     1/30/08        Balloon                   618,378
GMAC3280                    356           12/12/97       2/1/98      1/1/08        Balloon                   658,678
---------------------------------------------------------------------------------------------------------------------
GMAC3290                    355           11/7/97        1/1/98     12/1/04        Balloon                   588,793

        LOAN                                    PREPAYMENT                                                         ANNUAL
       NUMBER                                   PROVISIONS                              PAYMENTS PER YEAR       DEBT SERVICE
-------------------------------------------------------------------------------------------------------------------------------
SENIOR LIVING PROPERTIES PORTFOLIO

GMAC1010A
GMAC1010B
GMAC1010C
GMAC1010D
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010E
GMAC1010F
GMAC1010G
GMAC1010H
GMAC1010I
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010J
GMAC1010K
GMAC1010L
GMAC1010M
GMAC1010N
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010O
GMAC1010P
GMAC1010Q
GMAC1010R
GMAC1010S
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010T
GMAC1010U
GMAC1010V
GMAC1010W
GMAC1010X
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010Y
GMAC1010Z
GMAC1010AA
GMAC1010AB
GMAC1010AC
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010AD
GMAC1010AE
GMAC1010AF
GMAC1010AH
GMAC1010AI
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010AJ
GMAC1010AK
GMAC1010AL
GMAC1010AM
GMAC1010AN
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010AO
GMAC1010AP
GMAC1010AQ
GMAC1010AR
GMAC1010AS
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010AT
GMAC1010AU
GMAC1010AV
GMAC1010AW
GMAC1010AX
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010AY
GMAC1010AZ
GMAC1010BA
GMAC1010BB
GMAC1010BC
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010BD
GMAC1010BE
GMAC1010BF
GMAC1010BG
GMAC1010BH
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010BI
GMAC1010BJ
GMAC1010BK
GMAC1010BL
GMAC1010BM
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010BN
GMAC1010BO
GMAC1010BP
GMAC1010BQ
GMAC1010BS
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010BT
GMAC1010BU
GMAC1010BV
GMAC1010BW
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010BX
GMAC1010BY
GMAC1010BZ
GMAC1010CA
GMAC1010CB
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010CC
GMAC1010CD
GMAC1010CE
GMAC1010CF
GMAC1010CG
-------------------------------------------------------------------------------------------------------------------------------
GMAC1010CH
GMAC1010CI
GMAC1010CJ
GMAC1010CK

GMAC1010              LOCK/34_DEFEASANCE/85                                                     12                 $19,014,909
-------------------------------------------------------------------------------------------------------------------------------
GMAC4060              LOCK/47_Defeasance/66_0%/7                                                12                   5,551,667
ALLIANCE PORTFOLIO

GA0175-1
GA0175-2
GA0175-3
-------------------------------------------------------------------------------------------------------------------------------
GA0175-4
GA0175-5
GA0175-6
GA0175-7
GA0175-8

-------------------------------------------------------------------------------------------------------------------------------
GA0175                LOCK/59_DEFEASANCE/55_0%6                                                 12                   5,021,508
GMAC1130              LOCK/35_Defeasance/79_0%/6                                                12                   4,284,258
GMAC1020              >1% or YM/167_0%/13                                                       12                   3,661,558
GMAC1030              LOCK/2_>1% or YM/112_0%/6                                                 12                   3,610,785
LOUISIANA PORTFOLIO

-------------------------------------------------------------------------------------------------------------------------------
BL9703-1
BL9703-2
BL9703-3
BL9703-4
BL9703-5

-------------------------------------------------------------------------------------------------------------------------------
BL9703                 LOCK/35_DEFEASANCE/85_0%/0                                               12                   3,975,186
GMAC1040              LOCK/60_>1% or YM/114_0%/6                                                12                   2,896,543
AMERIPARK LODGE PORTFOLIO

GMAC1050A
GMAC1050B
-------------------------------------------------------------------------------------------------------------------------------
GMAC1050C
GMAC1050D

GMAC1050              >1% OR YM/114_0%/6                                                        12                   2,862,032
GMAC1070              LOCK/1_>1% or YM/124_0%/7                                                 12                   2,118,682
CROSSED GROUP 1

-------------------------------------------------------------------------------------------------------------------------------
GMAC1240              LOCK/1_>1% or YM/113_0%/6                                                 12                     736,750
GMAC1310              LOCK/1_>1% or YM/113_0%/6                                                 12                     646,703
GMAC1520              LOCK/1_>1% or YM/113_0%/6                                                 12                     458,422
                                                                                                                       -------
                                                                                                                     1,841,876
TA0814                 LOCK/35_Defeasance/82_0%3                                                12                   1,725,708
-------------------------------------------------------------------------------------------------------------------------------
CROSSED GROUP 2

GMAC4050              LOCK/35_Defeasance/41_0%/6                                                12                   2,979,254
GMAC4055              LOCK/35_Defeasance/79_0%/6                                                12                     600,000
                                                                                                                       -------
                                                                                                                     3,579,254

GMAC1080              LOCK/4_>1% or YM/110_0%/6                                                 12                   1,341,832
-------------------------------------------------------------------------------------------------------------------------------
GMAC1090              LOCK/1_>1% or YM/113_0%/6                                                 12                   1,355,105
GMAC1110              >1% or YM/114_0%/6                                                        12                   1,309,588
GMAC3310              LOCK/1_>1% or YM/119_0%/6                                                 12                   1,381,320
GMAC4110              LOCK/37_Defeasance/81_0%/2                                                12                   1,277,452
VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

-------------------------------------------------------------------------------------------------------------------------------
GMAC1120A
GMAC1120B

GMAC1120              >1% OR YM/78_0%/6                                                         12                   1,071,967
CROSSED GROUP 3

GMAC1350              >1% or YM/108_0%/12                                                       12                     692,807
-------------------------------------------------------------------------------------------------------------------------------
GMAC1470              >1% or YM/108_0%/12                                                       12                     558,095
                                                                                                                       -------
                                                                                                                     1,250,902
GMAC3370              LOCK/35_Defeasance/81_0%/7                                                12                   1,087,674
GMAC4010              LOCK/36_Defeasance/78_0%/6                                                12                   1,028,299
TA2271                 LOCK/35_Defeasance/82_0%/3                                               12                     987,222
-------------------------------------------------------------------------------------------------------------------------------
GMAC1140              >1% or YM/114_0%/6                                                        12                     969,497
TA3078                 LOCK/26_Defeasance/151_0%/3                                              12                     957,844
GMAC1150              >1% or YM/108_0%/12                                                       12                     987,125
GMAC3380              LOCK/47_Defeasance/129_0%/7                                               12                     949,223
GMAC1180              >1% or YM/77_0%/7                                                         12                     841,524
-------------------------------------------------------------------------------------------------------------------------------
WEINERMAN PORTFOLIO

GMAC1190A
GMAC1190B
GMAC1190C
GMAC1190D

-------------------------------------------------------------------------------------------------------------------------------
GMAC1190              LOCK/1_>1% OR YM/112_0%/7                                                 12                     816,171
GMAC1210              >1% or YM/108_0%/12                                                       12                     829,185
GMAC1220              LOCK/1_>1% or YM/112_0%/7                                                 12                     719,368
LICATA PORTFOLIO
TA0831-1

-------------------------------------------------------------------------------------------------------------------------------
TA0831-2
TA0831-3
TA0831-4
TA0831-5
TA0831-6

-------------------------------------------------------------------------------------------------------------------------------
TA0831                 LOCK/35_DEFEASANCE/82_0%/3                                               12                     797,555
GMAC1230              >1% or YM/227_0%/13                                                       12                     845,976
TA1432                 LOCK/59_Defeasance/58_0%3                                                12                     706,245
GMAC1250              LOCK/1_>1% or YM/113_0%/6                                                 12                     734,274
GMAC3390              LOCK/48_Defeasance/128_0%/7                                               12                     793,312
-------------------------------------------------------------------------------------------------------------------------------
GMAC1270              >1% or YM/114_0%/6                                                        12                     700,342
GMAC1290              LOCK/2_>1% or YM/110_0%/8                                                 12                     710,338
GMAC1300              >1% or YM/227_0%/13                                                       12                     750,073
GMAC3430              LOCK/47_Defeasance/70_0%/6                                                12                     701,682
GMAC1320              LOCK/1_>1% or YM/114_0%/6                                                 12                     624,985
-------------------------------------------------------------------------------------------------------------------------------
GMAC1330              >1% or YM/227_0%/13                                                       12                     691,142
TA1585                 LOCK/59_Defeasance/118_0%/3                                              12                     576,348
TA1140                 LOCK/58_Defeasance/59_0%/3                                               12                     622,836
GMAC1340              >1% or YM/114_0%/6                                                        12                     599,395
GMAC1360              >1% or YM/227_0%/13                                                       12                     663,213
-------------------------------------------------------------------------------------------------------------------------------
GMAC3560              >1% or YM/60_<3% or YM/36_<2% or YM/12_<1% or YM/6_0%/6                   12                     576,415
TA0146                 LOCK/59_Defeasance/58_0%/3                                               12                     580,453
GMAC1370              >1% or YM/107_0%/13                                                       12                     595,737
GMAC1380              LOCK/1_>1% or YM/113_0%/6                                                 12                     552,235
GMAC1390              >1% or YM/227_0%/13                                                       12                     631,582
-------------------------------------------------------------------------------------------------------------------------------
GMAC1400              LOCK/26_Defeasance/88_0%/6                                                12                     608,869
GMAC1410              >1% or YM/36_0%/24                                                        12                     516,732
GMAC1420              >1% or YM/113_0%/7                                                        12                     554,243
GMAC4090              LOCK/60_>1% or YM/54_0%/6                                                 12                     581,529
GMAC1450              LOCK/35_Defeasance/108_0%/97                                              12                     586,238
-------------------------------------------------------------------------------------------------------------------------------
GMAC1480              LOCK/1_>1% or YM/112_0%/7                                                 12                     468,204
GMAC1440              LOCK/1_>1% or YM/113_0%/6                                                 12                     464,866
GMAC3320              LOCK/3_>1% or YM/111_0%/6                                                 12                     504,307
GMAC1490              LOCK/1_>1% or YM/113_0%/6                                                 12                     499,315
GMAC4100              LOCK/25_Defeasance/88_0%/7                                                12                     470,622
-------------------------------------------------------------------------------------------------------------------------------
GMAC1500              >1% or YM/113_0%/7                                                        12                     516,645
GMAC1510              >1% or YM/114_0%/6                                                        12                     452,362
GMAC1530              >1% or YM/227_0%/13                                                       12                     518,455
TA2090                 LOCK/59_Defeasance/118_0%/3                                              12                     439,143
WF9701                 LOCK/48_5%/24_4%/12_3%/12_2%/12_1%/66_0%/6                               12                     514,650
-------------------------------------------------------------------------------------------------------------------------------
GMAC4030              >1% or YM/114_0%/6                                                        12                     446,490
TA2088                 LOCK/59_Defeasance/118_0%/3                                              12                     406,055
GMAC3400              >1% or YM/174_0%/6                                                        12                     428,604
TA2094                 LOCK/47_Defeasance/67_0%/6                                               12                     427,134
GMAC2030              >1% or YM/114_0%/6                                                        12                     399,758
-------------------------------------------------------------------------------------------------------------------------------
ARBOR VILLAGE, BRITTANY, TROTWOOD

GMAC2020A
GMAC2020B
GMAC2020C

GMAC2020              LOCK/26_DEFEASANCE/94_0%/0                                                12                     379,017
-------------------------------------------------------------------------------------------------------------------------------
TA2667                 LOCK/26_Defeasance/91_0%/3                                               12                     392,895
GMAC2050              >1% or YM/114_0%/6                                                        12                     359,263
GMAC2040              >1% or YM/227_0%/13                                                       12                     419,811
GMAC2060              LOCK/1_>1% or YM/113_0%/6                                                 12                     442,230
GMAC2070              >1% or YM/227_0%/13                                                       12                     400,787
-------------------------------------------------------------------------------------------------------------------------------
TA0541                 LOCK/59_Defeasance/57_0%/4                                               12                     346,213
GMAC2090              >1% or YM/227_0%/13                                                       12                     394,279
GMAC3330              >1% or YM/114_0%/6                                                        12                     418,649
GMAC2100              >1% or YM/227_0%/13                                                       12                     390,231
TA1936                 LOCK/35_Defeasance/82_0%/3                                               12                     329,645
-------------------------------------------------------------------------------------------------------------------------------
GMAC2120              >1% or YM/227_0%/13                                                       12                     385,806
GMAC2130              LOCK/2_>1% or YM/178_0%/6                                                 12                     359,150
GMAC2140              >1% or YM/113_0%/7                                                        12                     329,727
TA1799                 LOCK/35_Defeasance/82_0%/3                                               12                     361,928
GMAC2150              >1% or YM/227_0%/13                                                       12                     366,761
-------------------------------------------------------------------------------------------------------------------------------
GMAC2160              >1% or YM/227_0%/13                                                       12                     364,915
GMAC2180              >1% or YM/114_0%/6                                                        12                     319,992
TA2456                 LOCK/71_YM or 1%/46_0%3                                                  12                     313,240
GMAC2190              >1% or YM/143_0%/7                                                        12                     460,053
GMAC2200              >1% or YM/227_0%/13                                                       12                     343,342
-------------------------------------------------------------------------------------------------------------------------------
TA2414                 LOCK/59_Defeasance/58_0%/3                                               12                     290,227
GMAC2210              >1% or YM/108_0%/12                                                       12                     322,495
GMAC4120              >1% or YM/234_0%/6                                                        12                     312,817
GMAC2240              >1% or YM/114_0%/6                                                        12                     319,238
GMAC2360              LOCK/2_>1% or YM/112_0%/6                                                 12                     276,281
-------------------------------------------------------------------------------------------------------------------------------
GMAC3410              >1% or YM/174_0%/6                                                        12                     287,485
GMAC2260              >1% or YM/114_0%/6                                                        12                     276,388
GMAC3450              >1% or YM/114_0%/6                                                        12                     267,686
GMAC2270              >1% or YM/227_0%/13                                                       12                     307,572
GMAC2290              >1% or YM/227_0%/13                                                       12                     303,769
-------------------------------------------------------------------------------------------------------------------------------
GMAC2300              >1% or YM/227_0%/13                                                       12                     294,659
GMAC2310              >1% or YM/114_0%/6                                                        12                     243,616
CROSSED GROUP 4

GMAC4040              LOCK/26_Defeasance/87_0%/7                                                12                     219,236
GMAC4045              LOCK/26_Defeasance/87_0%/7                                                12                      34,951
                                                                                                                        ------
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       254,187
GMAC2330              >1% or YM/114_0%/6                                                        12                     243,263
GMAC2320              LOCK/1_>1% or YM/112_0%/7                                                 12                     239,267
TA1922                 LOCK/47_Defeasance/70_0%/3                                               12                     239,052
CROSSED GROUP 5

-------------------------------------------------------------------------------------------------------------------------------
GMAC3160              LOCK/1_>1% or YM/113_0%/6                                                 12                     117,382
GMAC3590              LOCK/1_>1% or YM/113_0%/6                                                 12                     121,752
                                                                                                                       -------
                                                                                                                       239,134
GMAC2340              >1% or YM/227_0%/13                                                       12                     270,318
GMAC2350              >1% or YM/227_0%/13                                                       12                     267,844
-------------------------------------------------------------------------------------------------------------------------------
GMAC2370              LOCK/1_>1% or YM/113_0%/6                                                 12                     233,724
GMAC2380              >1% or YM/114_0%/6                                                        12                     220,167
GMAC4130              >1% or YM/234_0%/6                                                        12                     256,482
GMAC2410              LOCK/1_>1% or YM/112_0%/7                                                 12                     232,325
TA2921                 LOCK/35_Defeasance/85_0%/0                                               12                     256,840
-------------------------------------------------------------------------------------------------------------------------------
GMAC2400              >1% or YM/227_0%/13                                                       12                     257,301
GMAC2420              LOCK/1_>1% or YM/113_0%/6                                                 12                     232,236
GMAC3470              LOCK/3_>1% or YM/111_0%/6                                                 12                     221,465
GMAC2440              LOCK/1_>1% or YM/114_0%/5                                                 12                     216,211
GMAC3340              >1% or YM/108_0%/12                                                       12                     250,946
-------------------------------------------------------------------------------------------------------------------------------
TA2394                 LOCK/59_Defeasance/59_0%/2                                               12                     203,840
GMAC3350              >1% or YM/78_0%/6                                                         12                     208,738
TA1658                 LOCK/59_Defeasance/118_0%/3                                              12                     221,702
GMAC4080              LOCK/36_>1% or YM/78_0%/6                                                 12                     200,481
GMAC2450              >1% or YM/227_0%/13                                                       12                     227,579
-------------------------------------------------------------------------------------------------------------------------------
GMAC2460              >1% or YM/114_0%/30                                                       12                     217,535
GMAC2480              LOCK/2_>1% or YM/112_0%/6                                                 12                     187,615
GMAC2470              >1% or YM/227_0%/13                                                       12                     219,021
GMAC2490              >1% or YM/227_0%/13                                                       12                     216,945
GMAC3360              LOCK/1_>1% or YM/112_0%/7                                                 12                     195,066
-------------------------------------------------------------------------------------------------------------------------------
GMAC2570              LOCK/3_>1% or YM/111_0%/6                                                 12                     189,030
GMAC2500              LOCK/1_>1% or YM/113_0%/6                                                 12                     185,853
GMAC2530              LOCK/2_>1% or YM/113_0%/5                                                 12                     191,329
GMAC2510              >1% or YM/114_0%/6                                                        12                     201,651
GMAC2520              >1% or YM/227_0%/13                                                       12                     210,226
-------------------------------------------------------------------------------------------------------------------------------
TA1898                 LOCK/35_Defeasance/82_0%/3                                               12                     192,354
GMAC2540              >1% or YM/114_0%/6                                                        12                     199,754
GMAC2560              >1% or YM/114_0%/6                                                        12                     189,133
GMAC2580              >1% or YM/227_0%/13                                                       12                     200,081
GMAC2590              >1% or YM/227_0%/13                                                       12                     199,118
-------------------------------------------------------------------------------------------------------------------------------
DOLIK PORTFOLIO

TA1738-1
TA1738-2
TA1738                 LOCK/59_DEFEASANCE/61_0%/0                                               12                     178,269
GMAC2600              >1% or YM/227_0%/13                                                       12                     197,502
-------------------------------------------------------------------------------------------------------------------------------
GMAC2610              >1% or YM/227_0%/13                                                       12                     195,864
GMAC2620              LOCK/1_>1% or YM/113_0%/6                                                 12                     169,906
GMAC2630              LOCK/1_>1% or YM/125_0%/6                                                 12                     167,834
GMAC2550              >1% or YM/114_0%/6                                                        12                     164,529
WF9703                 LOCK/48_5%/24_4%/12_3%/12_2%/12_1%/66_0%/6                               12                     177,305
-------------------------------------------------------------------------------------------------------------------------------
GMAC3020              LOCK/1_>1% or YM/113_0%/6                                                 12                     149,186
DAIBES APARTMENTS

GMAC3040A
GMAC3040B

GMAC3040              >1% OR YM/114_0%/6                                                        12                     158,774
-------------------------------------------------------------------------------------------------------------------------------
GMAC3030              >1% or YM/102_0%/6                                                        12                     257,719
GMAC3050              >1% or YM/227_0%/13                                                       12                     155,973
GMAC3070              >1% or YM/114_0%/6                                                        12                     157,345
GMAC3510              >1% or YM/114_0%/6                                                        12                     138,444
GMAC3060              >1% or YM/120                                                             12                     239,634
-------------------------------------------------------------------------------------------------------------------------------
GMAC3080              LOCK/2_>1% or YM/113_0%/5                                                 12                     133,855
TA2573                 LOCK/83_Defeasance/94_0%/3                                               12                     173,973
GMAC3100              >1% or YM/227_0%/13                                                       12                     147,950
GMAC3120              LOCK/2_>1% or YM/172_0%/6                                                 12                     166,862
GMAC3140              LOCK/1_>1% or YM/113_0%/6                                                 12                     126,948
-------------------------------------------------------------------------------------------------------------------------------
TA1900                 LOCK/35_Defeasance/82_0%/3                                               12                     117,702
GMAC3150              LOCK/2_>1% or YM/111_0%/7                                                 12                     130,110
GMAC3180              >1% or YM/227_0%/13                                                       12                     118,778
GMAC3190              >1% or YM/78_0%/6                                                         12                     106,169
GMAC3200              >1% or YM/227_0%/13                                                       12                     115,686
-------------------------------------------------------------------------------------------------------------------------------
GMAC3210              >1% or YM/227_0%/13                                                       12                     108,172
GMAC3220              LOCK/1_>1% or YM/113_0%/6                                                 12                      94,484
GMAC3230              LOCK/1_>1% or YM/113_0%/6                                                 12                      87,025
GMAC3300              >1% or YM/78_0%/6                                                         12                      87,010
TA1772                 LOCK/59_Defeasance/58_0%/3                                               12                      89,458
-------------------------------------------------------------------------------------------------------------------------------
GMAC3250              LOCK/47_1% or YM/66_0%/7                                                  12                      87,822
GMAC3270              >1% or YM/114_0%/6                                                        12                      90,639
GMAC3260              >1% or YM/174_0%/6                                                        12                     116,347
GMAC3240              >1% or YM/36_Defeasance/77_0%/7                                           12                      88,238
GMAC3280              LOCK/1_>1% or YM/113_0%/6                                                 12                      63,072
-------------------------------------------------------------------------------------------------------------------------------
GMAC3290              >1% or YM/78_0%/6                                                         12                      54,359


                                                                                          UW                       UW
        LOAN               1996        1996        1997        1997     UNDERWRITTEN      NOI     UNDERWRITTEN     NCF    APPRAISED
       NUMBER               NOI         NCF         NOI        NCF           NOI         DSCR         NCF          DSCR     VALUE
-----------------------------------------------------------------------------------------------------------------------------------
SENIOR LIVING PROPERTIES PORTFOLIO

GMAC1010A                $147,212    $147,212    $271,214   $271,214       $272,733                 $272,733            $2,300,000
GMAC1010B                  40,403      40,403      48,762     48,762         47,269                   47,269               300,000
GMAC1010C                 600,035     600,035     592,071    592,071        568,195                  568,195             4,800,000
GMAC1010D                 700,399     700,399     908,122    908,122        887,357                  887,357             9,800,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010E                 275,762     275,762     288,552    288,552        276,117                  276,117             2,500,000
GMAC1010F                 345,542     345,542     405,983    405,983        412,459                  412,459
GMAC1010G                 309,773     309,773     362,490    362,490        348,563                  348,563             2,800,000
GMAC1010H                 332,614     332,614     442,453    442,453        436,194                  436,194             3,800,000
GMAC1010I                 132,950     132,950     122,087    122,087        116,615                  116,615             1,100,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010J                 517,001     517,001     602,172    602,172        579,789                  579,789             4,500,000
GMAC1010K                 363,361     363,361     373,435    373,435        359,010                  359,010             2,900,000
GMAC1010L                  36,859      36,859      53,545     53,545         51,058                   51,058               500,000
GMAC1010M                 369,130     369,130     453,136    453,136        434,235                  434,235             3,800,000
GMAC1010N                 597,176     597,176     636,521    636,521        645,147                  645,147             4,900,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010O                 113,562     113,562     118,639    118,639        114,162                  114,162               900,000
GMAC1010P                 229,542     229,542     468,137    468,137        471,774                  471,774             4,000,000
GMAC1010Q                 270,802     270,802     441,590    441,590        439,421                  439,421             4,100,000
GMAC1010R                  98,044      98,044     157,826    157,826        147,380                  147,380             2,100,000
GMAC1010S                 475,961     475,961     528,696    528,696        527,411                  527,411             5,000,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010T                 527,949     527,949     627,571    627,571        603,198                  603,198             4,900,000
GMAC1010U                 276,450     276,450     291,903    291,903        280,463                  280,463             2,300,000
GMAC1010V                 284,920     284,920      10,162     10,162         22,446                   22,446
GMAC1010W                 301,156     301,156     257,227    257,227        264,409                  264,409             2,600,000
GMAC1010X                 383,162     383,162     383,800    383,800        385,981                  385,981
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010Y                 204,955     204,955     308,881    308,881        322,521                  322,521             2,600,000
GMAC1010Z                 687,370     687,370     734,171    734,171        719,735                  719,735             5,900,000
GMAC1010AA                113,063     113,063     184,524    184,524        192,946                  192,946             1,400,000
GMAC1010AB                307,504     307,504     285,969    285,969        279,428                  279,428             3,600,000
GMAC1010AC                177,490     177,490     162,077    162,077        153,124                  153,124             1,800,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AD              1,383,681   1,383,681   1,324,146  1,324,146      1,319,576                1,319,576            12,700,000
GMAC1010AE                237,664     237,664      83,178     83,178         73,230                   73,230             2,000,000
GMAC1010AF                306,025     306,025     177,487    177,487        180,815                  180,815             2,500,000
GMAC1010AH                162,502     162,502     213,201    213,201        209,910                  209,910             2,500,000
GMAC1010AI                316,374     316,374     302,106    302,106        296,279                  296,279             3,500,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AJ                261,335     261,335     434,514    434,514        420,494                  420,494             3,900,000
GMAC1010AK                 83,778      83,778     285,943    285,943        289,602                  289,602             2,800,000
GMAC1010AL                 63,307      63,307     543,316    543,316        590,008                  590,008
GMAC1010AM                122,764     122,764      97,985     97,985        104,473                  104,473             1,700,000
GMAC1010AN                520,660     520,660     659,964    659,964        619,416                  619,416             5,800,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AO                329,741     329,741     162,734    162,734        175,773                  175,773             2,100,000
GMAC1010AP                162,616     162,616     313,928    313,928        317,062                  317,062             2,400,000
GMAC1010AQ                180,553     180,553     284,919    284,919        289,225                  289,225             2,700,000
GMAC1010AR                  7,424       7,424      73,105     73,105        100,523                  100,523
GMAC1010AS                477,745     477,745     577,598    577,598        567,870                  567,870             5,400,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AT                261,654     261,654     174,786    174,786        171,853                  171,853             2,600,000
GMAC1010AU                302,273     302,273     219,042    219,042        228,614                  228,614             2,000,000
GMAC1010AV                406,125     406,125     411,962    411,962        404,695                  404,695             3,600,000
GMAC1010AW                304,053     304,053     291,960    291,960        297,186                  297,186
GMAC1010AX                213,671     213,671     182,792    182,792        181,714                  181,714             2,500,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AY                 69,051      69,051      23,254     23,254         52,426                   52,426
GMAC1010AZ               -127,982    -127,982      -2,307     -2,307         46,036                   46,036
GMAC1010BA                166,721     166,721     278,563    278,563        274,679                  274,679             2,300,000
GMAC1010BB                146,645     146,645      94,221     94,221        107,602                  107,602             1,000,000
GMAC1010BC                331,253     331,253     335,237    335,237        333,469                  333,469             2,700,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BD                197,617     197,617     130,886    130,886        141,645                  141,645             1,400,000
GMAC1010BE                444,533     444,533     279,868    279,868        310,373                  310,373             2,500,000
GMAC1010BF                239,931     239,931     360,671    360,671        360,639                  360,639             2,800,000
GMAC1010BG                502,893     502,893     507,777    507,777        492,329                  492,329             4,300,000
GMAC1010BH                536,013     536,013     514,809    514,809        496,028                  496,028             4,900,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BI                204,914     204,914     296,354    296,354        304,871                  304,871             2,600,000
GMAC1010BJ                625,560     625,560     759,308    759,308        738,281                  738,281             6,400,000
GMAC1010BK                388,169     388,169     454,419    454,419        465,164                  465,164             4,300,000
GMAC1010BL                506,625     506,625     302,145    302,145        302,852                  302,852             3,400,000
GMAC1010BM                265,837     265,837     415,739    415,739        421,181                  421,181             3,800,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BN                219,900     219,900     135,349    135,349        140,684                  140,684             1,500,000
GMAC1010BO                255,005     255,005     341,662    341,662        341,074                  341,074             3,200,000
GMAC1010BP                410,842     410,842     219,864    219,864        225,001                  225,001             2,600,000
GMAC1010BQ                -34,916     -34,916     403,945    403,945        444,031                  444,031
GMAC1010BS                123,741     123,741      33,115     33,115         45,740                   45,740             1,700,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BT                224,756     224,756     247,678    247,678        246,562                  246,562             2,800,000
GMAC1010BU                260,023     260,023     217,809    217,809        232,965                  232,965             2,900,000
GMAC1010BV                261,107     261,107     248,111    248,111        251,605                  251,605             2,300,000
GMAC1010BW                612,921     612,921     750,043    750,043        749,740                  749,740             6,400,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BX                707,157     707,157     611,929    611,929        609,749                  609,749             5,400,000
GMAC1010BY                406,540     406,540     209,120    209,120        245,627                  245,627
GMAC1010BZ                262,447     262,447     832,558    832,558        828,953                  828,953             7,400,000
GMAC1010CA                378,339     378,339     -54,217    -54,217         30,932                   30,932
GMAC1010CB                920,522     920,522     989,243    989,243        960,879                  960,879             8,100,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010CC                187,363     187,363     241,905    241,905        233,499                  233,499             3,000,000
GMAC1010CD                345,379     345,379     320,009    320,009        308,579                  308,579             3,100,000
GMAC1010CE                415,751     415,751     255,813    255,813        261,030                  261,030             2,500,000
GMAC1010CF                643,934     643,934     549,218    549,218        521,982                  521,982             5,400,000
GMAC1010CG                294,767     294,767     302,826    302,826        337,460                  337,460
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1010CH                468,279     468,279     496,010    496,010        479,345                  479,345             4,800,000
GMAC1010CI                158,570     158,570     202,807    202,807        200,628                  200,628             1,900,000
GMAC1010CJ                302,575     302,575     414,585    414,585        395,638                  395,638             4,000,000
GMAC1010CK                274,250     274,250     249,786    249,786        265,766                  265,766
                          -------     -------     -------    -------        -------                  -------           -----------
GMAC1010               27,921,124  27,921,124  30,306,508 30,306,508     30,402,500  1.60         30,402,500   1.60    257,300,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC4060                9,217,870   8,032,578  10,261,495  9,000,408     10,903,680  1.96          8,801,680   1.59    125,000,000
ALLIANCE PORTFOLIO

GA0175-1                  697,348     328,447     838,570    838,570        857,282                  805,282             9,380,000
GA0175-2                  707,046     470,082     737,193    737,193        796,733                  734,733             9,565,000
GA0175-3                  687,847     232,519     740,744    740,744        808,164                  737,364             9,100,000
-----------------------------------------------------------------------------------------------------------------------------------
GA0175-4                  710,798     300,407     811,746    811,746        850,454                  803,254             9,765,000
GA0175-5                  338,658     158,258     382,872    382,872        427,556                  384,356             4,450,000
GA0175-6                  703,885     312,792     862,999    862,999        886,219                  828,219             9,850,000
GA0175-7                1,209,464     940,636   1,470,696  1,470,696      1,438,192                1,322,192            17,970,000
GA0175-8                  927,826     789,206   1,027,642  1,027,642      1,127,236                1,024,036            11,830,000
                          -------     -------   ---------  ---------      ---------                ---------            ----------
-----------------------------------------------------------------------------------------------------------------------------------
GA0175                  5,982,872   3,532,347   6,872,462  6,872,462      7,191,836  1.43          6,639,436   1.32     81,910,000
GMAC1130                8,015,023   7,325,784   7,948,850  7,260,614      8,021,320  1.87          7,106,470   1.66     83,800,000
GMAC1020                7,946,775   7,946,775   8,215,043  7,654,907      7,786,002  2.13          6,878,621   1.88     95,000,000
GMAC1030                                        3,787,660  3,787,660      5,311,827  1.47          5,113,136   1.42     62,910,000
LOUISIANA PORTFOLIO

-----------------------------------------------------------------------------------------------------------------------------------
BL9703-1                  418,025     376,474     483,181    456,289        482,537                  432,137             4,075,000
BL9703-2                1,190,620   1,146,363     897,661    849,210      1,139,008                1,047,808             9,960,000
BL9703-3                2,568,437   2,162,128   2,853,376  2,555,289      2,808,828                2,437,428            22,000,000
BL9703-4                1,563,969   1,208,542   1,730,843  1,601,498      1,556,327                1,391,027            14,975,000
BL9703-5                  796,656     751,087     683,851    658,238        723,553                  663,553             6,500,000
                          -------     -------     -------    -------        -------                  -------             ---------
-----------------------------------------------------------------------------------------------------------------------------------
BL9703                  6,537,707   5,644,594   6,648,912  6,120,524      6,710,253  1.69          5,971,953   1.50     57,510,000
GMAC1040                5,137,189   4,624,739   5,481,146  5,210,417      6,346,448  2.19          5,566,914   1.92     65,000,000
AMERIPARK LODGE PORTFOLIO

GMAC1050A                 455,055     455,055     553,633    553,633        631,013                  631,013             6,500,000
GMAC1050B               1,282,963   1,282,963   1,265,071  1,265,071      1,323,376                1,323,376            13,850,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1050C               1,108,005   1,108,005   1,793,914  1,793,914      1,859,188                1,859,188            16,100,000
GMAC1050D                  69,568      69,568     437,957    437,957        477,561                  477,561             6,800,000
                           ------      ------     -------    -------        -------                  -------             ---------
GMAC1050                2,915,590   2,915,590   4,050,576  4,050,576      4,291,139  1.50          4,291,139   1.50     43,250,000
GMAC1070                                        3,078,491  3,048,954      2,928,712  1.38          2,797,422   1.32     32,800,000
CROSSED GROUP 1

-----------------------------------------------------------------------------------------------------------------------------------
GMAC1240                  726,566     477,392     613,154    503,168      1,064,388  1.44            985,998   1.34     11,222,500
GMAC1310                  647,702     384,967     650,647    542,772        882,462  1.36            812,508   1.26      9,865,000
GMAC1520                  356,620     128,982     628,585    498,643        593,875  1.30            550,711   1.20      6,900,000
                          -------     -------     -------    -------        -------  ----            -------   ----      ---------
                        1,730,888     991,341   1,892,386  1,544,583      2,540,725  1.38          2,349,217   1.28     27,987,500
TA0814                  1,804,390   1,804,390   2,020,068  1,977,529      2,817,615  1.63          2,184,218   1.27     27,900,000
-----------------------------------------------------------------------------------------------------------------------------------
CROSSED GROUP 2

GMAC4050                                                                  2,979,269  1.00          2,979,269   1.00     19,550,000
GMAC4055                                                                    600,000  1.00            600,000   1.00      8,000,000
                                                                            -------  ----            -------   ----      ---------
                                                                          3,579,269  1.00          3,579,269   1.00     27,550,000
GMAC1080                1,765,452   1,765,452   1,816,853  1,816,853      1,861,824  1.39          1,793,504   1.34     21,300,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1090                                        1,986,478  1,986,478      1,904,760  1.41          1,667,355   1.23     20,000,000
GMAC1110                1,102,548   1,102,548   1,887,819  1,815,649      1,840,566  1.41          1,741,756   1.33     19,700,000
GMAC3310                                        1,815,982  1,791,282      1,720,548  1.25          1,713,325   1.24     19,720,000
GMAC4110                1,599,116   1,599,116   1,705,137  1,705,137      1,832,981  1.43          1,654,080   1.29     20,300,000
VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

-----------------------------------------------------------------------------------------------------------------------------------
GMAC1120A               1,284,558   1,284,558   1,088,672  1,088,672      1,217,709                1,080,621            13,100,000
GMAC1120B                 328,117     328,117     285,948    285,948        410,391                  359,791             4,500,000
                          -------     -------     -------    -------        -------                  -------             ---------
GMAC1120                1,612,675   1,612,675   1,374,620  1,374,620      1,628,100  1.52          1,440,412   1.34     17,600,000
CROSSED GROUP 3

GMAC1350                1,331,645   1,331,645   1,339,998  1,339,998      1,339,998  1.93          1,339,998   1.93      9,300,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1470                  793,014     793,014     842,642    842,642        842,642  1.51            842,642   1.51      7,700,000
                          -------     -------     -------    -------        -------  ----            -------   ----      ---------
                        2,124,659   2,124,659   2,182,640  2,182,640      2,182,640  1.74          2,182,640   1.74     17,000,000
GMAC3370                1,705,657   1,705,657   2,476,028  2,476,028      2,312,800  2.13          1,740,856   1.60     22,100,000
GMAC4010                1,078,484   1,078,484     781,850    781,850      1,615,909  1.57          1,433,884   1.39     15,670,000
TA2271                  1,513,321   1,513,321   1,526,510  1,526,510      1,440,667  1.46          1,319,765   1.34     17,150,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1140                1,685,877   1,668,144   1,267,763  1,255,131      1,379,393  1.42          1,288,436   1.33     17,100,000
TA3078                  1,394,932   1,393,498   1,457,775  1,457,775      1,325,481  1.38          1,191,685   1.24     14,600,000
GMAC1150                  995,129     995,129     813,619    813,619      1,312,250  1.33          1,312,250   1.33     15,000,000
GMAC3380                2,160,546   2,160,546   2,213,697  2,213,697      1,925,688  2.03          1,410,139   1.49     22,000,000
GMAC1180                  700,046     700,046     996,273    996,273      1,154,555  1.37          1,129,999   1.34     13,960,000
-----------------------------------------------------------------------------------------------------------------------------------
WEINERMAN PORTFOLIO

GMAC1190A                 430,093     430,093     373,888    373,888        374,044                  339,044             3,600,000
GMAC1190B                 235,178     235,178     248,401    248,401        224,527                  202,527             2,400,000
GMAC1190C                 284,000     284,000     432,792    432,792        398,694                  359,444             3,900,000
GMAC1190D                 218,486     218,486     284,731    284,731        246,913                  226,288             2,600,000
                          -------     -------     -------    -------        -------                  -------             ---------
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1190                1,167,757   1,167,757   1,339,812  1,339,812      1,244,179  1.52          1,127,301   1.38     12,500,000
GMAC1210                  803,704     803,704     574,287    574,287      1,064,904  1.28          1,064,904   1.28     12,600,000
GMAC1220                1,302,842   1,246,077   1,247,112  1,150,883      1,204,190  1.67          1,107,440   1.54     12,300,000
LICATA PORTFOLIO

TA0831-1                                                                    309,550                  288,050             3,100,000
-----------------------------------------------------------------------------------------------------------------------------------
TA0831-2                                                                    220,800                  204,300             2,000,000
TA0831-3                                                                    204,885                  189,885             1,900,000
TA0831-4                                                                    162,206                  141,206             1,900,000
TA0831-5                                                                    154,702                  137,702             1,800,000
TA0831-6                                                                     82,006                   71,756               900,000
                                                                             ------                   ------               -------
-----------------------------------------------------------------------------------------------------------------------------------
TA0831                                                                    1,134,149  1.42          1,032,899   1.30     11,600,000
GMAC1230                1,501,352   1,347,354   1,762,112  1,647,618      1,631,728  1.93          1,485,628   1.76     17,200,000
TA1432                    956,483     888,215     994,588    982,531      1,013,034  1.43            900,142   1.27     11,000,000
GMAC1250                  812,147     812,147     916,668    916,668      1,035,894  1.41            956,564   1.30     11,600,000
GMAC3390                1,435,529   1,435,529   1,235,527  1,235,527      1,350,421  1.70          1,164,765   1.47     13,000,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1270                  837,175     769,380   1,012,894    995,179      1,013,229  1.45            870,705   1.24     12,300,000
GMAC1290                  744,163     744,163   1,020,882  1,020,882      1,002,239  1.41            936,603   1.32     11,200,000
GMAC1300                1,401,039   1,314,285   1,517,044  1,427,564      1,439,617  1.92          1,323,517   1.76     15,100,000
GMAC3430                1,284,718   1,284,718   1,529,727  1,529,727      1,094,374  1.56          1,094,374   1.56     12,500,000
GMAC1320                1,052,826   1,052,826     966,201    966,201        867,717  1.39            799,574   1.28     10,400,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1330                1,354,087   1,217,174   1,349,964  1,309,342      1,349,270  1.95          1,265,870   1.83     13,800,000
TA1585                  1,356,905   1,356,905   1,482,137  1,482,137      1,119,832  1.94          1,022,660   1.77     13,300,000
TA1140                    990,249     990,249   1,102,262  1,102,262      1,082,895  1.74            805,181   1.29      9,800,000
GMAC1340                  550,492     550,492     555,240    555,240        802,785  1.34            750,585   1.25      9,000,000
GMAC1360                1,291,362   1,186,133   1,232,826  1,129,640      1,349,200  2.03          1,243,600   1.88     13,250,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC3560                  807,356     807,356   1,111,840  1,097,238      1,021,573  1.77            971,206   1.68     11,000,000
TA0146                  1,010,379     878,297     952,287    888,240        839,867  1.45            752,425   1.30     10,350,000
GMAC1370                  376,124     376,124     538,746    538,746        646,495  1.09            646,495   1.09      9,150,000
GMAC1380                  741,166     741,166     638,923    638,923        778,872  1.41            737,951   1.34      8,500,000
GMAC1390                1,258,374   1,153,337   1,221,688  1,031,706      1,197,091  1.90          1,109,191   1.76     13,550,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1400                  693,150     693,150   1,029,546  1,029,546      1,029,546  1.69          1,029,546   1.69      9,400,000
GMAC1410                  567,201     526,164     688,080    606,668        705,233  1.36            674,983   1.31      9,100,000
GMAC1420                1,197,631   1,197,631   1,222,168  1,222,168      1,224,330  2.21          1,086,000   1.96     10,800,000
GMAC4090                                          950,651    950,651        822,501  1.41            769,104   1.32      9,500,000
GMAC1450                1,183,868     857,535     820,510    820,510      1,000,796  1.71            781,793   1.33     10,700,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1480                  865,463     865,463     682,493    682,493        670,885  1.43            642,618   1.37      7,500,000
GMAC1440                  557,682     557,682     658,228    658,228        707,693  1.52            623,515   1.34      7,600,000
GMAC3320                   55,690      55,690     580,117    472,864        692,145  1.37            636,709   1.26      8,400,000
GMAC1490                  755,780     755,780     776,155    770,760        716,291  1.43            641,087   1.28      7,300,000
GMAC4100                                          713,063    708,008        705,860  1.50            642,287   1.36      9,700,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC1500                  906,722     906,722   1,006,485  1,006,485      1,008,171  1.95            786,753   1.52     11,500,000
GMAC1510                                          496,931    494,977        601,094  1.33            560,454   1.24      7,575,000
GMAC1530                  949,774     906,904     908,064    873,126        984,182  1.90            924,182   1.78     10,000,000
TA2090                    471,747     446,046     686,292     61,678        675,285  1.54            607,966   1.38      6,800,000
WF9701                    713,024     659,564     710,441    710,441        653,674  1.27            603,825   1.17      7,000,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC4030                  665,117     665,117     676,453    676,453        634,108  1.42            596,961   1.34      6,250,000
TA2088                    551,697     551,697     512,050    512,050        594,812  1.46            515,209   1.27      6,700,000
GMAC3400                  520,964     520,964     684,074    684,074        674,462  1.57            638,736   1.49      6,900,000
TA2094                    804,000     804,000                               721,329  1.69            630,426   1.48      7,775,000
GMAC2030                                          621,981    613,579        583,722  1.46            538,545   1.35      6,750,000
-----------------------------------------------------------------------------------------------------------------------------------
ARBOR VILLAGE, BRITTANY, TROTWOOD

GMAC2020A                 176,310     176,310     187,697    166,508        205,704                  176,894             2,175,000
GMAC2020B                 160,532     160,532     159,215    159,215        156,101                  143,431             1,575,000
GMAC2020C                 188,988     188,988     202,713    202,713        202,597                  182,899             2,050,000
                          -------     -------     -------    -------        -------                  -------             ---------
GMAC2020                  525,829     525,829     549,628    528,439        564,402  1.49            503,225   1.33      5,800,000
-----------------------------------------------------------------------------------------------------------------------------------
TA2667                    529,902     451,575     514,929    458,057        545,306  1.39            483,323   1.23      6,200,000
GMAC2050                                          624,777    624,777        509,002  1.42            469,072   1.31      6,000,000
GMAC2040                  873,700     533,756     848,330    402,916        815,784  1.94            737,484   1.76      8,600,000
GMAC2060                  654,207     654,207     670,879    670,879        579,205  1.31            564,543   1.28      6,300,000
GMAC2070                  792,478     722,333     741,048    712,940        771,601  1.93            706,801   1.76      8,500,000
-----------------------------------------------------------------------------------------------------------------------------------
TA0541                    494,493     494,493     413,565    413,565        482,186  1.39            465,902   1.35      5,300,000
GMAC2090                  750,597     748,396                               799,911  2.03            732,111   1.86      7,800,000
GMAC3330                  528,710     528,710     730,703    730,703        732,877  1.75            657,913   1.57      6,600,000
GMAC2100                  778,484     717,593   1,120,058  1,110,333        800,283  2.05            723,483   1.85      7,630,000
TA1936                                            331,190    331,190        454,824  1.38            429,028   1.30      5,700,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC2120                  614,308     459,208     868,692    717,370        770,628  2.00            677,628   1.76      7,800,000
GMAC2130                  357,773     357,773     496,131    458,226        561,633  1.56            461,452   1.28      5,400,000
GMAC2140                  301,083     301,083     181,660    181,660        504,115  1.53            434,594   1.32      5,350,000
TA1799                    544,360     544,360     234,839    234,839        564,477  1.56            509,528   1.41     13,000,000
GMAC2150                  665,250     616,237     757,764    706,722        746,502  2.04            665,502   1.81      7,800,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC2160                  670,521     484,681     726,638    523,874        706,439  1.94            646,139   1.77      7,400,000
GMAC2180                  341,048     341,048     553,324    528,664        433,048  1.35            409,048   1.28      4,800,000
TA2456                    512,630     506,582     495,031    450,379        471,858  1.51            393,179   1.26      5,075,000
GMAC2190                  433,411     433,411     432,353    432,353        475,070  1.03            472,453   1.03      4,450,000
GMAC2200                  579,722     515,453     560,112    496,424        649,757  1.89            613,757   1.79      6,750,000
-----------------------------------------------------------------------------------------------------------------------------------
TA2414                    433,218     418,499     417,106    409,924        441,317  1.52            376,182   1.30      4,750,000
GMAC2210                1,260,454   1,260,454     933,617    933,617        933,617  2.89            933,617   2.89      4,500,000
GMAC4120                                          316,858    307,256        323,291  1.03            321,900   1.03      3,415,000
GMAC2240                  344,265     344,265     550,708    550,708        550,709  1.73            550,709   1.73      4,430,000
GMAC2360                  349,499     349,499     416,862    416,862        397,060  1.44            383,490   1.39      4,500,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC3410                  499,423     499,423     549,992    549,992        504,162  1.75            425,487   1.48      6,000,000
GMAC2260                  368,146     368,146     324,073    324,073        369,128  1.34            349,928   1.27      4,150,000
GMAC3450                  430,984     430,984     432,227    432,227        401,658  1.50            356,283   1.33      4,360,000
GMAC2270                  570,874     445,626     625,874    589,482        607,609  1.98            566,809   1.84      6,400,000
GMAC2290                  510,797     456,987     569,902    500,520        603,095  1.99            533,495   1.76      6,400,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC2300                  574,041     531,550     609,834    577,518        686,107  2.33            644,707   2.19      5,800,000
GMAC2310                                          220,363    219,524        338,738  1.39            314,104   1.29      3,800,000
CROSSED GROUP 4

GMAC4040                                          204,689    169,910        383,414  1.75            350,964   1.60      3,450,000
GMAC4045                                           72,636     62,670         68,292  1.95             58,117   1.66        600,000
                                                   ------     ------         ------  ----             ------   ----        -------
-----------------------------------------------------------------------------------------------------------------------------------
                                                  277,325    232,580        451,706  1.78            409,081   1.61      4,050,000
GMAC2330                                          448,583    444,393        403,456  1.66            380,453   1.56      4,400,000
GMAC2320                  341,695     341,695     362,327    362,327        385,518  1.61            327,731   1.37      4,100,000
TA1922                    407,958     285,042     390,542    195,271        417,498  1.75            315,365   1.32      3,900,000
CROSSED GROUP 5

-----------------------------------------------------------------------------------------------------------------------------------
GMAC3160                  176,440     176,440     152,774    129,257        174,958  1.49            155,272   1.32      1,880,000
GMAC3590                                          176,718    172,501        170,973  1.40            157,772   1.30      1,950,000
                          -------     -------     -------    -------        -------  ----            -------   ----      ---------
                          176,440     176,440     329,492    301,758        345,931  1.45            313,044   1.31      3,830,000
GMAC2340                  468,640     419,641     529,166    493,570        554,709  2.05            495,909   1.83      5,600,000
GMAC2350                  461,464     385,517     552,494    506,944        532,914  1.99            469,914   1.75      5,400,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC2370                  262,649     251,182     339,076    325,714        360,089  1.54            315,496   1.35      4,145,000
GMAC2380                  216,676     216,676     413,533    368,533        346,799  1.58            299,279   1.36      3,900,000
GMAC4130                                          259,138    251,286        264,399  1.03            263,008   1.03      2,800,000
GMAC2410                  193,312     193,312     324,411    324,411        354,182  1.52            316,029   1.36      3,700,000
TA2921                                                                      444,589  1.73            327,336   1.27      5,300,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC2400                  511,874     409,516     572,028    486,810        605,296  2.35            542,896   2.11      5,300,000
GMAC2420                  332,749     332,749     502,761    502,761        404,347  1.74            312,601   1.35      3,900,000
GMAC3470                  293,871     246,982     321,448    286,105        307,088  1.39            278,648   1.26      3,500,000
GMAC2440                  383,393     383,393     297,934    252,811        316,510  1.46            277,446   1.28      3,450,000
GMAC3340                  292,415     292,415     520,087    520,087        520,087  2.07            520,087   2.07      4,600,000
-----------------------------------------------------------------------------------------------------------------------------------
TA2394                    374,097     374,097     407,030    407,030        334,108  1.64            255,754   1.25      3,500,000
GMAC3350                                          171,100    171,100        363,610  1.74            285,656   1.37      3,700,000
TA1658                    596,263     596,263     592,312    592,312        375,858  1.70            375,858   1.70      5,300,000
GMAC4080                  303,196     303,196     281,067    281,067        296,109  1.48            261,109   1.30      3,110,000
GMAC2450                  481,268     425,412     469,273    416,225        484,367  2.13            414,467   1.82      4,400,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC2460                                          329,165    292,621        328,121  1.51            304,764   1.40      3,300,000
GMAC2480                                          308,323    308,323        282,266  1.50            244,862   1.31      3,200,000
GMAC2470                  411,939     373,375     418,628    340,980        440,942  2.01            395,342   1.81      4,600,000
GMAC2490                  485,368     438,082     485,846    448,422        436,659  2.01            381,459   1.76      4,300,000
GMAC3360                                          308,950    308,950        274,992  1.41            246,026   1.26      3,100,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC2570                                          277,086    273,723        261,318  1.38            246,940   1.31      3,100,000
GMAC2500                  204,882     204,882     260,794    260,794        269,867  1.45            243,972   1.31      3,200,000
GMAC2530                  337,411     332,516     337,550    330,050        316,942  1.66            280,894   1.47      3,050,000
GMAC2510                  339,597     -13,687     206,003    188,612        399,695  1.98            275,298   1.37      4,270,000
GMAC2520                  408,405     379,244     495,452    452,572        424,413  2.02            369,213   1.76      4,500,000
-----------------------------------------------------------------------------------------------------------------------------------
TA1898                    326,931     310,781     401,876    399,288        318,348  1.66            271,444   1.41      4,100,000
GMAC2540                  330,060     330,060     276,969    276,969        268,762  1.35            268,762   1.35      3,540,000
GMAC2560                  187,465     151,776     330,722    233,651        310,942  1.64            263,005   1.39      3,075,000
GMAC2580                  409,435     392,304     354,742    338,428        388,902  1.94            351,402   1.76      3,550,000
GMAC2590                  435,799     414,047     382,776    357,134        381,729  1.92            349,329   1.75      4,200,000
-----------------------------------------------------------------------------------------------------------------------------------
DOLIK PORTFOLIO

TA1738-1                  263,720     260,024                               298,294                  263,361               425,000
TA1738-2                                                                                                                 2,875,000
                                                                            -------                  -------             ---------
TA1738                    263,720     260,024                               298,294  1.67            263,361   1.48      3,300,000
GMAC2600                  416,346     387,827     488,574    454,076        444,021  2.25            364,821   1.85      4,100,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC2610                  372,323     340,419     402,068    374,460        380,892  1.94            343,992   1.76      3,500,000
GMAC2620                  188,106     183,041     290,115    284,755        261,207  1.54            230,585   1.36      2,880,000
GMAC2630                                          257,203    249,042        248,089  1.48            227,679   1.36      2,800,000
GMAC2550                  214,551     184,303     253,047    222,695        255,898  1.56            219,841   1.34      2,490,000
WF9703                    256,376     211,505     251,015    251,015        260,663  1.47            242,683   1.37      2,500,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC3020                                          228,081    222,286        233,520  1.57            201,945   1.35      2,465,000
DAIBES APARTMENTS

GMAC3040A                 111,200     111,200     135,559    135,559                                                     1,100,000
GMAC3040B                 106,496     106,496     122,843    122,843                                                     1,330,000
                          -------     -------     -------    -------                                                     ---------
GMAC3040                  217,696     217,696     258,402    258,402        229,700  1.45            217,100   1.37      2,430,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC3030                                          268,500    268,500        274,500  1.07            273,000   1.06      2,500,000
GMAC3050                  359,519     333,155    -297,532   -325,238        338,881  2.17            273,481   1.75      3,200,000
GMAC3070                   49,717      49,717     195,040    195,040        188,500  1.20            188,500   1.20      2,725,000
GMAC3510                                          183,275    183,275        227,737  1.64            187,858   1.36      2,560,000
GMAC3060                  690,750     690,750     753,067    753,067        753,067  3.14            753,067   3.14      6,900,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC3080                  224,322     218,774     221,274    216,347        210,452  1.57            181,181   1.35      2,150,000
TA2573                    277,451     277,451     272,657    272,657        232,906  1.34            211,656   1.22      2,250,000
GMAC3100                  274,132     257,134     298,866    277,072        285,639  1.93            259,839   1.76      2,775,000
GMAC3120                  249,127     249,127     282,085    282,085        260,064  1.56            241,228   1.45      2,600,000
GMAC3140                  213,646     213,646     215,011    215,011        183,264  1.44            168,414   1.33      2,000,000
-----------------------------------------------------------------------------------------------------------------------------------
TA1900                    140,924     140,924     187,097    187,097        175,517  1.49            160,929   1.37      1,800,000
GMAC3150                  273,633     271,776     290,202    286,984        197,228  1.52            178,253   1.37      1,900,000
GMAC3180                  238,960     213,184     223,344    198,344        241,964  2.04            208,464   1.76      2,500,000
GMAC3190                  158,443     158,443     170,211    170,211        156,489  1.47            143,089   1.35      1,985,000
GMAC3200                  206,485     171,692     233,724    207,446        228,375  1.97            203,175   1.76      2,330,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC3210                  217,424     198,069     224,040    210,246        221,041  2.04            189,841   1.75      2,050,000
GMAC3220                  170,654     170,654     166,340    136,240        158,660  1.68            127,701   1.35      1,680,000
GMAC3230                  109,439     103,928     168,574    160,757        145,745  1.67            120,661   1.39      1,600,000
GMAC3300                  146,418     146,418     157,446    157,446        127,728  1.47            115,728   1.33      1,300,000
TA1772                    133,252     133,252     146,610    146,610        132,002  1.48            122,402   1.37      1,350,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC3250                   78,271      78,271     134,438    134,438        163,482  1.86            159,607   1.82      1,600,000
GMAC3270                  145,239      52,144     137,053    132,353        140,881  1.55            126,657   1.40      1,350,000
GMAC3260                  622,532     622,532     625,559    625,559        625,559  5.38            625,559   5.38      3,750,000
GMAC3240                   95,534      95,534     172,431    172,431        163,717  1.86            116,830   1.32      1,250,000
GMAC3280                   93,489      87,326     109,780    106,361         99,987  1.59             89,538   1.42      1,015,000
-----------------------------------------------------------------------------------------------------------------------------------
GMAC3290                   92,703      92,703     102,849    102,849         79,128  1.46             71,728   1.32        809,000

                                                                                                   CUT-OFF DATE
                                    CUT-OFF                         BED, UNIT                       BALANCE /
        LOAN           APPRAISAL      DATE      MATURITY DATE       ROOM, PAD                      SQ FT, UNIT,         OCCUPANCY
       NUMBER             DATE      LTV (%)     OR ARD LTV (%)      OR SQ.FT     UNIT TYPE       BED, PAD OR ROOM      PERCENTAGE
----------------------------------------------------------------------------------------------------------------------------------
SENIOR LIVING PROPERTIES PORTFOLIO

GMAC1010A                1/1/98                                               90 Beds                                      64
GMAC1010B                1/1/98                                               21 Beds                                      43
GMAC1010C                1/1/98                                               63 Beds                                      96
GMAC1010D                1/1/98                                              202 Beds                                      61
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010E                1/1/98                                               71 Beds                                      78
GMAC1010F                1/1/98                                               60 Beds                                      96
GMAC1010G                1/1/98                                               58 Beds                                      89
GMAC1010H                1/1/98                                              116 Beds                                      65
GMAC1010I                1/1/98                                               35 Beds                                      91
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010J                1/1/98                                              101 Beds                                      98
GMAC1010K                1/1/98                                               63 Beds                                      95
GMAC1010L                1/1/98                                               49 Beds                                      71
GMAC1010M                1/1/98                                               63 Beds                                      90
GMAC1010N                1/1/98                                               98 Beds                                      88
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010O                1/1/98                                               20 Beds                                      87
GMAC1010P                1/1/98                                               77 Beds                                      97
GMAC1010Q                1/1/98                                              105 Beds                                      73
GMAC1010R                1/1/98                                               63 Beds                                      87
GMAC1010S                1/1/98                                               76 Beds                                      87
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010T                1/1/98                                              129 Beds                                      72
GMAC1010U                1/1/98                                               43 Beds                                      100
GMAC1010V                1/1/98                                              200 Beds                                      71
GMAC1010W                1/1/98                                               80 Beds                                      69
GMAC1010X                1/1/98                                               60 Beds                                      88
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010Y                1/1/98                                              118 Beds                                      68
GMAC1010Z                1/1/98                                               99 Beds                                      84
GMAC1010AA               1/1/98                                               62 Beds                                      85
GMAC1010AB               1/1/98                                               78 Beds                                      80
GMAC1010AC               1/1/98                                               65 Beds                                      78
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AD               1/1/98                                              175 Beds                                      81
GMAC1010AE               1/1/98                                               57 Beds                                      67
GMAC1010AF               1/1/98                                              100 Beds                                      42
GMAC1010AH               1/1/98                                               70 Beds                                      51
GMAC1010AI               1/1/98                                              110 Beds                                      44
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AJ               1/1/98                                               66 Beds                                      79
GMAC1010AK               1/1/98                                              104 Beds                                      49
GMAC1010AL               1/1/98                                              120 Beds                                      92
GMAC1010AM               1/1/98                                              100 Beds                                      35
GMAC1010AN               1/1/98                                              120 Beds                                      50
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AO               1/1/98                                              112 Beds                                      43
GMAC1010AP               1/1/98                                               64 Beds                                      63
GMAC1010AQ               1/1/98                                              120 Beds                                      43
GMAC1010AR               1/1/98                                               52 Beds                                      72
GMAC1010AS               1/1/98                                              126 Beds                                      61
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AT               1/1/98                                              102 Beds                                      40
GMAC1010AU               1/1/98                                               69 Beds                                      63
GMAC1010AV               1/1/98                                               60 Beds                                      90
GMAC1010AW               1/1/98                                               76 Beds                                      81
GMAC1010AX               1/1/98                                              120 Beds                                      29
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010AY               1/1/98                                               80 Beds                                      47
GMAC1010AZ               1/1/98                                              100 Beds                                      47
GMAC1010BA               1/1/98                                               64 Beds                                      50
GMAC1010BB               1/1/98                                               60 Beds                                      59
GMAC1010BC               1/1/98                                               94 Beds                                      50
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BD               1/1/98                                               68 Beds                                      50
GMAC1010BE               1/1/98                                              136 Beds                                      52
GMAC1010BF               1/1/98                                               86 Beds                                      63
GMAC1010BG               1/1/98                                               60 Beds                                      81
GMAC1010BH               1/1/98                                              106 Beds                                      59
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BI               1/1/98                                               53 Beds                                      95
GMAC1010BJ               1/1/98                                              106 Beds                                      80
GMAC1010BK               1/1/98                                              115 Beds                                      68
GMAC1010BL               1/1/98                                              100 Beds                                      50
GMAC1010BM               1/1/98                                              120 Beds                                      56
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BN               1/1/98                                               48 Beds                                      55
GMAC1010BO               1/1/98                                               58 Beds                                      84
GMAC1010BP               1/1/98                                               80 Beds                                      59
GMAC1010BQ               1/1/98                                              113 Beds                                      78
GMAC1010BS               1/1/98                                              108 Beds                                      35
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BT               1/1/98                                               72 Beds                                      52
GMAC1010BU               1/1/98                                              100 Beds                                      57
GMAC1010BV               1/1/98                                              102 Beds                                      45
GMAC1010BW               1/1/98                                              110 Beds                                      86
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010BX               1/1/98                                               98 Beds                                      79
GMAC1010BY               1/1/98                                              154 Beds                                      50
GMAC1010BZ               1/1/98                                              140 Beds                                      79
GMAC1010CA               1/1/98                                              156 Beds                                      69
GMAC1010CB               1/1/98                                              144 Beds                                      67
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010CC               1/1/98                                               60 Beds                                      59
GMAC1010CD               1/1/98                                               48 Beds                                      84
GMAC1010CE               1/1/98                                               80 Beds                                      55
GMAC1010CF               1/1/98                                               80 Beds                                      74
GMAC1010CG               1/1/98                                              116 Beds                                      55
----------------------------------------------------------------------------------------------------------------------------------
GMAC1010CH               1/1/98                                              100 Beds                                      61
GMAC1010CI               1/1/98                                               58 Beds                                      46
GMAC1010CJ               1/1/98                                              102 Beds                                      48
GMAC1010CK               1/1/98                                               60 Beds                                      83
                                                                              -- ----
GMAC1010                               88             69                   7,823 BEDS                        $28,817
----------------------------------------------------------------------------------------------------------------------------------
GMAC4060                1/28/98        50             40                     801 Rooms                        77,309       71
ALLIANCE PORTFOLIO

GA0175-1                11/4/97                                              260 Units                                     95
GA0175-2                11/4/97                                              310 Units                                     94
GA0175-3                10/23/97                                             354 Units                                     95
----------------------------------------------------------------------------------------------------------------------------------
GA0175-4                11/4/97                                              236 Units                                     97
GA0175-5                3/23/98                                              216 Units                                     95
GA0175-6                11/6/97                                              290 Units                                     98
GA0175-7                11/6/97                                              580 Units                                     96
GA0175-8                10/23/97                                             516 Units                                     98
                                                                             --- -----
----------------------------------------------------------------------------------------------------------------------------------
GA0175                                 75             65                   2,762 UNITS                        22,375
GMAC1130                 6/1/97        58             46                     553 Rooms                        88,504       69
GMAC1020                11/19/97       47             37                 374,900 Sq Ft                           120       99
GMAC1030                10/17/97       71             61                 543,532 Sq Ft                            83       97
LOUISIANA PORTFOLIO

----------------------------------------------------------------------------------------------------------------------------------
BL9703-1                7/22/97                                              168 Units                                     97
BL9703-2                7/22/97                                              304 Units                                     89
BL9703-3                7/15/97                                            1,058 Units                                     94
BL9703-4                7/15/97                                              551 Units                                     95
BL9703-5                7/22/97                                              200 Units                                     83
                                                                             --- -----
----------------------------------------------------------------------------------------------------------------------------------
BL9703                                 63             29                   2,281 UNITS                        15,866
GMAC1040                11/1/97        54             40                 214,658 Sq Ft                           163       98
AMERIPARK LODGE PORTFOLIO

GMAC1050A               11/19/97                                             154 Units                                     92
GMAC1050B               11/13/97                                             176 Units                                     94
----------------------------------------------------------------------------------------------------------------------------------
GMAC1050C               11/14/97                                             246 Units                                     73
GMAC1050D               11/17/97                                             121 Units                                     87
                                                                             --- -----
GMAC1050                               80             62                     697 UNITS                        49,335
GMAC1070                10/9/97        78             66                 285,274 Sq Ft                            89       80
CROSSED GROUP 1

----------------------------------------------------------------------------------------------------------------------------------
GMAC1240                 9/8/97        80             69                     201 Units                        44,599       84
GMAC1310                 9/8/97        80             69                     178 Units                        44,207       78
GMAC1520                 9/8/97        81             70                     132 Units                        42,257       75
                                       --             --                     --- -----                        ------
                                       80             69                     511 UNITS                        43,857
TA0814                   1/1/98        74             64                 276,024 Sq Ft                            75       93
----------------------------------------------------------------------------------------------------------------------------------
CROSSED GROUP 2

GMAC4050                 1/1/98        81             0                  382,605 Sq Ft                            41       100
GMAC4055                 1/1/98        57             0                  200,000 Sq Ft                            23       100
                                       --             -                  ------- -----                            --
                                       74             0                  582,605 SQ FT                            35
GMAC1080                11/11/97       80             68                     305 Units                        55,531       94
----------------------------------------------------------------------------------------------------------------------------------
GMAC1090                 9/8/97        82             71                 627,975 Sq Ft                            26       100
GMAC1110                11/19/97       79             69                 186,134 Sq Ft                            84       93
GMAC3310                12/3/97        78             61                  72,232 Sq Ft                           212       100
GMAC4110                12/15/97       75             65                 242,317 Sq Ft                            63       83
VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

----------------------------------------------------------------------------------------------------------------------------------
GMAC1120A                9/2/97                                              384 Units                                     90
GMAC1120B                9/2/97                                              253 Units                                     69
                                                                             --- -----
GMAC1120                 9/2/97        76             69                     637 UNITS                        21,002
CROSSED GROUP 3
GMAC1350                8/12/97        77             65                     161 Beds                         44,544       83
----------------------------------------------------------------------------------------------------------------------------------
GMAC1470                 8/7/97        75             63                     116 Beds                         49,803       87
                                       --             --                     --- ----                         ------
                                       76             64                     277 BEDS                         46,746
GMAC3370                12/1/97        54             43                     298 Beds                         40,180       81
GMAC4010                 3/1/98        76             60                     809 Units                        14,797       84
TA2271                  10/20/97       70             60                  72,417 Sq Ft                           165       100
----------------------------------------------------------------------------------------------------------------------------------
GMAC1140                8/29/97        68             59                 118,722 Sq Ft                            97       94
TA3078                  12/24/97       77             58                 124,151 Sq Ft                            90       97
GMAC1150                10/31/97       75             60                     202 Units                        55,365       97
GMAC3380                 1/1/98        47             29                     150 Rooms                        68,853       75
GMAC1180                10/7/97        71             66                 584,030 Sq Ft                            17       94
----------------------------------------------------------------------------------------------------------------------------------
WEINERMAN PORTFOLIO

GMAC1190A               11/17/97                                             140 Units                                     96
GMAC1190B               11/17/97                                              88 Units                                     98
GMAC1190C               11/17/97                                             157 Units                                     85
GMAC1190D               11/17/97                                              75 Units                                     87
                                                                              -- -----
----------------------------------------------------------------------------------------------------------------------------------
GMAC1190                               80             69                     460 UNITS                        21,670
GMAC1210                10/31/97       75             60                     170 Units                        55,261       97
GMAC1220                12/3/97        75             64                     430 Units                        21,331       90
LICATA PORTFOLIO

TA0831-1                 8/8/97                                               86 Units                                     95
----------------------------------------------------------------------------------------------------------------------------------
TA0831-2                 8/8/97                                               66 Units                                     94
TA0831-3                 8/8/97                                               60 Units                                     97
TA0831-4                 8/8/97                                               84 Units                                     89
TA0831-5                10/1/97                                               68 Units                                     93
TA0831-6                10/1/97                                               40 Units                                     93
                                                                              -- -----
----------------------------------------------------------------------------------------------------------------------------------
TA0831                                 78             62                     404 UNITS                        22,392
GMAC1230                10/31/97       52             0                      487 Units                        18,427       97
TA1432                  9/26/97        81             69                 155,932 Sq Ft                            57       97
GMAC1250                8/25/97        75             65                 122,874 Sq Ft                            71       100
GMAC3390                 1/1/98        66             41                     193 Rooms                        44,723       78
----------------------------------------------------------------------------------------------------------------------------------
GMAC1270                11/19/97       70             60                 101,618 Sq Ft                            84       95
GMAC1290                9/23/97        75             65                  79,136 Sq Ft                           106       96
GMAC1300                10/31/97       53             0                      387 Units                        20,559       89
GMAC3430                 1/1/98        62             49                      76 Rooms                       101,852       81
GMAC1320                10/27/97       72             62                  42,884 Sq Ft                           174       87
----------------------------------------------------------------------------------------------------------------------------------
GMAC1330                10/31/97       53             0                      278 Units                        26,372       92
TA1585                  11/23/97       55             40                 113,428 Sq Ft                            64       100
TA1140                   1/9/98        73             58                 158,724 Sq Ft                            45       87
GMAC1340                12/1/97        80             69                     348 Units                        20,627       96
GMAC1360                10/28/97       53             0                      352 Units                        19,986       92
----------------------------------------------------------------------------------------------------------------------------------
GMAC3560                 8/7/97        63             53                  48,672 Sq Ft                           143       98
TA0146                  10/12/97       67             59                 101,415 Sq Ft                            69       93
GMAC1370                10/1/97        74             59                     187 Units                        36,412       93
GMAC1380                12/3/97        80             69                     168 Units                        40,379       97
GMAC1390                10/30/97       49             0                      293 Units                        22,865       96
----------------------------------------------------------------------------------------------------------------------------------
GMAC1400                10/1/97        71             57                     120 Beds                         55,711       91
GMAC1410                11/24/97       72             67                     121 Units                        53,790       98
GMAC1420                9/12/97        58             46                     154 Rooms                        40,398       73
GMAC4090                 6/9/97        65             53                  88,000 Sq Ft                            70       100
GMAC1450                10/13/97       58             0                  205,692 Sq Ft                            30       87
----------------------------------------------------------------------------------------------------------------------------------
GMAC1480                11/15/97       77             67                  47,264 Sq Ft                           122       99
GMAC1440                11/24/97       76             65                  69,280 Sq Ft                            83       96
GMAC3320                11/25/97       68             54                  88,625 Sq Ft                            65       86
GMAC1490                6/13/97        78             69                  48,547 Sq Ft                           118       100
GMAC4100                11/26/97       59             51                  50,545 Sq Ft                           113       100
----------------------------------------------------------------------------------------------------------------------------------
GMAC1500                 4/8/97        49             40                     176 Rooms                        32,243       75
GMAC1510                11/5/97        73             65                     209 Units                        26,388       96
GMAC1530                10/31/97       55             0                      200 Units                        27,498       100
TA2090                  11/29/97       80             59                  73,875 Sq Ft                            74       89
WF9701                  9/21/95        75             40                 142,425 Sq Ft                            37       100
----------------------------------------------------------------------------------------------------------------------------------
GMAC4030                1/12/98        83             73                  40,900 Sq Ft                           127       100
TA2088                  12/11/97       75             56                  60,091 Sq Ft                            83       89
GMAC3400                12/1/97        72             55                  11,177 Sq Ft                           447       100
TA2094                  10/22/97       64             51                  66,218 Sq Ft                            75       100
GMAC2030                 8/6/97        69             60                  30,429 Sq Ft                           152       98
----------------------------------------------------------------------------------------------------------------------------------
ARBOR VILLAGE, BRITTANY, TROTWOOD

GMAC2020A                1/5/98                                               96 Units                                     97
GMAC2020B                1/9/98                                               40 Units                                     100
GMAC2020C                1/5/98                                               68 Units                                     93
                                                                              -- -----
GMAC2020                               80             69                     204 UNITS                        22,661
----------------------------------------------------------------------------------------------------------------------------------
TA2667                  12/15/97       73             58                  58,247 Sq Ft                            78       100
GMAC2050                10/16/97       75             64                  42,518 Sq Ft                           106       90
GMAC2040                10/29/97       52             0                      261 Units                        17,062       90
GMAC2060                 1/1/98        69             42                  72,560 Sq Ft                            60       100
GMAC2070                11/26/97       50             0                      216 Units                        19,682       91
----------------------------------------------------------------------------------------------------------------------------------
TA0541                  9/25/97        79             69                     275 Pads                         15,249       97
GMAC2090                10/31/97       54             0                      226 Units                        18,506       87
GMAC3330                 8/1/97        63             53                     100 Rooms                        41,726       66
GMAC2100                11/20/97       54             0                      256 Units                        16,170       95
TA1936                  1/16/98        72             62                  16,888 Sq Ft                           242       100
----------------------------------------------------------------------------------------------------------------------------------
GMAC2120                10/31/97       52             0                      310 Units                        13,202       94
GMAC2130                10/3/97        75             45                  91,686 Sq Ft                            44       96
GMAC2140                11/14/97       75             65                  56,691 Sq Ft                            70       100
TA1799                  11/17/97       31             25                  44,500 Sq Ft                            90       100
GMAC2150                11/5/97        50             0                      270 Units                        14,409       97
----------------------------------------------------------------------------------------------------------------------------------
GMAC2160                10/31/97       52             0                      201 Units                        19,258       97
GMAC2180                10/7/97        80             69                     120 Units                        31,903       93
TA2456                  12/18/97       75             65                  81,887 Sq Ft                            46       100
GMAC2190                10/30/97       84             0                    8,724 Sq Ft                           428       100
GMAC2200                11/25/97       54             0                      120 Units                        30,350       93
----------------------------------------------------------------------------------------------------------------------------------
TA2414                  12/18/97       74             64                  46,706 Sq Ft                            75       98
GMAC2210                12/2/97        78             63                      33 Beds                        105,835       94
GMAC4120                12/2/97       100             0                   13,905 Sq Ft                           245       100
GMAC2240                 9/7/97        76             64                      99 Beds                         34,201       95
GMAC2360                11/25/97       75             65                  11,854 Sq Ft                           284       100
----------------------------------------------------------------------------------------------------------------------------------
GMAC3410                12/5/97        56             43                  80,829 Sq Ft                            42       100
GMAC2260                10/6/97        80             69                      96 Units                        34,478       99
GMAC3450                11/3/97        75             65                  63,340 Sq Ft                            52       100
GMAC2270                11/3/97        51             0                      136 Units                        23,990       92
GMAC2290                11/5/97        50             0                      232 Units                        13,889       81
----------------------------------------------------------------------------------------------------------------------------------
GMAC2300                11/20/97       54             0                      138 Units                        22,649       94
GMAC2310                11/18/97       80             71                     109 Units                        27,798       93
CROSSED GROUP 4

GMAC4040                 1/8/98        75             65                     118 Units                        21,896       92
GMAC4045                 1/8/98        69             60                      37 Units                        11,132       97
                                       --             --                      -- -----                        ------
----------------------------------------------------------------------------------------------------------------------------------
                                       74             64                     155 UNITS                        19,327
GMAC2330                12/5/97        68             59                  20,950 Sq Ft                           143       100
GMAC2320                11/5/97        73             63                  91,823 Sq Ft                            33       95
TA1922                  10/20/97       74             64                  70,000 Sq Ft                            41       99
CROSSED GROUP 5

----------------------------------------------------------------------------------------------------------------------------------
GMAC3160                 1/2/98        75             65                  15,814 Sq Ft                            89       100
GMAC3590                1/12/98        75             65                  28,110 Sq Ft                            52       100
                                       --             --                  ------ -----                            --
                                       75             65                  43,924 SQ FT                            65
GMAC2340                10/31/97       51             0                      196 Units                        14,630       94
GMAC2350                11/5/97        53             0                      210 Units                        13,529       95
----------------------------------------------------------------------------------------------------------------------------------
GMAC2370                10/29/97       68             59                  56,531 Sq Ft                            50       100
GMAC2380                12/9/97        72             61                     180 Units                        15,516       93
GMAC4130                12/2/97       100             0                   13,905 Sq Ft                           201       100
GMAC2410                 8/1/97        74             65                  35,818 Sq Ft                            76       100
TA2921                   6/1/98        52             35                  30,400 Sq Ft                            90       100
----------------------------------------------------------------------------------------------------------------------------------
GMAC2400                10/28/97       51             0                      208 Units                        13,122       91
GMAC2420                 7/1/97        70             61                 110,222 Sq Ft                            25       93
GMAC3470                12/16/97       77             67                      90 Units                        29,953       98
GMAC2440                7/18/97        78             67                     152 Units                        17,719       99
GMAC3340                10/1/97        58             47                     270 Beds                          9,930       94
----------------------------------------------------------------------------------------------------------------------------------
TA2394                  1/15/98        71             62                  47,573 Sq Ft                            53       98
GMAC3350                 1/8/98        67             62                 107,431 Sq Ft                            23       91
TA1658                  12/1/97        47             29                      47 Rooms                        53,070       80
GMAC4080                1/15/98        80             69                     140 Units                        17,722       96
GMAC2450                10/30/97       55             0                      233 Units                        10,361       90
----------------------------------------------------------------------------------------------------------------------------------
GMAC2460                11/16/97       72             54                  19,938 Sq Ft                           120       100
GMAC2480                10/1/97        73             63                  49,974 Sq Ft                            47       93
GMAC2470                10/28/97       51             0                      152 Units                        15,285       95
GMAC2490                10/29/97       54             0                      184 Units                        12,507       97
GMAC3360                12/23/97       74             65                  28,691 Sq Ft                            80       77
----------------------------------------------------------------------------------------------------------------------------------
GMAC2570                11/11/97       74             64                   9,144 Sq Ft                           251       100
GMAC2500                11/14/97       72             62                  30,514 Sq Ft                            75       100
GMAC2530                10/3/97        75             65                  44,846 Sq Ft                            51       100
GMAC2510                9/11/97        53             42                  73,361 Sq Ft                            31       82
GMAC2520                10/31/97       50             0                      184 Units                        12,120       93
----------------------------------------------------------------------------------------------------------------------------------
TA1898                  12/15/97       54             43                  35,040 Sq Ft                            63       100
GMAC2540                8/25/97        62             50                      85 Beds                         25,826       85
GMAC2560                10/17/97       71             62                  57,862 Sq Ft                            38       89
GMAC2580                10/31/97       60             0                      125 Units                        16,979       97
GMAC2590                11/16/97       50             0                      108 Units                        19,557       93
----------------------------------------------------------------------------------------------------------------------------------
DOLIK PORTFOLIO

TA1738-1                12/3/97                                           10,200 Sq Ft                                     100
TA1738-2                12/3/97                                           34,844 Sq Ft                                     100
                                                                          ------ -----
TA1738                                 64             50                  45,044 SQ FT                            47
GMAC2600                10/29/97       51             0                      264 Units                         7,936       88
----------------------------------------------------------------------------------------------------------------------------------
GMAC2610                10/31/97       59             0                      123 Units                        16,891       87
GMAC2620                10/29/97       71             62                  34,083 Sq Ft                            60       93
GMAC2630                10/29/97       72             61                  40,804 Sq Ft                            49       100
GMAC2550                12/19/97       80             69                     119 Units                        16,701       94
WF9703                  10/2/95        72             38                  51,372 Sq Ft                            35       92
----------------------------------------------------------------------------------------------------------------------------------
GMAC3020                10/29/97       73             63                  28,975 Sq Ft                            62       98
DAIBES APARTMENTS

GMAC3040A               11/10/97                                              31 Units                                     100
GMAC3040B               11/10/97                                              32 Units                                     100
                                                                              -- -----
GMAC3040                               69             47                      63 UNITS                        26,776
----------------------------------------------------------------------------------------------------------------------------------
GMAC3030                1/28/98        67             0                   15,000 Sq Ft                           112       100
GMAC3050                10/29/97       52             0                      218 Units                         7,589       91
GMAC3070                6/16/97        61             50                      58 Beds                         28,436       94
GMAC3510                10/10/97       64             56                  39,667 Sq Ft                            42       92
GMAC3060                1/19/98        24             0                      170 Beds                          9,685       98
----------------------------------------------------------------------------------------------------------------------------------
GMAC3080                10/3/97        74             65                  26,100 Sq Ft                            61       100
TA2573                  11/7/97        71             0                       85 Units                        18,765       95
GMAC3100                10/31/97       57             0                       86 Units                        18,249       92
GMAC3120                10/14/97       57             0                   10,200 Sq Ft                           146       100
GMAC3140                10/28/97       72             64                      54 Units                        26,778       100
----------------------------------------------------------------------------------------------------------------------------------
TA1900                  12/5/97        80             69                  22,587 Sq Ft                            64       95
GMAC3150                10/9/97        74             60                      75 Units                        18,851       97
GMAC3180                11/17/97       50             0                      134 Units                         9,403       94
GMAC3190                9/25/97        63             58                      67 Units                        18,588       96
GMAC3200                11/20/97       53             0                       84 Units                        14,609       92
----------------------------------------------------------------------------------------------------------------------------------
GMAC3210                11/5/97        56             0                      104 Units                        11,033       92
GMAC3220                10/29/97       68             59                  27,441 Sq Ft                            41       100
GMAC3230                10/29/97       65             57                  19,866 Sq Ft                            53       100
GMAC3300                 7/2/97        80             73                      60 Units                        17,232       97
TA1772                  11/26/97       76             60                      48 Units                        21,407       98
----------------------------------------------------------------------------------------------------------------------------------
GMAC3250                12/1/97        62             50                  19,373 Sq Ft                            52       99
GMAC3270                7/11/97        74             59                  24,994 Sq Ft                            40       100
GMAC3260                8/22/97        26             0                      102 Beds                          9,692       91
GMAC3240                11/12/97       72             49                  39,524 Sq Ft                            23       94
GMAC3280                10/29/97       75             65                  10,786 Sq Ft                            70       100
----------------------------------------------------------------------------------------------------------------------------------
GMAC3290                 7/2/97        79             73                      37 Units                        17,234       97

                                        TOTAL
                                       REQUIRED              TOTAL
        LOAN            OCCUPANCY       ANNUAL          REQUIRED ANNUAL
       NUMBER           AS OF DATE     RESERVES     RESERVES PER UNIT/SQ FT                         LARGEST TENANT NAME
--------------------------------------------------------------------------------------------------------------------------------
SENIOR LIVING PROPERTIES PORTFOLIO

GMAC1010A                10/31/97         $19,000                 $211.11
GMAC1010B                10/31/97           5,250                  250.00
GMAC1010C                10/31/97          15,500                  246.03
GMAC1010D                10/31/97          46,750                  231.44
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010E                10/31/97          17,750                  250.00
GMAC1010F                10/31/97          15,000                  250.00
GMAC1010G                10/31/97          13,500                  232.76
GMAC1010H                10/31/97          29,000                  250.00
GMAC1010I                10/31/97           8,750                  250.00
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010J                10/31/97          25,000                  247.52
GMAC1010K                10/31/97          15,750                  250.00
GMAC1010L                10/31/97          12,250                  250.00
GMAC1010M                10/31/97          15,750                  250.00
GMAC1010N                10/31/97          24,500                  250.00
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010O                10/31/97           5,000                  250.00
GMAC1010P                10/31/97          19,000                  246.75
GMAC1010Q                10/31/97          26,250                  250.00
GMAC1010R                10/31/97          15,750                  250.00
GMAC1010S                10/31/97          18,750                  246.71
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010T                10/31/97          32,250                  250.00
GMAC1010U                10/31/97          10,750                  250.00
GMAC1010V                10/31/97          46,000                  230.00
GMAC1010W                10/31/97          20,000                  250.00
GMAC1010X                10/31/97          15,000                  250.00
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010Y                10/31/97          22,000                  186.44
GMAC1010Z                10/31/97          24,750                  250.00
GMAC1010AA               10/31/97          15,500                  250.00
GMAC1010AB               10/31/97          19,000                  243.59
GMAC1010AC               10/31/97          15,500                  238.46
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AD               10/31/97          41,000                  234.29
GMAC1010AE               10/31/97          14,250                  250.00
GMAC1010AF               10/31/97          24,000                  240.00
GMAC1010AH               10/31/97          16,000                  228.57
GMAC1010AI               10/31/97          25,000                  227.27
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AJ               10/31/97          16,000                  242.42
GMAC1010AK               10/31/97          25,750                  247.60
GMAC1010AL               10/31/97          28,500                  237.50
GMAC1010AM               10/31/97          21,500                  215.00
GMAC1010AN               10/31/97          23,000                  191.67
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AO               10/31/97          25,000                  223.21
GMAC1010AP               10/31/97          16,000                  250.00
GMAC1010AQ               10/31/97          24,000                  200.00
GMAC1010AR               10/31/97          11,500                  221.15
GMAC1010AS               10/31/97          31,000                  246.03
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AT               10/31/97          22,000                  215.69
GMAC1010AU               10/31/97          15,750                  228.26
GMAC1010AV               10/31/97          14,250                  237.50
GMAC1010AW               10/31/97          18,500                  243.42
GMAC1010AX               10/31/97          28,500                  237.50
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010AY               10/31/97          17,000                  212.50
GMAC1010AZ               10/31/97          21,500                  215.00
GMAC1010BA               10/31/97          16,000                  250.00
GMAC1010BB               10/31/97          14,250                  237.50
GMAC1010BC               10/31/97          18,500                  196.81
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BD               10/31/97          14,500                  213.23
GMAC1010BE               10/31/97          31,000                  227.94
GMAC1010BF               10/31/97          18,000                  209.30
GMAC1010BG               10/31/97          14,250                  237.50
GMAC1010BH               10/31/97          23,500                  221.70
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BI               10/31/97          13,250                  250.00
GMAC1010BJ               10/31/97          25,500                  240.57
GMAC1010BK               10/31/97          26,000                  226.09
GMAC1010BL               10/31/97          22,500                  225.00
GMAC1010BM               10/31/97          28,500                  237.50
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BN               10/31/97          10,500                  218.75
GMAC1010BO               10/31/97          14,000                  241.38
GMAC1010BP               10/31/97          16,750                  209.37
GMAC1010BQ               10/31/97          27,750                  245.58
GMAC1010BS               10/31/97          20,250                  187.50
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BT               10/31/97          17,000                  236.11
GMAC1010BU               10/31/97          24,500                  245.00
GMAC1010BV               10/31/97          19,500                  191.18
GMAC1010BW               10/31/97          27,000                  245.45
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010BX               10/31/97          23,500                  239.80
GMAC1010BY               10/31/97          31,750                  206.17
GMAC1010BZ               10/31/97          33,000                  235.71
GMAC1010CA               10/31/97          37,000                  237.18
GMAC1010CB               10/31/97          32,250                  223.96
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010CC               10/31/97          13,500                  225.00
GMAC1010CD               10/31/97          11,500                  239.58
GMAC1010CE               10/31/97          19,000                  237.50
GMAC1010CF               10/31/97          19,000                  237.50
GMAC1010CG               10/31/97          23,500                  202.59
--------------------------------------------------------------------------------------------------------------------------------
GMAC1010CH               10/31/97          24,000                  240.00
GMAC1010CI               10/31/97          14,000                  241.38
GMAC1010CJ               10/31/97          24,500                  240.20
GMAC1010CK               10/31/97          15,000                  250.00
                                           ------                  ------
GMAC1010                                1,813,750                  231.85
--------------------------------------------------------------------------------------------------------------------------------
GMAC4060                 12/31/97

ALLIANCE PORTFOLIO
GA0175-1                 1/19/98
GA0175-2                 1/23/98
GA0175-3                 1/19/98

--------------------------------------------------------------------------------------------------------------------------------
GA0175-4                 1/19/98
GA0175-5                 1/26/98
GA0175-6                 1/19/98
GA0175-7                 1/19/98
GA0175-8                 1/26/98

--------------------------------------------------------------------------------------------------------------------------------
GA0175                                    552,072                  199.88
GMAC1130                 12/31/97
GMAC1020                 12/4/97           80,000                    0.21       Diamond Dealers Club
GMAC1030                 1/15/98                                                Cub Foods (BBB)
LOUISIANA PORTFOLIO

--------------------------------------------------------------------------------------------------------------------------------
BL9703-1                 6/30/97
BL9703-2                 7/31/97
BL9703-3                  7/8/97
BL9703-4                 10/29/97
BL9703-5                 7/31/97

--------------------------------------------------------------------------------------------------------------------------------
BL9703                                    570,252                  250.00
GMAC1040                 11/12/97          21,466                    0.10       Avon
AMERIPARK LODGE PORTFOLIO
GMAC1050A                11/30/97
GMAC1050B                11/30/97

--------------------------------------------------------------------------------------------------------------------------------
GMAC1050C                11/30/97
GMAC1050D                11/30/97

GMAC1050

GMAC1070                 12/5/97          128,527                    0.45       JC Penney Home Store
CROSSED GROUP 1

--------------------------------------------------------------------------------------------------------------------------------
GMAC1240                 3/31/98           78,424                  390.17
GMAC1310                 3/31/98           69,954                  393.00
GMAC1520                 3/30/98           43,185                  327.16
                                           ------                  ------
                                          191,563                  374.88
TA0814                   11/27/97         438,684                    1.59       Continental Broker
--------------------------------------------------------------------------------------------------------------------------------
CROSSED GROUP 2

GMAC4050                  2/4/98                                                Fleet Bank
GMAC4055                  2/4/98                                                IBM

GMAC1080                 11/18/97          68,320                  224.00
--------------------------------------------------------------------------------------------------------------------------------
GMAC1090                  9/8/97          398,539                    0.63       K-Mart
GMAC1110                 11/30/97          99,343                    0.53       Ames
GMAC3310                  2/1/98            7,223                    0.10       Viacom International, Inc.
GMAC4110                 2/20/98          244,500                    1.01       Shopper's Food
VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

--------------------------------------------------------------------------------------------------------------------------------
GMAC1120A                7/31/97
GMAC1120B                10/22/97

GMAC1120                                  187,688                  294.64
CROSSED GROUP 3
GMAC1350                 9/30/97

--------------------------------------------------------------------------------------------------------------------------------
GMAC1470                 9/30/97

GMAC3370                 11/30/97

GMAC4010                 2/25/98          182,025                  225.00
TA2271                   10/1/97           34,863                    0.48       SS Mart at Hollywood Plaza
--------------------------------------------------------------------------------------------------------------------------------
GMAC1140                 12/1/97           65,041                    0.55       Bugle Boy
TA3078                    2/2/98           28,555                    0.23       Aldi, Inc
GMAC1150                 8/31/97
GMAC3380                 12/31/97

GMAC1180                 10/1/97                                                Blockbuster, Inc.
--------------------------------------------------------------------------------------------------------------------------------
WEINERMAN PORTFOLIO
GMAC1190A                12/12/97
GMAC1190B                12/12/97
GMAC1190C                3/14/98
GMAC1190D                3/14/98

--------------------------------------------------------------------------------------------------------------------------------
GMAC1190                                  116,875                  254.08
GMAC1210                 8/31/97

GMAC1220                  1/6/98           96,750                  225.00
LICATA PORTFOLIO
TA0831-1                 3/31/98

--------------------------------------------------------------------------------------------------------------------------------
TA0831-2                 3/31/98
TA0831-3                 3/31/98
TA0831-4                 3/31/98
TA0831-5                 3/31/98
TA0831-6                 3/31/98

--------------------------------------------------------------------------------------------------------------------------------
TA0831                                    100,000                  247.52
GMAC1230                 8/26/97
TA1432                   12/30/97          23,382                    0.15       Toys "R" US, Inc.
GMAC1250                 9/12/97           14,745                    0.12       Emporium
GMAC3390                 12/1/97

--------------------------------------------------------------------------------------------------------------------------------
GMAC1270                 12/31/97         142,565                    1.40       Davis Market Research
GMAC1290                 10/31/97          66,499                    0.84       The Gap
GMAC1300                 12/15/97
GMAC3430                  1/1/98

GMAC1320                 9/25/97           74,143                    1.73       Knowlwood Restaurant
--------------------------------------------------------------------------------------------------------------------------------
GMAC1330                  9/2/97

TA1585                   7/31/97            8,848                    0.08       Pacific Theatres
TA1140                   1/30/98          185,584                    1.17       Delaware
GMAC1340                 10/31/97          52,200                  150.00
GMAC1360                 8/20/97
--------------------------------------------------------------------------------------------------------------------------------
GMAC3560                  1/1/98                                                Barnes & Noble
TA0146                   11/1/97           81,826                    0.81       Walgreens Drug
GMAC1370                 9/12/97

GMAC1380                 1/12/98           40,992                  244.00
GMAC1390                  9/1/97
--------------------------------------------------------------------------------------------------------------------------------
GMAC1400                 9/30/97

GMAC1410                 11/19/97          27,828                  229.98
GMAC1420                 8/31/97
GMAC4090                  6/9/97           53,397                    0.61       Time Warner Cable Communications of Queens
GMAC1450                 11/19/97         393,168                    1.91       Conagra
--------------------------------------------------------------------------------------------------------------------------------
GMAC1480                 11/30/97          39,591                    0.84       Executive Suites
GMAC1440                 11/13/97          10,392                    0.15       Wellmark International
GMAC3320                 12/5/97           55,439                    0.63       State of Nevada Welfare Div
GMAC1490                  9/7/97           69,709                    1.44       FHP, Inc.
GMAC4100                 1/21/98          134,664                    2.66       Wickes Furniture Comapny, Inc.
--------------------------------------------------------------------------------------------------------------------------------
GMAC1500                 9/30/97

GMAC1510                 12/9/97           42,000                  200.96
GMAC1530                 10/1/97
TA2090                   3/31/98                                                Cloth World (Brown Group Retail, Inc.)
WF9701                   2/23/98                                                Iron Mountain
--------------------------------------------------------------------------------------------------------------------------------
GMAC4030                 1/12/98            6,544                    0.16       Cigna Healthplan of Arizona, Inc.
TA2088                   12/11/97                                               Body Ventures
GMAC3400                  1/1/98           22,680                    2.03       B. Moloch Restaurant
TA2094                   2/12/98           79,462                    1.20       Fox Animation Studio
GMAC2030                 11/3/97           45,128                    1.48       Blackhawk Video
--------------------------------------------------------------------------------------------------------------------------------
ARBOR VILLAGE, BRITTANY, TROTWOOD
GMAC2020A                12/23/97
GMAC2020B                11/25/97
GMAC2020C                11/25/97

GMAC2020                                   61,178                  299.89
--------------------------------------------------------------------------------------------------------------------------------
TA2667                    3/1/98           80,447                    1.38       TLC 4 KIDS, INC D/B/A BABY'S BEST BUY
GMAC2050                 2/12/98           41,532                    0.98       Sports Orthopedic
GMAC2040                 10/1/97

GMAC2060                 1/19/98           20,328                    0.28       SuperValu Stores
GMAC2070                 10/1/97
--------------------------------------------------------------------------------------------------------------------------------
TA0541                   1/26/98           16,284                   59.21
GMAC2090                 9/16/97
GMAC3330                 6/30/97
GMAC2100                 11/20/97

TA1936                   2/10/98           22,480                    1.33       Back Bay Restaurant Group, Inc.
--------------------------------------------------------------------------------------------------------------------------------
GMAC2120                 9/16/97

GMAC2130                 12/31/97          42,180                    0.46       Farmer Jack
GMAC2140                 2/11/98           59,672                    1.05       Fast Food Merchandiser
TA1799                   11/21/97          78,000                    1.75       Galavs Travel
GMAC2150                 9/17/97

--------------------------------------------------------------------------------------------------------------------------------
GMAC2160                 8/29/97

GMAC2180                 10/30/97          24,000                  200.00
TA2456                   12/11/97           7,369                    0.09       BFI
GMAC2190                 11/1/97            2,617                    0.30       Fleet National Bank
GMAC2200                 9/29/97

--------------------------------------------------------------------------------------------------------------------------------
TA2414                   12/1/97           62,581                    1.34       Blockbuster
GMAC2210                 12/2/97
GMAC4120                 12/2/97                                                Walgreens Co.
GMAC2240                 9/30/97

GMAC2360                 11/25/97          13,764                    1.16       Bice Restaurant
--------------------------------------------------------------------------------------------------------------------------------
GMAC3410                  3/2/98           12,360                    0.15       St. Vincents (9450 Bldg.)
GMAC2260                 10/31/97          19,200                  200.00
GMAC3450                 11/1/97           57,891                    0.91       Square D Corporation
GMAC2270                 12/15/97
GMAC2290                 9/17/97

--------------------------------------------------------------------------------------------------------------------------------
GMAC2300                 12/15/97

GMAC2310                 11/10/97          24,636                  226.02
CROSSED GROUP 4

GMAC4040                 1/31/98           32,448                  274.98
GMAC4045                 1/31/98           10,176                  275.03
                                           ------                  ------
--------------------------------------------------------------------------------------------------------------------------------
                                           42,624                  274.99
GMAC2330                 12/31/97           2,095                    0.10       Pill Box Pharmacy
GMAC2320                 12/2/97           11,937                    0.13       F&D Medical Consulting
TA1922                    2/6/98           86,590                    1.24       Systex
CROSSED GROUP 5

--------------------------------------------------------------------------------------------------------------------------------
GMAC3160                 1/22/98           22,248                    1.41       Ameriquest Mortgage
GMAC3590                  2/1/98           25,317                    0.90       Pacific Recorders and Engineering (PRE)
                                           ------                    ----
                                           47,565                    1.08
GMAC2340                  9/1/97
GMAC2350                 9/18/97

--------------------------------------------------------------------------------------------------------------------------------
GMAC2370                 11/19/97          44,594                    0.79       Healthcare Management
GMAC2380                 12/9/97           47,520                  264.00
GMAC4130                 12/2/97                                                Walgreens Co.
GMAC2410                 7/31/97           67,460                    1.88       Community Credit Union
TA2921                   2/28/98           63,729                    2.10       Parametric Technology
--------------------------------------------------------------------------------------------------------------------------------
GMAC2400                 8/18/97

GMAC2420                 10/31/97          96,876                    0.88       Minyards
GMAC3470                  2/1/98           28,440                  316.00
GMAC2440                  8/5/97           39,064                  257.00
GMAC3340                 12/31/97
--------------------------------------------------------------------------------------------------------------------------------
TA2394                   9/15/97           61,143                    1.29       Dutchess Community College
GMAC3350                 1/26/98           77,940                    0.73       Texas Comptrollers
TA1658                   6/30/97

GMAC4080                 12/31/97          35,000                  250.00
GMAC2450                 10/29/97
--------------------------------------------------------------------------------------------------------------------------------
GMAC2460                 12/30/97           6,994                    0.35       New Jersey Family Fun Centers (Laser Storm)
GMAC2480                 12/23/97          37,411                    0.75       Xata Corporation
GMAC2470                 8/20/97
GMAC2490                 10/28/97

GMAC3360                 1/14/98           28,992                    1.01       Intl House of Pancakes
--------------------------------------------------------------------------------------------------------------------------------
GMAC2570                 11/11/97          13,006                    1.42       L'Chateau Retreat, Inc.
GMAC2500                 10/29/97          25,919                    0.85       Johnson Floral
GMAC2530                 12/18/97          15,248                    0.34       Womens Workout & Fit
GMAC2510                 11/1/97          105,336                    1.44       Northwest Covenant
GMAC2520                  9/4/97

--------------------------------------------------------------------------------------------------------------------------------
TA1898                   10/30/97          52,152                    1.49       Social Security Administration
GMAC2540                 9/30/97
GMAC2560                 12/31/97          32,712                    0.57       Mead Corporation
GMAC2580                  9/2/97
GMAC2590                 10/27/97

--------------------------------------------------------------------------------------------------------------------------------
DOLIK PORTFOLIO

TA1738-1                 3/13/98                                                Trevco, Inc
TA1738-2                 3/13/98                                                Magellan Dis, Inc.
TA1738                                     28,725                    0.64
GMAC2600                 10/28/97
--------------------------------------------------------------------------------------------------------------------------------
GMAC2610                  9/1/97

GMAC2620                 11/17/97          30,490                    0.89       Northeast Executive Suites
GMAC2630                 11/21/97          39,988                    0.98       Media One Inc.
GMAC2550                 12/19/97          36,060                  303.03
WF9703                   2/23/98                                                EAI Corporation
--------------------------------------------------------------------------------------------------------------------------------
GMAC3020                 11/19/97          31,576                    1.09       ICG Telecom
DAIBES APARTMENTS
GMAC3040A                12/9/97
GMAC3040B                12/9/97

GMAC3040                                   12,600                  200.00
--------------------------------------------------------------------------------------------------------------------------------
GMAC3030                 1/28/98                                                SSM Health Care, Inc.
GMAC3050                 10/27/97
GMAC3070                 9/30/97

GMAC3510                 9/30/97           39,880                    1.01       Re/Max & Assoc.
GMAC3060                 1/19/98
--------------------------------------------------------------------------------------------------------------------------------
GMAC3080                 11/7/97            8,613                    0.33       Fiesta Han
TA2573                   2/13/98           19,125                  225.00
GMAC3100                  9/2/97

GMAC3120                 1/13/98           18,557                    1.82       Vantana
GMAC3140                 11/17/97          14,850                  275.00
--------------------------------------------------------------------------------------------------------------------------------
TA1900                   1/30/98            8,262                    0.37       Joseph Song Productions, Inc.
GMAC3150                 11/1/97
GMAC3180                 10/29/97

GMAC3190                 10/30/97          13,400                  200.00
GMAC3200                 8/18/97
--------------------------------------------------------------------------------------------------------------------------------
GMAC3210                 9/18/97

GMAC3220                 11/19/97          30,959                    1.13       Milner Document Products, INc.
GMAC3230                 11/17/97          24,983                    1.26       Century 21
GMAC3300                 8/30/97           12,000                  200.00
TA1772                   1/26/98           12,000                  250.00
--------------------------------------------------------------------------------------------------------------------------------
GMAC3250                 11/1/97            3,876                    0.20       Designer Woodworks
GMAC3270                 7/11/97            2,240                    0.09       MCM Video Security, Inc.
GMAC3260                 3/31/97

GMAC3240                 10/17/97          46,885                    1.19       Sav A Lot
GMAC3280                 11/19/97          11,501                    1.07       Linfield Capital
--------------------------------------------------------------------------------------------------------------------------------
GMAC3290                 8/31/97            7,400                  200.00


                                           LARGEST     LARGEST
                        LARGEST TENANT     TENANT      TENANT
        LOAN              AREA LEASED       % OF        LEASE                          YEAR                 YEAR
       NUMBER              (SQ. FT.)         NSF      EXP. DATE                       BUILT               RENOVATED
--------------------------------------------------------------------------------------------------------------------------
SENIOR LIVING PROPERTIES PORTFOLIO

GMAC1010A                                                                              1970
GMAC1010B                                                                              1984                 1984
GMAC1010C                                                                              1972
GMAC1010D                                                                              1971
--------------------------------------------------------------------------------------------------------------------------
GMAC1010E                                                                              1971
GMAC1010F                                                                              1973
GMAC1010G                                                                              1970
GMAC1010H                                                                              1958
GMAC1010I                                                                              1970
--------------------------------------------------------------------------------------------------------------------------
GMAC1010J                                                                              1971

GMAC1010K                                                                              1970               1995-1996
GMAC1010L                                                                              1972
GMAC1010M                                                                              1972
GMAC1010N                                                                              1971            1984,1986,1987
--------------------------------------------------------------------------------------------------------------------------
GMAC1010O                                                                              1983

GMAC1010P                                                                              1971                 1973
GMAC1010Q                                                                              1962
GMAC1010R                                                                              1972
GMAC1010S                                                                              1969              1972, 1975
--------------------------------------------------------------------------------------------------------------------------
GMAC1010T                                                                          1971 & 1972              1982
GMAC1010U                                                                              1975
GMAC1010V                                                                              1971
GMAC1010W                                                                              1971           1974, 1976, 1978
GMAC1010X                                                                              1972               1993-1998
--------------------------------------------------------------------------------------------------------------------------
GMAC1010Y                                                                              1902                 1939
GMAC1010Z                                                                              1971                 1974
GMAC1010AA                                                                             1974
GMAC1010AB                                                                             1972                 1979
GMAC1010AC                                                                             1970
--------------------------------------------------------------------------------------------------------------------------
GMAC1010AD                                                                             1969              1974 & 1981
GMAC1010AE                                                                             1973
GMAC1010AF                                                                             1971
GMAC1010AH                                                                             1968
GMAC1010AI                                                                             1967                 1992
--------------------------------------------------------------------------------------------------------------------------
GMAC1010AJ                                                                             1970                 1993
GMAC1010AK                                                                             1973                 1984
GMAC1010AL                                                                             1976
GMAC1010AM                                                                             1971
GMAC1010AN                                                                             1971
--------------------------------------------------------------------------------------------------------------------------
GMAC1010AO                                                                             1973
GMAC1010AP                                                                             1963
GMAC1010AQ                                                                             1975
GMAC1010AR                                                                             1963                 1971
GMAC1010AS                                                                             1967
--------------------------------------------------------------------------------------------------------------------------
GMAC1010AT                                                                             1970

GMAC1010AU                                                                             1946                 1962
GMAC1010AV                                                                             1965
GMAC1010AW                                                                             1972                 1993
GMAC1010AX                                                                             1970
--------------------------------------------------------------------------------------------------------------------------
GMAC1010AY                                                                             1974
GMAC1010AZ                                                                             1970
GMAC1010BA                                                                             1968
GMAC1010BB                                                                             1968
GMAC1010BC                                                                             1972                 1997
--------------------------------------------------------------------------------------------------------------------------
GMAC1010BD                                                                             1968

GMAC1010BE                                                                             1969              1994, 1995
GMAC1010BF                                                                             1974                 1995
GMAC1010BG                                                                             1963
GMAC1010BH                                                                             1963
--------------------------------------------------------------------------------------------------------------------------
GMAC1010BI                                                                             1965                 1993
GMAC1010BJ                                                                             1969                 1995
GMAC1010BK                                                                             1968                 1993
GMAC1010BL                                                                             1975
GMAC1010BM                                                                             1978                 1996
--------------------------------------------------------------------------------------------------------------------------
GMAC1010BN                                                                             1970

GMAC1010BO                                                                             1940                 1994
GMAC1010BP                                                                             1963                 1973
GMAC1010BQ                                                                             1967
GMAC1010BS                                                                             1968                 1996
--------------------------------------------------------------------------------------------------------------------------
GMAC1010BT                                                                          1963/1965               1965
GMAC1010BU                                                                             1976
GMAC1010BV                                                                             1971
GMAC1010BW                                                                             1965              1970 & 1993

--------------------------------------------------------------------------------------------------------------------------
GMAC1010BX                                                                             1967                 1988
GMAC1010BY                                                                             1963              1993 & 1997
GMAC1010BZ                                                                             1969                 1998
GMAC1010CA                                                                             1960              1974 & 1985
GMAC1010CB                                                                             1971
--------------------------------------------------------------------------------------------------------------------------
GMAC1010CC                                                                             1960
GMAC1010CD                                                                             1968
GMAC1010CE                                                                             1968                 1993
GMAC1010CF                                                                             1972                 1980
GMAC1010CG                                                                             1968               1993/1994
--------------------------------------------------------------------------------------------------------------------------
GMAC1010CH                                                                             1968                 1986
GMAC1010CI                                                                             1962
GMAC1010CJ                                                                             1968
GMAC1010CK                                                                             1969
GMAC1010

--------------------------------------------------------------------------------------------------------------------------
GMAC4060                                                                               1989                 1994
ALLIANCE PORTFOLIO

GA0175-1                                                                               1983                 1997
GA0175-2                                                                               1980                 1997
GA0175-3                                                                               1982                1996-97
--------------------------------------------------------------------------------------------------------------------------
GA0175-4                                                                               1970            1996 & Current
GA0175-5                                                                               1979                 1996
GA0175-6                                                                               1983               1996,1997
GA0175-7                                                                            1975-1979               1997
GA0175-8                                                                               1978
--------------------------------------------------------------------------------------------------------------------------
GA0175

GMAC1130                                                                               1983               1997-1998

GMAC1020                           22,000         6             9/1/09              1925-1926              1980's
GMAC1030                           75,826        14            10/8/16                 1997
LOUISIANA PORTFOLIO

--------------------------------------------------------------------------------------------------------------------------
BL9703-1                                                                               1985
BL9703-2                                                                               1990
BL9703-3                                                                            1976-1986
BL9703-4                                                                            1975-1997
BL9703-5                                                                               1988

--------------------------------------------------------------------------------------------------------------------------
BL9703

GMAC1040                           26,675        12             3/1/13                 1983
AMERIPARK LODGE PORTFOLIO

GMAC1050A                                                                              1974
GMAC1050B                                                                              1987

--------------------------------------------------------------------------------------------------------------------------
GMAC1050C                                                                          1990 & 1996
GMAC1050D                                                                              1974                 1995

GMAC1050

GMAC1070                           50,000        18             9/30/07             1996-1997
CROSSED GROUP 1

--------------------------------------------------------------------------------------------------------------------------
GMAC1240                                                                               1985
GMAC1310                                                                               1983
GMAC1520                                                                               1989

TA0814                             28,769        10             2/14/08                1969
--------------------------------------------------------------------------------------------------------------------------
CROSSED GROUP 2

GMAC4050                          382,605       100            12/31/04             1958-1971               1990
GMAC4055                          200,000       100             2/7/08                 1965

GMAC1080                                                                               1982

--------------------------------------------------------------------------------------------------------------------------
GMAC1090                          627,975       100             2/28/01                1972                 1978
GMAC1110                           55,650        30             1/31/07                1986
GMAC3310                           72,232       100             1/31/08                1997                 1997
GMAC4110                           43,895        18             8/31/07             1989-1990
VILLAGE OF WINDHOVER/CANBY PARK APARTMENTS

--------------------------------------------------------------------------------------------------------------------------
GMAC1120A                                                                            1974-79

GMAC1120B                                                                              1965               1995-1997

GMAC1120

CROSSED GROUP 3

GMAC1350                                                                               1993

--------------------------------------------------------------------------------------------------------------------------
GMAC1470                                                                               1991

GMAC3370                                                                               1990

GMAC4010                                                                            1978-1979             1997-1998
TA2271                             27,491        38             7/30/10                1995
--------------------------------------------------------------------------------------------------------------------------
GMAC1140                            6,721         6            12/31/02             1991-1992
TA3078                             17,778        14             5/31/03                1956                 1986
GMAC1150                                                                               1984          1989,1994,1996,1997
GMAC3380                                                                               1927                 1984
GMAC1180                          106,267        18             4/1/02                 1985
--------------------------------------------------------------------------------------------------------------------------
WEINERMAN PORTFOLIO

GMAC1190A                                                                              1965
GMAC1190B                                                                              1970
GMAC1190C                                                                              1968
GMAC1190D                                                                              1967
--------------------------------------------------------------------------------------------------------------------------
GMAC1190

GMAC1210                                                                               1988

GMAC1220                                                                               1985

LICATA PORTFOLIO

TA0831-1                                                                               1930                 1997
--------------------------------------------------------------------------------------------------------------------------
TA0831-2                                                                               1938                 1997
TA0831-3                                                                               1928                 1997
TA0831-4                                                                               1939                 1997
TA0831-5                                                                               1925                 1997
TA0831-6                                                                               1947                 1997
--------------------------------------------------------------------------------------------------------------------------
TA0831

GMAC1230                                                                               1972

TA1432                             43,219        28             1/31/06             1980-1981               1997
GMAC1250                           32,775        27             8/31/99                1988
GMAC3390                                                                               1994
--------------------------------------------------------------------------------------------------------------------------
GMAC1270                            8,945         9             7/31/98                1981                 1986
GMAC1290                           11,850        15             3/1/07                 1981               1996-1997
GMAC1300                                                                               1979
GMAC3430                                                                               1991
GMAC1320                            5,600        13            11/1/12                 1992
--------------------------------------------------------------------------------------------------------------------------
GMAC1330                                                                               1971
TA1585                             33,800        30            12/31/06            1980 & 1991
TA1140                              8,130         5             2/28/01                1929                 1992
GMAC1340                                                                               1946
GMAC1360                                                                               1988
--------------------------------------------------------------------------------------------------------------------------
GMAC3560                           21,000        43             1/31/09                1979                 1993
TA0146                             11,520        11             2/28/28          1964, 1980, 1988
GMAC1370                                                                               1987                 1994
GMAC1380                                                                            1986-1988
GMAC1390                                                                               1972
--------------------------------------------------------------------------------------------------------------------------
GMAC1400                                                                               1990
GMAC1410                                                                               1965
GMAC1420                                                                               1990
GMAC4090                           60,000        68             9/30/06             1984-1989
GMAC1450                           45,819        22            11/30/99             1968-69-70
--------------------------------------------------------------------------------------------------------------------------
GMAC1480                           34,895        74             3/1/98              1986-1987
GMAC1440                           14,909        22             5/30/00                1983
GMAC3320                           25,000        28             8/31/06             1958-1959             1993-1994
GMAC1490                           18,300        38            11/30/00                1990
GMAC4100                           50,545       100             5/27/04                1989
--------------------------------------------------------------------------------------------------------------------------
GMAC1500                                                                               1972               1993-1996
GMAC1510                                                                               1979              1996, 1997
GMAC1530                                                                               1990
TA2090                             10,000        14            11/30/01             1983, 1985
WF9701                             68,200        48            11/30/06                1987
--------------------------------------------------------------------------------------------------------------------------
GMAC4030                           40,900       100             3/14/01                1991
TA2088                              7,000        12             9/30/03                1979
GMAC3400                            6,723        60            11/30/07                1928                 1986
TA2094                             66,218       100            10/31/04                1985               1994-1996
GMAC2030                            4,275        14             6/14/02             1994-1996
--------------------------------------------------------------------------------------------------------------------------
ARBOR VILLAGE, BRITTANY, TROTWOOD

GMAC2020A                                                                              1968               1993-1997
GMAC2020B                                                                              1968               1996-1997
GMAC2020C                                                                              1965
GMAC2020

--------------------------------------------------------------------------------------------------------------------------
TA2667                              4,840         8             5/31/98                1987                 1996
GMAC2050                            8,900        21            10/31/02             1987-1997
GMAC2040                                                                               1964
GMAC2060                           41,720        57            10/31/06                1986
GMAC2070                                                                               1985
--------------------------------------------------------------------------------------------------------------------------
TA0541                                                                              1950-1960
GMAC2090                                                                               1983
GMAC3330                                                                               1986                 1993
GMAC2100                                                                               1982
TA1936                             16,888       100             9/30/12                1884               1990-1991
--------------------------------------------------------------------------------------------------------------------------
GMAC2120                                                                               1971
GMAC2130                           38,485        42             9/30/06             1986, 1987
GMAC2140                           32,310        57            12/31/04                1987               1997-1998
TA1799                              3,850         9             4/30/98                1933               1994-1997
GMAC2150                                                                               1984
--------------------------------------------------------------------------------------------------------------------------
GMAC2160                                                                               1967
GMAC2180                                                                               1990
TA2456                             49,007        60            12/31/99                1970
GMAC2190                            8,724       100             7/9/10                 1989
GMAC2200                                                                               1968                 1996
--------------------------------------------------------------------------------------------------------------------------
TA2414                              7,350        16             5/31/99                1987
GMAC2210                                                                               1937           1965, 1968, 1997
GMAC4120                           13,905       100            10/31/57                1997
GMAC2240                                                                               1987
GMAC2360                           11,854       100            12/31/07                1951                 1997
--------------------------------------------------------------------------------------------------------------------------
GMAC3410                           33,366        41             9/30/99             1951-1979               1978
GMAC2260                                                                            1988-1990
GMAC3450                           63,340       100             8/1/00                 1985
GMAC2270                                                                               1988
GMAC2290                                                                               1984
--------------------------------------------------------------------------------------------------------------------------
GMAC2300                                                                               1987

GMAC2310                                                                               1988               1996-1997

CROSSED GROUP 4

GMAC4040                                                                               1967                 1987
GMAC4045                                                                               1962               1996-1997

--------------------------------------------------------------------------------------------------------------------------

GMAC2330                            3,040        15             9/24/02                1997
GMAC2320                           10,800        12             7/31/02                1983
TA1922                             10,500        15             2/29/00              1970-74              1989-1990
CROSSED GROUP 5

--------------------------------------------------------------------------------------------------------------------------
GMAC3160                            3,060        19             8/14/02                1989
GMAC3590                           28,110       100             5/14/05                1984

GMAC2340                                                                               1973
GMAC2350                                                                               1984

--------------------------------------------------------------------------------------------------------------------------
GMAC2370                           11,116        20            10/31/01                1984
GMAC2380                                                                            1930s-70s               1997
GMAC4130                           13,905       100            10/31/57                1997
GMAC2410                            5,674        16             4/30/01                1985
TA2921                             14,400        47             5/31/98            1962 - 1964              1998
--------------------------------------------------------------------------------------------------------------------------
GMAC2400                                                                               1983

GMAC2420                           36,904        33             4/27/02             1964-1981             1994-1997
GMAC3470                                                                               1968                 1996
GMAC2440                                                                               1985
GMAC3340                                                                               1992
--------------------------------------------------------------------------------------------------------------------------
TA2394                             25,000        53             3/15/02                1986
GMAC3350                           10,688        10             2/28/99                1982
TA1658                                                                              1983/1984
GMAC4080                                                                               1949               1994-1997
GMAC2450                                                                            1974-1976
--------------------------------------------------------------------------------------------------------------------------
GMAC2460                            6,300        32            10/31/02                1997
GMAC2480                           20,588        41             6/30/04                1996
GMAC2470                                                                               1983
GMAC2490                                                                               1982
GMAC3360                            4,000        14            11/30/13                1978
--------------------------------------------------------------------------------------------------------------------------
GMAC2570                            2,754        30             7/31/02                1997
GMAC2500                            3,265        11            12/31/02             1905-1910             1989-1996
GMAC2530                           12,138        27            12/31/99                1985
GMAC2510                            8,082        11             4/30/00             1954-1958
GMAC2520                                                                               1978
--------------------------------------------------------------------------------------------------------------------------
TA1898                             13,852        40             3/14/03                1958
GMAC2540                                                                            1928-1987               1987
GMAC2560                            6,701        12             3/31/99                1986
GMAC2580                                                                               1970
GMAC2590                                                                               1974                 1993
--------------------------------------------------------------------------------------------------------------------------
DOLIK PORTFOLIO

TA1738-1                           10,200       100             8/31/99                1984
TA1738-2                           22,744        65             7/31/02                1987
TA1738

GMAC2600                                                                               1982

--------------------------------------------------------------------------------------------------------------------------
GMAC2610                                                                               1965
GMAC2620                           10,221        30             9/30/00                1987
GMAC2630                           40,804       100            10/31/07                1993                 1997
GMAC2550                                                                               1965
WF9703                             23,100        45             8/31/98                1986
--------------------------------------------------------------------------------------------------------------------------
GMAC3020                           10,330        36             9/30/06                1968                 1997
DAIBES APARTMENTS

GMAC3040A                                                                              1950
GMAC3040B                                                                              1960

GMAC3040

--------------------------------------------------------------------------------------------------------------------------
GMAC3030                           15,000       100            10/31/06                1997
GMAC3050                                                                               1982
GMAC3070                                                                               1971
GMAC3510                            8,047        20             9/30/00                1985
GMAC3060                                                                               1973
--------------------------------------------------------------------------------------------------------------------------
GMAC3080                            2,000         8             5/31/99                1985
TA2573                                                                                 1977
GMAC3100                                                                               1980
GMAC3120                            1,500        15             8/31/98            1955 & 1985              1995
GMAC3140                                                                               1965
--------------------------------------------------------------------------------------------------------------------------
TA1900                              2,250        10             6/1/01             Early 1900's            1988/89
GMAC3150                                                                               1972                 1993
GMAC3180                                                                               1982
GMAC3190                                                                               1980
GMAC3200                                                                               1984
--------------------------------------------------------------------------------------------------------------------------
GMAC3210                                                                               1984
GMAC3220                           15,944        58             7/31/99                1984
GMAC3230                            7,100        36             4/30/00                1983
GMAC3300                                                                               1981
TA1772                                                                                 1967
--------------------------------------------------------------------------------------------------------------------------
GMAC3250                            3,518        18             4/1/98         Mid 1800's,1974,1995       1994-1996
GMAC3270                            8,809        35            10/31/98                1972                 1996
GMAC3260                                                                               1969
GMAC3240                           12,720        32            11/30/03             1970-1974
GMAC3280                            2,088        19             5/31/98                1985
--------------------------------------------------------------------------------------------------------------------------
GMAC3290                                                                               1983


                      DISTRIBUTION OF PROPERTY BY STATE


                                                  PERCENTAGE OF
                                                    AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
                        MORTGAGE     PRINCIPAL      PRINCIPAL
PROPERTY STATE         PROPERTIES     BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
---------------------  ---------- --------------  ------------- ----------  ----------- ----------
Texas.................      85     $  310,782,395      21.50%   $         0 $61,800,612 $ 3,656,263
New York..............      13        152,293,306      10.54      1,446,021  45,000,000  11,714,870
California............      25        134,299,281       9.29        988,567  25,422,055   5,371,971
Arizona...............      23        102,987,628       7.13      1,147,450   8,973,776   4,477,723
Illinois..............      34        100,578,286       6.96        239,233  10,127,530   2,958,185
District of Columbia .       3         64,920,483       4.49        411,898  61,924,861  21,640,161
Washington............       4         63,033,903       4.36      2,195,182  48,942,695  15,758,476
Florida...............      11         54,445,035       3.77        637,654  11,973,636   4,949,549
Minnesota.............       3         51,567,186       3.57      2,344,187  44,852,613  17,189,062
Maryland..............       8         37,396,229       2.59      1,810,552  11,233,745   4,674,529
Michigan..............       8         36,604,997       2.53      1,027,554  16,936,955   4,575,625
Louisiana.............       5         36,191,152       2.50     36,191,152  36,191,152   7,238,230
Oregon................       5         35,985,336       2.49      3,365,150  10,327,999   7,197,067
New Jersey............      16         29,686,459       2.05      1,442,716   9,968,325   1,855,404
Virginia..............       5         26,906,398       1.86      1,595,177  15,202,679   5,381,280
Missouri..............       8         26,083,560       1.80      1,677,521   6,809,066   3,260,445
Georgia...............      10         25,003,208       1.73        758,662   5,499,562   2,500,321
Utah..................       4         24,032,603       1.66        998,840  11,564,963   6,008,151
Massachusetts.........       3         23,157,868       1.60      2,739,475  16,325,042   7,719,289
Pennsylvania..........       3         20,131,441       1.39      5,777,094   7,182,782   6,710,480
Rhode Island..........       2         17,298,892       1.20      1,646,502  15,652,390   8,649,446
Delaware..............       3         15,859,106       1.10      2,481,051  13,378,055   5,286,369
Nevada................       2         11,142,981       0.77      5,406,396   5,736,585   5,571,491
North Carolina........       3         10,521,317       0.73      3,262,607   3,993,827   3,507,106
Colorado..............       1          6,973,065       0.48      6,973,065   6,973,065   6,973,065
Nebraska..............       1          6,153,174       0.43      6,153,174   6,153,174   6,153,174
Connecticut...........       2          4,641,398       0.32        905,063   3,736,335   2,320,699
Wisconsin.............       1          4,539,085       0.31      4,539,085   4,539,085   4,539,085
Kentucky..............       1          3,497,339       0.24      3,497,339   3,497,339   3,497,339
Tennessee.............       1          3,492,543       0.24      3,492,543   3,492,543   3,492,543
Arkansas..............       1          2,681,087       0.19      2,681,087   2,681,087   2,681,087
Idaho.................       1          2,296,307       0.16      2,296,307   2,296,307   2,296,307
                        ---------- --------------  ------------- ----------  ----------  ----------
  Total*/Avg./Wtd.Avg./
   Min./Max...........     295     $1,445,183,046     100.00%    $        0 $61,924,861 $ 4,898,926
                        ========== ==============  ============= ========== =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)




                             DEBT SERVICE         WEIGHTED  WEIGHTED
                            COVERAGE RATIO         AVERAGE   AVERAGE     WEIGHTED
                       -------------------------  MORTGAGE REMAINING    AVERAGE
                                        WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
PROPERTY STATE         MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
---------------------  ------- -------  -------- --------  --------- ------------
Texas.................   1.28    2.19     1.51     6.9975%   123.8       79.28%
New York..............   1.00    1.92     1.58     7.2064    145.6       59.24
California............   1.20    5.38     1.38     7.4108    124.6       72.01
Arizona...............   1.20    1.86     1.59     7.1059    186.3       63.91
Illinois..............   1.34    1.76     1.59     6.8566    124.9       83.96
District of Columbia .   1.59    1.66     1.59     7.5046    119.0       50.67
Washington............   1.35    1.96     1.67     7.4077    118.4       57.64
Florida...............   1.31    1.88     1.52     7.4178    131.0       65.59
Minnesota.............   1.28    1.42     1.40     7.0753    116.1       71.22
Maryland..............   1.17    1.37     1.26     7.4679    141.4       77.29
Michigan..............   1.26    1.82     1.49     6.9534    138.7       70.26
Louisiana.............   1.50    1.50     1.50     6.9800    114.0       62.93
Oregon................   1.30    1.49     1.44     7.7031    164.4       62.68
New Jersey............   1.30    1.40     1.35     7.3332    118.2       75.48
Virginia..............   1.26    1.47     1.31     7.4081    127.4       74.79
Missouri..............   1.03    1.34     1.18     7.1302    144.7       82.26
Georgia...............   1.35    1.79     1.58     7.1843    180.2       61.01
Utah..................   1.31    1.82     1.43     7.1508    116.7       70.68
Massachusetts.........   1.23    1.30     1.25     7.2826    118.0       76.35
Pennsylvania..........   1.29    1.93     1.58     8.0111    116.7       75.15
Rhode Island..........   1.33    3.14     1.50     7.4571    116.2       74.16
Delaware..............   1.30    1.34     1.34     7.0169     87.6       76.60
Nevada................   1.26    1.50     1.38     7.0718    117.5       73.73
North Carolina........   1.32    1.84     1.48     7.2049    154.0       67.38
Colorado..............   1.30    1.30     1.30     7.3800    115.0       67.37
Nebraska..............   1.33    1.33     1.33     7.2100    236.0       57.51
Connecticut...........   1.03    1.32     1.08     7.2059    140.3       81.71
Wisconsin.............   1.23    1.23     1.23     7.2000    118.0       73.21
Kentucky..............   1.30    1.30     1.30     7.3800    119.0       73.63
Tennessee.............   2.89    2.89     2.89     7.9400    118.0       77.61
Arkansas..............   2.07    2.07     2.07     7.9800    118.0       58.28
Idaho.................   1.31    1.31     1.31     7.1200    118.0       71.76
                       ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.Avg./
   Min./Max...........   1.00    5.38     1.49     7.2018%   132.9       70.47%
                       ======= =======  ======== ========  ========= ============

------------

For purposes of this table, each Mortgage Loan secured by multiple Mortgaged Properties (including the Senior Living Loan (as defined herein)) is treated as the number of Mortgage Loans equal to the number of Mortgaged Properties, each of which is allocated a Cut-off Date Balance based on the Allocated Principal Amounts thereof (as defined herein).
*     Totals may not equal due to rounding.

                   DISTRIBUTION OF SPECIFIC PROPERTY TYPES

                                                         PERCENTAGE OF
                                                           AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                               NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
                               MORTGAGE     PRINCIPAL      PRINCIPAL
PROPERTY STATE                PROPERTIES     BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
---------------------         ---------- --------------  ------------- ----------  ----------- ----------
Multifamily.................      90     $  375,985,582      26.02%   $  411,898   $61,800,612 $ 4,177,618
Retail......................      40        273,969,673      18.96       905,063    44,852,613   6,849,242
Skilled Nursing Facility ...      91        252,018,942      17.44             0    10,127,530   2,769,439
Hospitality.................      10        168,104,507      11.63     2,494,282    61,924,861  16,810,451
Office......................      26        163,167,227      11.29     1,046,775    45,000,000   6,275,663
Independent/Assisted
 Living.....................      12         67,372,430       4.66       239,233    12,800,437   5,614,369
Mixed Use...................       8         60,001,740       4.15       758,662    34,919,372   7,500,217
Industrial..................      13         46,583,219       3.22       994,454    16,325,042   3,583,325
Other.......................       5         37,979,725       2.63     3,492,543    15,330,575   7,595,945
                              ---------- --------------  ------------- ---------   ----------- -----------
  Total*/Avg./Wtd.Avg./
   Min./Max.................     295     $1,445,183,046     100.00%   $        0   $61,924,861 $ 4,898,926
                              ========== ==============  ============= =========   =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  DEBT SERVICE         WEIGHTED  WEIGHTED
                                 COVERAGE RATIO        AVERAGE   AVERAGE     WEIGHTED
                            -------------------------  MORTGAGE REMAINING    AVERAGE
                                             WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
PROPERTY STATE              MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
---------------------       ------- -------  -------- --------  --------- ------------

Multifamily.................   1.20    2.19     1.50     7.0873%   150.9       67.86%
Retail......................   1.03    1.82     1.35     7.3013    128.9       72.98
Skilled Nursing Facility ...   1.51    5.38     1.64     6.9615    117.2       85.47
Hospitality.................   1.47    1.96     1.61     7.5500    126.8       54.32
Office......................   1.00    1.88     1.44     7.1640    135.4       65.63
Independent/Assisted
 Living.....................   1.09    1.60     1.39     7.0687    116.2       76.66
Mixed Use...................   1.30    1.92     1.68     7.4168    152.1       58.44
Industrial..................   1.00    1.48     1.25     7.2993    122.9       73.16
Other.......................   1.24    2.89     1.46     7.6099    117.5       75.52
                             ------- -------  -------- --------  --------- -----------
  Total*/Avg./Wtd.Avg./
   Min./Max.................   1.00    5.38     1.49     7.2018%   132.9       70.47%
                             ======= =======  ======== ========  ========  ===========

------------

For purposes of this table, each Mortgage Loan secured by multiple Mortgaged Properties (including the Senior Living Loan (as defined herein)) is treated as the number of Mortgage Loans equal to the number of Mortgaged Properties, each of which is allocated a Cut-off Date Balance based on the Allocated Principal Amounts thereof (as defined herein).
*     Totals may not equal due to rounding.

                      DISTRIBUTION OF AMORTIZATION TYPES


                                                  PERCENTAGE OF
                                                    AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
                        MORTGAGE     PRINCIPAL      PRINCIPAL
AMORTIZATION TYPE         LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
---------------------  ---------- --------------  ------------- ----------  ----------- ----------
Balloon...............    103     $  882,979,842      61.10%   $  411,898 $225,437,229 $ 8,572,620
Hyper Amortizing......     35        399,676,956      27.66     1,027,554   61,924,861  11,419,342
Fully Amortizing......     44        162,526,248      11.25       988,567   15,873,962   3,693,778
                       ---------  --------------  ------------- ---------  ----------- -----------
 Total*/Avg./Wtd.Avg./
  Min./Max............    182     $1,445,183,046     100.00%   $  411,898 $225,437,229 $ 7,940,566
                       =========  ==============  ============= =========  =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             DEBT SERVICE         WEIGHTED  WEIGHTED
                            COVERAGE RATIO        AVERAGE   AVERAGE     WEIGHTED
                       -------------------------  MORTGAGE REMAINING    AVERAGE
                                        WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
AMORTIZATION TYPE      MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
---------------------  ------- -------  -------- --------  --------- ------------

Balloon ..............   1.09    2.89     1.48     7.1767%   122.2       75.65%
Hyper Amortizing......   1.23    1.96     1.46     7.3278    125.4       64.05
Fully Amortizing......   1.00    5.38     1.66     7.0280    210.0       58.10
                       ------- -------  -------- --------  --------- ------------
 Total*/Avg./Wtd.Avg./
  Min./Max............   1.00    5.38     1.49     7.2018%   132.9       70.47%
                       ======= =======  ======== ========  ========= ============

------------
*     Totals may not equal due to rounding.

                     DISTRIBUTION OF PREPAYMENT PENALTIES

                                                   PERCENTAGE OF
                                                     AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                         NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
                         MORTGAGE     PRINCIPAL      PRINCIPAL
PREPAYMENT RESTRICTION     LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
----------------------  ---------- --------------  ------------- ----------  ----------- ----------
Yield Maintenance......    134     $  745,443,129      51.58%   $  637,654 $ 45,000,000 $ 5,563,008
Defeasance.............     44        684,788,906      47.38       411,898  225,437,229  15,563,384
Fixed Percentage ......      2          7,065,919       0.49     1,810,552    5,255,368   3,532,960
Other..................      2          7,885,092       0.55       905,063    6,980,029   3,942,546
                         --------- --------------  ------------- ---------  -----------  ----------
  Total*/Avg./Wtd.Avg./
   Min./Max............    182     $1,445,183,046     100.00%   $  411,898 $225,437,229 $ 7,940,566
                         ========= ==============  ============= =========  ===========  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              DEBT SERVICE         WEIGHTED  WEIGHTED
                             COVERAGE RATIO        AVERAGE   AVERAGE     WEIGHTED
                        -------------------------  MORTGAGE REMAINING    AVERAGE
                                         WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
PREPAYMENT RESTRICTION  MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
----------------------  ------- -------  -------- --------  --------- ------------
Yield Maintenance .....   1.03    5.38     1.51     7.2573%   142.7       68.29%
Defeasance ............   1.00    1.77     1.48     7.1384    122.3       72.87
Fixed Percentage ......   1.17    1.37     1.22     7.5500    151.0       74.40
Other..................   1.32    1.68     1.64     7.1505    117.0       64.48
                        ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.Avg./
   Min./Max............   1.00    5.38     1.49     7.2018%   132.9       70.47%
                        ======= =======  ======== ========  ========= ============

------------
*     Totals may not equal due to rounding.

                     DISTRIBUTION OF YEARS OF ORIGINATION

                                                  PERCENTAGE OF
                                                    AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
                        MORTGAGE     PRINCIPAL      PRINCIPAL
YEAR OF ORIGINATION       LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
---------------------  ---------- --------------  ------------- ----------  ----------- ----------
1995..................      2     $    7,065,919       0.49%    $1,810,552 $  5,255,368  $3,532,960
1997..................     93        627,341,024      43.41        637,654   61,800,612   6,745,602
1998..................     87        810,776,103      56.10        411,898  225,437,229   9,319,266
                        --------- --------------  ------------- ----------  -----------  ----------
 Total*/Avg./Wtd.Avg./
  Min./Max............    182     $1,445,183,046     100.00%    $  411,898 $225,437,229  $7,940,566
                        ========= ==============  ============= ==========  ===========  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             DEBT SERVICE         WEIGHTED  WEIGHTED
                            COVERAGE RATIO        AVERAGE   AVERAGE     WEIGHTED
                       -------------------------  MORTGAGE REMAINING    AVERAGE
                                        WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
YEAR OF ORIGINATION    MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
---------------------  ------- -------  -------- --------  --------- ------------
1995..................  1.17    1.37      1.22    7.5500%     151.0       74.40%
1997..................  1.03    5.38      1.49    7.2508      144.1       67.35
1998..................  1.00    3.14      1.50    7.1609      124.1       72.84
                       ------- -------  -------- --------  --------- ------------
 Total*/Avg./Wtd.Avg./
  Min./Max............  1.00    5.38      1.49    7.2018%     132.9       70.47%
                       ======= =======  ======== ========  ========= ============

------------
*     Totals may not equal due to rounding.

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                  PERCENTAGE OF
                                                    AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
RANGE OF AMORTIZATION   MORTGAGE     PRINCIPAL      PRINCIPAL
TERMS (MONTHS)            LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
---------------------  ---------- --------------  ------------- ----------  ----------- ----------
71 -90................      1     $   15,873,962       1.10%    $15,873,962 $ 15,873,962  $15,873,962
91 -110...............      1          1,677,521       0.12       1,677,521    1,677,521    1,677,521
111 -130..............      2          6,219,574       0.43       1,646,502    4,573,072    3,109,787
131 -150..............      1          3,736,335       0.26       3,736,335    3,736,335    3,736,335
171 -190..............      4         40,265,640       2.79         988,567   36,191,152   10,066,410
211 -230..............      1          4,370,386       0.30       4,370,386    4,370,386    4,370,386
231 -250..............     41        143,341,737       9.92         905,063    8,973,776    3,496,140
291 -310..............     41        574,743,201      39.77         994,454  225,437,229   14,018,127
331 -360..............     90        654,954,690      45.32         411,898   61,800,612    7,277,274
                       ---------  --------------  ------------- -----------  ------------ -----------
 Total*/Avg./Wtd.Avg./
  Min./Max............    182     $1,445,183,046     100.00%    $   411,898 $225,437,229  $ 7,940,566
                       =========  ==============  ============= ===========  ============ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             DEBT SERVICE         WEIGHTED  WEIGHTED
                            COVERAGE RATIO        AVERAGE   AVERAGE     WEIGHTED
                       -------------------------  MORTGAGE REMAINING    AVERAGE
RANGE OF AMORTIZATION                   WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
TERMS (MONTHS)         MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
---------------------  ------- -------  -------- --------  --------- ------------
71 -90................   1.00    1.00     1.00     6.9100%    80.0       81.20%
91 -110...............   1.06    1.06     1.06     7.2500    106.0       67.10
111 -130..............   1.00    3.14     1.57     7.0980    118.0       48.35
131 -150..............   1.03    1.03     1.03     7.1250    146.0       83.96
171 -190..............   1.22    5.38     1.58     7.0361    120.5       62.14
211 -230..............   1.28    1.28     1.28     7.3750    117.0       69.37
231 -250..............   1.03    2.19     1.71     7.0482    225.8       56.17
291 -310..............   1.09    2.89     1.55     7.2174    120.5       73.28
331 -360..............   1.20    1.92     1.41     7.2391    125.8       71.53
                       ------- -------  -------- --------  --------- ------------
 Total*/Avg./Wtd.Avg./
  Min./Max............   1.00    5.38     1.49     7.2018%   132.9       70.47%
                       ======= =======  ======== ========  ========= ============

------------
*     Totals may not equal due to rounding.

       DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS

                                                  PERCENTAGE OF
                                                    AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
   RANGE OF CURRENT     MORTGAGE     PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS      LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
---------------------  ---------- --------------  ------------- ----------  ----------- ----------
20.01% -30.00%........      2     $    2,635,069       0.18%   $    988,567 $  1,646,502 $  1,317,534
30.01% -50.00%........      9        142,233,130       9.84       2,229,998   61,924,861   15,803,681
50.01% -60.00%........     44        246,279,251      17.04       1,147,450   48,942,695    5,597,256
60.01% -65.00%........     11         69,907,277       4.84         998,840   36,191,152    6,355,207
65.01% -70.00%........     18         85,603,297       5.92         411,898   11,962,586    4,755,739
70.01% -75.00%........     52        274,647,620      19.00         758,662   44,852,613    5,281,685
75.01% -80.00%........     36        335,212,716      23.20         637,654   61,800,612    9,311,464
80.01% -85.00%........      7         57,036,973       3.95       1,442,716   16,325,042    8,148,139
85.01% -90.00%........      1        225,437,229      15.60     225,437,229  225,437,229  225,437,229
95.01% -100.00%.......      2          6,190,484       0.43       2,788,955    3,401,529    3,095,242
                        --------- --------------  ------------- -----------  ------------ -----------
 Total*/Avg./Wtd.Avg./
  Min./Max............    182     $1,445,183,046     100.00%    $   411,898 $225,437,229 $  7,940,566
                        ========= ==============  ============= =========== ============ ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             DEBT SERVICE         WEIGHTED  WEIGHTED
                            COVERAGE RATIO        AVERAGE   AVERAGE     WEIGHTED
                       -------------------------  MORTGAGE REMAINING    AVERAGE
RANGE OF CURRENT                        WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
LOAN-TO-VALUE RATIOS   MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
---------------------  ------- -------  -------- --------  --------- ------------
20.01% -30.00%........   3.14    5.38     3.98     7.8526%   139.8       24.80%
30.01% -50.00%........   1.41    1.88     1.68     7.2870    152.8       48.09
50.01% -60.00%........   1.00    2.19     1.73     7.2132    182.4       54.80
60.01% -65.00%........   1.20    1.82     1.51     7.2701    115.3       62.93
65.01% -70.00%........   1.06    1.66     1.33     7.4585    121.8       68.07
70.01% -75.00%........   1.09    1.69     1.34     7.3025    118.2       73.25
75.01% -80.00%........   1.17    2.89     1.37     7.2666    119.6       77.77
80.01% -85.00%........   1.00    1.37     1.17     7.1676    109.1       81.55
85.01% -90.00%........   1.60    1.60     1.60     6.8100    117.0       87.62
95.01% -100.00%.......   1.03    1.03     1.03     6.8000    238.0       99.61
                       ------- -------  -------- --------  --------- ------------
 Total*/Avg./Wtd.Avg./
  Min./Max............   1.00    5.38     1.49     7.2018%   132.9       70.47%
                       ======= =======  ======== ========  ========= ============

------------
*     Totals may not equal due to rounding.

                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                  PERCENTAGE OF
                                                    AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
RANGE OF REMAINING      NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
TERM TO                 MORTGAGE     PRINCIPAL      PRINCIPAL
MATURITY (MONTHS)         LOANS        BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
---------------------  ---------- --------------  ------------- ----------  ----------- ----------
 51 -70...............      1     $    6,508,605       0.45%    $6,508,605 $  6,508,605  $6,508,605
 71 -90...............      7         44,633,538       3.09        637,654   15,873,962   6,376,220
 91 -110..............      1          1,677,521       0.12      1,677,521    1,677,521   1,677,521
111 -130..............    118      1,101,428,250      76.21        411,898  225,437,229   9,334,138
131 -150..............      2          6,128,400       0.42      2,392,065    3,736,335   3,064,200
151 -170..............      2          7,065,919       0.49      1,810,552    5,255,368   3,532,960
171 -190..............     15        146,796,443      10.16        988,567   45,000,000   9,786,430
231 -250..............     36        130,944,369       9.06      1,147,450    8,973,776   3,637,344
                        --------- --------------  ------------- ---------- ------------  ----------
 Total*/Avg./Wtd.Avg./
  Min./Max............    182     $1,445,183,046     100.00%    $  411,898 $225,437,229  $7,940,566
                        ========= ==============  ============= ========== ============  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             DEBT SERVICE         WEIGHTED  WEIGHTED
                            COVERAGE RATIO        AVERAGE   AVERAGE     WEIGHTED
RANGE OF REMAINING     -------------------------  MORTGAGE REMAINING    AVERAGE
TERM TO MATURITY                        WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
(MONTHS)               MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
---------------------  ------- -------  -------- --------  --------- ------------
 51 -70...............   1.31    1.31     1.31     6.9200%    57.0       71.52%
 71 -90...............   1.00    1.37     1.22     7.1555     80.6       76.10
 91 -110..............   1.06    1.06     1.06     7.2500    106.0       67.10
111 -130..............   1.00    3.14     1.45     7.2149    117.4       73.83
131 -150..............   1.03    1.40     1.17     7.3690    144.0       79.48
151 -170..............   1.17    1.37     1.22     7.5500    151.0       74.40
171 -190..............   1.22    5.38     1.71     7.2702    177.8       56.74
231 -250..............   1.03    2.19     1.75     7.0176    234.3       55.00
                       ------- -------  -------- --------  --------- ------------
 Total*/Avg./Wtd.Avg./
  Min./Max............   1.00    5.38     1.49     7.2018%   132.9       70.47%
                       ======= =======  ======== ========  ========= ============

------------
*     Totals may not equal due to rounding.

               DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                             NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
RANGE OF CURRENT             MORTGAGE     PRINCIPAL      PRINCIPAL
PRINCIPAL BALANCES             LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
-------------------------   ---------- --------------  ------------- ----------  ----------- ----------
$   400,000 -     499,999        1     $      411,898       0.03%   $   411,898 $    411,898 $   411,898
    500,000 -     999,999        6          5,283,241       0.37        637,654      998,840     880,540
  1,000,000 -   1,999,999       26         38,101,831       2.64      1,027,554    1,987,393   1,465,455
  2,000,000 -   2,999,999       41        101,114,894       7.00      2,018,780    2,995,282   2,466,217
  3,000,000 -   3,999,999       20         70,477,572       4.88      3,030,000    3,993,827   3,523,879
  4,000,000 -   4,999,999       18         79,813,908       5.52      4,031,360    4,996,037   4,434,106
  5,000,000 -   5,999,999       13         72,594,765       5.02      5,195,834    5,785,961   5,584,213
  6,000,000 -   6,999,999       10         66,012,980       4.57      6,153,174    6,980,029   6,601,298
  7,000,000 -   7,999,999       10         74,236,032       5.14      7,035,098    7,956,477   7,423,603
  8,000,000 -   8,999,999        7         61,045,595       4.22      8,368,936    8,973,776   8,720,799
  9,000,000 -   9,999,999        5         47,551,686       3.29      9,046,363    9,970,213   9,510,337
 10,000,000 -  11,999,999        7         80,217,832       5.55     10,327,999   11,973,636  11,459,690
 12,000,000 -  13,999,999        1         13,378,055       0.93     13,378,055   13,378,055  13,378,055
 14,000,000 -  16,999,999        6         95,321,602       6.60     15,202,679   16,936,955  15,886,934
 17,000,000 - 225,437,299       11        639,621,155      44.26     20,744,298  225,437,229  58,147,378
                           ---------   --------------  ------------ ----------- ------------ -----------
 Total*/Avg./Wtd. Avg./
  Min./Max................     182     $1,445,183,046     100.00%   $   411,898 $225,437,229 $ 7,940,566
                           =========   ==============  ============ =========== ============ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   DEBT SERVICE         WEIGHTED  WEIGHTED
                                  COVERAGE RATIO        AVERAGE   AVERAGE     WEIGHTED
                             -------------------------  MORTGAGE REMAINING    AVERAGE
RANGE OF CURRENT                              WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
PRINCIPAL BALANCES           MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
--------------------------   -------  ------- --------  -------- --------- ------------
$   400,000 -     499,999      1.66    1.66     1.66     7.6000%   118.0       68.65%
    500,000 -     999,999      1.32    5.38     2.20     7.6687    123.3       63.25
  1,000,000 -   1,999,999      1.06    3.14     1.48     7.3975    141.9       65.69
  2,000,000 -   2,999,999      1.03    2.11     1.50     7.2484    152.2       65.54
  3,000,000 -   3,999,999      1.03    2.89     1.55     7.3021    162.4       67.13
  4,000,000 -   4,999,999      1.00    1.86     1.45     7.2942    159.0       66.03
  5,000,000 -   5,999,999      1.17    1.78     1.37     7.4450    132.9       71.37
  6,000,000 -   6,999,999      1.09    1.96     1.48     7.3424    133.7       65.89
  7,000,000 -   7,999,999      1.25    1.93     1.58     7.3319    158.5       65.72
  8,000,000 -   8,999,999      1.24    1.76     1.39     7.3169    142.7       71.14
  9,000,000 -   9,999,999      1.28    1.54     1.37     7.2443    108.3       75.64
 10,000,000 -  11,999,999      1.24    1.60     1.39     7.4676    134.0       66.85
 12,000,000 -  13,999,999      1.34    1.34     1.34     7.0200     82.0       76.01
 14,000,000 -  16,999,999      1.00    1.34     1.24     7.2477    111.6       79.12
 17,000,000 - 225,437,299      1.27    1.92     1.57     7.0483    124.9       72.03
                             ------- -------  -------- --------  --------- ------------
 Total*/Avg./Wtd. Avg./
  Min./Max................     1.00    5.38     1.49     7.2018%   132.9       70.47%
                             ======= =======  ======== ========  ========= ============

------------
*     Totals may not equal due to rounding.

                   DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                  PERCENTAGE OF
                                                    AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
RANGE OF                MORTGAGE     PRINCIPAL      PRINCIPAL
MORTGAGE RATES            LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
---------------------  ---------- --------------  ------------- ----------  ----------- ----------
6.5001%-6.7500%.......      2     $   43,558,638       3.01%    $9,172,371 $ 34,386,268  $21,779,319
6.7501%-7.0000%.......     16        387,990,079      26.85      2,344,187  225,437,229   24,249,380
7.0001%-7.2500%.......     69        399,655,658      27.65      1,147,450   61,800,612    5,792,111
7.2501%-7.5000%.......     51        410,834,586      28.43        758,662   61,924,861    8,055,580
7.5001%-7.7500%.......     28        131,221,075       9.08        411,898   15,330,575    4,686,467
7.7501%-8.0000%.......      9         42,578,781       2.95      1,413,845   10,327,999    4,730,976
8.0001%-8.2500%.......      3         10,573,647       0.73        988,567    6,199,156    3,524,549
8.2501%-8.5000%.......      3         14,597,956       1.01      1,649,298    7,171,565    4,865,985
8.7501%-9.0000%.......      1          4,172,624       0.29      4,172,624    4,172,624    4,172,624
                        --------- --------------  ------------- ---------- ------------  -----------
 Total*/Avg./Wtd.Avg./
  Min./Max............    182     $1,445,183,046     100.00%    $  411,898 $225,437,229  $ 7,940,566
                        ========= ==============  ============= ========== ============  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                         DEBT SERVICE COVERAGE    WEIGHTED   WEIGHTED
                                 RATIO            AVERAGE     AVERAGE     WEIGHTED
                       -------------------------  MORTGAGE   REMAINING     AVERAGE
RANGE OF                                WEIGHTED  INTEREST    TERM TO    CUT-OFF DATE
MORTGAGE RATES         MINIMUM  MAXIMUM  AVERAGE    RATE      MATURITY       LTV
---------------        -------  ------- --------  --------   ---------   -------------
6.5001%-6.7500%.......   1.50    1.54     1.51     6.7395%     117.0        78.47%
6.7501%-7.0000%.......   1.00    1.88     1.55     6.8473      124.1        78.31
7.0001%-7.2500%.......   1.03    2.19     1.48     7.0969      154.3        67.44
7.2501%-7.5000%.......   1.09    1.96     1.45     7.3976      124.2        66.59
7.5001%-7.7500%.......   1.17    3.14     1.40     7.6410      126.0        68.11
7.7501%-8.0000%.......   1.28    2.89     1.62     7.8254      145.5        64.65
8.0001%-8.2500%.......   1.32    5.38     1.83     8.1470      122.8        65.20
8.2501%-8.5000%.......   1.20    1.93     1.68     8.4331      116.0        74.41
8.7501%-9.0000%.......   1.57    1.57     1.57     8.8750      113.0        63.22
                       ------- -------  -------- --------    ---------   ------------
 Total*/Avg./Wtd.Avg./
  Min./Max............   1.00    5.38     1.49     7.2018%     132.9        70.47%
                       ======= =======  ======== ========    =========   ============

------------
*     Totals may not equal due to rounding.

                 DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                  PERCENTAGE OF
                                                    AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF   CUT-OFF DATE   CUT-OFF DATE ----------------------------------
RANGE OF DEBT SERVICE   MORTGAGE     PRINCIPAL      PRINCIPAL
COVERAGE RATIOS           LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
---------------------  ---------- --------------  ------------- ----------  ----------- ----------
0.91 -1.00............      2     $   20,447,034       1.41%    $4,573,072 $ 15,873,962  $10,223,517
1.01 -1.10............      5         18,413,406       1.27      1,677,521    6,809,066    3,682,681
1.11 -1.20............      3         12,482,558       0.86      1,649,298    5,577,892    4,160,853
1.21 -1.30............     36        234,973,110      16.26      1,460,287   20,744,298    6,527,031
1.31 -1.40............     63        362,948,923      25.11        637,654   61,800,612    5,761,094
1.41 -1.50............     14        160,551,148      11.11        758,662   44,852,613   11,467,939
1.51 -1,60............     10        337,452,383      23.35      2,583,724  225,437,229   33,745,238
1.61 -1.70............      5         65,514,255       4.53        411,898   48,942,695   13,102,851
1.71 -1.80............     23         83,884,482       5.80      1,147,450    8,973,776    3,647,151
1.81 -1.90............     12         85,539,907       5.92        998,840   45,000,000    7,128,326
1.91 -2.00............      3         48,312,170       3.34      6,221,234   34,919,372   16,104,057
2.01 -2.10............      1          2,681,087       0.19      2,681,087    2,681,087    2,681,087
2.11 -2.20............      2          5,854,971       0.41      2,729,348    3,125,623    2,927,486
2.51 -5.38............      3          6,127,612       0.42        988,567    3,492,543    2,042,537
                        --------- --------------  ------------- ---------- ------------  -----------
 Total*/Avg./Wtd.Avg./
  Min./Max............    182     $1,445,183,046     100.00%    $  411,898 $225,437,229  $ 7,940,566
                        ========= ==============  ============= ========== ============  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             DEBT SERVICE         WEIGHTED  WEIGHTED
                            COVERAGE RATIO        AVERAGE   AVERAGE     WEIGHTED
                       -------------------------  MORTGAGE REMAINING    AVERAGE
RANGE OF DEBT SERVICE                   WEIGHTED  INTEREST  TERM TO   CUT-OFF DATE
COVERAGE RATIOS        MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
---------------------  ------- -------  -------- --------  --------- ------------
0.91 -1.00............   1.00    1.00     1.00     6.9100%    88.5       75.82%
1.01 -1.10............   1.03    1.09     1.05     7.0844    161.8       84.16
2.11 -1.20............   1.17    1.20     1.19     7.5150    130.3       75.73
1.21 -1.30............   1.22    1.30     1.27     7.3665    123.2       75.30
1.31 -1.40............   1.31    1.40     1.34     7.2787    116.8       74.34
1.41 -1.50............   1.41    1.50     1.47     7.1218    127.4       67.41
1.51 -1,60............   1.51    1.60     1.59     7.0633    117.6       77.07
1.61 -1.70............   1.66    1.70     1.67     7.3671    120.9       59.87
1.71 -1.80............   1.73    1.79     1.76     7.0538    224.5       53.71
1.81 -1.90............   1.81    1.88     1.86     6.9344    202.1       49.92
1.91 -2.00............   1.92    1.96     1.93     7.5398    160.1       57.69
2.01 -2.10............   2.07    2.07     2.07     7.9800    118.0       58.28
2.11 -2.20............   2.11    2.19     2.15     7.0190    234.0       52.77
2.51 -5.38............   2.89    5.38     3.36     7.9024    127.4       54.90
                       ------- -------  -------- --------  --------- ------------
 Total*/Avg./Wtd.Avg./
  Min./Max............   1.00    5.38     1.49     7.2018%   132.9       70.47%
                       ======= =======  ======== ========  ========= ============

------------
*     Totals may not equal due to rounding.

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
       PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE**

                           JUNE 1998  JUNE 1999 JUNE 2000  JUNE 2001 JUNE 2002  JUNE 2003
                           --------- ---------  --------- ---------  --------- ---------
Locked out ...............     51.96%     51.12%    48.03%     18.38%    11.68%      0.37%
Defeasance ...............      0.00       0.00      2.50      31.91     38.44      46.89
Greater of 1% or Yield
 Maintenance .............     48.04      48.88     48.99      48.77     48.95      51.77
                           ---------  ---------  --------- ---------  --------- ---------
Sub-Total* ...............    100.00%    100.00%    99.52%     99.07%    99.07%     99.04%
FIXED PERCENTAGE
5% or Greater ............      0.00%      0.00%     0.48%      0.48%     0.00%      0.00%
4% -4.99% ................      0.00       0.00      0.00       0.00      0.47       0.00
3% -3.99% ................      0.00       0.00      0.00       0.00      0.00       0.96
2% -2.99% ................      0.00       0.00      0.00       0.00      0.00       0.00
1% -1.99% ................      0.00       0.00      0.00       0.00      0.00       0.00
Less than 1% .............      0.00       0.00      0.00       0.00      0.00       0.00
No Prepayment Protection .      0.00       0.00      0.00       0.46      0.46       0.00
                                      ---------  --------- ---------  --------- ---------
Total* ...................    100.00%    100.00%   100.00%    100.00%   100.00%    100.00%
Balance of Mortgage Loans
 ($mm) ................... $1,445.18  $1,422.66 $1,398.52  $1,372.26 $1,343.70  $1,306.89
% of Cut-off Date Balance
 Outstanding .............    100.00%     98.44%    96.77%     94.95%    92.98%     90.43%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           JUNE 2004  JUNE 2005 JUNE 2006  JUNE 2007 JUNE 2008  JUNE 2009 JUNE 2010
                           --------- ---------  --------- ---------  --------- ---------  ---------
Locked out ...............      0.09%      0.00%     0.00%      0.00%    0.00%      0.00%     0.00%
Defeasance ...............     46.72      47.67     47.59      47.51    17.45      21.92     20.73
Greater of 1% or Yield
 Maintenance .............     52.22      51.35     51.44      46.99    69.71      75.08     75.38
                            ---------  --------  ---------  --------  --------- ---------  ---------
Sub-Total* ...............     99.04%     99.02%    99.03%     94.50%   87.16%     97.00%    96.12%
FIXED PERCENTAGE
5% or Greater ............      0.00%      0.00%     0.00%      0.00%    0.00%      0.00%     0.00%
4% -4.99% ................      0.00       0.00      0.00       0.00     0.00       0.00      0.00
3% -3.99% ................      0.50       0.52      0.00       0.00     0.00       0.00      0.00
2% -2.99% ................      0.46       0.00      0.52       0.00     0.00       0.00      0.00
1% -1.99% ................      0.00       0.46      0.45       0.96     1.75       2.11      2.06
Less than 1% .............      0.00       0.00      0.00       0.00     0.00       0.00      0.00
No Prepayment Protection .      0.00       0.00      0.00       4.54    11.09       0.89      1.82
                           ---------  ---------  ---------  --------  --------- ---------  ---------
Total* ...................    100.00%    100.00%   100.00%    100.00%  100.00%    100.00%   100.00%
Balance of Mortgage Loans
 ($mm) ................... $1,274.00  $1,213.33 $1,178.92  $1,141.99  $269.12    $206.69   $193.30
% of Cut-off Date Balance
 Outstanding .............     88.16%     83.96%    81.58%     79.02%   18.62%     14.30%    13.38%

------------
*     Totals may not equal due to rounding.
** Table calculated using Maturity Assumtpions and assuming no prepayments of principal.

                                                                       ANNEX B



ABN AMRO                                            GMAC Commercial Mortgage Securities, Inc.               Statement Date:
LaSalle National Bank                        GMAC Commercial Mortgage Corporation as Master Servicer        Payment Date:
                                             GMAC Commercial Mortgage Corporation as Special Servicer       Prior Payment:
Administrator:                                         Mortgage Pass-Through Certificates                   Record Date:
  Ann Geraghty  (800) 246-5761                                  Series 1998-C1
  135 S. LaSalle Street   Suite 1625                            ABN AMRO Acct:                              WAC:
  Chicago, IL   60674-4107                                                                                  WAMM:


==================================================================================================================================

                                                      Number Of Pages
                                                      ---------------
Table Of Contents
REMIC Certificate Report
Other Related Information
Mortgage Loan Characteristics
Loan Level Detail
Delinquent Loan Status Report
Historical Loan Modification Report
Historical Loss Estimate Report
REO Status Report
Total Pages Included In This Package




----------------------------------------------------------------------------------------------------------------------------------
      Information is available for this issue from the following sources
----------------------------------------------------------------------------------------------------------------------------------
 LaSalle Web Site                               www.lnbabs.com
 LaSalle Bulletin Board                         (714) 282-3990
 LaSalle ASAP Fax System                        (312) 904-2200

 ASAP #:                                                  287
 Monthly Data File Name:                        0287MMYY.EXE




ABN AMRO                                              GMAC Commercial Mortgage Securities, Inc.              Statement Date:
LaSalle National Bank                          GMAC Commercial Mortgage Corporation as Master Servicer       Payment Date:
                                               GMAC Commercial Mortgage Corporation as Special Servicer      Prior Payment:
Administrator:                                           Mortgage Pass-Through Certificates                  Record Date:
  Ann Geraghty  (800) 246-5761                                     Series 1998-C1
  135 S. LaSalle Street   Suite 1625                               ABN AMRO Acct:                            WAC:
  Chicago, IL   60674-4107                                                                                   WAMM:

===================================================================================================================================
          Original      Opening      Principal     Principal        Negative      Closing    Interest    Interest     Pass-Through
Class  Face Value (1)   Balance       Payment     Adj. or Loss    Amortization    Balance    Payment    Adjustment      Rate (2)
CUSIP    Per $1,000     Per $1,000   Per $1,000    Per $1,000      Per $1,000   Per $1,000  Per $1,000  Per $1,000   Next Rate (3)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
===================================================================================================================================
                                                                                Total P&I Payment

Notes: (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

ABN AMRO                                       GMAC Commercial Mortgage Securities, Inc.                       Statement Date:
LaSalle National Bank                   GMAC Commercial Mortgage Corporation as Master Servicer                Payment Date:
                                        GMAC Commercial Mortgage Corporation as Special Servicer               Prior Payment:
Administrator:                                      Mortgage Pass-Through Certificates                         Record Date:
  Ann Geraghty  (800) 246-5761                              Series 1998-C1
  135 S. LaSalle Street   Suite 1625                        ABN AMRO Acct:
  Chicago, IL   60674-4107                            Other Related Information

========================================================================================================================
                 Accrued          Excess      Beginning         Payment of        Ending        Yield
               Certificate   Prepay Interest    Unpaid         Prior Unpaid       Unpaid     Maintenance    Prepayment
Class           Interest        Shortfall      Interest          Interest        Interest      Premium       Premiums
========================================================================================================================
  X
 A-1
 A-2
 A-3
  B
  C
  D
  E
  F
  G
  H
  J
  K
========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
                                                              Advances
     Prior Outstanding                   Current Period                         Recovered                     Outstanding
Principal         Interest         Principal     Interest                 Principal    Interest          Principal    Interest
=================================================================================================================================
     Servicer
     Trustee:
Fiscal Agent:

=================================================================================================================================

=================================================================================================================================

ABN AMRO                                       GMAC Commercial Mortgage Securities, Inc.                       Statement Date:
LaSalle National Bank                   GMAC Commercial Mortgage Corporation as Master Servicer                Payment Date:
                                        GMAC Commercial Mortgage Corporation as Special Servicer               Prior Payment:
Administrator:                                      Mortgage Pass-Through Certificates                         Record Date:
  Ann Geraghty  (800) 246-5761                              Series 1998-C1
  135 S. LaSalle Street   Suite 1625                        ABN AMRO Acct:
  Chicago, IL   60674-4107                            Other Related Information

=============================================================================
                            Servicing Compensation
=============================================================================
Current Period Master Servicing Fees Paid:
Current Period Surveillance Fees Paid:
Current Period Primary Fees Paid:
Current Period Sub Servicer Fees Paid:
Additional Master Servicing Compensation:
Current Period Special Servicing Fees Paid:
Current Period Workout Fees Paid:
Current Period Liquidation Fees Paid:

                                                                    ----------

                                                                    ==========


=============================================================================
                      Outstanding Mortgage Loans in Pool
=============================================================================

Number of Outstanding Mortgage Loans in Pool:
Aggregate Stated Principal Balance before Distribution Date:
Aggregate Stated Principal Balance after Distribution Date:
Percentage of Remaining Cut-off Date Principal Balance:

----------------------------------------------------------------------------------------------------------------------------------
                                                     Summary of REO Properties
                                         Principal                               Date of Final    Amount      Aggregate Other
#    Property Name       Date of REO      Balance            Book Value            Recovery     of Proceeds   Revenue Collected
==================================================================================================================================
1.
2.
3.
4.
5.

==================================================================================================================================

ABN AMRO                                       GMAC Commercial Mortgage Securities, Inc.                       Statement Date:
LaSalle National Bank                   GMAC Commercial Mortgage Corporation as Master Servicer                Payment Date:
                                        GMAC Commercial Mortgage Corporation as Special Servicer               Prior Payment:
Administrator:                                      Mortgage Pass-Through Certificates                         Record Date:
  Ann Geraghty  (800) 246-5761                              Series 1998-C1
  135 S. LaSalle Street   Suite 1625                        ABN AMRO Acct:
  Chicago, IL   60674-4107                            Other Related Information

===========================================================================================================
                                         Summary of Appraisal Reductions
                                       Principal               Appraisal      Appraisal       Date of
 #     Property Name     Loan Number    Balance              Reduction Amt.      Date        Reduction
 ==========================================================================================================
 1.
 2.
 3.
 4.
 5.


 ----------------------------------------------------------------------------------------------------------
                          Summary of Repurchased, Liquidated or Disposed Loans
                                     Principal                  Date of Final   Amount      Aggregate Other
 #      Property Name   Loan Number   Balance       Book Value   Liquidation   of Proceeds   Rev. Collected
 ==========================================================================================================
 1.
 2.
 3.
 4.
 5.



===========================================================================================================

ABN AMRO                                       GMAC Commercial Mortgage Securities, Inc.                       Statement Date:
LaSalle National Bank                   GMAC Commercial Mortgage Corporation as Master Servicer                Payment Date:
                                        GMAC Commercial Mortgage Corporation as Special Servicer               Prior Payment:
Administrator:                                      Mortgage Pass-Through Certificates                         Record Date:
  Ann Geraghty  (800) 246-5761                              Series 1998-C1
  135 S. LaSalle Street   Suite 1625                        ABN AMRO Acct:
  Chicago, IL   60674-4107                            Other Related Information

Number of loans which have had their maturity dates extended: 0
Stated principal balance outstanding of loans which have had their maturity dates extended: 0.00
Weighted average extension period (in months) of loans which have had their maturity dates extended: 0

Number of loans in the process of having their maturity dates extended: 0 Stated principal balance of loans in the process of having their maturity dates extended: 0.00
Weighted average anticipated extension period of loans in the process of being extended: 0

Cut-off principal balance of paid off loans that never experienced maturity date extensions: 0.00

Cut-off principal balance of paid off loans that experienced maturity date extensions: 0.00

Weighted average extension period of paid off loans that experienced maturity date extensions: 0

Number of loans in the process of having their maturity dates further extended: 0
Cut-off principal balance of loans in the process of having their maturity dates further extended: 0.00
Weighted average extension period of loans in the process of having their maturity date further extended: 0


ABN AMRO                                       GMAC Commercial Mortgage Securities, Inc.                        Statement Date:
LaSalle National Bank                   GMAC Commercial Mortgage Corporation as Master Servicer                 Payment Date:
                                        GMAC Commercial Mortgage Corporation as Special Servicer                Prior Payment:
Administrator:                                    Mortgage Pass-Through Certificates                            Record Date:
  Ann Geraghty  (800) 246-5761                            Series 1998-C1
  135 S. LaSalle Street   Suite 1625                      ABN AMRO Acct:
  Chicago, IL   60674-4107                                 Pool Total

                                         Distribution of Principal Balances
---------------------------------------------------------------------------------------------------------
             Current Scheduled                       Number           Scheduled           Based on
                   Balances                         of Loans          Balance              Balance
=========================================================================================================

                       $0  to       $100,000
                 $100,000  to       $250,000
                 $250,000  to       $500,000
                 $500,000  to       $750,000
                 $750,000  to     $1,000,000
               $1,000,000  to     $2,000,000
               $2,000,000  to     $3,000,000
               $3,000,000  to     $4,000,000
               $4,000,000  to     $5,000,000
               $5,000,000  to     $6,000,000
               $6,000,000  to     $7,000,000
               $7,000,000  to     $8,000,000
               $8,000,000  to     $9,000,000
               $9,000,000  to    $10,000,000
              $10,000,000  to    $11,000,000
              $11,000,000  to    $12,000,000
              $12,000,000  to    $13,000,000
              $13,000,000  to    $14,000,000
              $14,000,000  to    $15,000,000
              $15,000,000   &       Above
---------------------------------------------------------------------------------------------------------
                         Total
---------------------------------------------------------------------------------------------------------
                                Average Scheduled Balance is
                                Maximum  Scheduled Balance is
                                Minimum  Scheduled Balance is






                                     Distribution of Property Types
 --------------------------------------------------------------------------------------------------------
                                                        Number         Scheduled          Based on
                   Property Types                      of Loans         Balance            Balance
 ========================================================================================================
 Retail
 Multifamily
 Office
 Industrial
 Lodging
 Health Care
 Mixed Use
 Self Storage
 Mobile Home
 Other


 --------------------------------------------------------------------------------------------------------
                       Total
 --------------------------------------------------------------------------------------------------------


                                 Distribution of Mortgage Interest Rates
 --------------------------------------------------------------------------------------------------------
                  Current Mortgage                      Number         Scheduled          Based on
                   Interest Rate                       of Loans         Balance            Balance
 ========================================================================================================
                7.500%  or         less
                7.500%  to         7.750%
                7.750%  to         8.000%

                8.000%  to         8.250%

                8.250%  to         8.500%
                8.500%  to         8.750%
                8.750%  to         9.000%
                9.000%  to         9.250%
                9.250%  to         9.500%
                9.500%  to         9.750%
                9.750%  to        10.000%
               10.000%  to        10.250%
               10.250%  to        10.500%
               10.500%  to        10.750%

               10.750%   &              Above

 --------------------------------------------------------------------------------------------------------
                       Total
 --------------------------------------------------------------------------------------------------------
                  W/Avg Mortgage Interest Rate is
                  Minimum Mortgage Interest Rate is
                  Maximum Mortgage Interest Rate is


                            Geographic Distribution
 -------------------------------------------------------------------------------------------------------
                                      Number                 Scheduled             Based on
   Geographic Location               of Loans                 Balance               Balance
 =======================================================================================================





































 -------------------------------------------------------------------------------------------------------
                                                         Total
 -------------------------------------------------------------------------------------------------------



ABN AMRO                                       GMAC Commercial Mortgage Securities, Inc.                        Statement Date:
LaSalle National Bank                   GMAC Commercial Mortgage Corporation as Master Servicer                 Payment Date:
                                        GMAC Commercial Mortgage Corporation as Special Servicer                Prior Payment:
Administrator:                                    Mortgage Pass-Through Certificates                            Record Date:
  Ann Geraghty  (800) 246-5761                            Series 1998-C1
  135 S. LaSalle Street   Suite 1625                      ABN AMRO Acct:
  Chicago, IL   60674-4107                                 Pool Total

                                                      Loan Seasoning
---------------------------------------------------------------------------------------------------------------------
                                                               Number             Scheduled           Based on
                    Number of Years                           of Loans            Balance              Balance
=====================================================================================================================
                     1 year or less

                     1+ to 2 years
                     2+ to 3 years
                     3+ to 4 years
                     4+ to 5 years
                     5+ to 6 years
                     6+ to 7 years
                     7+ to 8 years
                     8+ to 9 years
                     9+ to 10 years
                    10 years or more
---------------------------------------------------------------------------------------------------------------------
                         Total
---------------------------------------------------------------------------------------------------------------------
                 Weighted Average Seasoning is



                                         Distribution of Amortization Type
---------------------------------------------------------------------------------------------------------------------
                                                               Number             Scheduled           Based on
                   Amortization Type                          of Loans            Balance              Balance
=====================================================================================================================
                    Fully Amortizing
                   Amortizing Balloon
                Interest Only / Balloon









---------------------------------------------------------------------------------------------------------------------
                         Total
---------------------------------------------------------------------------------------------------------------------

                                        Distribution of Remaining Term

                                               Fully Amortizing
    --------------------------------------------------------------------------------------------------------
                     Fully Amortizing                      Number         Scheduled          Based on
                      Mortgage Loans                      of Loans         Balance            Balance
    ========================================================================================================
                              60 months or less
                              61 to 120 months
                             121 to 180 months
                             181 to 240 months
                             241 to 360 months
    --------------------------------------------------------------------------------------------------------
                          Total
    --------------------------------------------------------------------------------------------------------
                                                                      Weighted Average Months to Maturity is




                                        Distribution of Remaining Term
                                                 Balloon Loans

    --------------------------------------------------------------------------------------------------------
                                Balloon                    Number         Scheduled          Based on
                              Mortgage Loans              of Loans         Balance            Balance
    ========================================================================================================
                             12 months or less
                             13 to  24 months
                             25 to  36 months
                             37 to  48 months
                             49 to  60 months
                             61 to 120 months
                            121 to 180 months
                            181 to 240 months
    --------------------------------------------------------------------------------------------------------
                          Total
    --------------------------------------------------------------------------------------------------------
                                                                     Weighted Average Months to Maturity is

                                                    Distribution of DSCR
   ---------------------------------------------------------------------------------------------------------------------
                             Debt Service                    Number                 Scheduled             Based on
                          Coverage Ratio (1)                of Loans                 Balance               Balance
   =====================================================================================================================
                  0.500    or        less
                  0.500    to        0.625
                  0.625    to        0.750
                  0.750    to        0.875
                  0.875    to        1.000
                  1.000    to        1.125
                  1.125    to        1.250
                  1.875    to        2.000
                  1.250    to        1.375
                  1.375    to        1.500
                  1.500    to        1.625
                  1.625    to        1.750
                  1.750    to        1.875
                  2.000    to        2.125
                  2.125    &         above
                       Unknown
   ---------------------------------------------------------------------------------------------------------------------
                        Total
   ---------------------------------------------------------------------------------------------------------------------
   Weighted Average Debt Service Coverage Ratio is



                                                         NOI Aging

   ---------------------------------------------------------------------------------------------------------------------
                                                             Number                 Scheduled             Based on
                       NOI Date                             of Loans                 Balance               Balance
   =====================================================================================================================
                    1 year or less
                     1 to 2 years
                   2 Years or More
                       Unknown
   ---------------------------------------------------------------------------------------------------------------------
                        Total
   ---------------------------------------------------------------------------------------------------------------------





(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

      Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.


ABN AMRO                                       GMAC Commercial Mortgage Securities, Inc.                        Statement Date:
LaSalle National Bank                   GMAC Commercial Mortgage Corporation as Master Servicer                 Payment Date:
                                        GMAC Commercial Mortgage Corporation as Special Servicer                Prior Payment:
Administrator:                                    Mortgage Pass-Through Certificates                            Record Date:
  Ann Geraghty  (800) 246-5761                            Series 1998-C1
  135 S. LaSalle Street   Suite 1625                      ABN AMRO Acct:
  Chicago, IL   60674-4107                                 Pool Total

                                               Distribution of Maximum Rates
---------------------------------------------------------------------------------------------------------------------
                                                               Number             Scheduled           Based on
                     Maximum Rates                            of Loans            Balance              Balance
=====================================================================================================================
                       No Maximum
                        0.0   to    6.50%
                        6.5   to    7.00%
                        7.0   to    7.50%
                        7.5   to    8.00%
                        8.0   to    8.50%
                        8.5   to    9.00%
                        9.0   to    9.50%
                        9.5   to   10.00%
                       10.0   to   10.50%
                       10.5   to   11.00%
                       11.0   to   11.50%
                       11.5   to   12.00%
                       12.01  &    above
                  Fixed Rate Mortgage
---------------------------------------------------------------------------------------------------------------------
                         Total
---------------------------------------------------------------------------------------------------------------------
     Weighted Average for Mtge with a Maximum Rate is



                                         Distribution of Payment Adjustment
---------------------------------------------------------------------------------------------------------------------
                   Payment Adjustment                          Number             Scheduled           Based on
                       Frequency                               Loans              Balance              Balance
=====================================================================================================================
                      Three Month
                       Six Month





                  Fixed Rate Mortgage
---------------------------------------------------------------------------------------------------------------------
                         Total
---------------------------------------------------------------------------------------------------------------------


                                  Distribution of Indices of Mortgage Loans
   --------------------------------------------------------------------------------------------------------
                                                          Number         Scheduled          Based on
                        Indices                          of Loans         Balance            Balance
   ========================================================================================================
                     3 Month LIBOR
                     6 Month LIBOR












                  Fixed Rate Mortgage
   --------------------------------------------------------------------------------------------------------
                         Total
   --------------------------------------------------------------------------------------------------------



                                 Distribution of Mortgage Loan Margins
   --------------------------------------------------------------------------------------------------------
                                                          Number         Scheduled          Based on
                  Mortgage Loan Margins                   Loans           Balance            Balance
   ========================================================================================================
                        No Margin
                  0.010%  to        2.500%
                  2.510%  to        2.625%
                  2.635%  to        2.750%
                  2.760%  to        2.875%
                  2.885%  to        3.000%
                  3.010%  to        3.125%
                  3.135%  to        3.250%
                  3.260%  to        3.375%
                  3.385%  to       99.000%

                  Fixed Rate Mortgage
   --------------------------------------------------------------------------------------------------------
                         Total
   --------------------------------------------------------------------------------------------------------
     Weighted Average for Mtge with a Margin is




                                             Distribution of Minimum Rates
 -----------------------------------------------------------------------------------------------------------------------
                                                           Number                 Scheduled             Based on
                Minimum Rates (1)                         of Loans                 Balance               Balance
 =======================================================================================================================
                    No Minimum
                0.010%   to        2.000%
                2.010%   to        2.125%
                2.135%   to        2.250%
                2.260%   to        2.375%
                2.385%   to        2.500%
                2.510%   to        2.625%
                2.635%   to        2.750%
                2.760%   to        2.875%
                2.885%   to        3.000%
                3.010%   to        3.125%
                3.135%   to        3.250%
                3.260%   to        3.375%
                3.385%   &         Above
               Fixed Rate Mortgage
 -----------------------------------------------------------------------------------------------------------------------
                      Total
 -----------------------------------------------------------------------------------------------------------------------
                              Weighted Average for Mtge with a Minimum Rate is


                                          Distribution of Interest Adjustment
 -----------------------------------------------------------------------------------------------------------------------
               Interest Adjustment                         Number                 Scheduled             Based on
                    Frequency                               Loans                  Balance               Balance
 -----------------------------------------------------------------------------------------------------------------------
                   Three Month
                    Six Month





               Fixed Rate Mortgage
 -----------------------------------------------------------------------------------------------------------------------
                      Total
 -----------------------------------------------------------------------------------------------------------------------







(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

ABN AMRO                                       GMAC Commercial Mortgage Securities, Inc.               Statement Date:  01/15/98
LaSalle National Bank                   GMAC Commercial Mortgage Corporation as Master Servicer        Payment Date:    01/15/98
                                        GMAC Commercial Mortgage Corporation as Special Servicer       Prior Payment:   12/15/97
Administrator:                                     Mortgage Pass-Through Certificates                  Record Date:     12/31/97
  Ann Geraghty  (800) 246-5761                              Series 1998-C1
  135 S. LaSalle Street   Suite 1625                       ABN AMRO Acct:
  Chicago, IL   60674-4107
                                                                  Loan Level Detail


===================================================================================================================================
                     Property                      Operating             Ending                                               Loan
Disclosure             Type      Maturity          Statement           Principal   Note  Scheduled              Prepayment   Status
 Control #    Group    Code        Date     DSCR      Date    State     Balance    Rate     P&I     Prepayment     Date    Code (1)
===================================================================================================================================









===================================================================================================================================


* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

-------------------------------------------------------------------------------
(1)   Legend:             A. P&I Adv -  in Grace Period
                          B. P&I Adv -  greater than one month delinq
                          1. P&I Adv -  delinquent 1 month
                          2. P&I Adv -  delinquent 2 months
                          3. P&I Adv -  delinquent 3+ months
                          4. Mat. Balloon/Assumed  P&I
                          5. Prepaid in Full
                          6. Specially  Serviced
                          7. Foreclosure
                          8. Bankruptcy
                          9. REO
                         10. DPO
                         11. Modification

                       GMAC Commercial Mortgage Securities, Inc.
                                  Series 1998-C1
                            DELINQUENT LOAN STATUS REPORT
                                  as of

        Prospectus ID          Short Name (When Appropriate)     Property Type            City            State      Sq Ft or Units
-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



Current & at Special Servicer






[Table Restubbed from above]




                         Paid Thru Date     Scheduled Loan Balance     Total P&I Advances To Date     Total Expenses To Date
90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



Current & at Special Servicer



[Table Restubbed from above]

                        Other Advances
                        (Taxes & Escrow)       Total Exposure    Current Monthly P&I   Current Interest Rate
--------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



Current & at Special Servicer




[Table Restubbed from above]


                           Maturity Date        LTM NOI Date         LTM NOI        LTM DSCR  ***Cap Rate Assigned
-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



Current & at Special Servicer




[Table Restubbed from above]


                                      Value using NOI & Cap Rate     Valuation Date   Appraisal BPO or Internal Value**
-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



Current & at Special Servicer




[Table Restubbed from above]


                                  Loss using 90% Appr. or BPO(1)    Estimated Recovery %    Total Appraisal Reduction Realized
-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



Current & at Special Servicer




[Table Restubbed from above]

                                Transfer Date  Resolution Date  FCL Stat Date  Expected PCL Sale Date   Workout Strategy   Comments
-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



Current & at Special Servicer



FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**  App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers
    -  to be provided by a third party.

                  GMAC Commercial Mortgage Securities, Inc.
                                Series 1998-C1
                     HISTORICAL LOAN MODIFICATION REPORT
                              as of



                                                   Balance
                                                    When        Balance at the
                                Mod/                Sent to       Effective Date            # Miles
Prospectus                    Extension    Effect   Special             of            Old   for Rate    New   Old  New
   ID          City    State    Flag       Date     Servicer      Rehabilitation      Rate   Change     Rate  P&I  P&I
-------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.



Total For All Loans:

Total For Loans in Current Month:
                                    # of Loans      $ Balance
Modifications:
Maturity Date Extentions:


Total:

[Table Restubbed from above]

                                                                                   (2) Est.
                                                                                    Future
                                                           Total #                 Interest
                                                             Mths         (1)       Loan to
                                                             for       Realized     Trust $
Prospectus                     Old              New         Change      Loan to      (Rate
    ID                       Maturity        Maturity       of Mod      Trust $    Reduction)       COMMENT
-------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.



Total For All Loans:

Total For Loans in Current Month:
                                    # of Loans      $ Balance
Modifications:
Maturity Date Extentions:


Total:




* The information in these columns is from a particular poin in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction. This is just an estimate at the time of modification.

                   GMAC Commercial Mortgage Securities, Inc.
                                Series 1998-C1

       HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                                    as of

                                                               LATEST
                                                             APPRAISAL
              SHORT NAME                              %          OR     EFFECT           NET AMT
 PROSPECTUS      (WHEN     PROPERTY                RECEIVED    BROKERS DATE OF  SALES   RECEIVED      SCHEDULED
     ID      APPROPRIATE)    TYPE    CITY STATE   FROM SALE    OPINION   SALE   PRICE   FROM SALE      BALANCE
------------ ------------- -------- ----  ----- ------------- -------  ------- -----  ------------- -------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

Total all Loans:

Current
 Month Only:


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                          ACTUAL                           DATE      TOTAL      LOSS
                TOTAL               SERVICING             LOSSES   DATE LOSS    MINOR   MINOR ADJ    LOSS       % OF
                 P&I       TOTAL      FEES       NET      PASSED     PASSED    ADJ TO     PASSED     WITH    SCHEDULED
PROSPECTUS ID  ADVANCED  EXPENSES    EXPENSE   PROCEEDS    THRU       THRU      TRUST      THRU   ADJUSTMENT  BALANCE
------------- --------- ---------  ---------  --------- ---------  --------- ---------  --------- ---------  ---------
THIS REPORT IS HISTORICAL
                     All information is from the liquidation date and does not need to be updated.

Total all Loans:

Current Month
 Only:


                  GMAC Commercial Mortgage Securities, Inc.
                                Series 1998-C1

                              REO STATUS REPORT
                                    as of

          SHORT                                                                          OTHER
          NAME                                                                          ADVANCES
 PROS-    (WHEN                                           SCHEDULED TOTAL P&I   TOTAL    (TAXES          CURRENT
PECTUS   APPRO-   PROPERTY            SQ FT OR  PAID THRU   LOAN     ADVANCES  EXPENSES    &      TOTAL  MONTHLY MATURITY
   ID    PRIATE)    TYPE   CITY STATE   UNITS     DATE     BALANCE   TO DATE   TO DATE  ESCROW) EXPOSURE   P&I     DATE
------ --------- --------  ---- ----- -------- --------- ---------  --------- --------- ------- ------- ------- --------

(1) Use the following codes; App. -Appraisal, BPO -Brokers Opinion, Int -Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers -to be provided by a third party.


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                VALUE              LOSS
                                                USING  APPRAISAL  USING               TOTAL             REO    PENDING
 PROS-    LTM      LTM       CAP                 NOI    BPO OR     92%    ESTIMATED APPRAISAL  TRANS-ACQUISI-  RESOLU-
PECTUS    NOI     NOI /      RATE     VALUA-    & CAP  INTERNAL   APPR.   RECOVERY  REDUCTION   FER     TION     TION
   ID    DATE      DSC    ASSIGN***  TION DATE  RATE    VALUE**  R BPO(F)     %     REALIZED    DATE    DATE     DATE    COMMENTS

------ ------- --------- ---------- --------- ------- --------- -------- --------- --------- -------- ------ ---------- --------

(1) Use the following codes; App. -Appraisal, BPO -Brokers Opinion, Int -Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers -to be provided by a third party.


                   GMAC Commercial Mortgage Securities, Inc.
                                Series 1998-C1

                             SERVICER WATCH LIST
                                    as of

       S4             S55            S61         S57       S58           P7
--------------  --------------- ------------  -------- ---------  ----------------
                   SHORT NAME
                     (WHEN         PROPERTY                        SCHEDULED LOAN
 PROSPECTUS ID    APPROPRIATE)       TYPE       CITY      STATE        BALANCE
--------------  --------------- ------------  -------- ---------  ----------------


List all loans on watch list and reason sorted in decending balance order.

Total:                                                                    $
*LTM -Last 12 months either trailing or last annual


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

       S4             P8           P11         P54
--------------  ------------- ------------  -------- ----------------------------------
                  PAID THRU      MATURITY     LTM*
 PROSPECTUS ID       DATE          DATE       DSCR      COMMENT / REASON ON WATCH LIST
--------------  ------------- ------------  -------- ----------------------------------


List all loans on watch list and reason sorted in decending balance order.

Total:
*LTM -Last 12 months either trailing or last annual


                  GMAC Commercial Mortgage Securities, Inc.
                                Series 1998-C1

                     COMPARATIVE FINANCIAL STATUS REPORT
                                    as of

                                                                      ORIGINAL UNDERWRITING       2ND PRECEDING ANNUAL
                                                                           INFORMATION           OPERATING INFORMATION
---------- ---- -----  ------------ --------- --------- ------- -------------------------------- -----------------------
                                                                   BASIS YEAR                    AS OF
---------- ---- -----  ------------ --------- --------- ------- --------------- ------- --- ---- --------------- -------
                           LAST     SCHEDULED            ANNUAL  FINANCIAL                        FINANCIAL
PROSPECTUS               PROPERTY      LOAN      PAID     DEBT   INFO AS OF  %   TOTAL   $        INFO AS OF  %   TOTAL
     ID     CITY STATE INSPECT DATE  BALANCE  THRU DATE  SERVICE    DATE    OCC REVENUE NOI  DSCR    DATE    OCC REVENUE
---------- ---- -----  ------------ --------- --------- ------- ----------  --- ------- --- ---- ---------- ---  -------
                           YY/MM                                   YY/MM                            YY/MM
---------- ---- -----  ------------ --------- --------- ------- ----------  --- ------- --- ---- ---------- ---  -------
                 List all loans currently in deal with or with out information largest to smallest loan

Total:                                  $                   $                WA $        $    WA              WA $

                                                                    RECEIVED                         REQUIRED
FINANCIAL INFORMATION:                                               LOANS         BALANCE              LOANS     BALANCE
                                                                       #     %  $        %            #     %     $      %

CURRENT FULL
 YEAR:
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
QUARTERLY FINANCIALS:

(1) DSC calculated using NOI / Debt Service
(2) Net change should compare the latest year to the underwriting year


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                PRECEDING ANNUAL OPERATING         YTD OR TRAILING FINANCIAL
                       INFORMATION                       INFORMATION             NET CHANGE
----------  -------------------------------------------------------------------- -----------
                                                                                                PRECEDING &
           NORMALIZED      AS OF               NORMALIZED         MONTH REPORTED  ACTUAL           BASIS
----------  --------- --------------- ------- ----------- ------  ---------------------  ---  ---------------
                       FINANCIAL                             FS     FS                               %
PROSPECTUS   $        INFO AS OF   %   TOTAL               START    END   TOTAL     $      %   %   TOTAL
     ID     NOI  DSCR    DATE     OCC REVENUE  $ NOI DSCR   DATE   DATE  REVENUE   NOI    DSC OCC   REV  DSC
----------  --- ----  ---------- ---  ------- -----  ---- ------  ------ ------- ------  ---  --- -----  ---
                         YY/MM                             YY/MM  YY/MM
----------  --- ----  ---------- ---  ------- -----  ---- ------  ---------------------  ---  --- -----  ---
List all loans currently in deal with or with out information largest to smallest loan

Total:       $    WA              WA     $       $    WA            WA      $       $     WA   WA    $    WA

FINANCIAL
 INFORMATION:

CURRENT FULL
 YEAR:
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
QUARTERLY FINANCIALS:

(1) DSC calculated using NOI / Debt Service
(2) Net change should compare the
 latest year to the underwriting year


                GMAC Commercial Mortgage Securities, Inc.
                               Series 1998-C1
                   OPERATING STATEMENT ANALYSIS REPORT
                                   as of



                                     UNDERWRITING      1993     1994      1995     YTD
                                   ---------------- --------  -------- --------  -------
PROPERTY OVERVIEW
 Control Number
 Current Balance/Paid to Date
 Property Name
 Property Type
 Property Address, City, State
 Net Rentable Square Feet
 Year Built/Year Renovated
 Year of Operations
 Occupancy Rate *
 Average Rental Rate
                                   *Occupancy rates are year end or the ending date of
                                    the financial statement for the period.


                                                                                          NO.OF MOS.
                                                              PRIOR YEAR   CURRENT YR.
                                                            ------------ ------------- --------------
                                  UNDERWRITING      1993         1994         1995        1996 YTD**    1995-BASE   1995-1994
                                   BASE LINE     NOMRALIZED   NORMALIZED   NORMALIZED     AS OF //96    VARIANCE    VARIANCE
                                -------------- ------------ ------------ ------------- -------------- ----------- -----------
INCOME:
 No. of Mos. Annualized
 Period Ended
 Statement Classification
 Rental Income (Category 1)
 Rental Income (Category 2)
 Rental Income (Category 3)
 Pass Through/Escalations
 Other Income
EFFECTIVE GROSS INCOME               $0.00         $0.00        $0.00         $0.00         $0.00           %              %

                                Normalized -Full year Financial statements that have been reviewed by the underwriter or Servicer
                                ** Servicer will not be expected to "Normalize" these YTD numbers.

OPERATING EXPENSES:
 Real Estate Taxes
 Property Insurance
 Utilities
 Repairs and Maintenance
 Management Fees
 Payroll & Benefits Expense
 Advertising & Marketing
 Professional Fees
 Other Expenses
 Ground Rent
TOTAL OPERATING EXPENSES        $0.00              $0.00        $0.00         $0.00         $0.00           %              %

OPERATING EXPENSE RATIO

NET OPERATING INCOME            $0.00              $0.00        $0.00         $0.00         $0.00

 Leasing Commissions
 Tenant Improvements
 Replacement Reserve
TOTAL CAPITAL ITEMS             $0.00              $0.00        $0.00         $0.00         $0.00                     $0.00
N.O.I. AFTER CAPITAL ITEMS      $0.00              $0.00        $0.00         $0.00         $0.00

DEBT SERVICE (PER SERVICER)     $0.00              $0.00        $0.00         $0.00         $0.00
CASH FLOW AFTER DEBT SERVICE    $0.00              $0.00        $0.00         $0.00         $0.00

(1) DSCR: (NOI/DEBT SERVICE)
DSCR: (AFTER RESERVES/CAP EXP.)
SOURCE OF FINANCIAL DATA:
                                (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:

The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage Nursing Home: 1)Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                  GMAC Commercial Mortgage Securities, Inc.
                                Series 1998-C1
                     NOI ADJUSTMENT WORKSHEET FOR "year"
                                    as of

                                     BORROWER      ADJUSTMENT     NORMALIZED
                                   ------------ --------------  --------------
PROPERTY OVERVIEW
 Control Number
 Current Balance/Paid to Date
 Property Name
 Property Type
 Property Address, City, State
 Net Rentable Square Feet
 Year Built/Year Renovated
 Year of Operations
 Borrower
 Adjustment
 Normalized
 Occupancy Rate *
 Average Rental Rate
                                   * Occupancy rates are year end or the ending
                                   date of the financial statement for the
                                   period.

                                  "YEAR"
                                ----------
                                 BORROWER
                                  ACTUAL                ADJUSTMENT               NORMALIZED
                                ---------- ----------  ------------ ----------  ------------
INCOME:
  Number of Mos.Annualized
  Period Ended
  Statement Classification
  Actual
  Rental Income (Category 1)
  Rental Income (Category 2)
  Rental Income (Category 3)
  Pass Throughs/Escalations
  Other Income
 EFFECTIVE GROSS INCOME            $0.00                   $0.00                    $0.00
                                Normalized -Full year Financial statements that
                                have been reviewed by the underwriter or Servicer
OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent
 TOTAL OPERATING EXPENSES       $0.00                      $0.00                    $0.00

 OPERATING EXPENSE RATIO

 NET OPERATING INCOME           $0.00                      $0.00                    $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve
   TOTAL CAPITAL ITEMS          $0.00                      $0.00                    $0.00

   N.O.I. AFTER CAPITAL ITEMS   $0.00                      $0.00                    $0.00

DEBT SERVICE (PER SERVICER)     $0.00                      $0.00                    $0.00
CASH FLOW AFTER DEBT SERVICE    $0.00                      $0.00                    $0.00

(1)DSCR: (NOI/DEBT SERVICE)
DSCR: (AFTER
RESERVES(COPYRIGHT)AP EXP.)

 SOURCE OF FINANCIAL DATA:
                                (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:

This report should be completed by the Servicer for anyNormalizationof the Borrowers numbers.

The Normalized column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

DEUTSCHE MORGAN GRENFELL [LOGO]                                LEHMAN BROTHERS





                                CMBS NEW ISSUE
                            PRELIMINARY TERM SHEET
                              (SUBJECT TO CHANGE)

                    --------------------------------------
                     Expected Pricing Date: April 28, 1998
                    --------------------------------------


                                $1,307,888,000
                                 (Approximate)
                   GMAC Commercial Mortgage Securities, Inc.
                                 as Depositor

                      German American Capital Corporation
                     GMAC Commercial Mortgage Corporation
                           as Mortgage Loan Sellers


                     GMAC Commercial Mortgage Corporation
                    as Master Servicer and Special Servicer


                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-C1

DEUTSCHE MORGAN GRENFELL                                        LEHMAN BROTHERS

                  RESIDENTIAL FUNDING SECURITIES CORPORATION


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                                                                    ANNEX C

              PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET         [LOGO]



                           $1,307,888,000 (APPROXIMATE)          APRIL 17, 1998
                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1



I.  ISSUE CHARACTERISTICS

Issue Type:              Class A-1, A-2, B, C, D, E, F and X Certificates (the
                         "Public Securities") will be offered pursuant to the related Prospectus Supplement and accompanying
                         Prospectus and the Class G, H, J, K, L, M and N
                         Certificates (the "Non-Investment Grade Private
                         Securities") and will be offered privately (including pursuant to Rule 144A under the Securities Act of 1933, as amended) pursuant to a Private Placement
                         Memorandum.


Securities Offered:      $1,307,888,000 fixed-rate, monthly pay, multi-class,
                         sequential pay commercial mortgage REMIC Pass-Through
                         Certificates. Only the Public Securities are being offered to investors who receive this term sheet.


Collateral:              The collateral consists of an approximately
                         $1,445,183,046 pool of generally newly originated, fixed rate, call protected, and balloon or fully amortizing first lien, commercial and multifamily
                         Mortgage Loans.


Co-Lead Managers:        Deutsche Morgan Grenfell and Lehman Brothers


Co-Manager:              Residential Funding Securities Corporation


Master                   Servicer: GMAC Commercial Mortgage Corporation


Special Servicer:        GMAC Commercial Mortgage Corporation


Trustee:                 LaSalle National Bank


Pricing:                 On or about April 28th


Closing:                 On or about May 18th


Settlement:              All classes will settle plus accrued interest from
                         May 1


Cut-Off Date:            May 1, 1998


Distribution Date:       15th of each month, or following business day
                         (commencing June 1998)


ERISA Eligible:          Classes A-1, A-2 and X are ERISA eligible pursuant to
                         the Underwriter's exemption subject to certain conditions for eligibility


Representations &
Warranties:              Provided by applicable Mortgage Loan Sellers


Structure:               Sequential pay


Rated Final
Distribution Date:       May 15, 2030


Clean up Call:           1.0%


Minimum Denominations:   Classes A-1, A-2, B, C, D, E and F: $25,000 &
                         $1 increments Class X: $1,000,000 Notional Amount &
                         $1 increments


Rating Agencies:         Fitch IBCA and Moody's Investor Services (except
                         Fitch will rate Class F and Moody's will not)


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

           PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET             [LOGO]





II.  ORIGINATORS:

GMAC Commercial
Mortgage Corporation:    152 of the Mortgage Loans (the "GMACCM Loans"), which
                         represent 82.9% of the Initial Pool Balance, were originated or acquired by GMAC Commercial Mortgage
                         Corporation, a California corporation and an affiliate of the Depositor. GMACCM is a wholly-owned subsidiary of GMAC Mortgage Group, Inc. GMAC Mortgage
                         Group, Inc. is a wholly-owned subsidiary of General
                         Motors Acceptance Corporation, which is a wholly-owned subsidiary of General Motors Corporation affiliate of Residential Funding Securities
                         Corporation, one of the Underwriters.


German American
Capital Corporation:     30 of the Mortgage Loans (the "GACC Loans"), which
                         represent 17.1% of the Initial Pool Balance, were originated or acquired by GACC, a wholly owned subsidiary of Deutsche Bank North America Holding
                         Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Morgan Grenfell Inc., one of the Underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans p disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans.



    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                               [PIE CHART]

                             GMACCM     82.9%
                             GACC       17.1%




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

           PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET             [LOGO]


APPROXIMATE SECURITIES STRUCTURE - SUBJECT TO CHANGE


Publicly Offered  Classes:
----------------------------------------------------------------------------------------------------------------------
              Expected           Approx.     Expected                                                   Expected
               Rating             Size        Credit       Targeted       Coupon                   Weighted Average
  Class    (Fitch/Moody's)        ($mm)       Support    Dollar Price   Description   Delivery (e)   Life (yrs.) (a)
----------------------------------------------------------------------------------------------------------------------
   A1          AAA/Aaa         335,068,000.00  29.00%                       (g)                            5.5
   A2          AAA/Aaa         691,011,000.00  29.00%                       (g)                            9.7
    B          AA+/Aaa          28,903,000.00  27.00%                       (f)                            9.9
    C          AA/ Aa2          65,033,000.00  22.50%                       (f)                            9.9
    D           A/A2            75,872,000.00  17.25%                       (f)                           10.0
    E         BBB/ Baa2         68,646,000.00  12.50%                       (c)                           11.1
    F          BBB-/ -          43,355,000.00   9.50%                       (c)                           14.2
    X          AAA/Aaa       1,445,183,046.04(b)     IO                     (d)                            9.5


PRIVATELY PLACED CLASSES (NOT OFFERED):
----------------------------------------------------------------------------------------------------------------------
    G          BB+/ -           32,516,000.00   7.25%                       (c)                           14.7
    H           BB/ -           25,290,000.00   5.50%                       (c)                           14.8
    J          BB-/ -           14,451,000.00   4.50%                       (c)                           14.9
    K           B/ -            25,290,000.00   2.75%                       (f)                           15.2
    L           B-/ -           14,451,000.00   1.75%                       (f)                           16.6
    M          CCC/ -           10,838,000.00   1.00%                       (f)                           17.8
    N        Not Rated          14,459,046.04                               (f)                           19.0
----------------------------------------------------------------------------------------------------------------------


Publicly Offered  Classes:
--------------------------------------------------------------------


  Class     Duration (yrs.)(a) Principal Window (a)    Maturity (a)
--------------------------------------------------------------------
   A1                           6/98 - 11/07
   A2                           11/07 - 3/08
    B                           3/08 - 4/08
    C                           4/08 - 4/08
    D                           4/08 - 7/08
    E                           7/08 - 3/11
    F                           3/11 - 1/13
    X                           6/98 - 3/18


PRIVATELY PLACED CLASSES (NOT OFFERED)
------------------------------------------------------------
    G                           1/13 - 2/13
    H                           2/13 - 3/13
    J                           3/13 - 4/13
    K                           4/13 - 4/14
    L                           4/14 - 9/15
    M                           9/15 - 9/16
    N                           9/16 - 3/18
------------------------------------------------------------




(a)  Calculated at 0% CPR and no balloon extension.
(b)  Notional amount.
(c)  Weighted Average Net Mortgage Rate.
(d) The Class X coupon is calculated as the Weighted Average Net Mortgage Rate less the Weighted Average Pass-Through Rate.
(e)  Delivery shall be DTC, Euroclear and Cedel.
(f)  Lesser of fixed rate or Weighted Average Net Mortgage Rate.
(g)  Fixed Rate.




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

           PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET        [LOGO]



                            MORTGAGE POOL OVERVIEW


         The Mortgage Pool is comprised of 182 multifamily and commercial loans with an aggregate Cut-Off Date Balance of approximately $1,445,183,046

         All of the Mortgage Loans are secured by first liens on multifamily and commercial properties

         The Pool's average Cut-Off Date Principal Balance is approximately $7,940,566

         The Pool's weighted average Mortgage Interest Rate is approximately
         7.20%

         Approximately 100% of the Pool Balance has prepayment protection as of the Cut-Off Date

         Approximately 51.96% of the Pool Balance is locked out as of the Cut-Off Date

         Weighted Average Current Debt Service Coverage Ratio: 1.49x

         96.5% of the Portfolio has Debt Service Coverage Ratio greater than
         1.20x

         Weighted Average Current Loan to Value Ratio: 70.5%






This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

           PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET              [LOGO]



           GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


                    [MAP OF UNITED STATES SHOWING
        PERCENTAGE OF AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE]



                                                                         PERCENTAGE OF                             WEIGHTED
                                NUMBER OF           CUT-OFF DATE        AGGREGATE CUT-OFF     AVERAGE CUT-OFF      AVERAGE
                                MORTGAGE             PRINCIPAL           DATE PRINCIPAL        DATE PRINCIPAL    DEBT SERVICE
PROPERTY STATE                  PROPERTIES           BALANCE (b)           BALANCE                BALANCE       COVERAGE RATIO
---------------------------------------------------------------------------------------------------------------------------------
Texas                               85           $  310,782,395               21.50%           $ 3,656,263           1.51x
New York                            13              152,293,306               10.54             11,714,870           1.58
California                          25              134,299,281                9.29              5,371,971           1.38
Arizona                             23              102,987,628                7.13              4,477,723           1.59
Illinois                            34              100,578,286                6.96              2,958,185           1.59
District of Columbia                 3               64,920,483                4.49             21,640,161           1.59
Washington                           4               63,033,903                4.36             15,758,476           1.67
Florida                             11               54,445,035                3.77              4,949,549           1.52
Minnesota                            3               51,567,186                3.57             17,189,062           1.40
Maryland                             8               37,396,229                2.59              4,674,529           1.26
Michigan                             8               36,604,997                2.53              4,575,625           1.49
Louisiana                            5               36,191,152                2.50              7,238,230           1.50
Other                               73              300,083,165               20.76              4,110,728           1.40
                                   ---           --------------               -----            -----------           ----
TOTAL                              295           $1,445,183,046                 100%           $ 4,898,926           1.49x


                                WEIGHTED           WEIGHTED
                                 AVERAGE           AVERAGE        WEIGHTED AVERAGE
                             MORTGAGE INTEREST REMAINING TERM          CURRENT
PROPERTY STATE                     RATE           TO MATURITY            LTV
------------------------------------------------------------------------------------
Texas                             7.00%             123.8              79.28%
New York                          7.21              145.6              59.24
California                        7.41              124.6              72.01
Arizona                           7.11              186.3              63.91
Illinois                          6.86              124.9              83.96
District of Columbia              7.50              119.0              50.67
Washington                        7.41              118.4              57.64
Florida                           7.42              131.0              65.59
Minnesota                         7.08              116.1              71.22
Maryland                          7.47              141.4              77.29
Michigan                          6.95              138.7              70.26
Louisiana                         6.98              114.0              62.93
Other                             7.36              134.0              71.89
                                  ----              -----              -----
TOTAL                             7.20%             132.9              70.47%




(a)  Column totals may not sum due to rounding.

(b) For purposes of describing geographic concentration, loans secured by multiple properties are allocated a Cut-off Date Principal Balance based on the allocated loan amount.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

              PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET         [LOGO]



         PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE



    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


                               [PIE CHART]

Multifamily               26.02%
Retail                    18.96%
Skilled Nursing           17.44%
Hospitality               11.63%
Office                    11.29%
Assisted Living            4.66%
Mixed Use                  4.15%
Industrial                 3.22%
Other                      2.63%


                                                       PERCENTAGE OF             AVERAGE            WEIGHTED
               NUMBER OF MORTGAGE    CUT-OFF DATE    AGGREGATE CUT-OFF        CUT-OFF DATE          AVERAGE
                   MORTGAGE           PRINCIPAL       DATE PRINCIPAL           PRINCIPAL          DEBT SERVICE
PROPERTY STATE    PROPERTIES          BALANCE           BALANCE                 BALANCE          COVERAGE RATIO
-------------------------------------------------------------------------------------------------------------------
Multifamily           90            $  375,985,582       26.02%                $ 4,177,618            1.50x
Retail                40               273,969,673       18.96                   6,849,242            1.35
Skilled Nursing       91               252,018,942       17.44                   2,769,439            1.64
Hospitality           10               168,104,507       11.63                  16,810,451            1.61
Office                26               163,167,227       11.29                   6,275,663            1.44
Assisted Living       12                67,372,430        4.66                   5,614,369            1.39
Mixed Use              8                60,001,740        4.15                   7,500,217            1.68
Industrial            13                46,583,219        3.22                   3,583,325            1.25
Other                  5                37,979,725        2.63                   7,595,945            1.46
                     ---            --------------        ----                 -----------            ----
TOTAL                295            $1,445,183,046         100%                $ 4,898,926            1.49x


    WEIGHTED              WEIGHTED
    AVERAGE               AVERAGE             WEIGHTED AVERAGE
MORTGAGE INTEREST      REMAINING TERMS            CURRENT
      RATE              TO MATURITY                 LTV
-------------------------------------------------------------
     7.09%                 150.9                  67.86%
     7.30                  128.9                  72.98
     6.96                  117.2                  85.47
     7.55                  126.8                  54.32
     7.16                  135.4                  65.63
     7.07                  116.2                  76.66
     7.42                  152.1                  58.44
     7.30                  122.9                  73.16
     7.61                  117.5                  75.52
     ----                  -----                  -----
     7.20%                 132.9                  70.47%



(a)  Column totals may not sum due to rounding.

(b) Other property type includes special purpose properties, mobile home parks, and a hospital.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

           PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET              [LOGO]



                             PREPAYMENT PROVISIONS




                          OVERVIEW OF PREPAYMENT RESTRICTIONS

PREPAYMENT RESTRICTION                          % OF INITIAL POOL BALANCE
-------------------------------------------------------------------------
Lockout Period with Defeasance                           47.38%
Yield Maintenance                                        29.40
Lockout Period with Yield Maintenance                    22.19
Lockout Period with Fixed Percentage                      0.49
Other                                                     0.55
                                                         -----
           Total                                           100%


ALLOCATION OF PREPAYMENT PREMIUMS

All Prepayment Premiums are distributed to Certificate holders on the Distribution Date following the one-month collection period in which the prepayment occurred.

Prepayment premiums will be allocated between the Offered Certificates as follows:


     A percentage of all Prepayment Premiums (either fixed Prepayment Premiums or Yield Maintenance amount) will be allocated to each class of Offered Certificates (other than the Class X Certificates) (the "P & I Certificates) in an amount equal to the product of (a) such Prepayment Premium (b) the percentage of the total principal distribution that such Class receives, and (c) the Discount Rate Fraction. The "Discount Ratio Fraction" is a percentage (which can be no greater that 100% or less than 0%), the numerator of which is the excess of the Pass-Through Rate for such Class of Certificates over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

-----------------------------------------------------------------------

Discount Rate             =       (Pass- Through Rate - Discount Rate)
Fraction                          ------------------------------------
                                     (Mortgage Rate - Discount Rate)

-----------------------------------------------------------------------

     The remaining percentage of the Prepayment Premiums will be allocated to the Class X Certificates

Allocation of Prepayment Premiums Example

Discount Rate Fraction Methodology:
 Mortgage Rate                      = 9%
 Pass-Through Rate                  = 7%
 Treasury Rate (monthly)            = 6%


   P & I CERTIFICATE ALLOCATION           CLASS X CERTIFICATE ALLOCATION
-------------------------------       -----------------------------------
7% - 6% = 33 1/3%                     Receives excess premiums = 66 2/3%
-------
9% - 6%



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

           PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET              [LOGO]



                                                PREPAYMENT RESTRICTIONS

                                        PREPAYMENT LOCK-OUT / PREMIUM ANALYSIS
                     PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT


             PREPAYMENT                  JUNE         JUNE          JUNE         JUNE         JUNE         JUNE         JUNE
            RESTRICTIONS                 1998         1999          2000         2001         2002         2003         2004
----------------------------------------------------------------------------------------------------------------------------------
   Locked Out                            51.96%       51.12%        48.03%       18.38%       11.68%        0.37%        0.09%
   Defeasance                             0.00         0.00          2.50        31.91        38.44        46.89        46.72
   Greater of 1% and Yield Maintenance
                                         48.04        48.88         48.99        48.77        48.95        51.77        52.22
   Yield Maintenance                      0.00         0.00          0.00         0.00         0.00         0.00         0.00
                                          ----         ----          ----         ----         ----         ----         ----
   Subtotal                             100.00       100.00         99.52        99.07        99.07        99.04        99.04

   5.00% or Greater                       0.00         0.00          0.48         0.48         0.00         0.00         0.00
   4.00 - 4.99%                           0.00         0.00          0.00         0.00         0.47         0.00         0.00
   3.00 - 3.99%                           0.00         0.00          0.00         0.00         0.00         0.96         0.50
   2.00 - 2.99%                           0.00         0.00          0.00         0.00         0.00         0.00         0.46
   1.00 - 1.99%                           0.00         0.00          0.00         0.00         0.00         0.00         0.00
   (greater than) 1.00%                   0.00         0.00          0.00         0.00         0.00         0.00         0.00
   Open                                   0.00         0.00          0.00         0.46         0.46         0.00         0.00
                                          ----         ----          ----         ----         ----         ----         ----
   Totals                               100.00%      100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
   Mortgage Pool Balance
   ($ million)                         $1,445.2     $1,422.7      $1,398.5     $1,372.3     $1,343.7     $1,306.9     $1,274.0
   % of Cut-Off Pool Balance            100.00%       98.44%        96.77%       94.95%       92.98%       90.43%       88.16%

                                        PREPAYMENT LOCK-OUT / PREMIUM ANALYSIS
                     PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT

             PREPAYMENT                     JUNE          JUNE         JUNE         JUNE         JUNE         JUNE
            RESTRICTIONS                    2005          2006         2007         2008         2009         2010
------------------------------------------------------------------------------------------------------------------------
   Locked Out                               0.00%         0.00%        0.00%        0.00%        0.00%        0.00%
   Defeasance                              47.67         47.59        47.51        17.45        21.92        20.73
   Greater of 1% and Yield Maintenance
                                           51.35         51.44        46.99        69.71        75.08        75.38
   Yield Maintenance                        0.00          0.00         0.00         0.00         0.00         0.00
                                            ----          ----         ----        -----         ----         ----
   Subtotal                                99.02         99.03        94.50        87.16        97.00        96.12

   5.00% or Greater                         0.00          0.00         0.00         0.00         0.00         0.00
   4.00 - 4.99%                             0.00          0.00         0.00         0.00         0.00         0.00
   3.00 - 3.99%                             0.52          0.00         0.00         0.00         0.00         0.00
   2.00 - 2.99%                             0.00          0.52         0.00         0.00         0.00         0.00
   1.00 - 1.99%                             0.46          0.45         0.96         1.75         2.11         2.06
   (greater than) 1.00%                     0.00          0.00         0.00         0.00         0.00         0.00
   Open                                     0.00          0.00         4.54        11.09         0.89         1.82
                                            ----          ----         ----         -----        ----         ----
   Totals                                 100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
   Mortgage Pool Balance
   ($ million)                           $1,213.3      $1,178.9     $1,142.0      $269.1        $206.7       $193.3
   % of Cut-Off Pool Balance               83.96%        81.58%       79.02%       18.62%       14.30%       13.38%





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

           PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET              [LOGO]


                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

  [BAR GRAPH SHOWING RANGE OF CUT-OFF DATE PRINCIPAL BALANCE AND
  PERCENTAGE OF AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE]]


                                                                                    PERCENTAGE OF       AVERAGE         WEIGHTED
                                              NUMBER OF             CUT-OFF DATE   AGGREGATE CUT-OFF   CUT-OFF DATE      AVERAGE
                                               MORTGAGE              PRINCIPAL      DATE PRINCIPAL      PRINCIPAL      DEBT SERVICE
RANGE OF CUT-OFF DATE PRINCIPAL BALANCE         LOANS                BALANCE          BALANCE           BALANCE      COVERAGE RATIO
-----------------------------------------------------------------------------------------------------------------------------------
    (greater than) $499,999                       1                  $ 411,898          0.03%           $ 411,898          1.66x
          500,000 - 999,999                       6                  5,283,241          0.37              880,540          2.20
      1,000,000 - 1,999,999                      26                 38,101,831          2.64            1,465,455          1.48
      2,000,000 - 2,999,999                      41                101,114,894          7.00            2,466,217          1.50
      3,000,000 - 3,999,999                      20                 70,477,572          4.88            3,523,879          1.55
      4,000,000 - 4,999,999                      18                 79,813,908          5.52            4,434,106          1.45
      5,000,000 - 5,999,999                      13                 72,594,765          5.02            5,584,213          1.37
      6,000,000 - 6,999,999                      10                 66,012,980          4.57            6,601,298          1.48
      7,000,000 - 7,999,999                      10                 74,236,032          5.14            7,423,603          1.58
      8,000,000 - 8,999,999                       7                 61,045,595          4.22            8,720,799          1.39
      9,000,000 - 9,999,999                       5                 47,551,686          3.29            9,510,337          1.37
    10,000,000 - 11,999,999                       7                 80,217,832          5.55           11,459,690          1.39
    12,000,000 - 13,999,999                       1                 13,378,055          0.93           13,378,055          1.34
    14,000,000 - 16,999,999                       6                 95,321,602          6.60           15,886,934          1.24
   17,000,000 - 225,437,229                      11                639,621,155         44.26           58,147,378          1.57
                                                ---                -----------         -----           ----------          ----
TOTAL                                           182            $ 1,445,183,046           100%         $ 7,940,566          1.49x


                                                 WEIGHTED            WEIGHTED
                                                 AVERAGE             AVERAGE          WEIGHTED AVERAGE
                                              MORTGAGE INTEREST   REMAINING TERMS        CURRENT
RANGE OF CUT-OFF DATE PRINCIPAL BALANCE             RATE           TO MATURITY             LTV
----------------------------------------------------------------------------------------------------------
    (greater than) $499,999                       7.60%                 118.0              68.65%
          500,000 - 999,999                       7.67                  123.3              63.25
      1,000,000 - 1,999,999                       7.40                  141.9              65.69
      2,000,000 - 2,999,999                       7.25                  152.2              65.54
      3,000,000 - 3,999,999                       7.30                  162.4              67.13
      4,000,000 - 4,999,999                       7.29                  159.0              66.03
      5,000,000 - 5,999,999                       7.45                  132.9              71.37
      6,000,000 - 6,999,999                       7.34                  133.7              65.89
      7,000,000 - 7,999,999                       7.33                  158.5              65.72
      8,000,000 - 8,999,999                       7.32                  142.7              71.14
      9,000,000 - 9,999,999                       7.24                  108.3              75.64
    10,000,000 - 11,999,999                       7.47                  134.0              66.85
    12,000,000 - 13,999,999                       7.02                   82.0              76.01
    14,000,000 - 16,999,999                       7.25                  111.6              79.12
   17,000,000 - 225,437,229                       7.05                  124.9              72.03
                                                  ----                  -----              -----
TOTAL                                             7.20%                 132.9              70.47%




(a)   Column totals may not add due to rounding.





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

           PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET              [LOGO]



                          DEBT SERVICE COVERAGE RATIO


   [ ]   Weighted Average Current Debt Service Coverage Ratio: 1.49x

   [ ]   96.5% of the Portfolio has Debt Service Coverage Ratio greater than
         1.20x


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

  [BAR GRAPH SHOWING RANGE OF DEBT SERVICE COVERAGE RATIOS AND
  CUT-OFF DATE PRINCIPAL BALANCE]]


                                                       PERCENTAGE OF       AVERAGE         WEIGHTED                WEIGHTED
   RANGE OF         NUMBER OF          CUT-OFF DATE   AGGREGATE CUT-OFF   CUT-OFF DATE      AVERAGE                AVERAGE
 DEBT SERVICE        MORTGAGE           PRINCIPAL      DATE PRINCIPAL      PRINCIPAL      DEBT SERVICE          MORTGAGE INTEREST
 COVERAGE RATIO       LOANS             BALANCE          BALANCE           BALANCE      COVERAGE RATIO                RATE
----------------------------------------------------------------------------------------------------------------------------------
   (greater
      than)
       1.00            2              $ 20,447,034          1.41%       $ 10,223,517          1.00x                  6.91%
1.01 - 1.10            5                18,413,406          1.27           3,682,681          1.05                   7.08
1.11 - 1.20            3                12,482,558          0.86           4,160,853          1.19                   7.52
1.21 - 1.30           36               234,973,110         16.26           6,527,031          1.27                   7.37
1.31 - 1.40           63               362,948,923         25.11           5,761,094          1.34                   7.28

1.41 - 1.50           14               160,551,148         11.11          11,467,939          1.47                   7.12

1.51 - 1.60           10               337,452,383         23.35          33,745,238          1.59                   7.06
1.61 - 1.70            5                65,514,255          4.53          13,102,851          1.67                   7.37
1.71 - 1.80           23                83,884,482          5.80           3,647,151          1.76                   7.05
1.81 - 1.90           12                85,539,907          5.92           7,128,326          1.86                   6.93
1.91 - 2.00            3                48,312,170          3.34          16,104,057          1.93                   7.54
2.01 - 2.10            1                 2,681,087          0.19           2,681,087          2.07                   7.98
2.11 - 2.20            2                 5,854,971          0.41           2,927,486          2.15                   7.02
2.21 (less than)
      =                3                 6,127,612          0.42           2,042,537          3.36                   7.90
                     ---                 ---------          ----           ---------          ----                   ----
   TOTAL             182           $ 1,445,183,046           100%        $ 7,940,566          1.49x                  7.20%


     WEIGHTED
      AVERAGE          WEIGHTED AVERAGE
   REMAINING TERMS         CURRENT
    TO MATURITY              LTV
---------------------------------------


          88.5             75.82%
         161.8             84.16
         130.3             75.73
         123.2             75.30
         116.8             74.34

         127.4             67.41

         117.6             77.07
         120.9             59.87
         224.5             53.71
         202.1             49.92
         160.1             57.69
         118.0             58.28
         234.0             52.77
         127.4             54.90
         -----             ------
         132.9             70.47%



(a)   Column totals may not add due to rounding




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

               PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET          [LOGO]



                        CUT-OFF DATE LOAN TO VALUE RATIO


[ ]  Weighted Average Current Loan to Value Ratio: 70.5%
[ ] 56.8% of the Cut-off Date Principal Balance have Loan to Value Ratio of 75% or less


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

  [BAR GRAPH SHOWING RANGE OF CUT-OFF DATE PRINCIPAL BALANCE AND
  PERCENTAGE OF AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE]]


                                                       PERCENTAGE OF       AVERAGE         WEIGHTED                WEIGHTED
   RANGE OF         NUMBER OF          CUT-OFF DATE   AGGREGATE CUT-OFF   CUT-OFF DATE      AVERAGE                AVERAGE
 LOAN-TO-VALUE       MORTGAGE           PRINCIPAL      DATE PRINCIPAL     PRINCIPAL      DEBT SERVICE          MORTGAGE INTEREST
     RATIO            LOANS             BALANCE          BALANCE           BALANCE      COVERAGE RATIO                RATE
----------------------------------------------------------------------------------------------------------------------------------

23.86% -  30.00%       2             $ 2,635,069           0.18%        $ 1,317,534          3.98x                   7.85%
30.01  -  50.00        9             142,233,130           9.84          15,803,681          1.68                    7.29
50.01  -  60.00       44             246,279,251          17.04           5,597,256          1.73                    7.21
60.01  -  65.00       11              69,907,277           4.84           6,355,207          1.51                    7.27
65.01  -  70.00       18              85,603,297           5.92           4,755,739          1.33                    7.46
70.01  -  75.00       52             274,647,620          19.00           5,281,685          1.34                    7.30
75.01  -  80.00       36             335,212,716          23.20           9,311,464          1.37                    7.27
80.01  -  85.00        7              57,036,973           3.95           8,148,139          1.17                    7.17
85.01  -  90.00        1             225,437,229          15.60         225,437,229          1.60                    6.81
95.01  - 100.00        2               6,190,484           0.43           3,095,242          1.03                    6.80
                      ---         ---------------         ------         -----------          ----                    ----
   TOTAL              182         $ 1,445,183,046            100%        $ 7,940,566          1.49x                   7.20%



   WEIGHTED
   AVERAGE                             WEIGHTED
  REMAINING           WEIGHTED          AVERAGE
   TERM TO            AVERAGE           BALLON/
  MATURITY          CURRENT LTV         ARD LTV
--------------------------------------------------------

     139.8             24.80%             0.00%
     152.8             48.09              33.85
     182.4             54.80              22.84
     115.3             62.93              39.90
     121.8             68.07              54.66
     118.2             73.25              61.63
     119.6             77.77              65.11
     109.1             81.55              46.27
     117.0             87.62              69.13
     238.0             99.61               0.00
     -----             -----              -----
     132.9             70.47%             51.82%


(a)   Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET        [LOGO]




                    REMAINING AMORTIZATION TERM (IN MONTHS)



    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

  [BAR GRAPH SHOWING RANGE OF CUT-OFF DATE PRINCIPAL BALANCE AND
  PERCENTAGE OF AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE]


                                                       PERCENTAGE OF       AVERAGE         WEIGHTED                WEIGHTED
   RANGE OF         NUMBER OF          CUT-OFF DATE   AGGREGATE CUT-OFF   CUT-OFF DATE      AVERAGE                AVERAGE
  AMORTIZATION       MORTGAGE           PRINCIPAL      DATE PRINCIPAL      PRINCIPAL      DEBT SERVICE          MORTGAGE INTEREST
     TERMS            LOANS             BALANCE          BALANCE           BALANCE      COVERAGE RATIO                RATE
----------------------------------------------------------------------------------------------------------------------------------


 71- 90                1              $ 15,873,962         1.10%         $ 15,873,962        1.00x                   6.91%
 91-110                1                 1,677,521         0.12             1,677,521        1.06                    7.25
111-130                2                 6,219,574         0.43             3,109,787        1.57                    7.10
131-150                1                 3,736,335         0.26             3,736,335        1.03                    7.13
171-190                4                40,265,640         2.79            10,066,410        1.58                    7.04
211-230                1                 4,370,386         0.30             4,370,386        1.28                    7.38
231-250               41               143,341,737         9.92             3,496,140        1.71                    7.05
291-310               41               574,743,201        39.77            14,018,127        1.55                    7.22
331-360               90               654,954,690        45.32             7,277,274        1.41                    7.24
                     ---           ---------------        -----           -----------        ----                    ----
   TOTAL             182           $ 1,445,183,046          100%          $ 7,940,566        1.49x                   7.20%



   WEIGHTED
   AVERAGE
  REMAINING           WEIGHTED
   TERM TO            AVERAGE
  MATURITY          CURRENT LTV
------------------------------------

    80.0               81.20%
   106.0               67.10
   118.0               48.35
   146.0               83.96
   120.5               62.14
   117.0               69.37
   225.8               56.17
   120.5               73.28
   125.8               71.53
   -----               -----
   132.9               70.47%


(a) Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

               PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET          [LOGO]



                        CURRENT MORTGAGE INTEREST RATES


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

  [BAR GRAPH SHOWING RANGE OF CUT-OFF DATE PRINCIPAL BALANCE AND
  PERCENTAGE OF AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE]


                                                       PERCENTAGE OF       AVERAGE         WEIGHTED                WEIGHTED
   RANGE OF         NUMBER OF          CUT-OFF DATE   AGGREGATE CUT-OFF   CUT-OFF DATE      AVERAGE                AVERAGE
   MORTGAGE          MORTGAGE           PRINCIPAL      DATE PRINCIPAL      PRINCIPAL      DEBT SERVICE          MORTGAGE INTEREST
     RATES            LOANS             BALANCE          BALANCE           BALANCE      COVERAGE RATIO                RATE
----------------------------------------------------------------------------------------------------------------------------------

6.50 - 6.75            2                 $ 43,558,638        3.01%       $ 21,779,319         1.51x                  6.74%
6.75 - 7.00           16                  387,990,079       26.85          24,249,380         1.55                   6.85
7.00 - 7.25           69                  399,655,658       27.65           5,792,111         1.48                   7.10
7.25 - 7.50           51                  410,834,586       28.43           8,055,580         1.45                   7.40
7.50 - 7.75           28                  131,221,075        9.08           4,686,467         1.40                   7.64
7.75 - 8.00            9                   42,578,781        2.95           4,730,976         1.62                   7.83
8.00 - 8.25            3                   10,573,647        0.73           3,524,549         1.83                   8.15
8.25 - 8.50            3                   14,597,956        1.01           4,865,985         1.68                   8.43
8.75 - 9.00            1                    4,172,624        0.29           4,172,624         1.57                   8.88
                     ---              ---------------        ----         -----------         ----                   ----
   TOTAL             182              $ 1,445,183,046         100%        $ 7,940,566         1.49x                  7.20%



   WEIGHTED
   AVERAGE
  REMAINING           WEIGHTED
   TERM TO            AVERAGE
  MATURITY          CURRENT LTV
------------------------------------
   117.0               78.47%
   124.1               78.31
   154.3               67.44
   124.2               66.59
   126.0               68.11
   145.5               64.65
   122.8               65.20
   116.0               74.41
   113.0               63.22
   -----               -----
   132.9               70.47%



(a)   Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

               PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET          [LOGO]



                               AMORTIZATION TYPES


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

         [BAR GRAPH SHOWING RANGE OF CUT-OFF DATE PRINCIPAL BALANCE AND
            PERCENTAGE OF AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE]


                                                       PERCENTAGE OF       AVERAGE         WEIGHTED                WEIGHTED
                    NUMBER OF          CUT-OFF DATE   AGGREGATE CUT-OFF   CUT-OFF DATE      AVERAGE                AVERAGE
 AMORTIZATION        MORTGAGE           PRINCIPAL      DATE PRINCIPAL     PRINCIPAL      DEBT SERVICE          MORTGAGE INTEREST
     TYPE             LOANS             BALANCE          BALANCE           BALANCE      COVERAGE RATIO                RATE
----------------------------------------------------------------------------------------------------------------------------------

Balloon                103           $ 882,979,842        61.10%          $8,572,620         1.48x                 7.18%
Fully Amortizing        44             162,526,248        11.25            3,693,778         1.66                  7.03
Hyper Amortizing        35             399,676,956        27.66           11,419,342         1.46                  7.33
                       ---           -------------       ------           ----------         ----                  ----

   TOTAL               182         $ 1,445,183,046          100%         $ 7,940,566         1.49x                 7.20%



   WEIGHTED
   AVERAGE
  REMAINING           WEIGHTED
   TERM TO            AVERAGE
  MATURITY          CURRENT LTV
------------------------------------
   122.2              75.65%
   210.0              58.10
   125.4              64.05
   -----              -----

   132.9              70.47%


(a)   Column totals may not add due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

            PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET              [LOGO]



                     REMAINING TERM TO MATURITY (IN MONTHS)
    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

         [BAR GRAPH SHOWING RANGE OF CUT-OFF DATE PRINCIPAL BALANCE AND
            PERCENTAGE OF AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE]


                                                       PERCENTAGE OF       AVERAGE         WEIGHTED                WEIGHTED
                    NUMBER OF          CUT-OFF DATE   AGGREGATE CUT-OFF   CUT-OFF DATE      AVERAGE                AVERAGE
 AMORTIZATION        MORTGAGE           PRINCIPAL      DATE PRINCIPAL      PRINCIPAL      DEBT SERVICE          MORTGAGE INTEREST
     TYPE             LOANS             BALANCE          BALANCE           BALANCE      COVERAGE RATIO                RATE
----------------------------------------------------------------------------------------------------------------------------------

= (greater
than)  70               1               $ 6,508,605          0.45%         $ 6,508,605       1.31x                   6.92%
 71 -  90               7                44,633,538          3.09            6,376,220       1.22                    7.16
 91 - 110               1                 1,677,521          0.12            1,677,521       1.06                    7.25
111 - 130             118             1,101,428,250         76.21            9,334,138       1.45                    7.21
131 - 150               2                 6,128,400          0.42            3,064,200       1.17                    7.37
151 - 170               2                 7,065,919          0.49            3,532,960       1.22                    7.55
171 - 190              15               146,796,443         10.16            9,786,430       1.71                    7.27
231 - 250              36               130,944,369          9.06            3,637,344       1.75                    7.02
                      ---           ---------------         -----          -----------       ----                    ----
   TOTAL              182           $ 1,445,183,046           100%         $ 7,940,566       1.49x                   7.20%



   WEIGHTED
   AVERAGE
  REMAINING           WEIGHTED
   TERM TO            AVERAGE
  MATURITY          CURRENT LTV
------------------------------------
    57.0               71.52%
    80.6               76.10
   106.0               67.10
   117.4               73.83
   144.0               79.48
   151.0               74.40
   177.8               56.74
   234.3               55.00
   -----               -----
   132.9               70.47%

(a)   Column totals may not add due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

               PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET          [LOGO]



                              YEAR OF ORIGINATION


                     REMAINING TERM TO MATURITY (IN MONTHS)
    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

         [BAR GRAPH SHOWING RANGE OF CUT-OFF DATE PRINCIPAL BALANCE AND
            PERCENTAGE OF AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE]


                                                       PERCENTAGE OF       AVERAGE         WEIGHTED                WEIGHTED
                    NUMBER OF          CUT-OFF DATE   AGGREGATE CUT-OFF   CUT-OFF DATE      AVERAGE                AVERAGE
  YEAR OF            MORTGAGE           PRINCIPAL      DATE PRINCIPAL      PRINCIPAL      DEBT SERVICE          MORTGAGE INTEREST
ORIGINATION           LOANS             BALANCE          BALANCE           BALANCE      COVERAGE RATIO                RATE
----------------------------------------------------------------------------------------------------------------------------------

1997                   93             $ 627,341,024        43.41%         $ 6,745,602        1.49x                   7.25%
1998                   87               810,776,103        56.10            9,319,266        1.50                    7.16
1995                    2                 7,065,919         0.49            3,532,960        1.22                    7.55
                      ---           ---------------        -----          -----------        ----                    ----
   TOTAL              182           $ 1,445,183,046          100%         $ 7,940,566        1.49x                   7.20%



   WEIGHTED
   AVERAGE
  REMAINING           WEIGHTED
   TERM TO            AVERAGE
  MATURITY          CURRENT LTV
------------------------------------
  144.1               67.35%
  124.1               72.84
  151.0               74.40
  -----               -----
  132.9               70.47%


(a)   Column totals may not add due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET         [LOGO]



                             COLLATERAL TERM SHEET:
                            SENIOR LIVING PORTFOLIO

-------------------------------------------------------------------------------
                                Loan Information


                             Original                         Cut-Off Date
PRINCIPAL BALANCE:           $226,000,000                     $225,437,229

ORIGINATION DATE:            February 6, 1998

INTEREST RATE:               6.81%

AMORTIZATION:                25 years

MATURITY DATE:               February 1, 2008

BORROWERS:                   Senior Living Properties, LLC and SLP Illinois,
                             LLC were formed as special purpose entities in December 1997 and January 1998.

CALL PROTECTION:             Prepayment lockout for 34 months. U.S. Treasury
                             defeasance permitted from 34 months after the closing date.

CROSS-COLLATERALIZATION/     No
DEFAULT

ADDITIONAL FINANCING:        $10 million subordinate loan secured by mortgages
                             on the property and revolving lines of credit of $15 million and a $10 million secured by certain income and accounts. Additional $10 million unsecured subordinated loan.




-------------------------------------------------------------------------------

                                 Property Information



SINGLE ASSET/PORTFOLIO:      Portfolio

PROPERTY TYPE:               Nursing Home and Assisted Living

LOCATION:                    Illinois and Texas

YEAR BUILT/RENOVATED:        1902-1984 / 1939-1998

THE COLLATERAL               The loan is secured by fee mortgages or deeds of
                             trust encumbering 74 nursing homes and assisted living properties located in Texas and Illinois, and security interests in certain income, accounts and other personal property relating to 13 other nursing homes and assist ing living properties.

SURETY BOND:                 The loan is insured under an insurance surety
                             bond issued by ZC Specialty Insurance Company
                             ("ZC") covering up to a principal amount of $144,549,430, together with applicable interest thereon. The obligations of ZC are guaranteed by Centre Reinsurrance (US) Limited ("C entre Re").
                             As of March 1998, Centre Re had claims paying ability of AA by Standard & Poor's.

PROPERTY MANAGEMENT:         Complete Care Services, L.P.

OCCUPANCY:                   73%
(10/31/97)

1997 NET OPERATING           $30,306,508
INCOME:

UNDERWRITABLE NET CASH FLOW: $30,402,500


APPRAISED VALUE:             $257,300,000

CUT-OFF DATE LOAN/SQ. FT.:   $28,461

APPRAISAL DATE:              January 1, 1998

                             Cut-off Date
LTV:                         87.6%

BALLOON LTV:                 69.1%

DSCR(1):                     1.60x


(1) Based on Underwritable Net Cash Flow.
-------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

               PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET



                             COLLATERAL TERM SHEET:
                               ALLIANCE PORTFOLIO





-------------------------------------------------------------------------------
                                    Loan Information



                             Original                         Cut-Off Date
PRINCIPAL BALANCE:           $62,000,000                      $61,800,612


ORIGINATION DATE:            December 16,  1997


INTEREST RATE:               7.14%


AMORTIZATION:                30 years


HYPERAMORTIZATION            After Anticipated Repayment Date, interest rate
                             increases to 9.143%. All excess cash flow is used to reduce outstanding principal balance; the additional 2% deferred and accrues interest at the increased rate until the principal balance is zero.


ANTICIPATED REPAYMENT DATE:  January 1, 2008


MATURITY DATE:               January 1, 2028


BORROWER/SPONSOR:            Alliance DG, a special purpose entity, is an
                             Illinois limited partnership, an affiliate of Alliance Holdings, LLC, a privately owned real estate investment, development, and finance firm primarily involved in the multifamily housing industry. Alliance Holdings is based in Chicago, Illinois and holds a portfolio of more than 13,368 apartment units in Texas, Indiana, California and Florida.


CALL PROTECTION:             Prepayment lockout up to 6 months prior to the
                             Anticipated Repayment Date. U.S. Treasury defeasance permitted from five years after closing date.


CROSS-COLLATERALIZATION/     No

DEFAULT

ADDITIONAL FINANCING:        $9.5 million mezzanine partnership loan.





-------------------------------------------------------------------------------
                              Property Information



SINGLE ASSET/PORTFOLIO:      Portfolio


PROPERTY TYPE:               Multifamily


LOCATION:                    Texas


YEAR BUILT/RENOVATED:        1970-1983 / 1996-1998


THE COLLATERAL:              8 multi-family properties located in Dallas and
                             Houston, Texas, totaling 2,762 units.


PROPERTY MANAGEMENT:         Alliance Residential Management LLC


OCCUPANCY(1/11/98):          96%


1997 NET OPERATING INCOME:   $6,872,462


UNDERWRITABLE NET CASH FLOW: $6,639,436


APPRAISED VALUE:             $81,910,000


CUT-OFF DATE LOAN/ SQ. FT:   $22,375


APPRAISAL DATE:              10/23/97 - 3/23/98

                             Cut-off Date                     At ARD(1)
LTV:                         75.5%                            65.2%


DSCR(2)                      1.32x



(1) Anticipated Repayment Date.

(2) Based on Underwritable Net Cash Flow.


-------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                             COLLATERAL TERM SHEET:                      [LOGO]

                              MADISON RENAISSANCE



-------------------------------------------------------------------------------
                                Loan Information



                             Original                         Cut-Off Date
PRINCIPAL BALANCE:           $49,000,000                      $48,942,695





ORIGINATION DATE:            March 3, 1998


INTEREST RATE:               7.34%


AMORTIZATION:                25-years


HYPERAMORTIZATION            After Anticipated Repayment Date, interest rate
                             increases to 9.340%. All excess cash flow is used to reduce outstanding principal balance; the additional 2% deferred and accrues interest at the increased rate until the principal balance is zero.


ANTICIPATED REPAYMENT DATE:  April 1, 2008


MATURITY DATE:               April 1, 2023


BORROWER:                    Madison Hotel LLC, a Washington limited liability
                             company and a special purpose entity. Madison
                             Associates, a Washington general partnership, is the sole member of the Madison Renaissance
                             Borrower.


CALL PROTECTION:             Prepayment lockout up to 6 months prior to
                             Anticipated Repayment Date. U.S. Treasury defeasance permitted from 35 months after the closing date.


CROSS-COLLATERALIZATION/     No

DEFAULT

MEZZANINE LOANS:             NAP



-------------------------------------------------------------------------------

                              Property Information



SINGLE ASSET/PORTFOLIO:      Single Asset


PROPERTY TYPE:               Hospitality


LOCATION:                    Washington


YEAR BUILT/RENOVATED:        1983 / 1997-1998


THE COLLATERAL               Collateral consists of both fee and leasehold
                             interests in land underlying a 28-story, 553 room full service hotel. The property includes three restaurants, 18,283 square feet of meeting space and underground parking facilities.


PROPERTY MANAGEMENT:         R.C. Hedreen Co.


FRANCHISOR:                  Marriott International, Inc.


OCCUPANCY:                   69%(3)

(12/31/97)

1997 NET OPERATING           $7,948,850

INCOME:

UNDERWRITABLE NET CASH FLOW: $7,106,470

APPRAISED VALUE:             $83,800,000

CUT-OFF DATE LOAN/ROOMS:     $88,504

APPRAISAL DATE:              June 1, 1997

                             Cut-off Date                     At ARD(1)
LTV:                         58.5%                            46.4%


DSCR(2)                      1.66x






(1)  Anticipated Repayment Date.

(2)  Based on Underwritable Net Cash Flow.

(3) Based on a trailing 12 month basis.
-------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

               PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET         [LOGO]



                             COLLATERAL TERM SHEET:

                          RENAISSANCE TECHWORLD HOTEL





-------------------------------------------------------------------------------
                                    Loan Information



                             Original                         Cut-Off Date
PRINCIPAL BALANCE:           $62,000,000                      $61,924,861





ORIGINATION DATE:            March 13, 1998


INTEREST RATE:               7.50%


AMORTIZATION:                25 years


HYPERAMORTIZATION            After Anticipated Repayment Date, interest rate
                             increases to 9.500%. All excess cash flow is used to reduce outstanding principal balance; the additional 2% deferred and accrues interest at the increased rate until the principal balance is zero.


ANTICIPATED REPAYMENT DATE:  April 1, 2008


MATURITY DATE:               April 1, 2023


BORROWER:                    Techworld Hotel Associates, LLC, a District of
                             Columbia limited liability company and a special purpose entity.


CALL PROTECTION:             Prepayment lockout up to 7 months prior to
                             Anticipated Repayment Date. U.S. Treasury defeasance permitted from 47 months after the closing date.


CROSS-COLLATERALIZATION/     No

DEFAULT


ADDITIONAL FINANCING:        Approximately $6.0 million mezzanine partnership
                             loan.





-------------------------------------------------------------------------------
                              Property Information



SINGLE ASSET/PORTFOLIO:      Single Asset


PROPERTY TYPE:               Hospitality


LOCATION:                    District of Columbia


YEAR BUILT/RENOVATED:        1989 / 1994


THE COLLATERAL               A 15-story, 801 room full service hotel located
                             at 999 9th Street in Washington D.C. with a restaurant and a lounge, 66,918 square feet of meeting and ballroom space and a 307 seat auditorium.


PROPERTY MANAGEMENT:         Renaissance Hotel Operating Company

OCCUPANCY (12/31/97):        71%(3)

1997 NET OPERATING           $10,261,495

INCOME:

UNDERWRITABLE NET CASH FLOW: $8,801,680

APPRAISED VALUE:             $125,000,000

CUT-OFF DATE LOAN/ROOMS:     $77,309

APPRAISAL DATE:              January 28, 1998

                             Current
LTV:                         49.6%                            At ARD(1)


DSCR(2)                      1.59x                            39.7%






(1)  Anticipated Repayment Date.

(2)  Based on Underwritable Net Cash Flow.

(3)  Based on a trailing 12 month basis.

-------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                             COLLATERAL TERM SHEET:                      [LOGO]

                                THE AIMCO LOANS





-------------------------------------------------------------------------------
                                Loan Information



                             Original                    Cut-Off Date
TOTAL PRINCIPAL BALANCE:     $120,000,000                $118,600,711





NUMBER OF LOANS:             Thirty Three


RANGE OF PRINCIPAL BALANCE:  $1,160,988 - $9,079,651    $1,147,450 - 8,973,776


ORIGINATION DATE:            October 31, 1997


RANGE OF INTEREST RATE:      7.019%


RANGE OF AMORTIZATION:       20 Years


RANGE OF MATURITY DATE:      November 1, 2017


BORROWER/SPONSOR:            Thirty Three AIMCO Loan Borrowers, each a
                             separate special purpose entity Delaware limited partnership


CALL PROTECTION:             Prepayment penalty is the greater of 1% or yield
                             maintenance for the first 227 months and open for the last 13 months.


CROSS-COLLATERALIZATION/     No

DEFAULT



MEZZANINE LOANS:             No






-------------------------------------------------------------------------------
                                  Property Information



SINGLE ASSET/PORTFOLIO:      Portfolio


PROPERTY TYPE:               Multifamily


LOCATION:                    Arizona, Georgia, Texas, Florida, Michigan, North
                             Carolina, and Illinois


YEAR BUILT/RENOVATED:        1964 -1990


THE COLLATERAL               Collateral consists of thirty three multifamily
                             properties ranging in size from 84 units to 487 units, totaling 6,976 units.


PROPERTY MANAGEMENT:         AMICO Properties, L.P.


OCCUPANCY:                   81% - 100%

(8/18/97 - 12/15/97)


1997 NET OPERATING           ($297,532) - $1,762,112

INCOME:


UNDERWRITABLE NET CASH FLOW: $189,841 - $1,485,628




APPRAISED VALUE:             $2,050,000 - $17,200,000


CUT-OFF DATE BALANCE/UNITS:  $17,001


APPRAISAL DATE:              October and November 1997


                             Cut-off Date
LTV:                         49% - 60%


DSCR(1)                      1.75x - 2.19x






 (1) Based on Underwritable Net Cash Flow.


-------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

DEUTSCHE MORGAN GRENFELL INC.

31 WEST 52ND STREET
NEW YORK, NY  10019

REAL ESTATE FINANCE
-------------------
Steve Stuart             Phone:    (212) 469-8444
Director                 Fax:      (212) 469-8518



Eric Schwartz            Phone:    (212) 469-4542
Director                 Fax:      (212) 469-8518

Greg Hartch              Phone:    (212) 469-2748
Vice President           Fax:      (212) 469-8518


Allisson Michaels        Phone:   (212) 469-7391
Vice President           Fax:     (212) 469-8518


Janet Whang              Phone:   (212) 469-3672
Analyst                  Fax:     (212) 469-8518



MORTGAGE UNDERWRITING
----------------------

Robert Burns             Phone:           (212) 469-3867
Director                 Fax:             (212) 469-8523

Lotte Potter             Phone:           (212) 469-2793
Vice President           Fax:             (212) 469-8523

MORTGAGE TRADING
----------------
John Cutting             Phone:           (212) 469-7730
Director                 Fax:             (212) 469-6933

Scott Wayneburn          Phone:           (212) 469-7730
Vice President           Fax:             (212) 469-6933





LEHMAN BROTHERS
THREE WORLD FINANCIAL CENTER, 20TH FLOOR
NEW YORK, NY 10288

REAL ESTATE FINANCE
-------------------
Paul Hughson             Phone: (212) 526-5911
Senior Vice President    Fax:   (212) 526-3746



Rick Hollander           Phone:     (212) 526-8327
Vice President           Fax:       (212) 526-3746

Jim Blakemore            Phone:     (212) 526-7708
Vice President           Fax:       (212) 526-3746



RESIDENTIAL FUNDING SECURITIES CORP.
8400 HORMANDALE LAKE BLVD., SUITE 7000
MINNEAPOLIS, MN 55437

REAL ESTATE FINANCE
-------------------
Jill Johnson            Phone:   (612) 832-7149
Director                Fax:     (612) 921-4584


MORTGAGE TRADING
David Soltau            Phone:   (612) 832-7459
Director                Fax:     (612) 832-7097




MORTGAGE TRADING
----------------
Haejin Baek              Phone:     (212) 526-0001
Senior Vice President    Fax:       (212) 528-8955



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                                   ANNEX D

   GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1998-C1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex B have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear

Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

   (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A Beneficial Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                  GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                      MORTGAGE PASS-THROUGH CERTIFICATES

   The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by GMAC Commercial Mortgage Securities, Inc. (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of the Mortgage Loans (as defined in the related Prospectus Supplement), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

   Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.
                                                (cover continued on next page)

                          -------------------

   PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 11 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                          -------------------

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

The date of this Prospectus is December 17, 1997

(cover continued)

   There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

   No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

   The Master Servicer or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund.

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              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 650 Dresher Road, Horsham, Pennsylvania 19044, or by telephone at
(215) 328-3480.

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED ............  Mortgage pass-through certificates.

DEPOSITOR .....................  GMAC Commercial Mortgage Securities, Inc., a
                                 wholly-owned subsidiary of GMAC Commercial
                                 Mortgage Corporation ("GMACCM"). See "The
                                 Depositor".

TRUSTEE .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "The Pooling and
                                 Servicing Agreements--The Trustee".

MASTER SERVICE ................  If a Trust Fund includes Mortgage Loans, then the servicer or the master servicer
                                 (each, a "Master Servicer") for the
                                 corresponding series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be GMACCM or another affiliate of the Depositor. The Master Servicer may also be the Special Servicer for such series and, in such dual capacity, would be referred to as the "Servicer". See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing
                                 Agreements--Certain Matters Regarding the
                                 Master Servicer and the Depositor".

SPECIAL SERVICER ..............  If a Trust Fund includes Mortgage Loans, then any special servicers (each, a "Special
                                 Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. A Special Servicer for any series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer. See "The Pooling and Servicing
                                 Agreements--Special Servicers".

MBS ADMINISTRATOR .............  If a Trust Fund includes MBS, then the entity responsible for administering such
                                 MBS (the "MBS Administrator") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "Manager". The Manager for any series of Certificates may be GMACCM or another affiliate of the Depositor.

THE MORTGAGE ASSETS ...........  The Mortgage Assets will be the primary asset of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of Mortgage Loans secured by first or junior liens on, as described herein, multi-family residential properties or commercial properties. If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                                 As and to the extent described in the
                                 related Prospectus Supplement, a Mortgage
                                 Loan (i) may provide for no accrual of
                                 interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by GMACCM or another affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                                 If and to the extent specified in the
                                 related Prospectus Supplement, the Mortgage
                                 Assets with respect to a series of
                                 Certificates may also include, or consist of, MBS, provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

THE CERTIFICATES ..............  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling And Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                 As described in the related Prospectus
                                 Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
                                 (i) are senior (collectively, "Senior
                                 Certificates") or subordinate (collectively,
                                 "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                                 Each class of Certificates, other than
                                 certain classes of Stripped Interest
                                 Certificates and certain classes of REMIC
                                 Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount") based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                                 If so specified in the related Prospectus
                                 Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                                 The Certificates will not be guaranteed or insured by the Depositor, by the Master Servicer, by GMACCM or any of their affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Obligations".

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES .............  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to
                                 Certificateholders as provided in the
                                 related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Yield and Prepayment
                                 Considerations", "Yield and Maturity
                                 Considerations--Certain Shortfalls in
                                 Collections of Interest" and "Description of the Certificates--Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES .............  As and to the extent described in each
                                 Prospectus Supplement, distributions of
                                 principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

CREDIT SUPPORT AND CASH FLOW
 AGREEMENTS ...................  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations",
                                 "Description of the Trust Funds--Credit
                                 Support" and "--Cash Flow Agreements" and
                                 "Description of Credit Support".

ADVANCES ......................  If and to the extent provided in the related
                                 Prospectus Supplement, if a Trust Fund
                                 includes Mortgage Loans, the Master
                                 Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates-Advances in respect of Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates-Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling and Servicing Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION ..........  The Master Servicer, the Depositor or, if
                                 specified in the related Prospectus
                                 Supplement, the holder of the residual
                                 interest in a REMIC may at its option either
                                 (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates--Termination; Retirement of
                                 Certificates" and in the related Prospectus
                                 Supplement.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  The Certificates of each series will constitute "regular interests" ("REMIC
                                 Regular Certificates") and "residual
                                 interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                 Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                 Section 4975 of the Code. See "ERISA
                                 Considerations" herein and in the related
                                 Prospectus Supplement.

LEGAL INVESTMENT ..............  The Offered Certificates will constitute
                                 "Mortgage Related Securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ........................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

   The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, GMACCM or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any MBS, and such other limited obligations of the Master Servicer and the Depositor as may be described in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by the Depositor, the Master Servicer, GMACCM or any of their affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets included in the related Trust Fund for each series of Certificates (including the Mortgage Assets, any fund or instrument constituting Credit Support and any Cash Flow Agreements) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, GMACCM or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

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
   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support".

YIELD AND PREPAYMENT CONSIDERATIONS

   The yield to maturity of the Offered Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases for breaches of representations and warranties or document defects) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Stripped Interest Certificates and Stripped Principal Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith). There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. See "Yield and Maturity Considerations" herein.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

   A description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer.

   Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

   It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation".

   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

   Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans". While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

LEASES AND RENTS

   Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL CONSIDERATIONS

   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of Mortgage Loans (see "--Mortgage Loans" below), MBS (see "--MBS" below) or a combination of Mortgage Loans and MBS. Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be GMACCM or another affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of
(i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be GMACCM or, alternatively, may be or may have been another affiliate of the Depositor.

   If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with

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
a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. "Underwritten Cash Flow" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. "Annual Debt Service" means for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time,

12 times the monthly payment in effect at the end of such period. The Underwritten Cash Flow of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Underwritten Cash Flow of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

   Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans" and "--Balloon Payments; Borrower Default".

   Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-Out Period" and its date of expiration, a "Lock-Out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable and specifically known to the Depositor, will generally include the following:
(i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans,
(iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

   MBS may include (i) private-label (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and
(x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements--Certificate Account".

CREDIT SUPPORT

   If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Yield and Prepayment Considerations". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

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
CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" will be a specified time period (generally running from the second day of one month to the first day of the next month, inclusive) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

   The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan.

   The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either
(i) converting to a fixed rate loan and thereby "locking in" such rate or
(ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust
Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would, in the case of an ARM Loan, be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Negative amortization also may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, and/or by establishing a priority of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

   Optional Early Termination. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or
(ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates-Termination; Retirement of Certificates" and in the related Prospectus Supplement. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                THE DEPOSITOR

   GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMACCM which is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan Corporation. The Depositor was incorporated in the State of Delaware on June 22, 1995. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3480. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                     GMAC COMMERCIAL MORTGAGE CORPORATION

   Unless otherwise specified in the related Prospectus Supplement, GMAC Commercial Mortgage Corporation, an affiliate of the Company and a corporation duly organized and existing under the laws of the State of California, will act as the Master Servicer or Manager for a series of Certificates.

   GMACCM buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide and services mortgage loans for its own account and for others. GMACCM's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMACCM conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

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                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

   If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of Dtc and its participating organizations.

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement Unless otherwise provided in the related Prospectus Supplement, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Yield and Prepayment Considerations" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent (if any), any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee if, in the judgment of the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
   (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the REMIC Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding to the related Due Period, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses
(i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

   If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than limited payment and notice obligations of the applicable parties) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Asset subject thereto or of any property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan subject thereto and (ii) the purchase by the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Assets therein and property, if any, acquired in respect of the Mortgage Loans therein. In addition to the foregoing, the Master Servicer or the Depositor will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Assets may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer and/or any Special Servicer because of such termination.

   Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Assets for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.

                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling and Servicing Agreement. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer or Manager. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder.

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

   In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

   The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Asset documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

   The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor or the Master Servicer.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of

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the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus
Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   Representations and warranties may be made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Sub-Servicers, will be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

   As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement, and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

   Under a Pooling and Servicing Agreement, a Master Servicer or Special Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. Unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Mortgage Loan, the Master Servicer or Special Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of Credit Support.

   A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also

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
be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

   Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan; provided, however, that the Master Servicer will not approve such a request if a REMIC election has been made and such request would not (in the opinion of independent counsel) result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

   In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent

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payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

   A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special

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Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing
Agreement:

      (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

      (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

      (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any portion of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Condemnation Proceeds"), and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

      (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

      (vi) any amounts paid under any Cash Flow Agreement;

      (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

      (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

      (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      (x) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

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
      (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

   Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

      (i) to make distributions to the Certificateholders on each Distribution Date;

      (ii) to pay the Master Servicer or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

      (iii) to reimburse the Master Servicer, a Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

      (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

      (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

      (vi) to reimburse the Master Servicer, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor" and "--Certain Matters Regarding the Trustee";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and any provider of Credit Support;

      (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

      (ix) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

      (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, a Special Servicer or any other specified person;

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      (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

      (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement;
    and

      (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

      (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      (ii) the Master Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

   A Pooling and Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three full years after the taxable year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding

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of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Master Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

   If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer on such servicing expenses and advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate

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Account. The Pooling and Servicing Agreement may provide that the Master
Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because such compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. If and to the extent described in the related Prospectus Supplement, a Master Servicer's compensation may also include: (i) an additional specified portion of the interest payments on each defaulted Mortgage Loan serviced by the Master Servicer; (ii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to any defaulted Mortgage Loan as to which it negotiated a work-out or that it liquidated; and (iii) any other amounts specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may retain, as additional compensation, all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any

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interest or other income that may be earned on funds held in the Certificate
Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the related Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

   Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there is to be delivered to the related Trustee an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

   The entity servicing as Master Servicer under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for a series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

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   Unless otherwise specified in the related Prospectus Supplement, each
Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

   Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that, unless otherwise specified in the related Prospectus Supplement, (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

   Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less

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than 25% of the aggregate Percentage Interests constituting such class; and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or to make them more restrictive) will be specified in the related Prospectus Supplement. A default pursuant to the terms of any MBS included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement covering such Trust Fund and in and to the related Mortgage Loans and the proceeds thereof (other than any rights of the Master Servicer as Certificateholder and other than any rights of the Master Servicer to payment and/or reimbursement for previously earned servicing fees and outstanding advances), whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA-or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

   No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that
(A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary or

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desirable to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (C) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

   Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

   Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

THE TRUSTEE

   The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

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   Unless otherwise specified in the related Prospectus Supplement, the
Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

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SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments,

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a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

   Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among

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a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

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FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

   Non-Judicial Foreclosure/Power of Sale. In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record

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in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the

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lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

   Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the

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lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

   If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

   CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner"

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or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

   In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

   To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master

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Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements-Realization Upon Defaulted Mortgage Loans".

   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

   Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

   The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. See "State and Other Tax Consequences".

   The following discussion addresses certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

   The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

   Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The Oid Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

   Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of

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the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC
Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

   Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Taxation of Owners of REMIC Regular Certificates

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

   The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

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
   The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

   In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

   Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

   In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in

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income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

   If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

   As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

   A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

   Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not

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previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

   However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

   Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

   To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

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   Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

   Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

   General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

   A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless

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otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

   A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

   The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

   Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a

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REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

   A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

   A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

   If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

   As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates,

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subject to the limitation of Section 67 of the Code. See "--Possible
Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

   A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

   Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as non-taxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

   The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

   Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

   In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and

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decreased (but not below zero) by any distributions made with respect to such
REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

   For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

   Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and
(2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

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   The related Prospectus Supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

   Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

   Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

   With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

   Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is

                               68
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held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

   REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

   Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

   Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

   Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

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   Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

   In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

   For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in
Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

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   Termination. A REMIC will terminate immediately after the Distribution
Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

   Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

   As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

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   Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

   Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

   Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

   Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

   For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the

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difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

   General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

   The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

   If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate

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(whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

   The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

   Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

   In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

   If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method

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similar to that described for taking account of original issue discount on
REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

   Under Treasury regulation Section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

   If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

   The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

   In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

   If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a

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constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However,
Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

   A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

   Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

   Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

   Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield

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method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

   Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

   Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

   Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

   Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

   It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

   Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no

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regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

   The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

   Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

   As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

   The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

   It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

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   Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury regulations were promulgated on June 11, 1996 regarding contingent payment debt instruments, but it appears that the Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly exempted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

   If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the "comparable yield" (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the payment schedule reflects the "comparable yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate in the manner prescribed by the regulations. The "comparable yield" referred to above is generally the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the Grantor Trust Strip Certificates, including the level of subordination, term, timing of payments and general market conditions. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

   Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

   Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

   Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of

                               79
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a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

   Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

   Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

   To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

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                             ERISA CONSIDERATIONS

GENERAL

   ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Unless an exemption is available, a Plan's purchase or holding of a Certificate may constitute or result in a prohibited transaction if any of the Depositor, the Trustee, the Master Servicer, the Manager, the Special Servicer or a Sub-Servicer is a Party in Interest with respect to that Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

   A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, MBS and other assets included in a related Trust Fund to be deemed assets of such Plan. A regulation of the United States Department of Labor ("DOL") at 29 C.F.R. Section 2510.3-101 provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, the Special Servicer, any Sub-Servicer, the Manager, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by, on behalf of or with assets of a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

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PROHIBITED TRANSACTION EXEMPTION

   On March 29, 1994, the DOL issued an individual exemption (the "Exemption"), to certain of the Depositor's affiliates, which generally exempts from the application of the prohibited transaction provisions of
Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which (i) the Depositor is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Depositor or an affiliate is the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) the Depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to a class of Certificates, or
(d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Offered Certificates at the time of acquisition by or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any obligor under any credit enhancement mechanism, any Manager and any mortgagor with respect to Trust Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer, any Sub-Servicer and any Manager must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year prior to the acquisition of Certificates by or with assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or with assets of a Plan.

   It is not clear whether certain Certificates that may be offered hereunder would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in certificates insured or guaranteed by FAMC, (ii) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction,
(iii) Certificates evidencing an interest in a Trust Fund including equity participations, (iv) Certificates evidencing an interest in a Trust Fund

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including Cash Flow Agreements, or (v) subordinated Classes of Certificates
(collectively, "Non-Exempt Certificates"). In promulgating the Exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Plans and persons investing assets of Plans should not purchase Non-Exempt Certificates based solely upon the Exemption.

   A fiduciary or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with assets of a Plan and (3) the holding of Certificates by or with assets of a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code), for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of
Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

   Before purchasing an Offered Certificate, a fiduciary or other investor of Plan assets should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates

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with assets of a Plan. Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

   Any fiduciary or other Plan investor that proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

   In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies and annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (I) as otherwise provided by the Secretary of labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and
Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM INVESTING PLANS

   It is not clear whether the exemptive relief afforded by the Exemption will be applicable to the purchase, sale or holding of any class of Non-Exempt Certificates. To the extent that Offered Certificates are Non-Exempt Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975

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of the Code and will not subject the Depositor, the Trustee or the Master
Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the prospective transferee of any class of Non-Exempt Certificates may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60 and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX EXEMPT INVESTORS

   A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

   Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

                               LEGAL INVESTMENT

   If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

   Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations such regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

   The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

   The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

   There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

   The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

   The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     2. By placements by the Depositor with institutional investors through dealers; and

     3. By direct placements by the Depositor with institutional investors.

   In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

   If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

   In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

   The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

   The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered
Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL MATTERS

   Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois, Thacher Proffitt & Wood, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                           INDEX OF PRINCIPAL TERMS

                                                      PAGE
                                                    --------
401(c) Regulations................................     84
Accrual Certificates..............................      8
Accrued Certificate Interest......................     26
Act...............................................     55
Annual Debt Service...............................     15
ARM Loans.........................................     17
Available Distribution Amount.....................     25
Book-Entry Certificates...........................     25
Cash Flow Agreement...............................      9
CERCLA............................................     54
Certificate Account...............................     18
Certificate Balance...............................      7
Certificate Owner.................................     31
Certificateholder.................................     32
Certificates......................................      1
Closing Date......................................     60
Code..............................................     10
Commercial Properties.............................     14
Commission........................................      3
Committee Report..................................     59
Companion Class...................................     27
Condemnation Proceeds.............................     38
Contributions Tax.................................     69
Controlled Amortization Class.....................     27
Cooperatives......................................     14
CPR...............................................     22
Credit Support....................................      9
Cut-Off Date......................................     27
Debt Service Coverage Ratio.......................     15
Definitive Certificates...........................     25
Depositor.........................................      1
Determination Date................................     20
Direct Participants...............................     31
Distribution Date.................................      8
Distribution Date Statement.......................     29
DTC...............................................     25
Due Dates.........................................     17
Due Period........................................     20
Equity Participation..............................     17
ERISA.............................................     10
Excess Funds......................................     24
Excluded Plan.....................................     83
Exemption.........................................     82
FAMC..............................................     18
FHLMC.............................................     18
FNMA..............................................     18
Garn Act..........................................     56
GMACCM............................................      5
Grantor Trust Fractional Interest Certificate.....     72
Grantor Trust Strip Certificate...................     73
Indirect Participants.............................     31
Insurance Proceeds................................     38

                               89

                                                      PAGE
                                                    --------
IRS...............................................     40
Issue Premium.....................................     65
Letter of Credit Bank.............................     48
Liquidation Proceeds..............................     38
Loan-to-Value Ratio...............................     16
Lock-Out Date.....................................     17
Lock-Out Period...................................     17
Manager...........................................      5
Mark-to-Market Regulations........................     68
Master Servicer...................................      5
MBS...............................................      1
MBS Administrator.................................      5
MBS Agreement.....................................     18
MBS Issuer........................................     18
MBS Servicer......................................     18
MBS Trustee.......................................     18
Mortgage Asset Pool...............................      1
Mortgage Asset Seller.............................     14
Mortgage Assets...................................      1
Mortgage Notes....................................     14
Mortgage Rate.....................................      6
Mortgaged Properties..............................     14
Mortgages.........................................     14
Multifamily Properties............................     14
Net Leases........................................     16
Non-Exempt Certificates...........................     83
Nonrecoverable Advance............................     28
Notional Amount...................................      7
Offered Certificates..............................      1
OID Regulations...................................     58
Originator........................................     14
OTS...............................................     86
Participants......................................     31
Pass-Through Rate.................................      7
Percentage Interest...............................     26
Permitted Investments.............................     37
Plans.............................................     81
Policy Statement..................................     86
Pooling And Servicing Agreement...................      6
Prepayment Assumption.............................     59
Prepayment Interest Shortfall.....................     20
Prepayment Premium................................     17
Prohibited Transactions Tax.......................     69
Prospectus Supplement.............................      1
PTCE..............................................     84
Purchase Price....................................     34
Rating Agency.....................................     10
RCRA..............................................     55
Record Date.......................................     26
Related Proceeds..................................     28
Relief Act........................................     57
REMIC.............................................      2
REMIC Certificates................................     58
REMIC Provisions..................................     58

                               90

                                                      PAGE
                                                    --------
REMIC Regular Certificates........................     10
REMIC Regulations.................................     58
REMIC Residual Certificates.......................     10
REO Property......................................     37
Restricted Group..................................     82
Senior Certificates...............................      7
Senior Liens......................................     14
Servicer..........................................      5
SMMEA.............................................     10
SPA...............................................     22
Special Servicer..................................      5
Stripped Interest Certificates....................      7
Stripped Principal Certificates...................      7
Subordinate Certificates..........................      7
Sub-Servicer......................................     37
Sub-Servicing Agreement...........................     37
Tax Exempt Investor...............................     85
Tiered REMICs.....................................     59
Title V...........................................     57
Trust Assets......................................      3
Trust Fund........................................      1
Trustee...........................................      5
UBTI..............................................     85
UCC...............................................     50
Underwriter.......................................     82
Underwritten Cash Flow............................     15
Underwritten Debt Service Coverage Ratio..........     15
Underwritten DSCR.................................     15
UNITED STATES PERSON..............................     72
Value.............................................     16
Warranting Party..................................     34

   This diskette contains two spreadsheet files in read-only format that can be put on a user-specified hard drive or network drive. These two files are "GMAC98C1.xls" and "GMAC98C1.wk4." The file "GMA98C1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet, and the file "GMAC98C1.wk4" is a Lotus 123(1), Version 4.1 spreadsheet. Each file provides, in electronic format, certain loan level information shown in ANNEX A of the Preliminary Prospectus Supplement.

   Open either file as you would normally open any spreadsheet in either Microsoft Excel or Lotus 123. After either file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, see the worksheet labeled "Annex A."
------------
(1) Microsoft Excel and Lotus 123 are registered trademarks of Microsoft Corporation and Lotus Development Corporation, respectively.

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                               PAGE
                                             --------
Transaction Overview .......................       S-6
Summary ....................................       S-8
Risk Factors ...............................      S-20
Description of the Mortgage Asset Pool  ....      S-29
Servicing of the Mortgage Loans ............      S-50
Description of the Certificates ............      S-58
Yield and Maturity Considerations ..........      S-74
Certain Federal Income Tax Consequences ....      S-86
Method of Distribution .....................      S-88
Legal Matters ..............................      S-89
Ratings ....................................      S-89
Legal Investment ...........................      S-90
ERISA Considerations .......................      S-90
Index of Principal Terms ...................      S-92
Annex A.....................................       A-1
Annex B ....................................       B-1
Annex C ....................................       C-1
Annex D ....................................       D-1

                                  PROSPECTUS

Available Information.......................       3
Incorporation of Certain Information by
 Reference .................................       4
Summary of Prospectus ......................       5
Risk Factors ...............................      11
Description of the Trust Funds .............      14
Yield and Maturity Considerations ..........      19
The Depositor ..............................      24
GMAC Commercial Mortgage Corporation  ......      24
Description of the Certificates ............      25
The Pooling and Servicing Agreements  ......      32
Description of Credit Support ..............      47
Certain Legal Aspects of Mortgage Loans ....      49
Certain Federal Income Tax Consequences ....      58
State and Other Tax Consequences ...........      80
ERISA Considerations .......................      81
Legal Investment ...........................      85
Use of Proceeds ............................      86
Method of Distribution .....................      87
Legal Matters ..............................      88
Financial Information ......................      88
Rating......................................      88

                                $1,307,888,000

                                (APPROXIMATE)

                               GMAC COMMERCIAL
                          MORTGAGE SECURITIES, INC.

                            MORTGAGE PASS-THROUGH
                                CERTIFICATES,
                                SERIES 1998-C1




-----------------------------------------------------------------------------
                            PROSPECTUS SUPPLEMENT
-----------------------------------------------------------------------------





                           DEUTSCHE MORGAN GRENFELL
                               LEHMAN BROTHERS

                        RESIDENTIAL FUNDING SECURITIES
                                 CORPORATION

                                April   , 1998